                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                       and

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2006

                          -----------------------------

                          $ 2,141,833,151 (approximate)

                     ML-CFC Commercial Mortgage Trust 2006-1
                  Commercial Mortgage Pass-Through Certificates

                                  Series 2006-1

                                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----

                                                    ARTICLE I

                                                   DEFINITIONS

                                                    ARTICLE II

      CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Trust Mortgage Loans............................................................88
SECTION 2.02.    Acceptance of the Trust Fund by Trustee.......................................................90
SECTION 2.03.    Mortgage Loan Seller's Repurchase or Substitution of Trust Mortgage Loans for Document

SECTION 2.06.    Execution, Authentication and Delivery of Class R-I Certificates; Issuance of REMIC I
                   Regular Interests...........................................................................97
SECTION 2.07.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee....................97
SECTION 2.08.    Execution, Authentication and Delivery of REMIC II Certificates...............................97
SECTION 2.09.    Conveyance of Class A-3FL REMIC II Regular Interest and Class AN-FL REMIC II Regular
                   Interest; Acceptance of Grantor Trust A-3FL and Grantor Trust AN-FL by Trustee..............98
SECTION 2.10.    Execution, Authentication and Delivery of Class Z, Class A-3FL and Class AN-FL
                   Certificates................................................................................98

                                                   ARTICLE III

                                  ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans..........................................................99
SECTION 3.02.    Collection of Mortgage Loan Payments.........................................................101
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                   Accounts...................................................................................103
SECTION 3.04.    Collection Account, Interest Reserve Account, Additional Interest Account,
                   Distribution Account, Gain-on-Sale Reserve Account, Floating Rate Account and Loan
                   Combination Custodial Accounts.............................................................109
SECTION 3.05.    Permitted Withdrawals From the Collection Account, the Interest Reserve Account, the
                   Additional Interest Account, the Floating Rate Account, the Distribution Account and
                   the Loan Combination Custodial Accounts....................................................115

SECTION 3.06.    Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Collection
                   Account, the Distribution Account, the Floating Rate Account, the Loan Combination
                   Custodial Accounts, the Additional Interest Account, the Gain-on-Sale Reserve

SECTION 3.14.    Reports on Assessment of Compliance with Servicing Criteria; Registered Public

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

                                                    ARTICLE V

                                                 THE CERTIFICATES

                                                    ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer.................................225
SECTION 6.02.    Merger, Consolidation or Conversion of Depositor or Master Servicer or Special
                   Servicer...................................................................................225
SECTION 6.03.    Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer

SECTION 6.12.    Certain Matters with Respect to the Kenwood Towne Centre Loan Combination and the 60
                   State Street Loan Combination..............................................................234

                                                   ARTICLE VII

                                                     DEFAULT

                                                   ARTICLE VIII

                                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.    Duties of Trustee............................................................................242
SECTION 8.02.    Certain Matters Affecting Trustee............................................................243
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or

                                                    ARTICLE IX

                                                   TERMINATION

                                                    ARTICLE X

                                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration.........................................................................266
SECTION 10.02.   Grantor Trust Administration.................................................................269

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

                                              SCHEDULES AND EXHIBITS

Schedule No.     Schedule Description
-------------    --------------------

  Schedule I     Mortgage Loan Schedule
 Schedule II     List of Mortgage Loans with Secured Creditor Environmental Insurance Policies
 Schedule III    [RESERVED]
 Schedule IV     Class A-SB Planned Principal Balances
  Schedule V     Sub-Servicers as to Which Sub-Servicing Agreements Are In Effect on the Closing Date
 Schedule VI     List of Mortgage Loans Requiring Operations and Maintenance Plans
 Schedule VII    List of Merrill Trust Mortgage Loans With Late Payment Charges Due Prior to Expiration of Their
                   Payment Date Grace Periods [None.]

 Exhibit No.     Exhibit Description
-------------    --------------------

     A-1         Form of Class A-1, A-2,  A-3, A-3FL, A-3B, A-SB, A-4 and A-1A Certificates
     A-2         [RESERVED]
     A-3         Form of Class X Certificate
     A-4         Form of Class AM, AJ, B, C and D Certificates
     A-5         Form of Class AN-FL, E, F, G and H Certificates
     A-6         Form of Class J, K, L, M, N, P and Q Certificates
     A-7         Form of Class R-I and R-II Certificates
     A-8         Form of Class Z Certificate
      B          Form of Distribution Date Statement
      C          Form of Custodial Certification
     D-1         Form of Master Servicer Request for Release
     D-2         Form of Special Servicer Request for Release
     E-1         Form of Transferor Certificate for Transfers of Definitive Non-Registered Certificates
                   (Pursuant to Section 5.02(b))
     E-2A        Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
                   (Pursuant to Section 5.02(b))
     E-2B        Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
                   (Pursuant to Section 5.02(b))
     E-2C        Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates
                   (Pursuant to Section 5.02(b))
     E-2D        Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates
                   (Pursuant to Section 5.02(b))
     F-1         Form I of Transferee Certificate Regarding ERISA Matters
                   (Definitive Non-Registered Certificates) (Pursuant to Section 5.02(c))
     F-2         Form II of Transferee Certificate Regarding ERISA Matters
                   (Book-Entry Non-Registered Certificates) (Pursuant to Section 5.02(c))
     G-1         Form of Transfer Affidavit and Agreement Regarding Residual Certificates
                   (Pursuant to Section 5.02(d)(i)(4))
     G-2         Form of Transferor Certificate for Transfers of Residual Certificates
                   (Pursuant to Section 5.02(d)(i)(4))
     H-1         Form of Notice and Acknowledgment (Regarding Proposed Special Servicer)
     H-2         Form of Acknowledgment of Proposed Special Servicer
     I-1         Form of Information Request from Certificateholder or Certificate Owner
     I-2         Form of Information Request from Prospective Investor
      J          Form of Exchange Act Reportable Event Notification
      K          Form of S&P Defeasance Certification
      L          Relevant Servicing Criteria
     M-1         Form of Purchase Option Notice
     M-2         Form of Purchase Option Assignment by the Special Servicer
     M-3         Form of Purchase Option Assignment by Plurality Subordinate Certificateholder or Controlling Class
                   Representative
      N          [RESERVED]
      O          Form of Sarbanes-Oxley Certification by the Depositor
     P-1         Form of Certification to be Provided by the Master Servicer to the Depositor
     P-2         Form of Certification to be Provided by the Trustee to the Depositor
     P-3         Form of Certification to be Provided by the Special Servicer to the Depositor

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement is dated and effective as of
March 1, 2006, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor,
WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES,
INC., as Special Servicer, and LASALLE BANK NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (exclusive of that portion of the interest payments on the Trust Mortgage Loans that constitutes
Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC
Provisions under federal income tax law. For federal income tax purposes, each
REMIC I Regular Interest will be designated as a separate "regular interest" in
REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for
federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates (or, in the case of the Class X Certificates, each Class X
Component thereof), the Class A-3FL REMIC II Regular Interest and the Class A-4L
REMIC II Regular Interest, will be designated as a separate "regular interest"
in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth: (i) the class designation of each
Class of Sequential Pay Certificates; (ii) the Original Class Principal Balance
for each Class of Sequential Pay Certificates; (iii) the corresponding REMIC I
Regular Interest (the "Corresponding REMIC I Regular Interest") for each Class of Sequential Pay Certificates; and (iv) the initial REMIC I Principal Balance of each such Corresponding REMIC I Regular Interest.

--------------------------------------------------------------------------------
                                         Corresponding
    Class           Original Class           REMIC I           Initial REMIC I
 Designation       Principal Balance    Regular Interest      Principal Balance
--------------------------------------------------------------------------------
Class A-1         $       65,000,000         LA-1            $       65,000,000
--------------------------------------------------------------------------------
Class A-2         $      337,500,000         LA-2            $      337,500,000
--------------------------------------------------------------------------------
Class A-3         $       66,150,000         LA-3            $       66,150,000
--------------------------------------------------------------------------------
Class A-3FL(1)    $      105,150,000         LA-3FL          $      105,150,000
--------------------------------------------------------------------------------
Class A-3B        $       75,000,000         LA-3B           $       75,000,000
--------------------------------------------------------------------------------
Class A-SB        $      121,000,000         LA-SB           $      121,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         Corresponding
    Class           Original Class           REMIC I           Initial REMIC I
 Designation       Principal Balance    Regular Interest      Principal Balance
--------------------------------------------------------------------------------
Class A-4         $      489,483,000         LA-4            $      489,483,000
--------------------------------------------------------------------------------
Class A-1A        $      240,000,000         LA-1A           $      240,000,000
--------------------------------------------------------------------------------
Class AM          $      214,183,000         LAM             $      214,183,000
--------------------------------------------------------------------------------
Class AJ          $       82,056,000         LAJ             $       82,056,000
--------------------------------------------------------------------------------
Class AN-FL(2)    $      100,000,000         LAN-FL          $      100,000,000
--------------------------------------------------------------------------------
Class B           $       50,868,000         LB              $       50,868,000
--------------------------------------------------------------------------------
Class C           $       21,419,000         LC              $       21,419,000
--------------------------------------------------------------------------------
Class D           $       29,450,000         LD              $       29,450,000
--------------------------------------------------------------------------------
Class E           $       16,064,000         LE              $       16,064,000
--------------------------------------------------------------------------------
Class F           $       24,095,000         LF              $       24,095,000
--------------------------------------------------------------------------------
Class G           $       16,064,000         LG              $       16,064,000
--------------------------------------------------------------------------------
Class H           $       26,773,000         LH              $       26,773,000
--------------------------------------------------------------------------------
Class J           $        5,354,000         LJ              $        5,354,000
--------------------------------------------------------------------------------
Class K           $        5,355,000         LK              $        5,355,000
--------------------------------------------------------------------------------
Class L           $        8,032,000         LL              $        8,032,000
--------------------------------------------------------------------------------
Class M           $        2,677,000         LM              $        2,677,000
--------------------------------------------------------------------------------
Class N           $        8,032,000         LN              $        8,032,000
--------------------------------------------------------------------------------
Class P           $        5,355,000         LP              $        5,355,000
--------------------------------------------------------------------------------
Class Q           $       26,773,151         LQ              $       26,773,151
--------------------------------------------------------------------------------

__________________
(1)   The Class A-3FL REMIC II Regular Interest will have the same designation,
      Original Class Principal Balance and Corresponding REMIC I Regular
      Interest as the Class A-3FL Certificates.

(2)   The Class AN-FL REMIC II Regular Interest will have the same designation,
      Original Class Principal Balance and Corresponding REMIC I Regular
      Interest as the Class AN-FL Certificates.

            There exist three (3) A-Note Trust Mortgage Loans, each of which is part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. Each
A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute a Loan Combination. The relative rights of the holder of an A-Note
Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the
extent provided in the related Loan Combination Intercreditor Agreement, each
B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the related A-Note Trust Mortgage Loan.

                                       -2-

            As and to the extent provided herein, the Non-Trust Loans, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement by the Master Servicer and the Special Servicer.

            The portion of the Trust Fund consisting of (i) the Class A-3FL
REMIC II Regular Interest (and distributions thereon), the Class A-3FL Swap
Agreement (and payments by the Class A-3FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class A-3FL REMIC II Regular Interest and
payments by the Class A-3FL Swap Counterparty under the Class A-3FL Swap
Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-3FL"; provided that the initial up-front payment by the Class A-3FL Swap Counterparty to the Depositor under the
Class A-3FL Swap Agreement shall belong to the Depositor and shall not be part of the Trust Fund or Grantor Trust A-3FL. As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-3FL maintains its status as a grantor trust under federal income tax law and not be treated as part of REMIC I or REMIC II.
The Class A-3FL Certificates shall represent undivided beneficial interests in
Grantor Trust A-3FL as described herein.

            The portion of the Trust Fund consisting of (i) the Class AN-FL
REMIC II Regular Interest (and distributions thereon), the Class AN-FL Swap
Agreement (and payments by the Class AN-FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class AN-FL REMIC II Regular Interest and
payments by the Class AN-FL Swap Counterparty under the Class AN-FL Swap
Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust AN-FL". As provided herein, the
Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust AN-FL maintains its status as a grantor trust under federal income tax law and not be treated as part of REMIC I or REMIC II. The Class AN-FL Certificates shall represent undivided beneficial interests in Grantor Trust AN-FL as described herein.

            The portion of the Trust Fund consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust
Z". As provided herein, the Trustee shall take all actions reasonably necessary to ensure that the portion of the Trust Fund consisting of Grantor Trust Z maintains its status as a "grantor trust" under federal income tax law and is not treated as part of REMIC I or REMIC II.

            In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                       -3-

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01.     Defined Terms.

            Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "119 North 4th Street Trust Mortgage Loan": The Mortgage Loan
secured by the 119 North 4th Street Mortgaged Property and included in the Trust
Fund.

            "119 North 4th Street Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as 119 North 4th Street.

            "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

            "60 State Street B-Note Non-Trust Loan": The Mortgage Loan, other than the 60 State Street Combined Trust Mortgage Loan, that is secured by the same Mortgage encumbering the 60 State Street Mortgaged Property as the 60 State
Street Combined Trust Mortgage Loan, and that is subordinate in right of payment and in other respects to the 60 State Street Combined Trust Mortgage Loan.

            "60 State Street B-Note Non-Trust Loan Holder": The holder of the 60
State Street B-Note Non-Trust Loan.

            "60 State Street Combined Trust Mortgage Loan": Collectively, the
Merrill Trust Mortgage Loan and the Eurohypo Trust Mortgage Loan that are each secured by the 60 State Street Mortgaged Property and included in the Trust
Fund.

            "60 State Street Controlling Party": The "Directing Co-Lender"
within the meaning of the 60 State Street Intercreditor Agreement, which prior to the occurrence of a 60 State Street Control Appraisal Event (and for so long as it is continuing) with respect to the 60 State Street B-Note Non-Trust Loan, shall be, as of any date of determination, the holder of the 60 State Street
B-Note Non-Trust Loan, and, following the occurrence of a 60 State Street
Control Appraisal Event (and for so long as it is continuing) with respect to the 60 State Street B-Note Non-Trust Loan, shall be the Controlling Class
Representative.

            "60 State Street Control Appraisal Event": The existence of a "Note
B Appraisal Reduction Period" within the meaning of the 60 State Street
Intercreditor Agreement.

            "60 State Street Intercreditor Agreement": The Co-Lender Agreement,
dated March 27, 2006, between the Trust as holder of the 60 State Street
Combined Trust Mortgage Loan and the holders of the 60 State Street Non-Trust
Loan.

            "60 State Street Loan Combination": Collectively, the 60 State
Street Combined Trust Mortgage Loan and the 60 State Street B-Note Non-Trust
Loan. The term "60 State Street Loan Combination" shall include any successor
REO Loans with respect to the 60 State Street Combined Trust Mortgage Loan and
the 60 State Street B-Note Non-Trust Loan.

                                       -4-

            "60 State Street Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as 60 State Street.

            "60 State Street REO Property": With respect to the 60 State Street
Loan Combination, the related Loan Combination REO Property.

            "60 State Street Specially Designated Servicing Actions": Proposed
actions of the Special Servicer in respect of which the consent of the 60 State
Street Controlling Party is required, as set forth in Section 4 of the 60 State
Street Intercreditor Agreement.

            "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to
which the related Mortgage, which encumbers the related Mortgaged Property, also secures a B-Note Non-Trust Loan, which B-Note Non-Trust Loan will not be included in the Trust Fund. The Kenwood Towne Centre Trust Mortgage Loan, the 60
State Street Combined Trust Mortgage Loan and the 119 North 4th Street Trust
Mortgage Loan are the only A-Note Trust Mortgage Loans.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk"
casualty insurance policy maintained on the related Mortgaged Property and (ii)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the
Servicing Standard, in making any of the determinations required in subclause
(a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accountant's Consent"  As defined in Section 3.14.

            "Accrued Certificate Interest": With respect to any Class of
Sequential Pay Certificates (other than the Class A-3FL Certificates and the
Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest or the
Class AN-FL REMIC II Regular Interest, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, the
Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC II Regular
Interest, as the case may be, for such Distribution Date, accrued on the related
Class Principal Balance outstanding immediately prior to such Distribution Date;
and with respect to the Class X Certificates for any Distribution Date, the
aggregate of all Accrued Component Interest with respect to the Class X
Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular
Certificates, the Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC
II Regular Interest, for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Component Interest": With respect to any Class X Component, for any Distribution Date, one month's interest at the Class X Strip Rate with respect to such Class X Component for such Distribution Date, accrued on the
Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class X Component, for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

                                       -5-

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Actual/365 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 365 days.

            "Actual/365 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/365Acut Basis.

            "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

            "Additional MLMLI Deposit": "With respect to MLMLI, cash amounts in the sum of $13,806.31 (of which $10,130.28 represents principal, $74.21 represents interest at the related Mortgage Rate and $3,601.01 represents the related Yield Maintenance Charge) and $90.73 (of which $90.00 represents principal and $0.73 represents interest at the related Mortgage Rate), to be deposited by MLMLI prior to the initial Distribution Date pursuant to the related Mortgage Loan Purchase Agreement in respect of the Merrill Trust
Mortgage Loans (Super K-Mart Center and Settlement Apartments) identified as loan numbers 131 and 139, respectively, on the Mortgage Loan Schedule.

            "Additional Interest": With respect to any ARD Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related
Additional Interest Rate on such deferred interest. For purposes of this
Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Account": The segregated account or accounts
(which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank
National Association as Trustee, in trust for the registered holders of ML-CFC
Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates,
Series 2006-1, Additional Interest Account". The Additional Interest Account
shall not be an asset of either REMIC I or REMIC II.

            "Additional Interest Rate": With respect to any ARD Loan after its
Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date
(in the absence of defaults) as calculated and as set forth in the related
Mortgage Loan documents.

            "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB with respect to the Subject Securitization Transaction.

                                       -6-

            "Additional Servicer": Any Servicer, other than the Master Servicer, the Special Servicer or the Trustee.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and
4.03(d), interest payable to the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent on Advances (to the extent not offset by Default
Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of
Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii),
(xv) and (xix) of Section 3.05(a) out of collections on the related Trust
Mortgage Loans or REO Properties or out of general collections on the Trust
Mortgage Loans and any REO Properties on deposit in the Collection Account as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses
(ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(e) out of collections on any
Loan Combination or any related Loan Combination REO Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of
Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the Collection Account with respect to the related
Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or
(z) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section
3.05(b) out of general collections on the Trust Mortgage Loans and any REO
Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Collection Account, the related Loan Combination
Custodial Account or the Distribution Account, as the case may be.

            "Additional Yield and Prepayment Amount": With respect to any Class of Sequential Pay Certificates (other than any Excluded Class), the Class A-3FL
REMIC II Regular Interest or the Class AN-FL REMIC II Regular Interest, for any
Distribution Date on which distributions of principal are being made with respect to that Class of Certificates, the Class A-3FL REMIC II Regular Interest
or the Class AN-FL REMIC II Regular Interest, as the case may be, pursuant to
Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment
Premium was actually collected during the related Collection Period on a Trust
Mortgage Loan or a Trust REO Loan (for purposes of this definition, the "Prepaid
Loan") in the Loan Group as to which the Holders of such Class of Certificates,
Grantor Trust A-3FL with respect to the Class A-3FL REMIC II Regular Interest or
Grantor Trust AN-FL with respect to the Class AN-FL REMIC II Regular Interest are/is receiving payments of principal on such Distribution Date, the product of
(a) such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees
and Principal Recovery Fees payable therefrom and net of any portion of such
Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section
4.01(k) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Class(es), multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of Sequential
Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class AN-FL
REMIC II Regular Interest, as the case may be, over (ii) the related Discount
Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates, the
Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC II Regular
Interest, as the case may be, on such Distribution Date (or, for so long as the
Class A-4 and Class A-1A

                                       -7-

Certificates are outstanding, principal distributable on the subject Class of
Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the
Class AN-FL REMIC II Regular Interest, as the case may be, on that Distribution
Date from collections on the applicable Loan Group that includes the Prepaid
Loan), pursuant to Section 4.01(a), and the denominator of which is equal to the
Principal Distribution Amount (or, so long as the Class A-4 and Class A-1A
Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or
the Loan Group 2 Principal Distribution Amount, as applicable, based on which
Loan Group includes the Prepaid Loan) for such Distribution Date.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event": As defined in Section 10.02(e).

            "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch"
status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": As defined in Section 10.01(h).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Annual Assessment Report": As defined in Section 3.14.

            "Annual Attestation Report": As defined in Section 3.14.

            "Annual Statement of Compliance": As defined in Section 3.13.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

            "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, as applicable, prepared in accordance with 12
C.F.R. SS. 225.64 and conducted in accordance with the standards of the
Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent may
conclusively rely on any Appraisal obtained in accordance with this Agreement.

            "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the
Master Servicer, based on information

                                       -8-

provided by the Special Servicer and in consultation with the Controlling Class
Representative, as of the first Determination Date immediately succeeding the date on which the Master Servicer obtains knowledge of the subject Mortgage Loan becoming a Required Appraisal Mortgage Loan, if no new Required Appraisal (or
letter update or internal valuation) is required, or otherwise the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such
Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any
Fiscal Agent, all unpaid interest accrued on such Required Appraisal Mortgage
Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid
(from related collections) Master Servicing Fees and Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional
Trust Fund Expenses with respect to such Required Appraisal Mortgage Loan, (iv)
all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such
Required Appraisal Mortgage Loan, together with (A) interest on those Advances and (B) any related Unliquidated Advances and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged
Property; over (b) an amount equal to the sum of (i) the Required Appraisal
Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the
Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section
3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the Stated Principal
Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

            Notwithstanding anything herein to the contrary, each Loan
Combination shall be treated as a single Required Appraisal Mortgage Loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to any Loan Combination shall be allocated first to the related B-note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

            "Appraised Value": With respect to each Mortgaged Property and REO
Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent may conclusively rely.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(c).

                                       -9-

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

            "Assumed Periodic Payment": With respect to any Balloon Loan for its
Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such
Stated Maturity Date) and for any related Due Date thereafter as of which such
Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated
Maturity Date. With respect to any REO Loan, for any related Due Date as of which the related REO Property or any interest therein remains part of the Trust
Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity
Date, equal to the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum, without duplication, of (i) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account
as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Collection Account, which amounts shall, in the case of the initial Distribution Date, include the
Closing Date Deposit and the Additional MLMLI Deposit, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or any Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to
Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account
(if established) and/or any Loan Combination Custodial Account to the Collection
Account after the Determination Date in the month of such Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c)
and/or Section 3.05(e), as applicable, (iv) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls, and (v) for each Distribution
Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i)
collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any
Person from (A) the Collection Account pursuant to clauses (ii)-(xvi), (xix) and
(xxi) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses
(ii)-(vi) and (ix) of Section 3.05(b), (iii) Prepayment Premiums and Yield
Maintenance Charges, (iv) Additional Interest, (v) with respect to the
Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts

                                      -10-

with respect to the Interest Reserve Loans to be withdrawn from the Distribution
Account and deposited in the Interest Reserve Account in respect of such
Distribution Date and held for future distribution, pursuant to Section 3.04(c), and (vi) any amounts deposited in the Collection Account or the Distribution
Account in error.

            "B-Note Loan Holder": Each holder of (i) the Mortgage Note for a
B-Note Non-Trust Loan and (ii) the corresponding rights under the related Loan
Combination Intercreditor Agreement.

            "B-Note Non-Trust Loan": With respect to each A-Note Trust Mortgage
Loan, the other Mortgage Loan that (i) is not included in the Trust Fund, (ii)
is subordinate in right of payment and in other respects to such A-Note Trust
Mortgage Loan to the extent set forth in the related Loan Combination
Intercreditor Agreement and (iii) is secured by the same Mortgage on the same
Mortgaged Property as such A-Note Trust Mortgage Loan.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate
that is a Non-Registered Certificate.

            "Breach":  As defined in Section 2.03(a).

             "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois), or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina), or the offices of the Special Servicer (which as of the Closing Date is Overland Park, Kansas), are located, are authorized or obligated by law or executive order to remain closed.

            "Casualty/Condemnation Interest Shortfall": With respect to any
Trust Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received during any Collection Period and was applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the
Trustee Fee Rate) on the amount of such Casualty/Condemnation Principal
Prepayment during the period commencing on the date as of which such
Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of such interest that would have constituted Penalty Interest and/or
Additional Interest, if applicable).

                                      -11-

            "Casualty/Condemnation Principal Prepayment": With respect to any
Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this
Pooling and Servicing Agreement, in reduction of the principal balance of such
Mortgage Loan.

            "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

            "Certificate": Any one of the ML-CFC Commercial Mortgage Trust
2006-1, Commercial Mortgage Pass-Through Certificates, Series 2006-1, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Factor": With respect to any Class of Sequential Pay
Certificates, the Class X Certificates, the Class A-3FL REMIC II Regular
Interest or the Class AN-FL REMIC II Regular Interest, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or
Class X Notional Amount, as applicable, of such Class of Certificates, the Class
A-3FL REMIC II Regular Interest or the Class AN-FL REMIC II Regular Interest, as
the case may be, and the denominator of which is the Original Class Principal
Balance or Original Notional Amount, as the case may be, of such Class of
Certificates, the Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC
II Regular Interest, as the case may be.

            "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified
Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer,
the Special Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections
7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality Subordinate Certificateholder or the Controlling
Class Representative and any election, removal or replacement of the Special
Servicer or the Controlling Class Representative pursuant to Section 6.09), any
Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the

                                      -12-

Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the
case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting
Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The
Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 8.16(b).

            "Certifying Person": As defined in Section 8.16(b).

            "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

            "Class A Senior Certificates": The Class A-1, Class A-2, Class A-3,
Class A-3FL, Class A-3B, Class A-SB, Class A-4 and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3B Certificate": Any one of the Certificates with a "Class
A-3B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable
"Additional Fixed Amount" within the meaning of the confirmation under the Class
A-3FL Swap Agreement.

            "Class A-3FL Available Funds": With respect to any Distribution
Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect

                                      -13-

of the Class A-3FL REMIC II Regular Interest with respect to such Distribution
Date and (ii) the amounts, if any, received from the Class A-3FL Swap
Counterparty pursuant to the Class A-3FL Swap Agreement for such Distribution
Date, less (b) any Class A-3FL Net Fixed Swap Payment, Class A-3FL Additional
Fixed Swap Payment and Class A-3FL Fixed Payer Shortfall Reimbursement Payment
required to be paid to the Class A-3FL Swap Counterparty pursuant to the Class
A-3FL Swap Agreement, consistent with Section 3.29, for such Distribution Date.

            "Class A-3FL Certificate": Any one of the Certificates with a "Class
A-3FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust A-3FL.

            "Class A-3FL Depositor's Retained Amount": The initial up-front payment from the Class A-3FL Swap Counterparty to the Depositor pursuant to the
Class A-3FL Swap Agreement.

            "Class A-3FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Payment Default under the Class A-3FL Swap Agreement while the Trustee is pursuing remedies under the Class A-3FL Swap Agreement pursuant to Section 3.29, or (ii) immediately upon and following the termination of the Class A-3FL Swap
Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-3FL Certificates from distributions based, in part, on floating interest payments from the Class A-3FL Swap
Counterparty under the Class A-3FL Swap Agreement to distributions based solely on distributions in respect of the Class A-3FL REMIC II Regular Interest, as specified in Section 4.01(c).

            "Class A-3FL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable "Fixed Amount"
within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-3FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-3FL Floating Swap Payment": With respect to any
Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable
"Floating Amount" within the meaning of the confirmation under the Class A-3FL
Swap Agreement.

             "Class A-3FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-3FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class A-3FL Net Floating Swap Payment received from the Class A-3FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class A-3FL Swap Agreement is terminated and a replacement Class
A-3FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-3FL Net
Fixed Swap Payment and/or Class A-3FL Fixed Payer Shortfall Reimbursement
Payment made to the Class A-3FL Swap Counterparty with respect to such
Distribution Date.

                                      -14-

            "Class A-3FL Net Fixed Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-3FL Fixed Swap Payment for that Distribution Date over (ii) the Class A-3FL Floating Swap Payment for that Distribution Date.

            "Class A-3FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-3FL Floating Swap
Payment for that Distribution Date over (ii) the Class A-3FL Fixed Swap Payment for that Distribution Date.

            "Class A-3FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-3FL REMIC II Regular Interest on such
Distribution Date.

            "Class A-3FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-3FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-3FL Sub-Account": As defined in Section 3.04(f).

            "Class A-3FL Swap Agreement": With respect to the Class A-3FL
Certificates and the Class A-3FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of March 30, 2006, by and among the Class A-3FL Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.29,

            "Class A-3FL Swap Counterparty": Merrill Lynch Capital Services,
Inc. or its successor in interest or any swap counterparty under a replacement
Class A-3FL Swap Agreement.

            "Class A-3FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            ""Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule IV attached hereto.

            "Class AJ Certificate": Any one of the Certificates with a "Class
AJ" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AM Certificate": Any one of the Certificates with a "Class
AM" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -15-

            "Class AN-FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class AN-FL Swap Payment Date to which it relates based on the confirmation under the Class AN-FL Swap Agreement, the applicable
"Additional Fixed Amount" within the meaning of the confirmation under the Class
AN-FL Swap Agreement.

            "Class AN-FL Available Funds": With respect to any Distribution
Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
AN-FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Class AN-FL Swap Counterparty pursuant to the Class AN-FL Swap Agreement for such Distribution Date, less (b) any Class
AN-FL Net Fixed Swap Payment, Class AN-FL Additional Fixed Swap Payment and
Class AN-FL Fixed Payer Shortfall Reimbursement Payment required to be paid to the Class AN-FL Swap Counterparty pursuant to the Class AN-FL Swap Agreement, consistent with Section 3.29, for such Distribution Date.

            "Class AN-FL Certificate": Any one of the Certificates with a "Class
AN-FL" designation on the face thereof, substantially in the form of Exhibit A-5 hereto, and evidencing a proportionate interest in Grantor Trust AN-FL.

            "Class AN-FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Payment Default under the Class AN-FL Swap Agreement while the Trustee is pursuing remedies under the Class AN-FL Swap Agreement pursuant to Section 3.29, or (ii) immediately upon and following the termination of the Class AN-FL Swap
Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class AN-FL Certificates from distributions based, in part, on floating interest payments from the Class AN-FL Swap
Counterparty under the Class AN-FL Swap Agreement to distributions based solely on distributions in respect of the Class AN-FL REMIC II Regular Interest, as specified in Section 4.01(c).

            "Class AN-FL Fixed Swap Payment": With respect to any Distribution
Date and the Class AN-FL Swap Payment Date to which it relates based on the confirmation under the Class AN-FL Swap Agreement, the applicable "Fixed Amount"
within the meaning of the confirmation under the Class AN-FL Swap Agreement.

            "Class AN-FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class AN-FL Swap Payment Date to which it relates based on the confirmation under the Class AN-FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class AN-FL Swap Agreement.

            "Class AN-FL Floating Swap Payment": With respect to any
Distribution Date and the Class AN-FL Swap Payment Date to which it relates based on the confirmation under the Class AN-FL Swap Agreement, the applicable
"Floating Amount" within the meaning of the confirmation under the Class AN-FL
Swap Agreement.

             "Class AN-FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class AN-FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class AN-FL Net Floating Swap Payment received from the Class AN-FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class AN-FL Swap

                                      -16-

Agreement is terminated and a replacement Class AN-FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related
Collection Period, less (b) any Class AN-FL Net Fixed Swap Payment and/or Class
AN-FL Fixed Payer Shortfall Reimbursement Payment made to the Class AN-FL Swap
Counterparty with respect to such Distribution Date.

            "Class AN-FL Net Fixed Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class AN-FL Fixed Swap Payment for that Distribution Date over (ii) the Class AN-FL Floating Swap Payment for that Distribution Date.

            "Class AN-FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class AN-FL Floating Swap
Payment for that Distribution Date over (ii) the Class AN-FL Fixed Swap Payment for that Distribution Date.

            "Class AN-FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class AN-FL REMIC II Regular Interest on such
Distribution Date.

            "Class AN-FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class AN-FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class AN-FL Sub-Account": As defined in Section 3.04(f).

            "Class AN-FL Swap Agreement": With respect to the Class AN-FL
Certificates and the Class AN-FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of March 30, 2006, by and among the Class AN-FL Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.29,

            "Class AN-FL Swap Counterparty": Merrill Lynch Capital Services,
Inc. or its successor in interest or any swap counterparty under a replacement
Class AN-FL Swap Agreement.

            "Class AN-FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class AN-FL Swap Agreement.

            "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -17-

            "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any
Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest
or the Class AN-FL REMIC II Regular Interest, as the case may be, outstanding from time to time. As of the Closing Date, the Class Principal Balance of each
Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest
and the Class AN-FL REMIC II Regular Interest shall equal the Original Class
Principal Balance thereof. On each Distribution Date, the Class Principal
Balance of each of the respective Classes of the Sequential Pay Certificates
(exclusive of the Class A-3FL Certificates and the Class AN-FL Certificates),
the Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular
Interest shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(a). The respective Class
Principal Balances of the various Classes of Sequential Pay Certificates
(exclusive of the Class A-3FL Certificates and the Class AN-FL Certificates),
the Class A-3FL REMIC II Regular Interest and the Class AN-FL

                                      -18-

REMIC II Regular Interest shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a), in connection with any recoveries of Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the
Principal Distribution Amount for the current Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund
Expenses previously allocated to a Class of Sequential Pay Certificates, the
Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular
Interest, as the case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. The
Class Principal Balance of the Class A-3FL Certificates shall at all times equal the Class Principal Balance of the Class A-3FL REMIC II Regular Interest and the
Class Principal Balance of the Class AN-FL Certificates shall at all times equal the Class Principal Balance of the Class AN-FL REMIC II Regular Interest.

            "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-I Certificate": Any one of the Certificates with a "Class
R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

            "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

            "Class X Component": Any of the 25 components of the Class X
Certificates listed in the following table.

                       ----------------------------------------
                                             Class Designation
                            Class X           of Corresponding
                           Component            Certificates
                       ----------------------------------------
                       X-A-1                A-1
                       ----------------------------------------
                       X-A-2                A-2
                       ----------------------------------------
                       X-A-3                A-3
                       ----------------------------------------
                       X-A-3FL              A-3FL
                       ----------------------------------------
                       X-A-3B               A-3B
                       ----------------------------------------
                       X-A-SB               A-SB
                       ----------------------------------------
                       X-A-4                A-4
                       ----------------------------------------
                       X-A-1A               A-1A
                       ----------------------------------------
                       X-AM                 AM
                       ----------------------------------------
                       X-AJ                 AJ
                       ----------------------------------------
                       X-ANFL               ANFL
                       ----------------------------------------
                       X-B                  B
                       ----------------------------------------
                       X-C                  C
                       ----------------------------------------

                                      -19-

                       ----------------------------------------
                                             Class Designation
                            Class X           of Corresponding
                           Component            Certificates
                       ----------------------------------------
                       X-D                  D
                       ----------------------------------------
                       X-E                  E
                       ----------------------------------------
                       X-F                  F
                       ----------------------------------------
                       X-G                  G
                       ----------------------------------------
                       X-H                  H
                       ----------------------------------------
                       X-J                  J
                       ----------------------------------------
                       X-K                  K
                       ----------------------------------------
                       X-L                  L
                       ----------------------------------------
                       X-M                  M
                       ----------------------------------------
                       X-N                  N
                       ----------------------------------------
                       X-P                  P
                       ----------------------------------------
                       X-Q                  Q
                       ----------------------------------------

            "Class X Notional Amount": With respect to the Class X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

            "Class X Strip Rate": With respect to any Class X Component, for any
Distribution Date, a rate per annum equal to (i) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the
Pass-Through Rate for the Corresponding Certificates (or, in the case of the
Class A-3FL Certificates, for the Class A-3FL REMIC II Regular Interest and, in
the case of the Class AN-FL Certificates, for the Class AN-FL REMIC II Regular
Interest) for such Distribution Date. In no event, however, shall any Class X
Strip Rate be less than zero.

            "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

            "Clearstream": Clearstream Banking, Luxembourg or any successor.

            "Closing Date": March 30, 2006.

            "Closing Date Deposit": With respect to MLMLI, a cash amount in the sum of $62,956.78 to be deposited by MLMLI pursuant to the related Mortgage Loan
Purchase Agreement in respect of the Merrill Trust Mortgage Loan (Encino Valley)
identified as loan number 40 on the Mortgage Loan Schedule, which sum represents the amount of interest that would have accrued during the entire month of March
2006 at the related Net Mortgage Rate on the Cut-off Date Balance of that Trust
Mortgage Loan.

            "Closing Date Deposit Mortgage Loan": Any Trust Mortgage Loan in
respect of which a Closing Date Deposit is required to be made by the related
Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase
Agreement.

            "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters

                                      -20-

generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the
Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

            "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such

                                      -21-

information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing
Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -22-

            "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Account": One or more segregated accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled: "Wachovia
Bank, National Association, as Master Servicer for LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
Certificates, Series 2006-1".

            "Collection Period": Individually and collectively, as the context may require: with respect to each Mortgage Loan and any successor REO Loan with respect thereto, for any Distribution Date, the period commencing on the day immediately following the related Determination Date for such Mortgage Loan for the preceding Distribution Date (or, in the case of the initial Distribution
Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date for such Mortgage Loan for the subject
Distribution Date. For the purposes of this Agreement, with respect to any
Distribution Date, the Collection Period that corresponds to that Distribution
Date (including, for example, but without limitation, references to "the related
Collection Period") shall mean the Collection Periods (determined in accordance with the preceding sentence) ending in the month in which such Distribution Date occurs that are applicable to the Merrill Trust Mortgage Loans, the Eurohypo
Trust Mortgage Loan and/or the Countrywide Trust Mortgage Loans, as applicable.

                                      -23-

            "Commission": The United States Securities and Exchange Commission
or any successor agency.

            "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no
Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the
Controlling Class, the Class A Senior Certificates shall collectively be deemed to be a single Class of Certificates.

            "Controlling Class Representative": As defined in Section 3.25.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group--ML-CFC Commercial Mortgage Trust 2006-1, Commercial
Mortgage Pass-Through Certificates, Series 2006-1.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced
Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage
Loan".

            "Corresponding Certificates": With respect to any REMIC I Regular
Interest, the Class of Sequential Pay Certificates for which such REMIC I
Regular Interest is the Corresponding REMIC I Regular Interest. With respect to any Class X Component, the Class of Sequential Pay Certificates designated as the "Corresponding Certificates" for such Class X Component in the definition of
"Class X Component".

            "Corresponding REMIC I Regular Interest": As defined in the
Preliminary Statement with respect to any Class of Sequential Pay Certificates.
With respect to the Class A-3FL REMIC II Regular Interest, REMIC I Regular
Interest LA-3FL. With respect to the Class AN-FL REMIC II Regular Interest,
REMIC I Regular Interest LAN-FL. With respect to any Class X Component, the
REMIC I Regular Interest that, with the replacement of "L" with "X-", at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Class X Component.

            "Countrywide": Countrywide Commercial Real Estate Finance, Inc., a
California corporation, or its successor in interest.

            "Countrywide Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 22, 2006, between the
Depositor and Countrywide and relating to the transfer of the Countrywide Trust
Mortgage Loans to the Depositor.

                                      -24-

            "Countrywide Securities": Countrywide Securities Corporation, a
California corporation, or its successor in interest.

            "Countrywide Trust Mortgage Loans": Each of the Mortgage Loans
transferred and assigned to the Depositor pursuant to the Countrywide Mortgage
Loan Purchase Agreement.

            "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

            "Crossed Loan Group": As defined in Section 2.03(a).

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan, the related Due Date of such
Mortgage Loan in March 2006; or, with respect to any Mortgage Loan that has its first Due Date in April 2006, March 1, 2006, or, with respect to any Mortgage
Loan that has its first Due Date in May 2006, its origination date.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "DBRS": Dominion Bond Rating Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence,
"DBRS" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer and any Fiscal Agent, and specific ratings of DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Debt Service Coverage Ratio": With respect to any Trust Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net
Operating Income (before payment of any debt service on such Mortgage Loan generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

            "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Defaulted Mortgage Loan": A Mortgage Loan: (i) that is (A)
delinquent 60 days or more in respect of a Periodic Payment (not including the
Balloon Payment) or (B) delinquent in respect of its Balloon Payment unless (x)
the related Mortgagor makes an Assumed Periodic Payment on each

                                      -25-

Due Date (commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the Master Servicer receives, within
60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan" that the refinancing could not reasonably be expected to occur, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage
Note.

            "Defaulting Party":  As defined in Section 7.01(b).

            "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Trust Mortgage Loan, the then outstanding principal balance of such Mortgage Loan, and (ii) in the case of any Non-Trust
Loan, the then-aggregate outstanding principal balance of such Mortgage Loan and all other Mortgage Loans in such Loan Combination that are senior to, or pari passu with, such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates": As defined in Section 5.03(a).

            "Definitive Non-Registered Certificate": Any Definitive Certificate
that is a Non-Registered Certificate.

            "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of
1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": For any Distribution Date, (i) with respect to each Mortgage Loan that has a Due Date on or prior to the fourth Business Day prior to such Distribution Date, the fourth Business Day prior to such
Distribution Date, and (ii) with respect to each other Mortgage Loan, the

                                      -26-

Due Date for such Mortgage Loan in the month in which such Distribution Date occurs. For the purposes of this Agreement, with respect to any Distribution
Date, the "Determination Date" that corresponds to that Distribution Date
(including, for example, but without limitation, references to "the related
Determination Date") shall mean the Determination Dates (determined in accordance with the preceding sentence) occurring in the same month as such
Distribution Date that are applicable to the Mortgage Pool.

            "Determination Information": As defined in Section 3.18(b).

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

            "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
Trust REO Loan for purposes of allocating any Prepayment Premium or Yield
Maintenance Charge received thereon or with respect thereto among the respective
Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), the Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II
Regular Interest, an amount equal to the discount rate stated in the Mortgage
Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue
(primary issue) with a maturity date closest to the maturity date or Anticipated
Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO
Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person": With respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

            "Disqualified Organization": (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of

                                      -27-

the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

            "Distributable Certificate Interest": With respect to any Class of
Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class
AN-FL REMIC II Regular Interest for any Distribution Date, the Accrued
Certificate Interest in respect of such Class of Certificates, the Class A-3FL
REMIC II Regular Interest or the Class AN-FL REMIC II Regular Interest, as the
case may be, for such Distribution Date, reduced (other than with respect to the
Class X Certificates) (to not less than zero) by the product of (a) any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued
Certificate Interest in respect of the subject Class of Certificates, the Class
A-3FL REMIC II Regular Interest or the Class AN-FL REMIC II Regular Interest, as
the case may be, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of
Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the
Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest and the
Class AN-FL REMIC II Regular Interest, as the case may be, for such Distribution
Date; provided that, if the aggregate Class Principal Balance of the Sequential
Pay Certificates (exclusive of the Class A-3FL Certificates and the Class AN-FL
Certificates), the Class A-3FL REMIC II Regular Interest or the Class AN-FL
REMIC II Regular Interest is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse
Nonrecoverable Advances and/or pay interest thereon as contemplated by Section
1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of
Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the
Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest and/or the
Class AN-FL REMIC II Regular Interest as provided in the definition of "Class
Principal Balance" and the second paragraph of Section 4.04(a), then the amount of Distributable Certificate Interest with respect to each Class of Regular
Certificates, the Class A-3FL REMIC II Regular Interest and/or the Class AN-FL
REMIC II Regular Interest for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate
Interest that would have been payable with respect to the subject Class of
Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class
AN-FL REMIC II Regular Interest if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated
balances) had not occurred.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1, Commercial
Mortgage Pass-Through Certificates, Series 2006-1".

                                      -28-

            "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business
Day, commencing in April 2006.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA(low)" by DBRS (if then rated by DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include Fitch and S&P), "AA" by Fitch and "AA" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse
Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "R-1(middle)" by DBRS (if then rated by DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include Fitch and S&P), "F-1" by Fitch and "A-1" by S&P
(or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event) as evidenced in writing by the applicable
Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC Bank National Association so long as PNC Bank
National Association (1) has a long-term unsecured debt rating of at least "A"
and a short-term rating of at least "R-1(middle)" from DBRS (if then rated by
DBRS), (2) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F-1" from Fitch and (3) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P,
(iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. SS. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (iv) any other account the use of which would not, in and of itself, cause an Adverse Rating Event, as confirmed in writing by each Rating Agency.

            "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard
Sections 1527-05 or a review conducted in accordance with the All Appropriate
Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C,F,R, Part 312), or any successor to either.

                                      -29-

            "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

            "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

            "Euroclear": The Euroclear System or any successor.

            "Eurohypo": Eurohypo AG, New York Branch, the New York branch of a
German bank, Eurohypo AG, or its successor in interest.

            "Eurohypo Trust Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 22, 2006, between the
Depositor and Eurohypo and relating to the transfer of the Eurohypo Trust
Mortgage Loan to the Depositor.

            "Eurohypo Trust Mortgage Loan: The Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the Eurohypo Trust Mortgage Loan
Purchase Agreement.

            "Event of Default": One or more of the events described in Section
7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) the Master Servicer or, if and to
the extent specifically applicable thereto or to its duties on behalf of the
Master Servicer, any Servicing Representative of the Master Servicer, any Master
Servicer Reportable Event, and (c) the Special Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special
Servicer, any Servicing Representative of the Special Servicer, any Special
Servicer Reportable Event.

            "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2006, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository).

            "Exchange Act Reports": As defined in Section 8.16(a).

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4,
Class A-1A, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F,
Class G and Class H Certificates.

            "Exemption": Either of Department of Labor Prohibited Transaction
Exemption ("PTE") 90-29 (as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41)
or PTE 2000-55 (as amended by PTE 2000-58 and PTE 2002-41), as each may be amended from time to time, or any successor thereto, all as issued by the U.S.
Department of Labor.

            "Exemption-Favored Party": Any of (i) MLPF&S or Countrywide
Securities, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under

                                      -30-

common control with MLPF&S or Countrywide Securities, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of
Investment Grade Certificates.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan
Sellers pursuant to the applicable Mortgage Loan Purchase Agreement, or that was purchased by the Plurality Subordinate Certificateholder or the Special Servicer
or any assignee of the foregoing pursuant to Section 3.18, or by the related
B-Note Loan Holder (in the case of an A-Note Trust Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement or by the Master Servicer,
the Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01) that there has been a recovery of all Insurance Proceeds,
Liquidation Proceeds, REO Revenues and other payments or recoveries that the
Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

            "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.18 to act as fiscal agent.

            "Fitch": Fitch, Inc. or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and any
Fiscal Agent, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Floating Rate Account": The segregated accounts or sub-accounts
(which may be sub-accounts of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(f), in trust for: (i) in the case of the
Class A-3FL Certificates and the Class A-3FL REMIC II Regular Interest, the
holders of Class A-3FL Certificates and the Class A-3FL Swap Counterparty, as
their interests may appear, which shall be entitled "LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
Certificates, Series 2006-1, Class A-3FL, and Merrill Lynch Capital Services,
Inc., as their interests may appear, Floating Rate Account"; and (ii) in the case of the Class AN-FL Certificates and the Class AN-FL REMIC II Regular
Interest, the holders of the Class AN-FL Certificates and the Class AN-FL Swap
Counterparty, as their interests may appear, which shall be entitled "LaSalle
Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1, Commercial
Mortgage Pass-Through Certificates, Series 2006-1, Class AN-FL, and Merrill
Lynch Capital Services, Inc., as their interests may appear, Floating Rate
Account".

            "FNMA": Federal National Mortgage Association or any successor.

            "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or

                                      -31-

15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17
C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

            "Form 8-K Current Report": A current report on Form 8-K.

            "Form 8-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

            "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-D Distribution Report": A distribution report on Form 10-D.

            "Form 10-D Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

            "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-K Annual Report": An annual report on Form 10-K.

            "Form 10-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

            "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or
Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing
Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees,
Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related
Non-Trust Noteholder(s) (if any), over (ii) the Purchase Price for such Trust
Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such
Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account
(which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as

                                      -32-

Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust
2006-1, Commercial Mortgage Pass-Through Certificates, Series 2006-1,
Gain-on-Sale Reserve Account".

            "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the related Regulation S Global Certificate.

            "Grantor Trust A-3FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the
Class A-3FL REMIC II Regular Interest and distributions thereon, (ii) the Class
A-3FL Swap Agreement and, except for the Class A-3FL Depositor's Retained
Amount, payments by the Class A-3FL Swap Counterparty thereunder and (iii) the
Class A-3FL Sub-Account, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust Provisions.

            "Grantor Trust A-3FL Assets": The segregated pool of assets comprising Grantor Trust A-3FL.

            "Grantor Trust AN-FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the
Class AN-FL REMIC II Regular Interest and distributions thereon, (ii) the Class
AN-FL Swap Agreement and payments by the Class AN-FL Swap Counterparty thereunder and (iii) the Class AN-FL Sub-Account, intended to be treated as a
"grantor trust" within the meaning of the Grantor Trust Provisions.

            "Grantor Trust AN-FL Assets": The segregated pool of assets comprising Grantor Trust AN-FL.

            "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

            "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional
Interest with respect to the Trust ARD Loans and any successor Trust REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest.

            "Grantor Trust Z Assets": The segregated pool of assets comprising
Grantor Trust Z.

            "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials,

                                      -33-

polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Holder": A Certificateholder.

            "Impound Reserve": As defined in Section 3.16(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, any Fiscal Agent and any and all Affiliates thereof
(and, with respect to any Loan Combination, any of the related Non-Trust
Noteholder(s) and any and all Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the
Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer,
the Controlling Class Representative, the Trustee, any Fiscal Agent or any
Affiliate thereof (or, with respect to any Loan Combination, any of the related
Non-Trust Noteholder(s) or any Affiliate thereof), and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the
Controlling Class Representative, the Special Servicer, the Trustee, any Fiscal
Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be
Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Controlling Class Representative, the Special Servicer, the Trustee, any Fiscal
Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Controlling Class Representative, the Trustee, any Fiscal
Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), as the case may
be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": (a) Any Person that would be an
"independent contractor" with respect to REMIC I within the meaning of Section
856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Trust Fund,
delivered to the Trustee (and, if a Loan Combination is involved, to the related
Non-Trust Noteholder(s)), provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the
Trustee (and, if a Loan Combination is involved, by the related Non-Trust
Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the
Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the
Trust Fund, to the effect that the taking of any action in respect of any REO
Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the

                                      -34-

Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Form 8-K Current Reports": As defined in Section 8.16.

            "Initial Purchaser": Each of MLPF&S and Countrywide Securities.

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related
Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event": As defined in Section 3.07(d).

            "Interest Accrual Period": With respect to any Distribution Date, except with respect to the Class A-3FL Certificates and the Class AN-FL
Certificates prior to a Class A-3FL Distribution Conversion or a Class AN-FL
Distribution Conversion, as the case may be, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For purposes of determining Class A-3FL Interest Distribution Amounts and Class
A-3FL Floating Swap Payments or Class AN-FL Interest Distribution Amounts and
Class AN-FL Floating Swap Payments, for any Distribution Date and any Class
A-3FL Swap Payment Date or Class AN-FL Swap Payment Date, as the case may be, related thereto based upon the confirmation under the related Swap Agreement, the Interest Accrual Period will begin on and include the 12th day of the month preceding the month in which the subject Distribution Date occurs (or, in the case of the first Distribution Date, will begin on and include the Closing Date)
and will end on and include the 11th day of the month in which the subject
Distribution Date occurs; provided that, if a Class A-3FL Distribution
Conversion or a Class AN-FL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-3FL Interest Distribution Amount or the Class AN-FL Interest
Distribution Amount, as the case may be, for such Distribution Date will be the same as the Interest Accrual Period with respect to the Class A-3FL REMIC II
Regular Interest or the Class AN-FL REMIC II Regular Interest, as the case may be, for such Distribution Date.

            "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1,
Commercial Mortgage Pass-Through Certificates, Series 2006-1".

            "Interest Reserve Amount": With respect to each Interest Reserve
Loan and each Distribution Date that occurs in February of each year subsequent to 2006 and in January of each year subsequent to 2006 that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such

                                      -35-

Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

            "Interest Reserve Loan": Each Trust Mortgage Loan that is an
Actual/360 Mortgage Loan or an Actual/365 Mortgage Loan and each Trust REO Loan that relates to an Actual/360 Mortgage Loan or an Actual/365 Mortgage Loan.

            "Interested Person": The Depositor, the Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any related Non-Trust Noteholder, any Holder of a Certificate or any Affiliate of any such Person.

            "Internet Website": Either the Internet website maintained by the
Trustee (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by the
Master Servicer, as the case may be.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least either of Fitch or S&P.

            "Investment Period": With respect to any Distribution Date and (i)
each of the Collection Account, any Servicing Account, any Reserve Account, any
REO Account and any Loan Combination Custodial Account, the related Collection
Period and (ii) each of the Distribution Account, the Interest Reserve Account,
the Additional Interest Account and the Gain-on-Sale Reserve Account, the
related Trustee Investment Period.

            "Investor-Based Exemption": Any of Prohibited Transaction Class
Exemption ("PTCE", 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a
similar exemption.

            "Kenwood Towne Centre Controlling Party": The "Directing Co-Lender"
within the meaning of the Kenwood Towne Centre Intercreditor Agreement, which prior to the occurrence of a Kenwood Towne Centre Control Appraisal Event (and
for so long as it is continuing) with respect to the Kenwood Towne Centre B-Note
Non-Trust Loan, shall be, as of any date of determination, the holder of the
Kenwood Towne Centre B-Note Non-Trust Loan, and, following the occurrence of a
Kenwood Towne Centre Control Appraisal Event (and for so long as it is continuing) with respect to the Kenwood Towne Centre B-Note Non-Trust Loan, shall be the Controlling Class Representative.

            "Kenwood Towne Centre Control Appraisal Event": The existence of a
"Note B Appraisal Reduction Period" within the meaning of the Kenwood Towne
Centre Intercreditor Agreement.

            "Kenwood Towne Centre Intercreditor Agreement": The Co-Lender
Agreement, dated February 7, 2006, between the Trust as holder of the Kenwood
Towne Centre Trust Mortgage Loan and the holders of the Kenwood Towne Centre
Non-Trust Loan.

            "Kenwood Towne Centre Loan Combination": Collectively, the Kenwood
Towne Centre Trust Mortgage Loan and the Kenwood Towne Centre B-Note Non-Trust
Loan. The term "Kenwood Towne Centre Loan Combination" shall include any successor REO Loans with respect to the Kenwood Towne Centre Trust Mortgage Loan and the Kenwood Towne Centre B-Note Non-Trust Loan.

            "Kenwood Towne Centre Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as Kenwood Towne Centre.

                                      -36-

            "Kenwood Towne Centre REO Property": With respect to the Kenwood
Towne Centre Loan Combination, the related Loan Combination REO Property.

            "Kenwood Towne Centre Specially Designated Servicing Actions":
Proposed actions of the Special Servicer in respect of which the consent of the
Kenwood Towne Centre Controlling Party is required, as set forth in Section 4 of the Kenwood Towne Centre Intercreditor Agreement.

            "Kenwood Towne Centre B-Note Non-Trust Loan": The Mortgage Loan,
other than the Kenwood Towne Centre Trust Mortgage Loan, that is secured by the same Mortgage encumbering the Kenwood Towne Centre Mortgaged Property as the
Kenwood Towne Centre Trust Mortgage Loan, and that is subordinate in right of payment and in other respects to the Kenwood Towne Centre Trust Mortgage Loan.

            "Kenwood Towne Centre B-Note Non-Trust Loan Holder": The holder of the Kenwood Towne Centre B-Note Non-Trust Loan.

            "Kenwood Towne Centre Trust Mortgage Loan": The Mortgage Loan
secured by the Kenwood Towne Centre Mortgaged Property and included in the Trust
Fund.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any
Collection Period, other than Penalty Interest, whether as Insurance Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment
(other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such
REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "LIBOR": The rate specified in Section 1.03(a) or the rate calculated by the Trustee in accordance with Section 1.03(b), as applicable under the circumstances.

            "LIBOR Business Day": Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

            "LIBOR Determination Date": For purposes of calculating LIBOR in any particular calendar month, the second LIBOR Business Day prior to the commencement of the Interest Accrual Period in such calendar month; provided that, to the extent that the calculation of LIBOR in accordance with Section
1.03(b) requires a determination made as of New York City time, the subject
LIBOR Determination Date must be a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and New York, New York.

             "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller

                                      -37-

pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage
Loan is purchased by the Plurality Subordinate Certificateholder, the Special
Servicer or any assignee thereof pursuant to Section 3.18 or by the Master
Servicer, the Special Servicer or the Plurality Subordinate Certificateholder
pursuant to Section 9.01; (v) in the case of an A-Note Trust Mortgage Loan, such
Mortgage Loan is purchased by the related B-Note Loan Holder pursuant to the related Loan Combination Intercreditor Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (vii) such Mortgage Loan is removed from the Trust by the Sole
Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund pursuant to Section
9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or replaced by a Mortgage
Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iii)
such REO Property is purchased by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01; or (iv)
such REO Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by the Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Trust Defaulted Mortgage Loan by the
Plurality Subordinate Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or substitution of a Trust
Mortgage Loan or REO Property by a Mortgage Loan Seller, pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Trust
Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or
the Plurality Subordinate Certificateholder pursuant to Section 9.01; (vii) the purchase of an A-Note Trust Mortgage Loan by the related B-Note Loan Holder pursuant to the related Loan Combination Intercreditor Agreement; (viii) the purchase of a Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (ix) the removal of a Mortgage Loan or REO
Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate
Owner for all of the Trust Mortgage Loans and each REO Property remaining in the
Trust Fund pursuant to Section 9.01.

            "Loan Combination": Collectively, each A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan. The term "Loan Combination" shall include any successor REO Loan with respect to the applicable Mortgage Loans comprising such Loan Combination.

            "Loan Combination Controlling Party": Either of the Kenwood Towne
Centre Loan Combination Controlling Party or the 60 State Street Loan
Combination Controlling Party, as the case may be.

                                      -38-

            "Loan Combination Control Appraisal Event": Either of a Kenwood
Towne Centre Loan Combination Control Appraisal Event or a 60 State Street Loan
Combination Control Appraisal Event, as the case may be.

            "Loan Combination Custodial Account": With respect to any Loan
Combination, the separate account (which may be a sub-account of the Collection
Account) created and maintained by the Master Servicer pursuant to Section
3.04(h) and held on behalf of the Certificateholders and the related Non-Trust
Noteholder, which shall be entitled substantially as follows: "Wachovia Bank,
National Association, as Master Servicer for LaSalle Bank National Association,
as Trustee, on behalf of and in trust for the registered holders of ML-CFC
Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates,
Series 2006-1, and [name of the related Non-Trust Noteholder(s)], as their interests may appear". Any such account shall be an Eligible Account.

            "Loan Combination Intercreditor Agreement": With respect to each
Loan Combination, each intercreditor agreement in effect between (i) the Trust
Fund as holder of the related Trust Mortgage Loan and (ii) the related Non-Trust
Noteholder(s).

            "Loan Combination Mortgaged Property": The Mortgaged Property
securing a Loan Combination.

            "Loan Combination REO Account": With respect to each Loan
Combination, a segregated account or accounts created and maintained by the
Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related Non-Trust Noteholder, which shall be entitled "Midland Loan Services, Inc., as Special Servicer for LaSalle Bank
National Association, as Trustee in trust for registered holders of ML-CFC
Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates,
Series 2006-1, and [name of the related Non-Trust Noteholder(s)], as their interests may appear".

            "Loan Combination REO Property": With respect to each Loan
Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the
Certificateholders, and the related Non-Trust Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Loan Combination.

            "Loan Combination Specially Designated Servicing Actions": Either of
a Kenwood Towne Centre Specially Designated Servicing Action or a 60 State
Street Specially Designated Servicing Action, as the case may be.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 1, taking into account adjustments in accordance with Section 1.02.

                                      -39-

            "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 2, taking into account adjustments in accordance with Section 1.02.

            "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan.
as adjusted in accordance with the considerations specified in Section
3.08(a)(i), and the denominator of which is the Appraised Value of the related
Mortgaged Property.

            "Master Servicer": Wachovia Bank, National Association, its
successor in interest, or any successor master servicer appointed as herein provided.

            "Master Servicer Indemnification Agreement": That certain Master
Servicer Indemnification Agreement, dated as of March 22, 2006, between the initial Master Servicer, the Trustee, the Underwriters and the Initial
Purchasers.

            "Master Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if the Master Servicer or any
      Servicing Representative of the Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Master
      Servicer or any Servicing Representative of the Master Servicer is a party to such agreement or has entered into such agreement on behalf of the
      Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Master Servicer, (B) any Servicing
      Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Serviced Mortgage Loan [ITEM 1.03(a)
      ON FORM 8-K];

                                      -40-

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) the Master Servicer, (B) any Servicing
      Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Serviced Mortgage Loan [ITEM 1.03(b)
      ON FORM 8-K];

            (v)     any resignation, removal, replacement or substitution of (A)
      the Master Servicer or (B) any Servicing Representative of the Master
      Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vi)    any appointment of (A) a new Master Servicer or (B) any new
      Servicing Representative of the Master Servicer that constitutes a
      Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
      FORM 8-K];

            (vii)   any nonpublic disclosure, by the Master Servicer or any
      Servicing Representative of the Master Servicer, with respect to the
      Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation
      FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii)  any other information of importance to Certificateholders
      (determined by the Master Servicer in accordance with the Servicing
      Standard) that (A) is not otherwise required to be included in the
      Distribution Date Statement, the CMSA Special Servicer Loan File or any
      other report to be delivered or otherwise made available to
      Certificateholders hereunder, (B) the Master Servicer has determined, in accordance with the Servicing Standard, could have an adverse effect on payments to any Class of Certificateholders, and (C) is directly related to a Performing Serviced Mortgage Loan [ITEM 8.01 ON FORM 8-K];

            (ix)    the commencement or termination of, or any material
      developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Master Servicer is controlling the subject litigation or if the subject
      Material Litigant is (A) the Master Servicer, (B) any Servicing
      Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Serviced Mortgage Loan [ITEM 2 ON
      FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x)     the receipt by or on behalf of the Master Servicer or any
      Servicing Representative of the Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing Serviced
      Mortgage Loan [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

            (xi)    to the extent not otherwise disclosed in the Prospectus
      Supplement, whether the Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B)
      the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the
      Special Servicer, (F) any Servicing Representative of the Master Servicer
      that constitutes a Servicer

                                      -41-

      contemplated by Item 1108(a)(3) of Regulation AB or (G) any Significant
      Obligor [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xii)   to the extent not otherwise disclosed in the Prospectus
      Supplement, any specific relationship involving or relating to the Subject
      Securitization Transaction or the Mortgage Loans contemplated by Item
      1119(c) of Regulation AB between Countrywide or the Trust, on the one hand, and the Master Servicer or any Servicing Representative of the
      Master Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K].

            "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Trust Mortgage
Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master Servicing Fee Rate" and "Primary Servicing Fee Rate" on the
Mortgage Loan Schedule, and with respect to each Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related
Master Servicing Fee is permitted to be calculated under the related Loan
Combination Intercreditor Agreement.

            "Material Debtor": Any of the following:

            (i)     the Trust;

            (ii)    each of the Mortgage Loan Sellers;

            (iii)   each of the parties to this Agreement;

            (iv)    any Servicing Representative that constitutes a Servicer
      contemplated by Item 1108(a)(3) of Regulation AB;

            (v)     any Significant Obligor;

            (vi)    any Enhancement/Support Provider; and

            (vii)   any other material party contemplated by Item 1100(d)(1) of
      Regulation AB relating to the relating to the Subject Securitization
      Transaction.

            "Material Litigant": Any of the following:

            (i)     the Trust;

            (ii)    each of the Mortgage Loan Sellers;

            (iii)   the Depositor;

            (iv)    the Trustee;

            (v)     the Master Servicer;

            (vi)    the Special Servicer;

            (vii)   any Servicing Representative that constitutes a Servicer
      contemplated by Item 1108(a)(3) of Regulation AB;

                                      -42-

            (viii)  any originator of Trust Mortgage Loans contemplated by Item
      1110(b) of Regulation AB; and

            (ix)    any other party contemplated by Item 1100(d)(1) of
      Regulation AB relating to the Subject Securitization Transaction.

            "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 22, 2006, between the Depositor and
MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the
Depositor.

            "Merrill Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan
Purchase Agreement.

            "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

            "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a
Delaware corporation, or its successor in interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

            "Mortgage File": With respect to any Trust Mortgage Loan and, in the case of any Trust Mortgage Loan that is part of a Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents
(which, in the case of a Loan Combination, except for the Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (vi) of this definition, relate to the entire Loan
Combination):

            (i)     (A) the original executed Mortgage Note for such Trust
      Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such
      Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto
      (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
      Pass-Through Certificates, Series 2006-1, or in blank, and (B) in the case of a Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

            (ii)    an original or a copy of the Mortgage, together with
      originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office;

            (iii)   an original or a copy of any related Assignment of Leases
      (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv)    an original executed assignment, in recordable form (except for completion of the assignee's name, if the assignment is delivered in blank, and any missing recording information)

                                      -43-

      or a certified copy of that assignment as sent for recording, of (A) the
      Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to such Trust Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
      Pass-Through Certificates, Series 2006-1 (or, in the case of a Loan
      Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1,
      Commercial Mortgage Pass-Through Certificates, Series 2006-1, and in its
      capacity as lead lender on behalf of the holder of the related Non-Trust
      Loan(s)), or in blank;

            (v)     an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National
      Association, as trustee for the registered holders of ML-CFC Commercial
      Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates,
      Series 2006-1 (or, in the case of a Loan Combination, in favor of LaSalle
      Bank National Association, as trustee for the registered holders of ML-CFC
      Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (vi)    originals or copies of any consolidation, assumption,
      substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

            (vii)   the original or a copy of the policy or certificate of
      lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment
      (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii)  any filed copies or other evidence of filing of any prior
      UCC Financing Statements in favor of the originator of such Trust Mortgage
      Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing
      Statements prior to the Closing Date) and, if there is an effective UCC
      Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing
      Statement assignment, in form suitable for filing in favor of LaSalle Bank
      National Association, as trustee for the registered holders of ML-CFC
      Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-1, as assignee (or, in the case of a Loan
      Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-1,
      Commercial Mortgage Pass-Through Certificates, Series 2006-1, and in its
      capacity as lead lender on behalf of the holder of the related Non-Trust
      Loan(s)), or in blank;

            (ix)    an original or a copy of any Ground Lease, guaranty or
      ground lessor estoppel;

            (x)     an original or a copy of any intercreditor agreement
      relating to permitted debt of the Mortgagor (including, in the case of a
      Trust Mortgage Loan that is part of a Loan Combination, any related Loan
      Combination Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

                                      -44-

            (xi)    an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Trustee but rather to the
      Master Servicer), in each case relating to such Trust Mortgage Loan; and

            (xii)   with respect to a Trust Mortgage Loan secured by a
      hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As
used herein, the term "Mortgage Loan" includes the related Mortgage Note,
Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Noteholder, as applicable.

            "Mortgage Loan Purchase Agreement": Any of the Countrywide Mortgage
Loan Purchase Agreement, the Merrill Mortgage Loan Purchase Agreement or the
Eurohypo Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

            (i)     the loan identification number (as specified in Annex A-1 to the Prospectus);

            (ii)    the street address (including city, county, state and zip
                    code) and name of the related Mortgaged Property;

            (iii)   the Cut-off Date Balance;

            (iv)    the amount of the Periodic Payment due on the first Due Date following the Closing Date;

            (v)     the Net Mortgage Rate as of the Cut-off Date and the
                    original Mortgage Rate;

            (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

            (vii)   the original and remaining amortization term;

            (viii)  whether the Trust Mortgage Loan is secured by a Ground
                    Lease;

            (ix)    the Master Servicing Fee Rate;

                                      -45-

            (x)     whether such Trust Mortgage Loan is an ARD Loan and if so
                    the Anticipated Repayment Date and Additional Interest Rate
                    for such ARD Loan;

            (xi)    the related Mortgage Loan Seller and, if different, the
                    related originator;

            (xii)   whether such Trust Mortgage Loan is insured by an
                    environmental policy;

            (xiii)  whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

            (xiv)   whether such Trust Mortgage Loan is a Defeasance Loan;

            (xv)    whether the Trust Mortgage Loan is secured by a letter of
                    credit;

            (xvi)   whether payments on such Trust Mortgage Loan are made to a lock-box;

            (xvii)  the amount of any Reserve Funds escrowed in respect of each
                    Trust Mortgage Loan;

            (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

            (xix)   the property type of the related Mortgaged Property as
                    reported in the rent roll;

            (xx)    the original principal balance of such Trust Mortgage Loan;

            (xxi)   the interest accrual basis of such Trust Mortgage Loan;

            (xxii)  the primary servicing fee rate, if any, for such Trust
                    Mortgage Loan; and

            (xxiii) the applicable Loan Group to which the Trust Mortgage Loan belongs.

            "Mortgage Loan Seller": Any of MLMLI, Countrywide or Eurohypo.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and
any Trust REO Loans. The Non-Trust Loans shall not constitute part of the
Mortgage Pool.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a
Mortgage.

                                      -46-

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related
Mortgaged Property.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Trust Mortgage Loans.

            "Net Investment Earnings": With respect to each of the Collection
Account, the Interest Reserve Account, any Servicing Account, any Reserve
Account, any REO Account, the Distribution Account, any Loan Combination
Custodial Account, the Additional Interest Account, the Floating Rate Account
and the Gain-on-Sale Reserve Account, for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

            "Net Investment Loss": With respect to each of the Collection
Account, any Servicing Account, any Reserve Account, any REO Account, the
Distribution Account, any Loan Combination Custodial Account, the Interest
Reserve Account, the Additional Interest Account, the Floating Rate Account and
the Gain-on-Sale Reserve Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with
Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

            "Net Mortgage Pass-Through Rate":

            (A)     With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues (or is deemed to accrue)
      interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the
      Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date);

            (B)     With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues interest on an
      Actual/360 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

                    (1)     the numerator of which fraction is, subject to
                            adjustment as described below in this definition, an
                            amount of interest equal to the product of (a) the
                            number of days in the calendar month preceding the
                            month in which such Distribution Date occurs,
                            multiplied by (b) the Stated Principal Balance of
                            such Trust Mortgage Loan (or such Trust REO Loan)
                            immediately preceding such Distribution Date,
                            multiplied by (c) 1/360, multiplied by (d) the Net
                            Mortgage Rate for such Trust Mortgage Loan as

                                      -47-

                            of the Closing Date (without regard to any
                            modification, waiver or amendment of the terms of
                            such Trust Mortgage Loan subsequent to the Closing
                            Date); and

                    (2)     the denominator of which fraction is the Stated
                            Principal Balance of such Trust Mortgage Loan (or
                            such Trust REO Loan) immediately preceding that
                            Distribution Date; and

            (C)     With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues interest on an
      Actual/365 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

                    (1)     the numerator of which fraction is, subject to
                            adjustment as described below in this definition, an
                            amount of interest equal to the product of (a) the
                            number of days in the calendar month preceding the
                            month in which such Distribution Date occurs,
                            multiplied by (b) the Stated Principal Balance of
                            such Trust Mortgage Loan (or such Trust REO Loan)
                            immediately preceding such Distribution Date,
                            multiplied by (c) 1/365, multiplied by (d) the Net
                            Mortgage Rate for such Trust Mortgage Loan as of the
                            Closing Date (without regard to any modification,
                            waiver or amendment of the terms of such Trust
                            Mortgage Loan subsequent to the Closing Date); and

                    (2)     the denominator of which fraction is the Stated
                            Principal Balance of such Trust Mortgage Loan (or
                            such Trust REO Loan) immediately preceding that
                            Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2006, then the amount of interest referred to in the fractional numerators described in clauses (B)(1) and (C)(1) above will be decreased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage
Loan (or Trust REO Loan) transferred from the Distribution Account to the
Interest Reserve Account in such calendar month. Furthermore, if the subject
Distribution Date occurs during March of any year subsequent to 2006, then the amount of interest referred to in the fractional numerator described in clause
(B)(1) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable
Master Servicing Fee Rate; and, with respect to any Non-Trust Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

            "Net Operating Income" or "NOI": With respect to any Mortgaged
Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

                                      -48-

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Loan Combination, the related Non-Trust Noteholder(s).

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a
Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
Servicing Advance).

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or
Trust REO Loan by the Master Servicer, the Trustee or any Fiscal Agent, as the
case may be, that, as determined by the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal Agent) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO
Revenues, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or with respect to such Trust Mortgage Loan or Trust REO Loan (or, in the case of a Trust Mortgage Loan that is a part of a Loan Combination, on or with respect to the related Loan Combination); provided, however, the Special
Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and any Fiscal Agent) in accordance with the
Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the Master
Servicer, the Trustee or any Fiscal Agent is a Nonrecoverable P&I Advance and
shall deliver notice of such determination to the Master Servicer, the Trustee and any Fiscal Agent. In making a recoverability determination, the applicable
Person will be entitled to consider (among other things) the obligations of the
Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such
Person's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Properties, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed
Reimbursement Amounts and any Unliquidated Advances. In addition, any such
Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's, the Trustee's or any
Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master Servicer, the Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a
Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, that, as determined by the

                                      -49-

Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as
applicable, in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith judgment (in the case of the
Trustee or any Fiscal Agent) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds, Liquidation
Proceeds, or any other recovery on or in respect of such Mortgage Loan or the related REO Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and any Fiscal Agent) in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made, or any
Workout-Delayed Reimbursement Amount previously made, by the Master Servicer, the Trustee or any Fiscal Agent is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the Master Servicer, the Trustee and any
Fiscal Agent. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is"
or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement
Amounts and any Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the
Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes. Absent bad faith, the Master
Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's
determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master Servicer, the Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

            "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class AN-FL, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class Z, Class
R-I or Class R-II Certificate.

            "Non-Trust Loan" Any B-Note Non-Trust Loan.

            "Non-Trust Noteholder": The holder of a Non-Trust Loan.

            "Non-United States Securities Person": Any Person other than a
United States Securities Person.

            "Non-United States Tax Person": Any Person other than a United
States Tax Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the

                                      -50-

qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of any of
Grantor Trust A-3FL, Grantor Trust AN-FL or Grantor Trust Z as a grantor trust;
(c) compliance with REMIC Provisions; or (d) the resignation of the Master
Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer
or the Depositor, as applicable.

            "Option Holder": As defined in Section 3.18(c).

            "Option Price":  As defined in Section 3.18(c).

            "Original Class Principal Balance": With respect to any Class of
Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the
Class AN-FL REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement. The Class A-3FL Certificates and the Class A-3FL REMIC II Regular
Interest will have the same Original Class Principal Balance, and the Class
AN-FL Certificates and the Class AN-FL REMIC II Regular Interest will have the same original class Principal Balance.

            "Original Notional Amount": $2,141,833,151, the total original notional amount of the Class X Certificates.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to:

            (i)       the Class A-1 Certificates for any Distribution Date,
                      5.414% per annum;

            (ii)      the Class A-2 Certificates for any Distribution Date, a
                      per annum rate equal to the lesser of (a) 5.439 and (b)
                      the Weighted Average Net Mortgage Pass-Through Rate for
                      such Distribution Date;

            (iii)     the Class A-3 Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.051%;

            (iv)      the Class A-3FL REMIC II Regular Interest, for any
                      Distribution Date, a per annum rate equal to the lesser of
                      (a) 5.479 and (b) the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (v)       the Class A-3B Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.052%;

            (vi)      the Class A-SB Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.077%;

                                      -51-

            (vii)     the Class A-4 Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.101%;

            (viii)    the Class A-1A Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.102%;

            (ix)      the Class AM Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.051%;

            (x)       the Class AJ Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.002%;

            (xi)      the Class AN-FL REMIC II Regular Interest, for any
                      Distribution Date, a per annum rate equal to the lesser of
                      (a) 5.479% and (b) the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xii)     the Class B Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xiii)    the Class C Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xiv)     the Class D Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xv)      the Class E Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xvi)     the Class F Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xvii)    the Class G Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xviii)   the Class H Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xix)     the Class J Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xx)      the Class K Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

                                      -52-

            (xxi)     the Class L Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxii)    the Class M Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxiii)   the Class N Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxiv)    the Class P Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxv)     the Class Q Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.199% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxvi)    the Class X Certificates, for any Distribution Date, a
                      rate equal to the weighted average of the Class X Strip
                      Rates for the Class X Components for such Distribution
                      Date (weighted on the basis of the respective Component
                      Notional Amounts of the Class X Components outstanding
                      immediately prior to such Distribution Date);

            (xxvii)   with respect to the Class A-3FL Certificates, (A) for any
                      Distribution Date with respect to which a Class A-3FL
                      Distribution Conversion does not exist, the per annum
                      rate, expressed as a percentage, equal to the applicable
                      value of LIBOR specified in or calculated in accordance
                      with Section 1.03, plus 0.200% per annum, and (B) for any
                      Distribution Date with respect to which a Class A-3FL
                      Distribution Conversion does exist, the Pass-Through Rate
                      for the Class A-3FL REMIC II Regular Interest for that
                      Distribution Date; and

            (xxviii)  with respect to the Class AN-FL Certificates, (A) for any
                      Distribution Date with respect to which a Class AN-FL
                      Distribution Conversion does not exist, the per annum
                      rate, expressed as a percentage, equal to the applicable
                      value of LIBOR specified in or calculated in accordance
                      with Section 1.03, plus 0.270% per annum, and (B) for any
                      Distribution Date with respect to which a Class AN-FL
                      Distribution Conversion does exist, the Pass-Through Rate
                      for the Class AN-FL REMIC II Regular Interest for that
                      Distribution Date.

            "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any
advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to
Section 4.03.

            "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest,

                                      -53-

Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on such Mortgage Loan
(or such successor REO Loan) accrued at the related Mortgage Rate.

            "Percentage Interest": With respect to any Regular Certificate or any Class A-3FL Certificate or Class AN-FL Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional
Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original
Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant
Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 8.16(b).

            "Performing Party": As defined in Section 8.16(b).

            "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Permitted Investments": Any one or more of the following
obligations or securities (including obligations or securities of the Trustee or one of its Affiliates if otherwise qualifying hereunder):

            (i)     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States; such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. In addition, such obligations may not have a rating from S&P with an "r" highlighter;

            (ii)    repurchase agreements or obligations with respect to any
      security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of DBRS (if then rated by
      DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include
      Fitch and S&P), S&P and Fitch or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies;
      in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                                      -54-

            (iii)   federal funds, unsecured uncertified certificates of
      deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of DBRS (if then rated by DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include Fitch and S&P), S&P and Fitch or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iv)    commercial paper (including both non-interest bearing
      discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of DBRS (if then rated by
      DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include
      Fitch and S&P), S&P and Fitch or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies;
      the commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; in addition, it may not have a rating from S&P with an "r" highlighter;
      interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (v)     money market funds which are rated in the highest applicable rating category of each of DBRS (if then rated by DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include Fitch and S&P), S&P and Fitch or such lower rating as will not result in an Adverse Rating
      Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

            (vi)    any other obligation or security acceptable to each Rating
      Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the
      Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of any
Residual Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

                                      -55-

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of
REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage
Interest of the related Class of Residual Certificates.

            "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single
Certificate Owner) (other than any Holder (or Certificate Owner, as the case may
be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, the Class A Senior
Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or
Certificate Owners) of such Classes of Class A Senior Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "Midland
Loan Services, Inc., as Special Servicer, for LaSalle Bank National Association,
as Trustee in trust for the registered holders of ML-CFC Commercial Mortgage
Trust 2006-1, Commercial Mortgage Pass-Through Certificates, Series 2006-1".

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any
Trust Mortgage Loan.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any
Additional Interest and Penalty Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such Mortgage
Loan, to the extent collected (without regard to any related Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage
Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor
(without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x)
the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee
Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan
and

                                      -56-

ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or
Additional Interest, if applicable).

            "Prepayment Premium": Any premium, penalty or fee (other than a
Yield Maintenance Charge) paid or payable, as the context requires, by a
Mortgagor in connection with a Principal Prepayment.

            "Primary Collateral": The Mortgaged Property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

            "Prime Rate": The "prime rate" published in the "Money Rates"
section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the
Master Servicer shall select an equivalent publication that publishes such
"prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special
Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution
Date, the aggregate of the following (without duplication):

            (a)     the aggregate of the principal portions of all Periodic
      Payments (other than Balloon Payments) and any Assumed Periodic Payments due or deemed due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution Date plus, in the case of the initial Distribution Date, the principal portion of the Additional MLMLI Deposit received from MLMLI;

            (b)     the aggregate of all Principal Prepayments received on the
      Trust Mortgage Loans during the related Collection Period;

            (c)     with respect to any Trust Mortgage Loan as to which the
      related Stated Maturity Date occurred during or prior to the related
      Collection Period, any payment of principal (other than a Principal
      Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related
      Collection Period and included as part of the Principal Distribution
      Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (d)     the aggregate of all Liquidation Proceeds, Insurance
      Proceeds and, to the extent not otherwise included in clause (a), (b) or
      (c) above, payments and revenues that were received on the Trust Mortgage
      Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any
      Periodic Payment (other than a Balloon Payment) due, or of the

                                      -57-

      principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal
      Distribution Amount for such Distribution Date or any prior Distribution
      Date pursuant to clause (a) above;

            (e)     with respect to any REO Properties, the aggregate of the
      principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

            (f)     with respect to any REO Properties, the aggregate of all
      Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
      Servicer as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon
      Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor
      Trust Mortgage Loan on a Due Date during or prior to the related
      Collection Period and included as part of the Principal Distribution
      Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or (e) above; and

            (g)     if such Distribution Date is subsequent to the initial
      Distribution Date, the excess, if any, of the Principal Distribution
      Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates
      (exclusive of the Class A-3FL Certificates and the Class AN-FL
      Certificates), the Class A-3FL REMIC II Regular Interest and the Class
      AN-FL REMIC II Regular Interest on such immediately preceding Distribution
      Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution Amount for the subject
Distribution Date shall be increased as and to the extent provided in Section
1.02(c).

            Any allocation of the Principal Distribution Amount between Loan
Group 1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

            "Principal Prepayment": Any payment of principal made by the
Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due
Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced
Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

                                      -58-

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

            "Privileged Person": Any Certificateholder, any Certificate Owner,
any prospective transferee of a Certificate or interest therein, any Rating
Agency, any Mortgage Loan Seller, any Non-Trust Noteholder, any Underwriter or
any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged
Person" or be entitled to a password or restricted access as contemplated by
Section 3.15 unless such Person has delivered to the Trustee or the Master
Servicer, as applicable, a certification in the form of Exhibit I-1 or Exhibit
I-2 (or such other form as may be reasonably acceptable to the Trustee or the
Master Servicer, as applicable), as applicable.

            "Proposed Plan": As defined in Section 3.17(a)(iii).

            "Prospectus": The prospectus dated March 22, 2006, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The final prospectus supplement dated March
22, 2006 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Option Notice": As defined in Section 3.18(e).

            "Purchase Price": With respect to any Trust Mortgage Loan (or Trust
REO Loan), a cash price equal to the outstanding principal balance of such Trust
Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a)
all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan)
at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase, (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior
P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan),
(c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related
Non-Trust Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related Non-Trust Loan)) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller
(to the extent not included in clause (c) above) and Principal Recovery Fees payable (to the extent payable pursuant to Section 3.11(c)) with respect to such
Trust Mortgage Loan (or Trust REO Loan), and (e) any other Additional Trust Fund
Expenses in respect of such Trust Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses (which includes Special Servicing Fees and
Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from related Insurance Proceeds or
Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                                      -59-

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by
DBRS (if then rated by DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include Fitch and S&P), "A" by S&P and "A" by Fitch (if rated by Fitch) (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section
3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding
Certificate, but in no event lower than "A" by DBRS (if then rated by DBRS and, if not so rated, then the equivalent rating by two other nationally recognized statistical rating organizations, which may include Fitch and S&P), "A-" by S&P and "A" by Fitch (if rated by Fitch) (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same
Due Date as and a grace period no longer than the deleted Trust Mortgage Loan;
(iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust
Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii)
have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt
Service Coverage Ratio of not less than the greater of the original Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage
Loan unless the Trustee has received prior confirmation in writing by each
Rating Agency that such substitution will not result in an Adverse Rating Event
(the cost, if any, of obtaining such confirmation to be paid by the applicable
Mortgage Loan Seller); (xiii) have a date of origination that is not more than
12 months prior to the date of substitution; (xiv) have been approved by the
Controlling Class Representative (or, if there is no Controlling Class
Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the
REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense); (xvi) have comparable prepayment restrictions; and (xvii) become a part of the same

                                      -60-

Loan Group as the deleted Trust Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above
(provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates outstanding)
and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage
Loan is substituted for a deleted Trust Mortgage Loan, the applicable Mortgage
Loan Seller shall certify that the proposed Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in February
2039.

            "Rating Agency": Each of DBRS, Fitch and S&P.

            "Realized Loss": With respect to: (1) each Specially Serviced
Mortgage Loan or Corrected Mortgage Loan as to which a Final Recovery
Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO
Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
(1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery
Determination was made (exclusive of any portion thereof that constitutes
Penalty Interest, Additional Interest, Prepayment Premiums or Yield Maintenance
Charges), plus (c) any related unpaid servicing expenses, any related Servicing
Advances (together with Unliquidated Advances in respect of prior related
Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such
Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Mortgage
Loan or REO Loan that is part of a Loan Combination, net of any portion of such payments and/or proceeds that represent Liquidation Proceeds payable to the holder(s) of the other Mortgage Loan(s) in that Loan Combination; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); (4)
each Trust Mortgage Loan or Trust REO Loan as to which there were any
Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each Trust Mortgage
Loan

                                      -61-

purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

            "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

            "Recording/Filing Agent": As defined in Section 2.01(d).

            "Recovered Amount": As defined in Section 1.02(c).

            "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-3FL, Class A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class
B, Class C or Class D Certificate.

            "Regular Certificate": Any REMIC II Certificate other than a Class
R-II Certificate.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. SS.SS.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S CUSIP number.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to the various parties, as set forth on Exhibit L attached hereto.
For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Sub-Servicing Function
Participant engaged by the Trustee, the Master Servicer or the Special Servicer,
the term "Relevant Servicing Criteria" may refer to a portion of the Relevant
Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC I": The segregated pool of assets subject hereto,
constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this
Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the

                                      -62-

Closing Date (excluding all Additional Interest on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts (inclusive of the
Closing Date Deposit and the Additional MLMLI Deposit but exclusive of all
Additional Interest) held from time to time in the Collection Account, the
Interest Reserve Account, any Pool REO Account, the Gain-on-Sale Reserve
Account, any Loan Combination Custodial Account and the Distribution Account;
(iii) any REO Property acquired in respect of a Trust Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17,
19 and 20 of each of the Mortgage Loan Purchase Agreements with respect to the
Trust Mortgage Loans; and (v) the rights of the mortgagee under all Insurance
Policies with respect to the Trust Mortgage Loans; provided that REMIC I shall not include any Non-Trust Loan or any successor REO Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums,
Yield Maintenance Charges or other amounts collected on a Non-Trust Loan or any successor REO Loan with respect thereto.

            "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust
Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(b). The REMIC I Principal
Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the Class
Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of Section 4.04(a).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the
Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

            "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class X or Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections
860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                                      -63-

            "REO Account": The Pool REO Account or any Loan Combination REO
Account, as applicable.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (or, if a Loan Combination is
involved, any of the multiple Mortgage Loans comprising the subject Loan
Combination) deemed for purposes hereof to be outstanding with respect to each
REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or an interest therein) remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any Loan Combination REO Property, on behalf of the
Trust and the related Non-Trust Noteholder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust
Fund Expenses) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the
Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment
Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order; provided, however, that if the Mortgage Loans comprising a Loan
Combination become REO Loans, then amounts received with respect to such REO
Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Loan Combination Intercreditor Agreement.
Notwithstanding the foregoing, all amounts payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related
REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the
case may be, in respect of such Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed
Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid

                                      -64-

from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered.

            "REO Property": With respect to any Mortgage Loan (other than a
Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the
Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to a Loan
Combination, the related Loan Combination REO Property.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a)(i).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal
Mortgage Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 C.F.R. SS. 225.64 and conducted in accordance with the standards of the
Appraisal Institute.

            "Required Appraisal Mortgage Loan": Each Trust Mortgage Loan (or, in
the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any Periodic
Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the
Special Servicer in a manner that affects the amount or timing of any Periodic
Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) delinquent in respect of any Balloon Payment unless (x) the related Mortgagor makes an Assumed Periodic Payment on each Due
Date (commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the Master Servicer receives, within 60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Trust
Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan" that the refinancing could not reasonably be expected to occur; provided, however, that a
Required Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage
Loan:

            (a)     with respect to the circumstances described in clauses (i)
      and (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage
      Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
      Special Servicer pursuant to Section 3.20); and

                                      -65-

            (b)     with respect to the circumstances described in clauses (iv),
      (v) and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan. For purposes of the foregoing, each Loan Combination shall be treated as a single Mortgage Loan.

            "Required Appraisal Value": With respect to any Mortgaged Property or REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such
Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction
Amount shall be amended no less often than annually to reflect the Required
Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section
3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I or Class R-II Certificate.

            "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer in the Global Securities and Trust Services Group of the
initial Trustee, (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject, and (iii) any Fiscal Agent, any officer thereof.

            "Restricted Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement
Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File, the
CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve/LOC Report
and the CMSA Reconciliation of Funds Report.

            "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in

                                      -66-

the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

            "S&P": Standard & Poor's Ratings Services, a Division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and any
Fiscal Agent, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iv).

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for a Loan Combination provide for a single monthly debt service payment for such Loan Combination, then the Scheduled
Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan
Combination and such Due Date that is, in accordance with the related loan documents and/or the related Loan Combination Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject Loan Combination.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-3FL, Class A-3B, Class A-SB, Class A-4, Class A-1A or Class X Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-3FL, Class A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ,
Class AN-FL, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificate.

            "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

            "Servicer Notice": As defined in Section 3.14.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent in connection with

                                      -67-

the servicing of a Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special
Servicer, if any, set forth in Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any
"force placed" insurance policy purchased by the Master Servicer or the Special
Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any
Liquidation Proceeds of the nature described in clauses (i)-(iii), (v), (vii)
and (viii) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a)
or (b) and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement. Notwithstanding anything to the contrary, "Servicing
Advances" shall not include allocable overhead of the Master Servicer or the
Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special
Servicer without reimbursement pursuant to the terms of this Agreement.

            "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

            "Servicing Fees": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the Master Servicing Fee and the
Special Servicing Fee.

            "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

            "Servicing Function Participant": Any of: (i) the Master Servicer;
(ii) the Special Servicer; (iii) the Trustee; and (iv) any other party hereto, in addition to the Master Servicer, the Special Servicer and the Trustee, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

                                      -68-

            "Servicing Representative": With respect to the Master Servicer, the
Special Servicer or the Trustee, any other Person (including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust
Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a Sub-Servicing Function
Participant.

            "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Mortgage Loans (including any Non-Trust Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans
(i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled Payments of principal and interest under the Mortgage
Loans, (ii) in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default, the maximization of the recovery on that Mortgage Loan to the Certificateholders or, in the case of any Loan Combination, to the
Certificateholders and the related Non-Trust Noteholder(s) (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (iii) the best interests of the Certificateholders and the Trust Fund (or, in the case of any
Loan Combination, the Certificateholders, the Trust Fund and the related
Non-Trust Noteholder(s), taking into account, if applicable and to the extent consistent with the related Loan Combination Intercreditor Agreement and the related Mortgage Loan documents, the subordinate nature, if applicable, of the related Non-Trust Loan(s) and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any
Affiliate thereof may have with the related Mortgagor (or any Affiliate thereof), the Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate by the
Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the
Special Servicer, as the case may be, to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any
Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage Pool; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to
repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any
obligation of the Master Servicer or any Affiliate of the Master Servicer to
cure a breach of a representation and warranty with respect to a Mortgage Loan;
and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of
either has extended to any Mortgagor or any Affiliate thereof.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

            "Significant Mortgage Loan": At any time of determination, any
Mortgage Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed
Loan Group or (c) as part of a group of Mortgage Loans made to affiliated
Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups

                                      -69-

and groups of Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

            "Significant Obligor": (a) Any obligor (as defined in Item 1101(i)
of Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance).

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates, the Class A-3FL Certificates
or the Class AN-FL Certificates, evidencing a $1,000 denomination.

            "Sole Certificate Owner": As defined in Section 9.01.

            "Special Servicer": Midland Loan Services, Inc., or any successor in interest thereto, or any successor special servicer appointed as herein provided.

            "Special Servicer Indemnification Agreement": That certain Special
Servicer Indemnification Agreement, dated as of March 22, 2006, between the initial Special Servicer, the Trustee, the Underwriters and the Initial
Purchasers.

            "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if the Special Servicer or any
      Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
      Special Servicer or any Servicing Representative of the Special Servicer
      is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or

                                      -70-

      (C) any Significant Obligor with respect to a Specially Serviced Mortgage
      Loan [ITEM 1.03(a) ON FORM 8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 1.03(b)
      ON FORM 8-K];

            (v)     any resignation, removal, replacement or substitution of (A)
      the Special Servicer or (B) any Servicing Representative of the Special
      Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vi)    any appointment of (A) a new Special Servicer or (B) any new
      Servicing Representative of the Special Servicer that constitutes a
      Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
      FORM 8-K];

            (vii)   any nonpublic disclosure, by the Special Servicer or any
      Servicing Representative of the Special Servicer, with respect to the
      Subject Securitization Transaction (other than disclosure required by this
      Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
      243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii)  any other information of importance to Certificateholders
      (determined by the Special Servicer in accordance with the Servicing
      Standard) that (A) is not otherwise required to be included in the
      Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the Special
      Servicer has determined, in accordance with the Servicing Standard, could have an adverse effect on payments to any Class of Certificateholders, and
      (C) is directly related to a Specially Serviced Mortgage Loan [ITEM 8.01
      ON FORM 8-K];

            (ix)    the commencement or termination of, or any material
      developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Special Servicer is controlling the subject litigation or if the subject
      Material Litigant is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 2 ON FORM
      10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x)     the receipt by the Special Servicer or by any Servicing
      Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any Significant Obligor (that has been identified to the Special
      Servicer in writing) with respect to a Specially Serviced Mortgage Loan
      [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xi)    to the extent not otherwise disclosed in the Prospectus
      Supplement or previously included in a report delivered by the Special
      Servicer to the Trustee and the Depositor in

                                      -71-

      accordance with Section 8.15(c), whether the Special Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A)
      the Trust, (B) the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee,
      (E) the Master Servicer, (F) any Servicing Representative of the Special
      Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB or (G) any Significant Obligor [GENERAL INSTRUCTION J TO
      FORM 10-K];

            (xii)   to the extent not otherwise disclosed in the Prospectus
      Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between
      Countrywide or the Trust, on the one hand, and the Special Servicer or any
      Servicing Representative of the Special Servicer, on the other hand
      [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xiii)  to the extent not otherwise disclosed in the Prospectus
      Supplement, any specific relationship involving or relating to the Subject
      Securitization Transaction or the Mortgage Loans contemplated by Item
      1119(c) of Regulation AB between Countrywide or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of the
      Special Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K].

            "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially
Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Designated Mortgage Loan Documents": With respect to any
Trust Mortgage Loan, the following documents collectively:

            (i)     the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

            (ii)    an original or a copy of the Mortgage (with or without
      recording information);

            (iii)   the original or a copy of the policy or certificate of
      lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment
      (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (iv)    an original or a copy of any Ground Lease or ground lessor estoppel; and

            (v)     a copy of any letter of credit relating to the Trust
      Mortgage Loan;

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

                                      -72-

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

            (a)     the related Mortgagor shall have failed to make when due any
      Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

                    (i)     except in the case of a Balloon Payment, for 60
                            days; or

                    (ii)    solely in the case of a delinquent Balloon Payment,
                            beyond the day such Balloon Payment was due or (if
                            longer) beyond the applicable grace period for a
                            Balloon Payment unless (x) the related Mortgagor (A)
                            makes in respect of each Due Date (commencing with
                            the Due Date of such Balloon Payment) during the
                            period contemplated in (B) below, without omission,
                            Assumed Periodic Payments and (B) delivers a
                            refinancing commitment within 60 days after such
                            Mortgage Loan's maturity date, then for such period
                            (not to exceed 120 days) beyond such Mortgage Loan's
                            maturity date ending on the earlier of the date on
                            which the related Mortgagor fails to make an Assumed
                            Periodic Payment or the date on which it is
                            determined that the refinancing could not reasonably
                            be expected to occur; or

            (b)     the Master Servicer or, with the consent of the Controlling
      Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment)
      is likely to occur and is likely to remain unremedied for at least 60 days; or

            (c)     the Master Servicer or, with the consent of the Controlling
      Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d)     a decree or order of a court or agency or supervisory
      authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
      Fees shall be payable); or

            (e)     the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                                      -73-

            (f)     the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g)   the Master Servicer shall have received notice of the
      commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan:

            (i)     with respect to the circumstances described in clause (a)
      above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special
      Servicer pursuant to Section 3.20);

            (ii)    with respect to the circumstances described in clauses (b),
      (d), (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (iii)   with respect to the circumstances described in clause (c)
      above, when such default is cured; and

            (iv)    with respect to the circumstances described in clause (g)
      above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            During any time an entire Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Loan Combination;
provided that, if a B-Note Loan Holder prevents the occurrence of a Servicing
Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the related B-Note Non-Trust Loan shall not, in and of itself, result in the existence of a Servicing Transfer Event with respect to such
A-Note Trust Mortgage Loan or cause the servicing of the subject Loan
Combination to be transferred to the Special Servicer, unless a separate
Servicing Transfer Event has occurred with respect thereto.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York,
Illinois, North Carolina, Kansas and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the Trust
Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

                                      -74-

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated
Repayment Date.

            "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

            (i)     all payments and other collections of principal, if any,
      with respect to such Trust Mortgage Loan that are included as part of the
      Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c) and/or (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

            (ii)    any other amount received with respect to such Trust
      Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

            (iii)   any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

            (iv)    any related Realized Loss (other than any such loss
      resulting from a Deficient Valuation) incurred during the related
      Collection Period that represents a loss of principal with respect to that
      Trust Mortgage Loan.

            With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust
Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

            (a)     all amounts, if any, collected with respect to the related
      REO Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal
      Distribution Amount"; and

            (b)     any related Realized Losses incurred during the related
      Collection Period that represents a loss of principal with respect to the subject Trust REO Loan.

            A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof

                                      -75-

are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            The Stated Principal Balance with respect to each of the Kenwood
Towne Centre B-Note Non-Trust Loan and the 60 State Street B-Note Non-Trust Loan
or any successor REO Loan with respect thereto, as of any date of determination, shall be (1) the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each monthly remittance date under the related Loan Combination
Intercreditor Agreement to not less than zero, by (2) the sum of (A) any amounts received during the related Collection Period that are allocable as principal of such Non-Trust Loan or any successor REO Loan with respect thereto and (B) any
Realized Losses incurred with respect to such Non-Trust Loan or any successor
REO Loan during the related Collection Period that represent a loss of principal with respect thereto (including as a result of a Deficient Valuation).

            With respect to a Non-Trust Loan other than the Kenwood Towne Centre
B-Note Non-Trust Loan or the 60 State Street B-Note Non-Trust Loan or any
successor REO Loan with respect thereto on any date of determination, the Stated
Principal Balance shall equal the unpaid principal balance of such Non-Trust
Loan or the deemed unpaid principal balance of such successor REO Loan.

            "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinated Certificate": Any Class AM, Class AJ, Class AN-FL,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P, Class Q, Class R-I or Class R-II
Certificate.

            "Sub-Servicer": Any Person that the Master Servicer or the Special
Servicer has retained or engaged for the performance (whether directly or through Sub-Servicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer or the Special Servicer under this Agreement, with respect to one or more of the
Mortgage Loans, which servicing functions either (a) are identified in Item
1122(d) of Regulation AB or (b) would cause such Person to be a Servicer.

            "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Sub-Servicing Function Participant" shall mean any Sub-Servicer, sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund (i.e., any entity that is performing activities that address the criteria in Item 1122(d)
of Regulation AB, unless such entity's activities relate only to 5% or less of the Mortgage Loans, by balance).

            "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

            "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or

                                      -76-

more deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate
Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balance of the related Qualified Substitute
Mortgage Loan or Qualified Substitute Mortgage Loans.

            "Swap Agreement": Either of the Class A-3FL Swap Agreement or the
Class AN-FL Swap Agreement.

            "Swap Counterparty": Either of the Class A-3FL Swap Counterparty or
the Class AN-FL Swap Counterparty.

            "Swap Default": With respect to either Swap Agreement, any failure on the part of the related Swap Counterparty (that continues beyond any applicable grace period under such Swap Agreement) to (i) make a required payment under such Swap Agreement as and when due thereunder, (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty or find an acceptable guarantor after a Collateralization Event (as defined in such
Swap Agreement) has occurred, as required by Part 1(n)(1) of the Schedule to the
Master Agreement in such Swap Agreement, or (iii) find an acceptable replacement
Swap Counterparty after a Rating Agency Trigger Event (as defined in such Swap
Agreement) has occurred, as required by Part 1(n)(3) of the Schedule to the
Master Agreement in such Swap Agreement.

            "Swap Payment Default": A Swap Default of the nature described in clause (i) of the definition of "Swap Default".

            "Swap Termination Fees": With respect to either Swap Agreement, any fees, costs or expenses payable by the related Swap Counterparty to the Trust in connection with a Swap Default under such Swap Agreement, termination of such
Swap Agreement or liquidation of such Swap Agreement, as specified in such Swap
Agreement.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust A-3FL, Grantor Trust AN-FL and Grantor Trust
Z due to its classification as a grantor trust under the Grantor Trust
Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the
Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

            "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

                                      -77-

            "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

            "Trust": The common law trust created hereunder.

            "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

            "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon
Loan.

            "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a
Corrected Mortgage Loan.

            "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a
Defaulted Mortgage Loan.

            "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a
Defeasance Loan.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I and
REMIC II, (ii) the Grantor Trust Z Assets, (iii) the Grantor Trust A-3FL Assets
and (iv) the Grantor Trust AN-FL Assets.

            "Trust Mortgage Loan": Each of the Mortgage Loans, including any
A-Note Trust Mortgage Loan, transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

            "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or
Trust REO Loan that is a Required Appraisal Mortgage Loan.

            "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

            "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan
that is a Specially Serviced Mortgage Loan.

            "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Appointee": Any Fiscal Agent, Authenticating Agent,
Certificate Registrar, REMIC Administrator, Custodian, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

            "Trustee Fee": With respect to each Trust Mortgage Loan and each
Trust REO Loan for any Distribution Date (excluding, in the case of the initial
Distribution Date, any Closing Date Deposit Mortgage Loan), an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trustee Fee Rate on the Stated Principal
Balance of such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

                                      -78-

            "Trustee Fee Rate": 0.0010% per annum.

            "Trustee Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject Distribution Date.

            "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if the Trustee, any Servicing
      Representative of the Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
      Trustee, any Servicing Representative of the Trustee or any Trustee
      Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Trustee, (B) any Servicing Representative of
      the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      1.03(a) ON FORM 8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) the Trustee, (B) any Servicing Representative of
      the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      1.03(b) ON FORM 8-K];

            (v)     any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
      Certificates [ITEM 2.04 ON FORM 8-K];

            (vi)    any material modification to the rights of the Holders of
      any Class of Certificates, including by reason of a modification to this
      Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM 3.03(a) ON FORM 8-K];

                                      -79-

            (vii)   any material limitation or qualification of the rights
      evidenced by any Class of Certificates by reason of the modification of any other Class of Certificates [ITEM 3.03(b) ON FORM 8-K];

            (viii)  any amendment to this Agreement pursuant to Section 11.01
      [ITEM 5.03 ON FORM 8-K];

            (ix)    any resignation, removal, replacement or substitution of (A)
      the Trustee, the Master Servicer or the Special Servicer or (B) any
      Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM ON 6.02 ON FORM
      8-K];

            (x)     any appointment of (A) a new Trustee, new Master Servicer or new Special Servicer or (B) any new Servicing Representative of the
      Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

            (xi)    any termination of a material enhancement or support
      specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of
      Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM
      6.03(a) ON FORM 8-K];

            (xii)   any addition of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation
      AB with respect to one or more Classes of the Certificates [ITEM 6.03(b)
      ON FORM 8-K];

            (xiii)  any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
      Regulation AB or Item 1115 of Regulation AB with respect to one or more
      Classes of the Certificates [ITEM 6.03(c) ON FORM 8-K];

            (xiv)   any material failure on the part of the Trustee to make on the applicable Distribution Date any required monthly distributions to the
      Holders of any Class of Certificates [ITEM 6.04 ON FORM 8-K];

            (xv)    any nonpublic disclosure, by the Trustee, any Servicing
      Representative of the Trustee or any Trustee Appointee, with respect to the Subject Securitization Transaction that is required to be disclosed by
      Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (xvi)   any other information of importance to Certificateholders
      that is not otherwise required to be included in the Distribution Date
      Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder [ITEM 8.01 ON FORM 8-K];

            (xvii)  the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Trustee is controlling the subject litigation or if the subject Material
      Litigant is (A) the Trustee, (B) any Servicing Representative of the
      Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of

                                      -80-

      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
      Certificates [ITEM 4 ON FORM 10-D];

            (xix)   the submission of any matter to a vote by Certificateholders
      [ITEM 5 ON FORM 10-D];

            (xx)    the receipt by the Trustee or by any Servicing
      Representative or other agent of the Trustee of any updated information regarding an Enhancement/Support Provider with respect to any Class of
      Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b)
      of Regulation AB [ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

            (xxi)   to the extent not otherwise disclosed in the Prospectus
      Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B)
      the Depositor, (C) a Mortgage Loan Seller, (D) the Master Servicer, (E)
      the Special Servicer, (F) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
      (G) any Trustee Appointee or (H) any Significant Obligor [GENERAL
      INSTRUCTION J TO FORM 10-K];

            (xxii)  to the extent not otherwise disclosed in the Prospectus
      Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between the
      Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the
      Trustee, any Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject Securitization Transaction contemplated by
      Item 1100(d)(1) of Regulation AB) or any Servicing Representative (but
      only if such Servicing Representative is a Servicer contemplated by Item
      1108(a)(3) of Regulation AB or a material party related to the Subject
      Securitization Transaction contemplated by Item 1100(d)(1) of Regulation
      AB) of the Trustee, on the other hand [GENERAL INSTRUCTION J TO FORM
      10-K]; and

            (xxiii) to the extent not otherwise disclosed in the Prospectus
      Supplement, any specific relationship involving or relating to the Subject
      Securitization Transaction or the Mortgage Loans contemplated by Item
      1119(c) of Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject
      Securitization Transaction contemplated by Item 1100(d)(1) of Regulation
      AB) or any Servicing Representative (but only if such Servicing
      Representative is a Servicer contemplated by Item 1108(a)(3) of Regulation
      AB or a material party related to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of Regulation AB) of the Trustee, on the
      other hand [GENERAL INSTRUCTION J TO FORM 10-K].

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement filed pursuant to the UCC.

                                      -81-

            "Underwriter": Each of MLPF&S, Countrywide Securities, EHY
Securities (USA), LLC, Banc of America Securities LLC, Morgan Stanley & Co.
Incorporated and Goldman, Sachs & Co. or in each case, its respective successor in interest.

            "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement
Amount pursuant to Section 3.05(a)(vii) out of principal collections on other
Trust Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related Trust Mortgage Loan or any related REO Property (and provided that no
Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

            "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent
Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage
Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report,
the CMSA Advance Recovery Report and, if and to the extent filed with the
Commission, such reports and files as would, but for such filing, constitute
Restricted Servicer Reports.

            "USAP": The Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

            "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates, the Class A-3FL Certificates and the Class
AN-FL Certificates. Ninety-eight percent (98%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B,
Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P and Class Q Certificates in proportion to the respective Class Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class X
Certificates. The Class Z and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage
Interests evidenced by their respective Certificates. In addition, if the Master
Servicer is the holder of any Certificates, the Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

            "Wachovia": Wachovia Bank, National Association or any successor in interest.

                                      -82-

            "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
Net Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any
Trust REO Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, as of the
Closing Date).

            "Workout-Delayed Reimbursement Amounts": With respect to any Trust
Mortgage Loan, the amount of any Advance made with respect to such Trust
Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage
Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.00%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular
Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable
Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the
Master Servicer or the Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the
Yield Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer or the
Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X
({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of

                                      -83-

the percentage 5.5% and 0.16667 is the decimal version of the exponential power.
The MEY in the above calculation is 5.44%.

            SECTION 1.02.     Certain Adjustments to the Principal Distributions
                              on the Certificates.

            (a)     If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for (i) any unreimbursed Advance that has been or is determined to be a Nonrecoverable
Advance (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any
Workout-Delayed Reimbursement Amount, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

                    first, out of any amounts then on deposit in the Collection
      Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO
      Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO
      Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such
      Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution
      Date;

                    second, out of any amounts then on deposit in the
      Collection Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust
      Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable
      Advance was made or in respect of which such Workout-Delayed Reimbursement
      Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related
      Distribution Date;

                    third, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
      Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such
      Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

                    fourth, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
      Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such
      Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance

                                      -84-

      and/or to pay interest thereon, would be included in the Available
      Distribution Amount for the related Distribution Date; and

                    fifth, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b)     If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

                    (i)     the Principal Distribution Amount for the related
      Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section
      1.02(b), would constitute part of such Principal Distribution Amount; and

                    (ii)    depending on whether such payment or other
      collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal
      Distribution Amount or the Loan Group 2 Principal Distribution Amount, as
      applicable, for the related Distribution Date.

            (c)     If and to the extent that any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amount is reimbursed or interest on any
Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal
Distribution Amount, and to either or both of the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Principal Distribution Amount, for the
relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such
Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage
Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then
(without duplication of amounts already included therein):

                    (i)     the Principal Distribution Amount for the
      Distribution Date that corresponds to the Collection Period in which such
      Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
      Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

                    (ii)    the Loan Group 1 Principal Distribution Amount
      and/or the Loan Group 2 Principal Distribution Amount for the Distribution
      Date that corresponds to the Collection Period in which such Recovered
      Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Loan
      Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal
      Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
      Nonrecoverable Advance (and/or the payment of interest

                                      -85-

      thereon) or the reimbursement of the subject Workout-Delayed Reimbursement
      Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the
Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance
(and/or pay interest thereon) or to reimburse the subject Workout-Delayed
Reimbursement Amount, as the case may be.

            (d)     For purposes of making the adjustments to the Principal
Distribution Amount, the Loan Group 1 Principal Distribution Amount or the Loan
Group 2 Principal Distribution Amount, for any Distribution Date, as
contemplated by this Section 1.02, that amount shall be calculated in accordance with the definition thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

            (e)     Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            SECTION 1.03.     Calculation of LIBOR.

            (a)     The initial value of LIBOR shall be 4.8225% per annum. Such value of LIBOR shall be utilized in calculating: (i) with respect to the Class
A-3FL Certificates, (A) the Class A-3FL Floating Swap Payment to be made on the
Class A-3FL Swap Payment Date in April 2006 and (B) the Pass-Through Rate with respect to the Class A-3FL Certificates for the Distribution Date in April 2006,
and (ii) with respect to the Class AN-FL Certificates, (A) the Class AN-FL
Floating Swap Payment to be made on the Class AN-FL Swap Payment Date in April
2006 and (B) the Pass-Through Rate with respect to the Class AN-FL Certificates for the Distribution Date in April 2006.

            (b)     The value of LIBOR applicable to the calculation of the
Class A-3FL Floating Swap Payment to be made on the Class A-3FL Swap Payment
Date and the Class AN-FL Floating Swap Payment to be made on the Class AN-FL
Swap Payment Date in any particular calendar month subsequent to April 2006, as well as the calculation of the respective Pass-Through Rates with respect to the
Class A-3FL Certificates and the Class AN-FL Certificates for the Distribution
Date in such calendar month (provided that no Class A-3FL Distribution
Conversion or Class AN-FL Distribution Conversion, as applicable, is then in effect), shall be determined by the Trustee (and promptly reported to the related Swap Counterparty) on the LIBOR Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of
11:00 a.m., London time, on the applicable LIBOR Determination Date. If that rate does not appear on the Dow Jones Market Service Page 3750, LIBOR will be determined on the basis of the rates at

                                      -86-

which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the Trustee to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the 12th day of the calendar month in which the applicable LIBOR Determination Date occurs and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any five major reference banks in the London interbank market selected by the
Trustee to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading
European banks for a period equal to one month, commencing on the applicable
LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Trustee will be binding absent manifest error.

                                      -87-

                                   ARTICLE II
       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01.     Conveyance of Trust Mortgage Loans.

            (a)     The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "ML-CFC Commercial Mortgage Trust 2006-1" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this
Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17,
19 and 20 of each Mortgage Loan Purchase Agreement, (iii) the rights of the
Depositor under each Loan Combination Intercreditor Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the
Trust Mortgage Loans and due after the Cut-off Date and, in the case of each
Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Loan Combination Intercreditor Agreement. The
Trustee, on behalf of the Trust, assumes the obligations of the related "A Note
Holder" or "Lead Lender", as the case may be, under the related Loan Combination
Intercreditor Agreement; provided that the Master Servicer shall, as further set forth in Article III, perform the servicing obligations and exercise the related rights of the related "A Note Holder" or "Lead Lender", as the case may be, under each Loan Combination Intercreditor Agreement. The transfer of the Trust
Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b)     In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Trust Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Trust Mortgage Loan (other than a Specially
Serviced Mortgage Loan) if the Master Servicer shall not have granted the
Special Servicer electronic access to such Servicing Files. None of the Trustee, any Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer
shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan
Purchase Agreement and this Section 2.01(b).

            (c)     If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan, any of the
documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and
Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan
Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing

                                      -88-

Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing
Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (ii) of the definition of "Mortgage File", certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

            If, on the Closing Date as to any Trust Mortgage Loan, the
applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or
(v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan
Seller may provisionally satisfy the delivery requirements of the related
Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Trust Mortgage Loan on the Closing Date an omnibus assignment of such
Trust Mortgage Loan; provided that all required original assignments with respect to such Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date
(or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

            (d)     The Depositor hereby represents and warrants that with
respect to the Merrill Trust Mortgage Loans, the Countrywide Trust Mortgage
Loans and the Eurohypo Trust Mortgage Loan, the related Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the
"Recording/Filing Agent") that shall, as to each such Trust Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing
Date or the delivery of each assignment and UCC Financing Statement to the
Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC
Financing Statements, each such assignment of Mortgage, each such assignment of
Assignment of Leases and any other recordable documents relating to each such
Trust Mortgage Loan in favor of the Trustee that is referred to in clause (iv)
of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related Mortgage Loan Purchase Agreement.

            (e)     All documents and records in the Servicing File (except
draft documents, privileged communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda,

                                      -89-

communications or evaluations of the Mortgage Loan Seller) in possession of the
Depositor or the Mortgage Loan Sellers that relate to the Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the Mortgage File because the Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer. The applicable
Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the Master Servicer to draw on such letter of credit.

            The Master Servicer hereby acknowledges the receipt by it of the
Closing Date Deposit. The Master Servicer shall hold the Closing Date Deposit in the Collection Account and shall include the Closing Date Deposit in the amounts it is required to remit to the Trustee on the initial P&I Advance Date. The
Closing Date Deposit shall remain uninvested.

            (f)     In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian, the Master
Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect on the Closing Date.

            (g)     The Depositor hereby consents to the filing of any UCC
Financing Statements contemplated by this Agreement without its consent.

            (h)     The Trust Fund shall constitute the sole assets of the
Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

            SECTION 2.02.     Acceptance of the Trust Fund by Trustee.

            (a)     The Trustee, by its execution and delivery of this
Agreement, acknowledges receipt of the Depositor's assignment to it of the
Depositor's right, title and interest in the assets that constitute the Trust
Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in
Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i)
the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each Swap Agreement and each Mortgage Loan
Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the
Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the
Mortgage File for a Trust Mortgage Loan that is part of a Loan Combination relates to the corresponding Non-Trust Loan, the Trustee shall also hold such
Mortgage File in trust for the use and benefit of the related Non-Trust
Noteholder(s). The Trustee hereby certifies to each of the Depositor, the Master
Servicer, the Special Servicer and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File", each of the
Specially Designated Mortgage Loan

                                      -90-

Documents are in its possession. In addition, within 90 days after the Closing
Date, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Master Servicer, the Special Servicer, each Mortgage Loan
Seller (with copies to the Controlling Class Representative), that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i)
without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible
Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan
Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii),
(iv)(B), (iv)(C), (vi), (viii) through (xii) of the definition of "Mortgage
File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan
Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such
Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and
(vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of
Mortgage File, absent actual knowledge of a Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the
Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC
Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor).
Amendments with respect to the UCC Financing Statements to be assigned to the
Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the
Trustee shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Plurality Subordinate Certificateholder,
distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Trustee shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of Exhibit C) in respect of a Mortgage Loan that, in each case, is not identified in such updated exception report.

            (b)     None of the Trustee, any Fiscal Agent, the Master Servicer,
the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            (c)     The Trustee, directly or through a Custodian retained by it, shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans; (ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standard; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure; and (v)
track and monitor the receipt and movement internally and externally of such
Mortgage Files and any release and reinstatement thereof.

                                      -91-

            SECTION 2.03.     Mortgage Loan Seller's Repurchase or Substitution
                              of Trust Mortgage Loans for Document Defects and
                              Breaches of Representations and Warranties.

            (a)     If any party hereto discovers (without implying any duty of such Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust
Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the
Mortgage Loan Schedule, or does not appear to be regular on its face (each, a
"Document Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any
Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such
Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a))
to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or
Breach materially and adversely affects the value of the affected Trust Mortgage
Loan or the interests of the Certificateholders therein, such party shall notify the Master Servicer and, if the subject Trust Mortgage Loan is a Specially
Serviced Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust Mortgage Loan not being a
"qualified mortgage" within the meaning of the REMIC Provisions, not later than
90 days after any party to this Agreement discovers such Document Defect or
Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement,
(ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the
Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected
Trust Mortgage Loan (which for purposes of this clause (iii) shall include a
Trust REO Loan) and pay the Master Servicer for deposit into the Collection
Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the related Mortgage Loan Purchase Agreement;
provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90 day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage"
within the meaning of the REMIC Provisions, and the applicable Mortgage Loan
Seller has commenced and is diligently proceeding with the cure of such Document
Defect or Breach within such 90 day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii) above) replace the related Trust
Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional 90 day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such
Document Defect or Breach is not capable of being cured within the initial 90 day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan
Seller anticipates such Document Defect or Breach will be cured within the additional 90 day period; and provided, further, that no Document Defect (other than with respect to a Specially Designated Mortgage Loan Document) shall be considered

                                      -92-

to materially and adversely affect the interests of the Certificateholders or the value of the related Trust Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Trust
Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Trust Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Trust Mortgage Loan or for any immediate servicing obligations. In the event of a Document Defect or Breach as to a Trust
Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed
Loan Group"), and such Document Defect or Breach does not constitute a Document
Defect or Breach, as the case may be, as to any other Crossed Loan in such
Crossed Loan Group (without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2)
the weighted average Loan to-Value Ratio for the remaining related Crossed
Loans, determined at the time of repurchase or substitution, based upon an
Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller shall not be greater than the weighted average
Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed
Loan determined at the time of repurchase or substitution, based upon an
Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller; provided that if such criteria is satisfied and any
Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions; and provided, further, that the Controlling Class Representative shall have consented to the repurchase or replacement of the affected Crossed
Loan, which consent shall not be unreasonably withheld or delayed. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document
Defect or Breach exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable
Mortgage Loan Seller and, where required, with the consent of the applicable
Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's
Certificate pursuant to Section 3(c) of the related Mortgage Loan Purchase
Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected
Trust Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall

                                      -93-

Amount, as applicable, are to be wired. Any such repurchase or substitution of a
Trust Mortgage Loan shall be on a whole loan, servicing released basis.

            Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a Crossed Loan thereunder while the Trustee continues to hold any other
Crossed Loan(s) in the related Crossed Loan Group, the related Mortgage Loan
Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s)
held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage
Loan Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (b)     In connection with any repurchase or substitution of one or more Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the Master Servicer certifying as to the receipt of the applicable
Purchase Price(s) in the Collection Account (in the case of any such repurchase)
or the receipt of the applicable Substitution Shortfall Amount(s) in the
Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan
Seller the legal and beneficial ownership of each repurchased Trust Mortgage
Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the
Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan
Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the Master Servicer and the Special
Servicer shall release to the applicable Mortgage Loan Seller any Escrow
Payments and Reserve Funds held by it in respect of such repurchased or deleted
Trust Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special
Servicer of a Request for Release. Thereafter, the Trustee, any Fiscal Agent,
the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage
Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related
Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer to permit the Master Servicer to do so. The
Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.
At the time a substitution is made, the applicable Mortgage Loan Purchase
Agreement will provide that the applicable Mortgage Loan Seller shall be required to deliver the related Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified Substitute Mortgage Loan.

                                      -94-

            (c)     No substitution of a Qualified Substitute Mortgage Loan or
Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage
Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all
Qualified Substitute Mortgage Loans which have been substituted for deleted
Trust Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust Mortgage Loans. Periodic Payments due with respect to any Qualified
Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the
Master Servicer) be remitted by the Master Servicer to the applicable Mortgage
Loan Seller promptly following receipt.

            (d)     The Mortgage Loan Purchase Agreements and Section 2.03(a) of
this Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

            (e)     The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

            Notwithstanding anything contained herein or the related Mortgage
Loan Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such
Defect or Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement.

            If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor;
provided, however, that such Trust Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the
Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the
Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, any Fiscal Agent, the Trust Fund, the
Master Servicer or the Special Servicer allocable to such Trust Mortgage Loan.
The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the
Special Servicer, at such Mortgage Loan Seller's expense, shall use commercially reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced
Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related
Trust Mortgage Loan which would otherwise be payable to the Master Servicer, the
Special Servicer, the Trustee, any Fiscal Agent, and the Certificateholders
pursuant to the terms of this Agreement.

                                      -95-

            SECTION 2.04.     Representations and Warranties of Depositor.

            (a)     The Depositor hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer and any Fiscal Agent, as of the
Closing Date, that:

                    (i)     The Depositor is a corporation duly organized,
      validly existing and in good standing under the laws of the State of
      Delaware.

                    (ii)    The execution and delivery of this Agreement by the
      Depositor, and the performance and compliance with the terms of this
      Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                    (iii)   The Depositor has the full power and authority to
      enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
      Agreement, and has duly executed and delivered this Agreement.

                    (iv)    This Agreement, assuming due authorization,
      execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A)
      applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
      general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v)     The Depositor is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this
      Agreement or the financial condition of the Depositor.

                    (vi)    The transfer of the Trust Mortgage Loans to the
      Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                    (vii)   No litigation is pending or, to the best of the
      Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this
      Agreement or the financial condition of the Depositor.

                    (viii)  Immediately prior to the transfer of the Trust
      Mortgage Loans to the Trust Fund pursuant to Section 2.01(a) of this
      Agreement (and assuming that the Mortgage Loan Sellers transferred to the
      Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests),
      (A) the Depositor had good

                                      -96-

      and marketable title to, and was the sole owner and holder of, each Trust
      Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

                    (ix)    The Depositor is transferring the Trust Mortgage
      Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

            (b)     The representations and warranties of the Depositor set
forth in Section 2.04(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05.     Acceptance of REMIC I and Grantor Trusts by
                              Trustee.

            The Trustee acknowledges the assignment to it of the Trust Mortgage
Loans and the other property comprising REMIC I and the Additional Interest and the other property comprising Grantor Trust Z and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of
REMIC I, all present and future Holders of the Class R-I Certificates and REMIC
II as the holder of the REMIC I Regular Interests; and in the case of Grantor
Trust Z, all present and future holders of the Class Z Certificates.

            SECTION 2.06.     Execution, Authentication and Delivery of Class
                              R-I Certificates; Issuance of REMIC I Regular
                              Interests.

            In exchange for the assets included in REMIC I, REMIC I Regular
Interests have been issued, and pursuant to the written request of the Depositor executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

            SECTION 2.07.     Conveyance of REMIC I Regular Interests;
                              Acceptance of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

            SECTION 2.08.     Execution, Authentication and Delivery of REMIC II
                              Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I
Regular Interests and in exchange therefor, the Class A-3FL REMIC II Regular
Interest and the Class AN-FL REMIC II Regular Interest have been issued, and pursuant to the written request of the Depositor, executed by an officer of the
Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the REMIC
II Certificates in authorized denominations, evidencing, together with the Class
A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular Interest,
the entire beneficial ownership of REMIC II. The rights of the

                                      -97-

holders of the respective Classes of REMIC II Certificates, Grantor Trust A-3FL
as holder of the Class A-3FL REMIC II Regular Interest and Grantor Trust AN-FL
as holder of the Class AN-FL REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, the
Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC II Regular
Interest, as the case may be, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates, the Class A-3FL
REMIC II Regular Interest and the Class AN-FL REMIC II Regular Interest in such distributions, shall be as set forth in this Agreement.

            SECTION 2.09.     Conveyance of Class A-3FL REMIC II Regular
                              Interest and Class AN-FL REMIC II Regular
                              Interest; Acceptance of Grantor Trust A-3FL and
                              Grantor Trust AN-FL by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-3FL
REMIC II Regular Interest and the Class AN-FL REMIC II Regular Interest to the
Trustee for the benefit of the Holders of the Class A-3FL Certificates and the
Holders of the Class AN-FL Certificates, respectively. The Trustee acknowledges the assignment to it of the Class A-3FL REMIC II Regular Interest and the Class
AN-FL REMIC II Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future
Holders of the Class A-3FL Certificates and the Class AN-FL Certificates,
respectively.

            SECTION 2.10.     Execution, Authentication and Delivery of Class Z,
                              Class A-3FL and Class AN-FL Certificates.

            Concurrently with the assignment to it of (i) the Additional
Interest and the other assets of Grantor Trust Z, (ii) the Class A-3FL REMIC II
Regular Interest and the other assets of Grantor Trust A-3FL and (iii) the Class
AN-FL REMIC II Regular Interest and the other assets of Grantor Trust AN-FL, and in exchange therefor, the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the
Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class Z Certificates, the Class A-3FL Certificates and the
Class AN-FL Certificates.

                                      -98-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01.     Administration of the Mortgage Loans.

            (a)     Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Noteholder(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of a Loan Combination, the terms of the related Loan Combination Intercreditor Agreement (which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the Servicing Standard.

            Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicer shall service and administer all Mortgage Loans that are not
Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the
Special Servicer with respect to the Specially Serviced Mortgage Loans, as if no
Servicing Transfer Event had occurred and with respect to the REO Properties
(and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b)     Subject to Section 3.01(a), Section 6.11 and Section 6.12,
the Master Servicer and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more
Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage
Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan Combination Intercreditor Agreement, by the related Non-Trust Noteholder(s), to execute and deliver, on behalf of the
Certificateholders, the Trustee and each such Non-Trust Noteholder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all
modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the

                                      -99-

Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder;
provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Non-Trust Loan, solely under the related Non-Trust Noteholder's name) without indicating the Master Servicer's or Special Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            (c)     The relationship of each of the Master Servicer and the
Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. Unless the same Person acts as both Master Servicer and
Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

            (d)     Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or any Fiscal Agent make a Servicing
Advance with respect to any Non-Trust Loan to the extent the related Trust
Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (e)     Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (f)     The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination
Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related Non-Trust Noteholder(s) under the related
Loan Combination Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to such
Non-Trust Noteholder(s) in accordance with the related Loan Combination
Intercreditor Agreement, and (iii) the right of a B-Note Loan Holder or its designee to purchase the related Trust Mortgage Loan in accordance with the related Loan Combination Intercreditor Agreement.

            (g)     With respect to any Loan Combination that includes a Trust
Mortgage Loan, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(g), in accordance with the related Loan Combination
Intercreditor Agreement, the servicing and administration of such Loan
Combination and any related Loan Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Loan Combination or (ii) if expressly provided for in or pursuant to the related Loan Combination Intercreditor Agreement) the Master Servicer and, if
such Loan Combination is then being specially serviced hereunder or the related
Loan Combination Mortgaged Property has become a Loan Combination REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the Special
Servicer, as the case may be, and shall contain

                                      -100-

servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Loan Combination and the related Loan Combination Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

            Further, with respect to any Loan Combination that includes a Trust
Mortgage Loan, if at any time neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan
Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan Combination Intercreditor
Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Loan Combination Intercreditor Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination
REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Loan Combination, the Master Servicer and, if applicable, the
Special Servicer shall continue to service and administer such Loan Combination and/or any related Loan Combination REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such
Loan Combination or any related Loan Combination REO Property were the sole assets subject hereto.

            SECTION 3.02.     Collection of Mortgage Loan Payments.

            (a)     Each of the Master Servicer or the Special Servicer shall
undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special
Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, further, that the Master
Servicer or Special Servicer, as the case may be, may take action to enforce the
Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated Repayment
Dates, waive any or all of the Additional Interest accrued on any such Mortgage
Loan if the Mortgagor is ready and willing to pay all other amounts due under such Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer and the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the Special Servicer's receipt of the Master Servicer's request for such consent), and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The Master
Servicer, with regard to a Mortgage Loan that is not a Specially Serviced
Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four (4) times following the Closing Date, unless such Default
Charges would otherwise be payable to the Master Servicer pursuant to Section
3.26. No such additional waiver shall be permitted without the consent of the
Controlling Class Representative, which consent shall be deemed granted if not

                                      -101-

denied in writing (which may be sent via facsimile transmission or electronic mail) within five Business Days of such request. Notwithstanding any of the foregoing, in the case of the Merrill Trust Mortgage Loans identified on
Schedule VII, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of a Mortgagor to make any payment of a late payment charge or demand payment of a late payment charge from a Mortgagor, in each case prior the expiration of the grace period for Periodic
Payments, if any, set forth in the related Mortgage Loan documents.

            (b)     All amounts collected in respect of any Mortgage Loan in
the form of payments from Mortgagors, Liquidation Proceeds (insofar as such
Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and
Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage
Note, loan agreement (if any) and Mortgage (and, with respect to any Loan
Combination, the related Loan Combination Intercreditor Agreement and the documents evidencing and securing the related Non-Trust Loan(s)) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and any
Fiscal Agent, and second, to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee,
Principal Recovery Fee, liquidation expenses and related Additional Trust Fund
Expenses) for purposes of this Agreement: first, in connection with Liquidation
Proceeds or Insurance Proceeds as a recovery of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts with respect to such Mortgage Loan that were paid from principal collections on the Mortgage Pool (including
Unliquidated Advances) and resulted in principal distributed to the
Certificateholders being reduced; second, as a recovery of any other related and unreimbursed Advances plus unpaid interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master
Servicing Fee Rate) on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes
Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan following a default thereunder, to the extent such amounts have not been previously advanced; fifth, as a recovery of Default Charges due and owing on such Mortgage Loan; sixth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any
ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid
Additional Interest. All amounts collected on any Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through
(ix) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to any Fiscal Agent, second to the Trustee and third to the Master Servicer or Special Servicer, as applicable, for any unpaid
Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus unpaid interest accrued thereon;
second, as a recovery of accrued and unpaid interest at the related Mortgage
Rate (net of the Master Servicing Fee Rate) on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such
Mortgage Loan up to its entire unpaid principal balance, to the extent such amounts have not been previously advanced; and fourth, with respect to any ARD
Loan after its Anticipated

                                      -102-

Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Collection Account as set forth in Section 3.05(a)
from amounts so applied.

            (c)     To the extent consistent with the terms of the related
Mortgage Loan and applicable law, the Master Servicer shall apply all Insurance
Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance
Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

            (d)     In the event that the Master Servicer or Special Servicer
receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or
Special Servicer, as applicable, will, to the extent not included in the related
CMSA Loan Periodic Update File, promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, any Fiscal Agent or the Special Servicer shall be responsible for any such
Additional Interest not collected after notice from the related Mortgagor.

            (e)     With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the Master Servicer (with the consent of the Special Servicer), to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the
Servicing Standard.

            SECTION 3.03.     Collection of Taxes, Assessments and Similar
                              Items; Servicing Accounts; Reserve Accounts.

            (a)     The Master Servicer shall, as to all Mortgage Loans
establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents;
provided that, in the case of a Loan Combination, if the related Servicing
Account includes funds with respect to any other Mortgage Loan, then the Master
Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Loan Combination. Each Servicing Account with respect to a Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv)
and (v) below, to the extent of interest or other income earned on such amounts)
only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective
Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as
applicable, for any such Servicing Advance (provided that any interest

                                      -103-

thereon may only be withdrawn from the Collection Account), (iii) to refund to
Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as described below, to Mortgagors on balances in the respective Servicing Accounts; (v) to pay the Master Servicer interest and investment income on balances in the
Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Mortgage
Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master
Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing
Account, any provision herein to the contrary notwithstanding. The Servicing
Accounts shall not be considered part of the segregated pool of assets constituting, REMIC I, REMIC II, Grantor Trust A-3FL, Grantor Trust AN-FL or
Grantor Trust Z.

            (b)     The Master Servicer, with respect to Mortgage Loans that
are not Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Loans, shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan required the related
Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow
Payments (at the direction of the Special Servicer for Specially Serviced
Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage
Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all
Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c)     The Master Servicer shall, as to all Mortgage Loans, make
a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing
Advances", provided that the Master Servicer shall not make any Servicing
Advance prior to the penalty date or cancellation date, as applicable, if the
Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a
Nonrecoverable Servicing Advance. All such

                                      -104-

Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a)
and/or Section 3.05(e). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this
Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal
Balances of the related Mortgage Loans, notwithstanding that the terms of such
Mortgage Loans so permit. The foregoing shall in no way limit the Master
Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the Master Servicer, the Trustee and any Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO
Property, before the date on which the Master Servicer is required to make any
Servicing Advance with respect to a given Mortgage Loan or REO Property;
provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or REO
Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the Master Servicer, the Trustee and any
Fiscal Agent with such information in its possession as the Master Servicer, the
Trustee or any Fiscal Agent, as applicable, may reasonably request to enable the
Master Servicer, the Trustee or any Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable
Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing
Advance). The Master Servicer will have the obligation to make any such
Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days after the
Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Specially Serviced Mortgage Loan or REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master
Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master
Servicer is entitled with respect to any other Servicing Advances made thereby.
Any request by the Special Servicer that the Master Servicer make a Servicing
Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the
Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination that any Servicing Advance previously made with respect to a Specially Serviced
Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master
Servicer shall act in accordance with such determination.

            No later than 1:00 p.m., New York City time, on the first
Determination Date that follows the date on which it makes any Servicing
Advance, the Special Servicer shall provide the Master Servicer an Officer's
Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which the Master Servicer may conclusively rely in reimbursing the Special
Servicer. The Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account

                                      -105-

designated by the Special Servicer, no later than the first P&I Advance Date that is at least three (3) Business Days after the date on which the Master
Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00
p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such
Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in accordance with the Servicing Standard that such Servicing Advance, although not characterized by the Special Servicer as a
Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance.
The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

            If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within five Business Days after such notice then (subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance.
If the Trustee does not make such Servicing Advance within such period, any
Fiscal Agent shall make such Servicing Advance within such period. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an
Event of Default by the Master Servicer subject to and as provided in Section
7.01.

            (d)     In connection with its recovery of any Servicing Advance
from the Collection Account pursuant to Section 3.05(a) or from a Loan
Combination Custodial Account pursuant to Section 3.05(e), as applicable, each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent
shall be entitled to receive, out of amounts then on deposit in the Collection
Account as provided in Section 3.05(a) or in such Loan Combination Custodial
Account as provided in Section 3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Mortgage Loans and REO Properties during the Collection Period in which such reimbursement is made, and to the extent that such Default Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Trust Mortgage Loans then on deposit in the Collection Account or in such Loan Combination Custodial
Account, as applicable; provided that interest on Servicing Advances with respect to a Loan Combination or any related Loan Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination
Intercreditor Agreement, be payable out

                                      -106-

of amounts otherwise payable to the related B-Note Loan Holder and/or payments received from the related B-Note Loan Holder under the related Loan Combination
Intercreditor Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(f), the Master
Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal
Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the
Master Servicer, and in no event shall interest accrue in accordance with this
Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow
Payment or other similar payment by the Mortgagor was received by the Master
Servicer on or prior to the date the related Servicing Advance was made.

            (e)     The determination by the Master Servicer or the Special
Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing
Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, any
Fiscal Agent, the Depositor and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the
Collection Account pursuant to Section 3.05(a) or, in the case of a Loan
Combination, out of the related Loan Combination Custodial Account pursuant to
Section 3.05(e)) of the related Mortgaged Property or REO Property, as the case may be, which Appraisal shall be obtained pursuant to Section 3.09(a) by the
Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal) and further accompanied by related
Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and any Fiscal
Agent shall act in accordance with any determination made by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a
Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by the Master Servicer or the Special Servicer; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or any
Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or any Fiscal Agent in good faith makes a determination that such Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior
Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

            (f)     The Master Servicer shall, as to all Mortgage Loans,
establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Loan Combination, if the related
Reserve Account includes funds with respect to any other Mortgage Loan, then the
Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage

                                      -107-

Note, Mortgage and any agreement with the related Mortgagor governing such
Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts if permitted under the related Mortgage Loan documents and (iii) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related
Mortgage Loan documents, applicable law and the Servicing Standard. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve
Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be
Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, Grantor Trust A-3FL,
Grantor Trust AN-FL or Grantor Trust Z. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            (g)     Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, the Master
Servicer may (and, at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account or, with respect to a servicing expense relating to a
Non-Trust Loan or related to a Loan Combination Mortgaged Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property;
provided that the Master Servicer (or the Special Servicer, if a Specially
Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, with respect to a Loan Combination, to the extent paid out of the related Loan Combination
Custodial Account, in the best interests of the Certificateholders and the related Non-Trust Noteholder(s), as a collective whole), as evidenced by an
Officer's Certificate delivered promptly to the Depositor, the Trustee and the
Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate (and accompanying information)
promptly to the other such Person.

            (h)     To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (each of which Mortgage Loans is listed on Schedule VI hereto), the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective
Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

                                      -108-

            SECTION 3.04.     Collection Account, Interest Reserve Account,
                              Additional Interest Account, Distribution Account,
                              Gain-on-Sale Reserve Account, Floating Rate
                              Account and Loan Combination Custodial Accounts.

            (a)     The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off
Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                    (i)     all payments on account of principal of the Trust
      Mortgage Loans including Principal Prepayments;

                    (ii)    all payments on account of interest on the Trust
      Mortgage Loans including Additional Interest and Penalty Interest;

                    (iii)   all Prepayment Premiums, Yield Maintenance Charges
      and late payment charges received in respect of the Trust Mortgage Loans;

                    (iv)    all Insurance Proceeds and Liquidation Proceeds
      (other than Gain-on-Sale Proceeds) received in respect of any Trust
      Mortgage Loan, and together with any amounts representing recoveries of
      Workout-Delayed Reimbursement Amounts and/or Nonrecoverable Advances in
      respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged
      Property or released to the related Mortgagor;

                    (v)     any amounts required to be deposited by the Master
      Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                    (vi)    any amounts required to be deposited by the Master
      Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                    (vii)   any amounts required to be transferred from an REO
      Account pursuant to Section 3.16(c);

                    (viii)  any amount in respect of Purchase Prices and
      Substitution Shortfall Amounts pursuant to Section 2.03(b);

                    (ix)    any amount required to be deposited by the Master
      Servicer pursuant to Section 3.19(a) in connection with Prepayment
      Interest Shortfalls and Casualty/Condemnation Interest Shortfalls;

                                      -109-

                    (x)     any amount paid by or on behalf of a Mortgagor to
      cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances;

                    (xi)    any amounts representing a reimbursement, payment
      and/or contribution due and owing to the Trust from a Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement;
      and

                    (xii)   any amounts required to be transferred from any Loan
      Combination Custodial Account pursuant to Section 3.05(e);

provided that, in the case of a Trust Mortgage Loan that is part of a Loan
Combination, any amounts required to be deposited in the related Loan
Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the Collection Account only to the extent provided in Section 3.05(e).

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections
3.11(b) and (d), need not be deposited by the Master Servicer in the Collection
Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer as additional special servicing compensation in accordance with Section
3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections
3.03(d),3.12 and 4.03(d) or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (x) and (xi) of the second preceding paragraph with respect to any Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph or any related Loan Combination
Custodial Account pursuant to Section 3.04(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the Collection Account or any applicable
Loan Combination Custodial Account, as the case may be, pursuant to Section
3.16(c). With respect to any such amounts paid by check to the order of the
Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two
Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                                      -110-

            (b)     The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust
Office to be held in trust for the benefit of the Certificateholders. The
Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 2:00 p.m. (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the
Available Distribution Amount (calculated without regard to clauses (a)(ii),
(a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related
Distribution Date then on deposit in the Collection Account, together with (i)
any Prepayment Premiums and/or Yield Maintenance Charges received on the Trust
Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                    (i)     any P&I Advances required to be made by the Master
      Servicer in accordance with Section 4.03(a); and

                    (ii)    the aggregate purchase price paid in connection with
      the purchase by the Master Servicer of all of the Trust Mortgage Loans and
      any REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Noteholder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the
      Collection Account pursuant to Section 9.01.

            If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on information reported to it by the Master Servicer pursuant to Section 3.12, and the funds (including, but not limited to, unscheduled payments, late payments,
Principal Prepayments or Balloon Payments) remitted to it by the Master Servicer differ in amount from what was reported to the Trustee by the Master Servicer, the Trustee shall use commercially reasonable efforts to cause the Depository to revise the related distribution and make such revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the
Depository can do so. The Trustee, the Master Servicer, the Special Servicer and
any Fiscal Agent shall not be liable or held responsible for any resulting delay
(or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the
Depository, the Trustee shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the Distribution Account.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall also deposit into the
Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

            (c)     The Trustee shall establish and maintain one or more
accounts (which may be sub-accounts of the Distribution Account) (collectively, the "Interest Reserve Account"), in trust for the benefit of the
Certificateholders. The Interest Reserve Account shall be an Eligible Account.
On or before each Distribution Date in February and, during each year that is not a leap year, January, the Trustee shall withdraw from the Distribution
Account and deposit in the Interest Reserve Account, with respect to each
Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of

                                      -111-

such Interest Reserve Loan for such Distribution Date (such withdrawal from the
Distribution Account to be made out of general collections on the Mortgage Pool including any related P&I Advance that was deposited in the Distribution
Account). The Trustee shall also deposit into the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d)     Prior to any Collection Period during which Additional
Interest is received on the Trust Mortgage Loans, and upon notification from the
Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Z Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account. Prior to each Distribution Date, the Master Servicer shall remit to the
Trustee for deposit in the Additional Interest Account an amount equal to the
Additional Interest received on the Trust ARD Loans and any successor Trust REO
Loans with respect thereto during the applicable Collection Period. The Trustee shall also deposit into the Additional Interest Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Additional
Interest Account.

            Following the distribution of Additional Interest to Class Z
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest or any successor Trust REO Loans with respect thereto, the Trustee shall terminate the Additional Interest Account.

            (e)     The Trustee shall establish (upon notice from the Special
Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the
Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible
Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

            Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any REO Property in accordance with Section 3.09 or Section
3.18, the Special Servicer shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account. The Trustee shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the
Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

            (f)     The Trustee shall establish and maintain the Floating Rate
Account, which shall consist of two sub-accounts. One of those sub-accounts (the
"Class A-3FL Sub-Account") shall be held in trust for the benefit of the Holders of the Class A-3FL Certificates and the Class A-3FL Swap Counterparty, as their interests may appear, and the other such sub-account (the "Class AN-FL
Sub-Account") shall be held in trust for the benefit of the Holders of the Class
AN-FL Certificates and the Class AN-FL Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an
Eligible Account consisting of the two sub-accounts described in the preceding sentence or, subject to Section 3.04(g), two subaccounts of the Distribution
Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this
Agreement. The Trustee shall, as and when required, deposit in the applicable sub-account of the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to

                                      -112-

Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment Earnings from the applicable sub-account of the Floating Rate Account. The Trustee shall deposit into the applicable sub-account of the Floating Rate Account (i.e., the
Class A-3FL Sub-Account, in the case of clauses (i) and (iii) of this sentence, and the Class AN-FL Sub-Account, in the case of clauses (ii) and (iv) of this sentence): (i) all amounts distributable with respect to the Class A-3FL REMIC
II Regular Interest pursuant to Sections 4.01 and 9.01 for each Distribution
Date; (ii) all amounts distributable with respect to the Class AN-FL REMIC II
Regular Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date;
(iii) upon receipt, all amounts received from the Class A-3FL Swap Counterparty under the Class A-3FL Swap Agreement intended for distribution on the Class
A-3FL Certificates; and (iv) upon receipt, all amounts received from the Class
AN-FL Swap Counterparty under the Class AN-FL Swap Agreement intended for distribution on the Class AN-FL Certificates.

            (g)     Notwithstanding that any of the Interest Reserve Account,
the Additional Interest Account, the Gain-on-Sale Reserve Account or each sub-account comprising the Floating Rate Account may be a sub-account of the
Distribution Account for reasons of administrative convenience, each of the
Interest Reserve Account, the Additional Interest Account, the Gain-on-Sale
Reserve Account, the Floating Rate Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (h)     The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each Loan
Combination (collectively, as to each Loan Combination, the related "Loan
Combination Custodial Account") (which may be a sub-account of the Collection
Account), into which, subject to the related Loan Combination Intercreditor
Agreement, the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the
Closing Date:

                    (i)     all payments on account of principal, including
      Principal Prepayments, on such Loan Combination;

                    (ii)    all payments on account of interest, including
      Penalty Interest, on such Loan Combination;

                    (iii)   all Prepayment Premiums, Yield Maintenance Charges
      and late payment charges on such Loan Combination;

                    (iv)    all Insurance Proceeds and Liquidation Proceeds
      (other than Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of the related Trust Mortgage Loan that is part of such Loan Combination, other than Liquidation Proceeds described in clauses (iv) - (ix) of the definition of "Liquidation Proceeds", which amounts shall be required to be deposited in the Collection Account)
      received in respect of such Loan Combination and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or
      Nonrecoverable Advances in respect of such Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

                                      -113-

                    (v)     any amounts required to be deposited by the Master
      Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Loan Combination
      Custodial Account;

                    (vi)    any amounts required to be deposited by the Master
      Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                    (vii)   any amounts required to be transferred to such Loan
      Combination Custodial Account from the related REO Account pursuant to
      Section 3.16(c);

                    (viii)  insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such Loan Combination specifically to cover items for which a Servicing
      Advance has been made; and

                    (ix)    any amounts representing a reimbursement, payment
      and/or contribution due and owing to a party other than the Trust from a related Non-Trust Noteholder in accordance with the related Loan
      Combination Intercreditor Agreement and any amounts representing a cure payment made by a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement.

            The foregoing requirements for deposit by the Master Servicer in a
Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow
Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in a Loan Combination Custodial
Account. If the Master Servicer shall deposit in a Loan Combination Custodial
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account. The Master
Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to any Loan
Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special
Servicer describing the item and amount. Each Loan Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a Loan
Combination, the Special Servicer shall promptly, but in no event later than one
Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master
Servicer, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Loan Combination REO Property shall initially be deposited by

                                      -114-

the Special Servicer into the related REO Account and thereafter remitted to the
Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.16(c).

            (i)     Notwithstanding that any Loan Combination Custodial Account may be a sub-account of the Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and the Collection Account
shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master
Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust
Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

            (j)     Funds in the Collection Account, the Distribution Account,
any Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the
Interest Reserve Account, the Floating Rate Account and the Additional Interest
Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the
Trustee, the Special Servicer and the Rating Agencies of the location of the
Collection Account and any Loan Combination Custodial Account as of the Closing
Date and of the new location of each such account prior to any change thereof.
The Trustee shall give written notice to the Master Servicer, the Special
Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

            SECTION 3.05.     Permitted Withdrawals From the Collection Account,
                              the Interest Reserve Account, the Additional
                              Interest Account, the Floating Rate Account, the
                              Distribution Account and the Loan Combination
                              Custodial Accounts.

            (a)     The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                    (i)     to remit to the Trustee for deposit in the
      Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

                    (ii)    to reimburse any Fiscal Agent, the Trustee and
      itself, in that order, for unreimbursed P&I Advances in respect of any
      Trust Mortgage Loan or Trust REO Loan (exclusive of any Trust Mortgage
      Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), any Fiscal Agent's, the Trustee's and the Master
      Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
      Fees) and principal (net of any related Workout Fee or Principal Recovery
      Fee) received in respect of the particular Trust Mortgage Loan or Trust
      REO Loan (exclusive of any Trust Mortgage Loan that is part of a Loan
      Combination or any successor Trust REO Loan with respect thereto) as to which such P&I Advance was made; provided, however, that if such P&I
      Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I
      Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in the Collection Account

                                      -115-

      from time to time that represent principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

                    (iii)   to pay to itself earned and unpaid Master Servicing
      Fees, as allocable between the Master Servicer and such holder (if different from the Master Servicer), in respect of each Trust Mortgage
      Loan and Trust REO Loan (other than a Trust Mortgage Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such
      Trust REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                    (iv)    to pay to the Special Servicer earned and unpaid
      Special Servicing Fees in respect of each Trust Specially Serviced
      Mortgage Loan and Trust REO Loan;

                    (v)     to pay the Special Servicer (or, if applicable, a
      predecessor Special Servicer) earned and unpaid Workout Fees or Principal
      Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan,
      Trust Corrected Mortgage Loan and/or Trust REO Loan (in each case other than a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

                    (vi)    to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer, or itself, in that order (with reimbursements to the
      Special Servicer and Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of any Trust
      Mortgage Loan, Trust REO Loan or related REO Property (other than a Trust
      Mortgage Loan that is part of a Loan Combination or any successor Trust
      REO Loan with respect thereto or any related REO Property), any Fiscal
      Agent's, the Trustee's, the Special Servicer's and the Master Servicer's
      respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited first to payments made by or on behalf of the related Mortgagor that are allocable to such Servicing
      Advance, and then to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage
      Loan or REO Property as to which such Servicing Advance was made;
      provided, however, that if such Servicing Advance becomes a
      Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO
      Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

                    (vii)   (A) to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust
      Mortgage Loan or any related REO Property first, out of REO Revenues,
      Liquidation Proceeds and Insurance Proceeds received on the related Trust
      Mortgage Loan, then, out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer

                                      -116-

      reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust Mortgage Loans and related REO Properties, and/or
      (2) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the
      Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a
      Nonrecoverable Advance, interest thereon being paid pursuant to clause
      (viii) below, or (B) to pay itself, with respect to any Trust Mortgage
      Loan or related REO Property (other than a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan or REO
      Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery
      Determination made with respect to such Trust Mortgage Loan or related REO
      Property and the deposit into the Collection Account of all amounts received in connection therewith;

                    (viii)  at such time as it reimburses any Fiscal Agent, the
      Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a
      Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and
      Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section
      3.03(c), 3.03(d) or 4.03(d), as applicable; the Master Servicer's, the
      Special Servicer's, the Trustee's and/or any Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any
      Advance being permitted to be satisfied (A) in the case of interest on an
      Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable
      Advance, (1) out of Default Charges collected on or in respect of the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the
      Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any related REO Properties on deposit in the Collection Account;

                    (ix)    to pay for property inspection costs and expenses
      incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to
      Section 3.12(a);

                    (x)     (A) to pay itself, as additional servicing
      compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in the Collection
      Account as provided in Section 3.06(b), but only to the extent of the Net
      Investment Earnings with respect to the Collection Account for any
      Investment Period; and (2) any Prepayment Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to
      Section 3.19(a) in connection with Prepayment Interest Shortfalls and
      Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the
      Special Servicer, as additional servicing compensation in accordance with
      Sections 3.11(b) and 3.11(d), respectively, Default Charges to the extent provided in clause seventh of Section 3.26(a);

                    (xi)    to pay for the cost of an independent appraiser or
      other expert in real estate matters retained pursuant to Section 3.03(e),
      3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

                                      -117-

                    (xii)   to pay itself, the Special Servicer, the Depositor,
      or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                    (xiii)  to pay for (A) the advice of counsel and other
      experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C)
      the cost of an Opinion of Counsel contemplated by Section 11.01(a),
      11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and
      (D) the cost of recording this Agreement in accordance with Section
      11.02(a);

                    (xiv)   to pay itself, the Special Servicer, any of the
      Mortgage Loan Sellers, the Plurality Subordinate Certificateholder or any
      other Person, as the case may be, with respect to each Trust Mortgage
      Loan, if any, previously purchased by such Person pursuant to this
      Agreement, all amounts received thereon subsequent to the date of purchase;

                    (xv)    to pay, out of general collections on the Mortgage
      Pool on deposit in the Collection Account, to a Non-Trust Noteholder, any
      amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan that is a part of the related Loan Combination or any successor REO Loan with respect thereto, pursuant to the terms of the related Loan Combination Intercreditor Agreement;

                    (xvi)   to reimburse any Fiscal Agent, the Trustee, the
      Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate to a Trust Mortgage Loan that is part of a Loan Combination or any successor
      Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in the
      Collection Account that represent Liquidation Proceeds described in clauses (iv) through (ix) of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e); and provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed
      Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid
      Master Servicing Fees, unreimbursed Advances and unpaid interest on
      Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation
      Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Intercreditor Agreement and/or any successor servicing agreement with respect to the related Loan Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder) if the Master Servicer and/or the
      Special Servicer has agreed to continue acting as a master servicer or special servicer, as the case may be, of the related Loan Combination following the removal of the related Trust Mortgage Loan from the Trust
      Fund;

                    (xvii)  to remit to the Trustee for deposit into the
      Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

                    (xviii) [RESERVED];

                                      -118-

                    (xix)   to pay the cost of any Environmental Assessment (to
      the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

                    (xx)    to withdraw any amounts deposited in error;

                    (xxi)   to withdraw any other amounts that this Agreement
      expressly provides may be withdrawn from the Collection Account; and

                    (xxii)  to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC
I.

            The Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent, on each P&I Advance Date from the Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal
Agent therefrom based on a certificate of a Servicing Officer of the Special
Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent,
received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special
Servicer shall keep and maintain separate accounting for each Specially Serviced
Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the
Collection Account. With respect to each Mortgage Loan for which it makes an
Advance, the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account for reimbursements of Advances or interest thereon.

            In connection with any payments required to be made to a Non-Trust
Noteholder in accordance with Section 3.05(a)(xv), the Master Servicer may request a written statement from such Non-Trust Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan Combination
Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to a Non-Trust Noteholder in accordance with Section
3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Loan Combination Intercreditor Agreement); and provided, further, that to the extent such a written statement from a Non-Trust Noteholder is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

            (b)     The Trustee may, from time to time, make withdrawals from
the Distribution Account for any of the following purposes (in no particular order of priority):

                    (i)     to make deemed distributions to itself as holder of
      the REMIC I Regular Interests, and to make distributions to
      Certificateholders and the Floating Rate Account, on each Distribution
      Date, pursuant to Section 4.01 or 9.01, as applicable;

                                      -119-

                    (ii)    to pay itself or any of its directors, officers,
      employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                    (iii)   to pay itself respective portions of the Trustee Fee
      as contemplated by Section 8.05(a) hereof with respect to the Mortgage
      Loans;

                    (iv)    to pay for the cost of the Opinions of Counsel
      sought by it (A) as provided in clause (iv) of the definition of
      "Disqualified Organization", (B) as contemplated by Section 3.20(b),
      9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b)
      or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                    (v)     to pay any and all federal, state and local taxes
      imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the
      Master Servicer or the Special Servicer is liable therefor pursuant to
      Section 10.01(i);

                    (vi)    to pay the REMIC Administrator any amounts
      reimbursable to it pursuant to Section 10.01(e);

                    (vii)   to pay to the Master Servicer any amounts deposited
      by the Master Servicer in the Distribution Account not required to be deposited therein;

                    (viii)  to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c);

                    (ix)    to pay itself interest and investment income earned
      in respect of amounts held in the Distribution Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

                    (x)     to clear and terminate the Distribution Account at
      the termination of this Agreement pursuant to Section 9.01.

            (c)     The Trustee shall on each Distribution Date to occur in
March of each year, prior to any distributions required to be made to
Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

            (d)     The Trustee shall, on any Distribution Date, make
withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

            (e)     The Master Servicer may, from time to time, make withdrawals from each Loan Combination Custodial Account for any of the following purposes
(the order set forth below not constituting an order of priority for such withdrawals):

                    (i)     to make remittances on each P&I Advance Date (or,
      with respect to a Non-Trust Noteholder, on such earlier or later date as provided for in the related Loan Combination Intercreditor Agreement) to the related Non-Trust Noteholder(s) and to the Trust in

                                      -120-

      accordance with the related Loan Combination Intercreditor Agreements, such remittances to the Trust to be made to the Collection Account;

                    (ii)    to reimburse any Fiscal Agent, the Trustee and
      itself, in that order, for unreimbursed P&I Advances made with respect to the related Trust Mortgage Loan that is part of the related Loan
      Combination or any successor Trust REO Loan, any Fiscal Agent's, the
      Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I
      Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section
      3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan; provided, however, that if such P&I
      Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I
      Advance shall thereafter be reimbursed in the manner contemplated in
      Section 3.05(a)(vii);

                    (iii)   to pay to itself earned and unpaid Master Servicing
      Fees (as allocable between the Master Servicer and such holder (if different from the Master Servicer)) in respect of the related Loan
      Combination (including, without limitation, any successor REO Loans comprising such), the Master Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan Combination (including, without limitation, any successor REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage Loans (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such
      REO Loans (whether in the form of REO Revenues, Liquidation Proceeds or
      Insurance Proceeds) that are allocable as a recovery of interest thereon;

                    (iv)    [RESERVED];

                    (v)     to pay the Special Servicer (or, if applicable, a
      predecessor Special Servicer) earned and unpaid Special Servicing Fees,
      Workout Fees and/or Principal Recovery Fees in respect of the related Loan
      Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Intercreditor
      Agreement;

                    (vi)    to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (with reimbursements to the
      Special Servicer and Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related
      Loan Combination or any related Loan Combination REO Property, any Fiscal
      Agent's, the Trustee's, the Special Servicer's and the Master Servicer's
      respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor and cure payments that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds
      and, if applicable, REO Revenues received in respect of the related Loan
      Combination or any related Loan Combination REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed
      Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                    (vii)   to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of

                                      -121-

      the related Loan Combination or any related Loan Combination REO Property that have been or are determined to be Nonrecoverable Advances out of REO
      Revenues, Liquidation Proceeds and Insurance Proceeds received on such
      Loan Combination or any related Loan Combination REO Property; provided that if REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Loan Combination or any related Loan Combination REO
      Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                    (viii)  at such time as it reimburses any Fiscal Agent, the
      Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and
      Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section
      3.03(d) or 4.03(d), as applicable; the Master Servicer's, Special
      Servicer's, Trustee's and/or Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Loan Combination, during the Collection Period in which such
      Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Loan Combination and any related Loan
      Combination REO Property on deposit in such Loan Combination Custodial
      Account, and (C) if general collections on the related Loan Combination and any related Loan Combination REO Property on deposit in such Loan
      Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in Section
      3.05(a)(vii);

                    (ix)    to pay for property inspection costs and expenses
      incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to
      Section 3.12(a), to the extent such costs and expenses relate to the related Loan Combination Mortgaged Property;

                    (x)     (A) to pay itself, as additional servicing
      compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan
      Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Loan
      Combination Custodial Account for any Investment Period; and (2) any
      Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Loan Combination (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation
      Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and
      3.11(d), respectively, Default Charges with respect to such Loan
      Combination to the extent provided in clause seventh of Section 3.26(a);

                    (xi)    to pay for the cost of an independent appraiser or
      other expert in real estate matters retained pursuant to Section 3.03(e),
      3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Loan
      Combination and/or the related Loan Combination Mortgaged Property;

                    (xii)   to pay itself, the Special Servicer, the Depositor,
      or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees

                                      -122-

      or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such Loan
      Combination and/or the related Loan Combination Mortgaged Property;

                    (xiii)  to pay for (A) the advice of counsel and other
      experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and
      (C) the cost of recording the related Loan Combination Intercreditor
      Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such Loan Combination and/or the related Loan Combination
      Mortgaged Property;

                    (xiv)   to pay itself, the Special Servicer, the related
      Mortgage Loan Seller, the Plurality Subordinate Certificateholder or any
      other Person, as the case may be, with respect to the related Trust
      Mortgage Loan in such Loan Combination, if previously purchased by such
      Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                    (xv)    [RESERVED];

                    (xvi)   to pay the cost of any Environmental Assessment (to
      the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Loan Combination and/or the related Loan
      Combination Mortgaged Property;

                    (xvii)  to withdraw any amounts deposited in error;

                    (xviii) to withdraw any other amounts that this Agreement
      expressly provides may be withdrawn from such Loan Combination Custodial
      Account; and

                    (xix)   to clear and terminate such Loan Combination
      Custodial Account at the termination of this Agreement pursuant to Section
      9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

            The Master Servicer shall, on or before 12:00 p.m. (New York City time) on each P&I Advance Date (or, if a different date and/or time is provided under or pursuant to the related Loan Combination Intercreditor Agreement with respect to remittances to be made to a Non-Trust Noteholder, such other date and/or time), remit to the Trust and the related Non-Trust Noteholder(s), such amounts as are distributable in respect of each Mortgage Loan that is part of a
Loan Combination (or any successor REO Loan with respect thereto) pursuant to the corresponding Loan Combination Intercreditor Agreement, such remittances to the Trust to be made to the Collection Account and such remittances to the related Non-Trust Noteholder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Noteholder(s) pursuant to the related Loan
Combination Intercreditor Agreements.

                                      -123-

            The Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent on each P&I Advance Date from any Loan Combination Custodial
Accounts amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal Agent therefrom based on a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent
received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special
Servicer shall keep and maintain separate accounting for each Specially Serviced
Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan
Combination Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account for reimbursements of
Advances or interest thereon.

            If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Intercreditor Agreement, the Master Servicer
shall, consistent with the Servicing Standard, seek payment from the related
B-Note Loan Holder to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such Loan Combination or any related REO
Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Note Loan Holder.

            (f)     In addition, the Trustee may from time to time, make
withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account, respectively, as provided in Section 3.06(b), but in each case only to the extent of the Net
Investment Earnings with respect to the Gain-on-Sale Reserve Account, the
Additional Interest Account and the Interest Reserve Account, respectively, for any Investment Period.

            (g)     The Trustee may, from time to time, make withdrawals from
the Floating Rate Account for (but only for) the following purposes:

                    (i)     solely to the extent of amounts on deposit in the
      Class A-3FL Sub-Account, to make payments to the Class A-3FL Swap
      Counterparty pursuant to Section 3.29(d);

                    (ii)    solely to the extent of amounts on deposit in the
      Class A-3FL Sub-Account, to make distributions to the Holders of the Class
      A-3FL Certificates on each Distribution Date pursuant to Section 4.01(c);

                    (iii)   solely to the extent of amounts on deposit in the
      Class AN-FL Sub-Account, to make payments to the Class AN-FL Swap
      Counterparty pursuant to Section 3.29(d);

                    (iv)    solely to the extent of amounts on deposit in the
      Class AN-FL Sub-Account, to make distributions to the Holders of the Class
      AN-FL Certificates on each Distribution Date pursuant to Section 4.01(c);

                                      -124-

                    (v)     to pay itself Net Investment Earnings earned on
      funds held in the Floating Rate Account;

                    (vi)    to pay to the Persons entitled thereto any amounts
      deposited in the Floating Rate Account in error; and

                    (vii)   to clear and terminate the Floating Rate Account
      pursuant to Section 9.01.

            It is hereby acknowledged that amounts on deposit in the Class A-3FL
Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class A-3FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.29(d), prior to being applied to make distributions to the Holders of the Class A-3FL
Certificates pursuant to Section 4.01(c).

            It is hereby acknowledged that amounts on deposit in the Class AN-FL
Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class AN-FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.29(d), prior to being applied to make distributions to the Holders of the Class AN-FL
Certificates pursuant to Section 4.01(c).

            SECTION 3.06.     Investment of Funds in the Servicing Accounts, the
                              Reserve Accounts, the Collection Account, the
                              Distribution Account, the Floating Rate Account,
                              the Loan Combination Custodial Accounts, the
                              Additional Interest Account, the Gain-on-Sale
                              Reserve Account and the REO Accounts.

            (a)     The Master Servicer may direct in writing any depository
institution maintaining a Servicing Account, a Reserve Account, the Collection
Account or a Loan Combination Custodial Account (each, for purposes of this
Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may
direct in writing any depository institution maintaining the Distribution
Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the
Additional Interest Account and the Interest Reserve Account (each also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted
Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted
Investments of amounts in the Servicing Accounts, the Reserve Accounts, the
Collection Account or the Loan Combination Custodial Accounts) and the Special
Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Floating Rate Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account) shall (and in the case of the Master Servicer and the Special
Servicer, the Trustee hereby designates the Master Servicer and the Special
Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law.

                                      -125-

Possession of any such Permitted Investment by the Master Servicer, the Special
Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicer (in the case of the
Collection Account, the Loan Combination Custodial Accounts, the Servicing
Accounts and the Reserve Accounts), the Special Servicer (in the case of the REO
Accounts) or the Trustee (in the case of the Distribution Account, the Floating
Rate Account, the Gain-on-Sale Reserve Account, the Additional Interest Account
and the Interest Reserve Account) shall:

                    (i)     consistent with any notice required to be given
      thereunder, demand that payment thereon be made on the last day such
      Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                    (ii)    demand payment of all amounts due thereunder
      promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b)     Whether or not the Master Servicer directs the investment
of funds in any of the Servicing Accounts, the Reserve Accounts, the Collection
Account or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net
Investment Earnings, if any, for each Investment Period and, in the case of a
Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage
Loan documents, shall be for the sole and exclusive benefit of the Master
Servicer and shall be subject to its withdrawal in accordance with Section
3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Floating Rate Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each
Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or
3.05(f), as applicable. If any loss shall be incurred in respect of any
Permitted Investment on deposit in any Investment Account, the Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts, the Collection
Account and the Loan Combination Custodial Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the
Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve
Account, the Additional Interest Account and the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period.

            (c)     Except as otherwise expressly provided in this Agreement,
if any default occurs in the making of a payment due under any Permitted
Investment, or if a default occurs in any other performance required under any
Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may and, subject to Section 8.02, upon the request of
Holders of Certificates entitled to not less

                                      -126-

than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d)     Notwithstanding the investment of funds held in any
Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment
Account.

            SECTION 3.07.     Maintenance of Insurance Policies; Errors and
                              Omissions and Fidelity Coverage.

            (a)     The Master Servicer, with respect to each of the Mortgage
Loans, including Specially Serviced Mortgage Loans, and the Special Servicer,
with respect to REO Properties, shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the
Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing
Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the
Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the
Mortgage Loan documents, the Special Servicer may require that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the
Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the
Closing Date; provided that all such insurance shall be obtained from Qualified
Insurers. All such insurance policies maintained by the Master Servicer or the
Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of
REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without
30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or
(y) the outstanding principal balance owing on the related Mortgage Loan or REO
Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk"
coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an Acceptable Insurance

                                      -127-

Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Notwithstanding the foregoing, the Master Servicer or the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate; (b) such insurance is not available from a Qualified Insurer (provided that the Master
Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); (c) subject to the prior approval of the Controlling Class
Representative (which approval is deemed granted if not denied within 10
Business Days after its receipt of the Master Servicer's or the Special
Servicer's request for such approval), such insurance is not available at commercially reasonable rates and, as determined by the Master Servicer or the
Special Servicer following due inquiry conducted in a manner consistent with the
Servicing Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates); or (d) the Trustee does not have an insurable interest in the related Mortgaged Property or REO Property. Any amounts collected by the
Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan (other than a Loan Combination), or in the related Loan Combination Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Loan
Combination, or in the applicable REO Account, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an REO Property.
Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance
(and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master
Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain Additional
Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special
Servicer if any insurance policy contains Additional Exclusions or if any
Mortgagor fails to purchase the insurance requested to be purchased by the
Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable
Insurance Default, the Special Servicer shall notify the Master Servicer and the
Master Servicer shall cause such insurance to be maintained. Furthermore, the
Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the 10 highest outstanding Stated
Principal Balances of all of the Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the
Mortgage Loans then included in the Trust Fund (and, if a Loan Combination satisfies clause (i) and/or clause (ii), the Special Servicer shall also inform the related Non-Trust Noteholder(s) as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the
Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to

                                      -128-

maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            (b)     If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii)
provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO
Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any REO Property is covered thereby)
shall be paid by the Master Servicer as a Servicing Advance pursuant to Section
3.03. Such blanket policy or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account (or, in the case of a Loan Combination
Mortgaged Property or any Loan Combination REO Property, into the related Loan
Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a deductible for an individual policy that is consistent with the Servicing
Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders
(and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

            (c)     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer
shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special
Servicer, as the case may be.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund)
also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not result in an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the

                                      -129-

Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master
Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

            (d)     Within 90 days of the Closing Date, with respect to each
of the Mortgage Loans identified on Schedule II as being covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the
Trustee, on behalf of the Certificateholders (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), to be an insured (and for the
Master Servicer (or the Special Servicer in the case of a Specially Serviced
Mortgage Loan), on behalf of the Trust Fund (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the
Special Servicer in the case of a Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a Specially
Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)) in the event the Master
Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more
Mortgage Loans, the Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class
Representative, the Rating Agencies, the Trustee and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s) of such termination in writing.
Upon receipt of such notice, the Master Servicer with respect to non-Specially
Serviced Mortgage Loans, and the Special Servicer with respect to Specially
Serviced Mortgage Loans, shall address such termination in accordance with
Section 3.07(a) in the same manner as it would the termination of any other

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Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance.

            SECTION 3.08.     Enforcement of Alienation Clauses.

            (a)     The Master Servicer (with respect to Mortgage Loans that
are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance"
clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related
Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, has (i)
determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11 and
Section 6.12; provided that:

                    (i)     subject to the related Mortgage Loan documents and
      applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Trust Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each
      Rating Agency that such action would not result in an Adverse Rating Event
      (except that prior written confirmation from Fitch and DBRS shall not be required unless the Trust Mortgage Loan is a Significant Mortgage Loan);

                    (ii)    if the affected Trust Mortgage Loan is a Significant
      Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any
      Trust Mortgage Loan until it has received written confirmation from each
      Rating Agency that such action would not result in an Adverse Rating
      Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan documents contain a requirement for Rating Agency approval, the Master Servicer or the Special Servicer, subject to Section
      6.11 and Section 6.12 may waive such requirement without Rating Agency approval in accordance with the Servicing Standard;

                    (iii)   subject to the related Mortgage Loan documents and
      applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has delivered to the
      Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special
      Servicer (the giving of which consent shall be subject to the Servicing
      Standard and Section 6.11 and Section 6.12, which consent shall be deemed given if not denied

                                      -131-

      in writing within 10 Business Days (or, if the Controlling Class
      Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is
      entitled to object pursuant to Section 6.12), 15 Business Days, which 15
      Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information reasonably requested by the
      Special Servicer or the Controlling Class Representative);

                    (iv)    subject to the related Mortgage Loan documents and
      applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the
      Servicing Standard and Section 6.11 and Section 6.12 (as applicable), which consent shall be deemed given if not denied in writing within 10
      Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is entitled to object pursuant to
      Section 6.12), 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Special Servicer of the
      Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the
      Controlling Class Representative);

                    (v)     subject to the related Mortgage Loan documents and
      applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or
      "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

                    (vi)    neither the Master Servicer nor the Special Servicer
      shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property that secures a Crossed Loan Group unless (i) all of the Mortgaged Properties securing such Crossed Loan Group are transferred simultaneously by the respective
      Mortgagor or (ii) it obtains the consent of the Controlling Class
      Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class
      Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is
      entitled to object pursuant to Section 6.12), 15 Business Days, which 15
      Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15
      Business Days) of receipt of written notice).

            If, in connection with an assumption of any Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan
Purchase Agreement, any costs and expenses subsequently recovered by the Master
Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

                                      -132-

            In the case of any Mortgage Loan, the Master Servicer and the
Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this Section.

            In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master
Servicer, with respect to Mortgage Loans that are not Specially Serviced
Mortgage Loans, or the Special Servicer, with respect to Specially Serviced
Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            If the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a
Mortgagor under a Trust Mortgage Loan of mezzanine financing or the incurrence by a Mortgagor of subordinate debt and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard)
shall require the related mezzanine or subordinate lender to agree to pay a
Principal Recovery Fee in connection with any purchase right that arises upon a loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such intercreditor agreement.
The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

            Notwithstanding anything in this Section 3.08(a) or any other provision of this Agreement to the contrary, neither (i) the consent of the
Special Servicer nor (ii) confirmation from the Rating Agencies that the subject transfers will not result in an Adverse Rating Event will be required in connection with the tenant-in-common transfers contemplated by Section 13.7(e)
of the loan agreement for the Trust Mortgage Loan (Chastain Center) identified as loan number 15 on the Mortgage Loan Schedule. The Master Servicer shall deliver written notice of such transfers to the Special Servicer and the Rating
Agencies upon the completion of such transfers.

            (b)     Notwithstanding any other provisions of this Section 3.08, the Master Servicer with respect to Mortgage Loans that are not Specially
Serviced Mortgage Loans (without the Special Servicer's consent, but subject to delivering prior notice to the Special Servicer and the Controlling Class
Representative (and with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) or the Special Servicer with respect to Specially Serviced
Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or other similar agreement provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such
Mortgage or the related Mortgagor's ability to repay the Mortgage Loan, or materially and adversely affect the value of such Mortgaged Property, or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            SECTION 3.09.     Realization Upon Defaulted Mortgage Loans;
                              Required Appraisals.

            (a)     The Special Servicer shall, subject to Sections 3.09(b)
through 3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to

                                      -133-

foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a
Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the
Trust Fund (and, in the case of a Loan Combination, at the expense of the related Non-Trust Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or
REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

            With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to use commercially reasonable efforts to obtain a
Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a
Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage
Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the
Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related
Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage
Loan. Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation)
and any other information that the Special Servicer, consistent with the
Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the
Master Servicer, the Controlling

                                      -134-

Class Representative and the Trustee within 10 Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation).
Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing
Advance out of the Collection Account pursuant to Section 3.05(a)(vi) and
3.05(a)(vii) or, in the case of a Loan Combination, out of the related Loan
Combination Custodial Account pursuant to Section 3.05(e)(vi) and 3.05(e)(vii).

            (b)     Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special
Servicer (exercised in accordance with the Servicing Standard), (i) cause such
Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged
Property that is not treated as "foreclosure property" and that is held by REMIC
I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations Section 1.860D-1(b)(3)(i)
and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust
Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                    (i)     such personal property is incident to real property
      (within the meaning of Section 856(e)(1) of the Code) so acquired by the
      Special Servicer; or

                    (ii)    the Special Servicer shall have obtained an Opinion
      of Counsel (the cost of which may be withdrawn from the Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either, REMIC I or REMIC II under the REMIC Provisions or cause either of, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c)     Notwithstanding the foregoing provisions of this Section
3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust Fund (and, in the case of a Loan Combination, on behalf of the related
Non-Trust Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Combination
Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)), could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the
case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or
"operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Combination Mortgaged
Property, the related Non-Trust Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an
Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be

                                      -135-

delivered to the Trustee, the Controlling Class Representative, the Master
Servicer and, in the case of a Loan Combination Mortgaged Property, to the related Non-Trust Noteholder(s)), that:

                    (i)     the Mortgaged Property is in compliance with
      applicable environmental laws and regulations or, if not, that it would
      (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to
      Certificateholders (and, in the case of a Loan Combination Mortgaged
      Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                    (ii)    there are no circumstances or conditions present at
      the Mortgaged Property relating to the use, management or disposal of
      Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination
      Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a
      Loan Combination Mortgaged Property, on behalf of the related Non-Trust
      Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the Collection
Account or the applicable Loan Combination Custodial Account pursuant to Section
3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged Property, to the extent the funds in the related Loan Combination Custodial Account are insufficient, shall be advanced by the Master Servicer, subject to Section
3.03(c)).

            (d)     If the environmental testing contemplated by Section 3.09(c)
above establishes that any of the conditions set forth in clauses (i) and (ii)
thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan Combination is involved, the related Non-Trust Noteholder(s)), if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage;

                                      -136-

provided that, if such Mortgage Loan (or such Loan Combination, if applicable)
has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the
Rating Agencies, the Trustee, the Controlling Class Representative, the Master
Servicer and, in the case of a Loan Combination Mortgaged Property, the related
Non-Trust Noteholder(s) in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the
Trustee shall have notified the Certificateholders in writing of the Special
Servicer's intention to so release all or a portion of such Mortgaged Property.

            (e)     The Special Servicer shall report to the Master Servicer,
the Controlling Class Representative, the Trustee and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s) monthly in writing as to any actions taken by the Special Servicer with respect to any
Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such
Mortgaged Property.

            (f)     The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the
Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g)     Annually in each January, the Special Servicer shall on a
timely basis forward to the Master Servicer, all information required to be reported and the Master Servicer shall promptly prepare and file with the
Internal Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or
Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by
Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h)     The Special Servicer shall maintain accurate records,
prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative, the Master Servicer and, in the case of any Loan Combination or any Loan Combination REO Property, the related Non-Trust
Noteholder(s) no later than the third Business Day following such Final Recovery
Determination.

            (i)     Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

                                      -137-

            SECTION 3.10.     Trustee and Custodian to Cooperate; Release of
                              Mortgage Files.

            (a)     Upon the payment in full of any Trust Mortgage Loan, or
the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related
Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

            Upon the payment in full of any Non-Trust Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the related Non-Trust Noteholder in writing by a certification (which certification shall be in the form of a Request for Release in the form of
Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Loan Combination Custodial Account pursuant to Section
3.04(h) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the original Mortgage Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Loan Combination Custodial Account, the Collection
Account or the Distribution Account.

            (b)     If from time to time, and as appropriate for servicing or
foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer
shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for
Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special
Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) (and, in the case of a Non-Trust Loan, the Master Servicer shall cause the related Non-Trust Noteholder to release the Mortgage Note for such Mortgage Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a
Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.04(a)
or Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for
Release shall be released by the Trustee or related Custodian to the Master
Servicer or the Special Servicer, as applicable.

            (c)     Within seven Business Days (or within such shorter period
(but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer

                                      -138-

notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special
Servicer may execute and deliver in the name of the Trustee (on behalf of the
Certificateholders and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the
Mortgage Note or Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or
REO Property, or to enforce any other remedies or rights provided by the
Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master
Servicer, the Special Servicer or, if applicable, the related Non-Trust
Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, the related Non-Trust
Noteholder(s)) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust
Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11.     Servicing Compensation.

            (a)     As compensation for its activities hereunder, the Master
Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each
REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis, an Actual/360 Basis or an Actual/365 Basis (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such
Principal Prepayment or Liquidation Event in a month consisting of 30 days). The foregoing sentence notwithstanding, the Master Servicing Fee shall not accrue with respect to any Closing Date Deposit Mortgage Loan for the interest accrual period to which the related Closing Date Deposit relates. The Master Servicing
Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a
Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing
Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan.
The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related
Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                                      -139-

            (b)     Additional master servicing compensation in the form of:

                    (i)     any and all Default Charges (or portion thereof that
      is comprised of late payment charges) collected with respect to a Mortgage
      Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26(a);

                    (ii)    50% of any and all assumption application fees,
      assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan (provided, however, that if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the Master Servicer shall be entitled to receive 100% of such fees);

                    (iii)   any and all charges for beneficiary statements or
      demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a
      Mortgage Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a
      Specially Serviced Mortgage Loan;

                    (iv)    any and all Prepayment Interest Excesses collected
      with respect to a Trust Mortgage Loan, including a Specially Serviced
      Mortgage Loan (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution
      Date pursuant to Section 3.19(a) in connection with Prepayment Interest
      Shortfalls and Casualty/Condemnation Interest Shortfalls);

                    (v)     interest or other income earned on deposits in the
      Investment Accounts maintained by the Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such
      Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

                    (vi)    other customary charges;

may be retained by the Master Servicer (subject to Section 3.11(e) and are not required to be deposited in the Collection Account; provided that the Master
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO
Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the
Master Servicer.

            The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or, with respect to a Loan Combination, out of the related Loan Combination Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                                      -140-

            (c)     As compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis, an Actual/360 Basis or an Actual/365 Basis (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such
Principal Prepayment or Liquidation Event in a month consisting of 30 days). The
Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or
REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Subject to the penultimate paragraph of Section 3.11(c), earned but unpaid Special Servicing
Fees shall be payable monthly out of related Liquidation Proceeds and then general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Mortgage Loan again became a Corrected
Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any
Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially
Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related
Mortgagor, and the Special Servicer shall also be entitled to the Principal
Recovery Fee with respect to any Specially Serviced Mortgage Loan or REO
Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional
Interest and Penalty Interest) and expenses in accordance with Section 3.02(b)
or the definition of "REO Loan", as applicable; and as to each such Specially
Serviced Mortgage Loan and REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal
Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO
Property by a Mortgage Loan Seller

                                      -141-

pursuant to the related Mortgage Loan Purchase Agreement due to a Breach or a
Document Defect within (i) the time period (or extension thereof) provided for such repurchase or substitution or (ii) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan
Seller was acting in good faith to resolve such Breach or Document Defect; or
the purchase of any Trust Mortgage Loan or related REO Property by the Plurality
Subordinate Certificateholder, the Special Servicer or any Person (except an assignee meeting the requirements of Section 3.18(c)) pursuant to Section 3.18, by the related B-Note Loan Holder pursuant to the related Loan Combination
Intercreditor Agreement unless the purchase price with respect thereto includes the Principal Recovery Fee, or by the Master Servicer, the Special Servicer or
the Plurality Subordinate Certificateholder pursuant to Section 9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery Fee; or the removal of any Mortgage Loan or REO
Property from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate
Owner for all of the Trust Mortgage Loans and each REO Property remaining in the
Trust Fund pursuant to Section 9.01; and further no Principal Recovery Fee shall, with respect to any Mortgage Loan, be payable (i) in connection with a
Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation
Proceeds or Insurance Proceeds.

            Notwithstanding the foregoing, any Special Servicing Fee, Workout
Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such Loan Combination on deposit in the related Loan Combination
Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Intercreditor Agreement, pursuant to Section 3.05(e).
Insofar as any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee
is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special
Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d)     Additional servicing compensation in the form of: (i) all
Default Charges (or portion thereof that is comprised of late payment charges)
collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause seventh of Section 3.26(a), and (subject to Section
3.11(b)(ii)) assumption application fees collected with respect to Specially
Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and (subject to Section 3.11(b)(ii)) 50%
of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a Mortgage Loan for which
Special Servicer consent is required shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer (subject to
Section 3.11(e)) and shall not be required to be deposited in the Collection
Account or any Loan Combination Custodial Account, as the case may be; provided that the Special Servicer's right to receive Default Charges pursuant to clause
(i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust
Fund Expenses and property inspection costs in respect of the related Mortgage
Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise

                                      -142-

provided in Section 3.26. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Accounts, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in
Section 3.05(a) and/or Section 3.05(e) if and to the extent such expenses are not payable directly out of the Collection Account, the Loan Combination
Custodial Accounts or the REO Accounts, as the case may be.

            (e)     If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Mortgage Loan, then (notwithstanding anything herein to the contrary) the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any
Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special
Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            SECTION 3.12.     Property Inspections; Collection of Financial
                              Statements; Delivery of Certain Reports.

            (a)     The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicer, then as an Additional
Trust Fund Expense (other than an expense allocable to a Non-Trust Loan, which shall be reimbursable from the related Loan Combination Custodial Account). In addition, after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the
Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such
Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2007, the
Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage
Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year unless such Mortgaged Property has been inspected in such calendar year by the
Special Servicer. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master
Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the
Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which the Master Servicer or the Special
Servicer, as applicable, is aware and

                                      -143-

considers material. The Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof in an electronic format to the Trustee (upon request) and to the Controlling Class
Representative (and in the case of a Loan Combination, the related Non-Trust
Noteholder(s)), and the Trustee shall obtain from the Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder and Certificate Owner during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the Master Servicer and deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The
Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special
Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage
Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

            (b)     The Special Servicer shall from time to time (and, in any
event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as
may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.
Without limiting the generality of the foregoing, not later than 12:00 p.m. (New
York City time) on the Business Day following each Determination Date, beginning in April 2006, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to produce, the CMSA files and reports required to be delivered by the Master
Servicer to the Trustee as described below, in each case with respect to all
Specially Serviced Mortgage Loans and the REO Properties.

            (c)     The Master Servicer shall deliver to the Trustee, no later than 1:00 p.m. New York City time on the second Business Day prior to each
Distribution Date beginning in April 2006, the CMSA Loan Periodic Update File with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection
Period. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a CMSA Advance Recovery Report. The preparation of each
CMSA Advance Recovery Report shall constitute a responsibility of the Master
Servicer and shall not constitute a responsibility of any other party.
Notwithstanding anything in this Agreement that suggests otherwise, the Master
Servicer shall not be required to deliver a CMSA Advance Recovery Report (and no
CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable". The Master Servicer's responsibilities under this Section 3.12 with respect to information to be provided by the
Special Servicer with respect to Specially Serviced Mortgage Loans and REO
Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the Special Servicer to provide information required by it shall not relieve the Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master
Servicer in April 2006 will be based solely upon information generated from actual collections received by the Master Servicer and from information the
Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to

                                      -144-

information prepared by third-party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). On or before 4:00 p.m., New
York City time, on each P&I Advance Date beginning in April 2006, the Master
Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO
Properties, providing the required information as of the related Determination
Date): (i) a CMSA Comparative Financial Status Report; (ii) a CMSA Delinquent
Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected
Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO
Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File;
(viii) a CMSA Loan Setup File; (ix) a CMSA Financial File; (x) a CMSA Loan Level
Reserve/LOC Report; and (xi) a CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer.

            (d)     The Special Servicer will deliver to the Master Servicer
the reports set forth in Section 3.12(b) and this Section 3.12(d), and the
Master Servicer shall deliver to the Trustee the reports set forth in Section
3.12(c) in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information to the Trustee until it has received such information from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing information required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement, but the Master Servicer shall not be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section 3.12.

            Commencing with respect to the calendar quarter ended March 31,
2006, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage
Loan that is a Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each
REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master
Servicer within 30 days of its receipt thereof. The Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the Special Servicer pursuant to the immediately preceding sentence to the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s), and the Trustee in an imaged format.

            The Master Servicer shall maintain a CMSA Operating Statement
Analysis Report with respect to each Mortgaged Property and REO Property related to each Mortgage Loan. Within 60 days

                                      -145-

after receipt by the Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan that is a Mortgage Loan and within
30 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an REO Property, of any
annual operating statements and rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA
Operating Statement Analysis Report for the subject Mortgaged Property or REO
Property. The Master Servicer shall remit a copy of each CMSA Operating
Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), the Trustee and the Special
Servicer. Within 60 days (or, in the case of items received from the Special
Servicer or otherwise with respect to Specially Serviced Mortgage Loans and REO
Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO
Property, the Master Servicer shall prepare or update and forward to the
Trustee, the Special Servicer and the Controlling Class Representative (and in
the case of a Loan Combination, the related Non-Trust Noteholder(s)) a CMSA NOI
Adjustment Worksheet using the same format as the CMSA Operating Statement
Analysis Report for such Mortgaged Property or REO Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

            (e)     Except with respect to delivery to the Special Servicer or the Controlling Class Representative, which deliveries shall be made in electronic format, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this
Agreement, the Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

            (f)     Notwithstanding any other provision in this Agreement, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master
Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The
Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing
Standard. The Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

            (g)     The Master Servicer shall, contemporaneously with any
related delivery to the Trustee or the Special Servicer, as applicable, provide any reports that contain information regarding a

                                      -146-

Loan Combination Mortgaged Property or financial information regarding the related Mortgagor to the related Non-Trust Noteholder(s).

            (h)     For the purposes of the production by the Master Servicer
or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the related Due Date in April 2006, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Master
Servicer, by the Special Servicer (if other than such Master Servicer or an
Affiliate thereof) and (y) in the case of such a report produced by the Special
Servicer, by the Master Servicer (if other than such Special Servicer or an
Affiliate thereof). Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as the case may be. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this
Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this
Section 3.12 shall be in an electronic format reasonably acceptable to both the
Trustee and the Master Servicer.

            (i)     The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12 with respect to a Loan Combination, the corresponding Mortgaged Property and/or any related REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

            SECTION 3.13.     Annual Statement as to Compliance.

            Each of the Trustee, the Master Servicer and the Special Servicer
shall itself deliver (or, in the case of the Trustee, make available), and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver, on or before May 1 of each year, beginning in 2007 (provided that if the Trustee requires the following statement in connection with any filing with the
Commission, each of the Trustee, the Master Servicer and the Special Servicer
shall deliver, and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver, on or before March 15 of the subject year), to the
Trustee, the Depositor, the Controlling Class Representative, each Non-Trust
Noteholder, and each Rating Agency and, in the case of the Special Servicer or an Additional Item 1123 Servicer, to the Master Servicer, a statement of compliance (the "Annual Statement of Compliance") from the Trustee, the Master
Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the Trustee, the Master Servicer, the Special
Servicer or such Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this
Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, the Master Servicer, the Special
Servicer or such Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an
Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

                                      -147-

            In the event that the Master Servicer, the Special Servicer or the
Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall use its reasonable efforts to cause any Additional Item 1123 Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 3.13 with respect to the period of time that the Master
Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Additional Item 1123 Servicer was subject to such other servicing agreement.

            In the event the Trustee or the Depositor does not receive the
Annual Statement of Compliance with respect to any party hereto or, if the
Trustee has been notified of the existence thereof, any Additional Item 1123
Servicer contemplated to deliver such report pursuant to the preceding paragraph, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the
Trustee shall, and the Depositor may, forward a Servicer Notice to such Person
(or, in the case of an Additional Item 1123 Servicer known to the Trustee or the
Depositor, as the case may be, to the party hereto that retained or engaged such
Additional Item 1123 Servicer), with a copy of such Servicer Notice to the
Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the
Depositor is sending the Servicer Notice), as applicable, within two (2)
Business Days of such failure. Any party hereto that retains or engages a
Servicing Representative that is, at the time of appointment, or subsequently becomes an Additional Item 1123 Servicer shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an
Additional Item 1123 Servicer; and, further, if such Servicing Representative does not deliver an Annual Statement of Compliance with respect to itself by
March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall so notify the Trustee
(unless such party is the Trustee) and the Depositor in writing no later than the second Business Day following such March 15th, together with an explanation regarding such failure.

            SECTION 3.14.     Reports on Assessment of Compliance with Servicing
                              Criteria; Registered Public Accounting Firm
                              Attestation Reports.

            Each Servicing Function Participant shall itself deliver (or, in the case of the Trustee, make available), and each party hereto shall cause any
Sub-Servicing Function Participant retained or engaged by it to deliver, on or before May 1 of each year, beginning in 2007 (provided that if the Trustee requires the following reports in connection with any filing with the
Commission, each Servicing Function Participant shall deliver (or, in the case of the Trustee, make available), and each party hereto shall cause any
Sub-Servicing Function Participant retained or engaged by it to deliver, on or before March 15 of the subject year), at its own expense, to the Trustee, the
Depositor, the Controlling Class Representative, each Non-Trust Noteholder, and each Rating Agency the following reports: (i) as required under Rule 13a-18 or
Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual
Assessment Report"), signed by an authorized officer of such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Relevant Servicing
Criteria, (B) a statement that such Servicing Function Participant or such
Sub-Servicing Function Participant, as the case may be, used the Servicing
Criteria to assess compliance with the Relevant Servicing Criteria, (C) such
Servicing Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing
Criteria as of and for the period ending December 31st of the

                                      -148-

preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing Criteria identified by such Servicing
Function Participant or such Sub-Servicing Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing Function Participant's or such
Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending
December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing Function
Participant pursuant to the immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual Attestation
Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual
Attestation Report with the Commission (an "Accountant's Consent"). Each Annual
Attestation Report must be available for general use and may not contain restricted use language. Promptly after receipt of each such report delivered pursuant to the second preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the
Relevant Servicing Criteria by such party or any Sub-Servicing Function
Participant retained or engaged by it.

            In the event that any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party hereto shall cause any Sub-Servicing Function Participant engaged by it to provide, an Annual Assessment Report pursuant to this Section
3.14, coupled with an Annual Attestation Report pursuant to this Section with respect to the period of time that the Servicing Function Participant was subject to this Agreement or the period of time that the Sub-Servicing Function
Participant was subject to such other servicing agreement.

            In the event the Trustee or the Depositor does not receive the
Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any Sub-Servicing
Function Participant retained or engaged by a party hereto that is known to the
Trustee or the Depositor, as the case may be, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a
Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the Servicer
Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and Section 7.01(V)(B) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, in the case of the Master Servicer and the Special
Servicer, notwithstanding the provisions of Section 11.05, e-mail or fax notice which, in the case of email transmission, shall be forwarded to all of the following e-mail addresses: recmcres.compliance@wachovia.com,
clyde.alexander@wachovia.com and lars.carlsten@wachovia.com,, or such other
e-mail addresses as are provided in writing by the Master Servicer or the
Special Servicer to the Trustee and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to the Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of Section 7.01(V )(B ); and provided, further, that a copy of any Servicer
Notice to the Special Servicer shall be forwarded by the means provided in
Section 11.05. Any party hereto that retains or engages a Servicing
Representative that is, at the time of appointment, or subsequently becomes a
Sub-Servicing Function Participant shall so notify the Trustee (unless such party is the Trustee) and the Depositor in

                                      -149-

writing promptly following such party's becoming aware that such Servicing
Representative is or has become a Sub-Servicing Function Participant; and, further, if such Servicing Representative does not deliver or cause the delivery of an Annual Assessment Report, an Annual Attestation Report and/or, if required to be filed with the Commission, an Accountant's Consent with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the
Trustee (unless such party is the Trustee) and the Depositor in writing no later than the second Business Day following such March 15th, together with an explanation of such failure.

            The Master Servicer, the Special Servicer and the Trustee, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicer, the Special Servicer and the Trustee shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the Depositor such cooperation.

            SECTION 3.15.     Access to Certain Information.

            (a)     Upon 10 days' prior written notice, the Master Servicer
(with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i)
below, to the extent such items are in its possession), the Special Servicer
(with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Trustee (with respect to the items in clauses (a) through (i) below, to the extent those items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the
Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Master
Servicer, the Special Servicer or the Trustee, as applicable, in accordance with
(a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any
Certificate or interest therein, the Trustee, the Rating Agencies, the
Underwriters and the Depositor originals or copies of the following items: (a)
this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing
Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officer's
Certificates delivered by the Master Servicer or the Special Servicer since the
Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the
Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to
Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and the Asset Status Report prepared by the Special Servicer pursuant to Section
3.21(c), (h) the Servicing File relating to each Mortgage Loan, and (i) any and all Officer's Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to
Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to a Loan Combination, the related

                                      -150-

Non-Trust Noteholder(s)) at no cost pursuant to their reasonable requests. The
Master Servicer, Special Servicer and Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its
Internet Website with the use of a password.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (a)
in the case of Certificate Owners, Certificateholders and the Controlling Class
Representative (and in the case of a Loan Combination, the related Non-Trust
Noteholder(s)), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as
applicable, and which may provide indemnification for the Master Servicer, the
Special Servicer and the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such
Certificate Owner, any such Certificateholder and the Controlling Class
Representative (and in the case of a Loan Combination, the related Non-Trust
Noteholder(s)) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of
Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the
Trustee, the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification for the Master Servicer or Trustee, as applicable)
generally to the effect that such Person is a prospective purchaser of a
Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential.
The Certificate Owners and Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the
Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Trustee or the Master
Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access

                                      -151-

to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of
Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b)     The Trustee shall, and the Master Servicer may but is not
required to, make available each month to any interested party on their respective Internet Websites (i) the Distribution Date Statement and (ii) this
Agreement, the Prospectus and the Prospectus Supplement. In addition, on each
Distribution Date, the Trustee shall make available to any interested party via the Trustee's Internet Website the Unrestricted Servicer Reports, the CMSA Loan
Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the
CMSA Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Trustee shall make available on each Distribution Date (i) the Restricted Servicer Reports and (ii)
the CMSA Property File to any Privileged Person via the Trustee's Internet
Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee.

            The Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by the Master Servicer, the reports and files comprising the
CMSA Investor Reporting Package.

            (c)     In connection with providing access to the Trustee's
Internet Website or the Master Servicer's Internet Website, the Trustee or the
Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent the Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

            The Master Servicer and Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of
Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the
Trustee or the Master Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to the Master
Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom the Master Servicer or
Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related
Mortgage Loan (in the case of Trustee, if it has actual knowledge of such prohibition by the related Mortgage Loan).

                                      -152-

            Notwithstanding anything in this Agreement to the contrary, the
Master Servicer and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class
Representative (and, in the case of a Loan Combination, the related Non-Trust
Noteholder(s)) any information not yet included in a Form 8-K Current Report filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

            Any transmittal of information by the Master Servicers or the
Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities
            laws restrict any person who possesses material,
            non-public information regarding the Trust that issued
            ML-CFC Commercial Mortgage Trust 2006-1, Commercial
            Mortgage Pass-Through Certificates, Series 2006-1, from
            purchasing or selling such Certificates in circumstances
            where the other party to the transaction is not also in
            possession of such information. You also acknowledge and
            agree that such information is being provided to you for
            the purposes of, and such information may be used only in
            connection with, evaluation by you or another
            Certificateholder or prospective purchaser of such
            Certificates or beneficial interest therein".

            (d)     If three or more Holders or the Controlling Class
Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of
Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this
Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the
Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate
Register.

            (e)     The Master Servicer and the Special Servicer shall not be
required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the
Master Servicer or the Special Servicer under this Agreement. None of the Master
Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with the terms of this Agreement. The
Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the
Trustee's Internet Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master
Servicer or the Special Servicer, respectively, for which it is not the original source.

            SECTION 3.16.     Title to REO Property; REO Accounts.

            (a)     If title to any Mortgaged Property is acquired, the deed
or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged
Property, on behalf of the related Non-Trust Noteholder(s). If, pursuant to
Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single

                                      -153-

member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this
Agreement, then (subject to the interests of, if affected, the related Non-Trust
Noteholder(s)), the deed or certificate of sale with respect to any such REO
Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s), shall sell any REO Property as soon as practicable in accordance with the Servicing
Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the
effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on
"prohibited transactions" (as defined in Section 860F of the Code) on either of
REMIC I or REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special
Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO
Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing
Advance.

            (b)     The Special Servicer shall segregate and hold all funds
collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than a Loan Combination Mortgaged
Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the
Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan
Combination REO Property). If such REO Acquisition occurs with respect to a Loan
Combination Mortgaged Property, then the Special Servicer shall establish an REO
Account solely with respect to such property (an "Loan Combination REO
Account"), to be held for the benefit of the Certificateholders and the related
Non-Trust Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account all REO Revenues, Insurance
Proceeds and Liquidation Proceeds received in respect of any REO Property within
2 Business Days of receipt. Funds in the REO Accounts may be invested in
Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO
Account as provided in Section 3.06(b) (but only to the extent of the Net
Investment Earnings with respect to such REO Account for any Collection Period).
The Special Servicer shall give written notice to the Trustee and the Master
Servicer of the

                                      -154-

location of each REO Account, and shall give notice to the related Non-Trust
Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c)     The Special Servicer shall withdraw from the related REO
Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound
Reserve")). On each Determination Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the Collection Account, or deliver to the
Master Servicer or such other Person as may be designated by the Master Servicer
(which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of the related REO Property during the
Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination
Date, the Special Servicer shall withdraw from each Loan Combination REO Account and deposit into the related Loan Combination Custodial Account, or deliver to the Master Servicer or such other Person as may be designated by the Master
Servicer (which shall deposit such amounts into the related Loan Combination
Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination REO Property during the
Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

            (d)     The Special Servicer shall keep and maintain separate
records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b)
or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master
Servicer.

            SECTION 3.17.     Management of REO Property.

            (a)     Prior to the acquisition by it of title to a Mortgaged
Property, the Special Servicer shall review the operation of such Mortgaged
Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                    (i)     None of the income from Directly Operating such
      Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the
      Code (either such tax referred to herein as an "REO Tax"), then such
      Mortgaged Property may be Directly Operated by the Special Servicer as REO
      Property;

                    (ii)    Directly Operating such Mortgaged Property as an REO
      Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by

                                      -155-

      an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO
      Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer (exercised in accordance with the
      Servicing Standard), such alternative is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO
      Property; or

                    (iii)   It is reasonable to believe that Directly Operating
      such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an
      REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed
      Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC
      Administrator shall consult with the Special Servicer and shall advise the
      Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC
      Administrator, the Special Servicer shall either (A) implement the
      Proposed Plan (after acquiring the respective Mortgaged Property as REO
      Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan
Combination REO Property, the related Non-Trust Noteholder(s)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC
Administrator may, at the expense of the Trust Fund payable pursuant to Section
3.05(a)(xiii) consult with counsel.

            (b)     If title to any REO Property is acquired, the Special
Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any Loan Combination REO
Property, the related Non-Trust Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the
Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the
Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on

                                      -156-

deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

                    (i)     all insurance premiums due and payable in respect of
      such REO Property;

                    (ii)    all real estate taxes and assessments in respect of
      such REO Property that may result in the imposition of a lien thereon;

                    (iii)   any ground rents in respect of such REO Property;
      and

                    (iv)    all costs and expenses necessary to maintain, lease,
      sell, protect, manage and restore such REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Master Servicer determines, in accordance with the
Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c)     Without limiting the generality of the foregoing, the
Special Servicer shall not, with respect to any REO Property:

                    (i)     enter into, renew or extend any New Lease with
      respect to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                    (ii)    permit any amount to be received or accrued under
      any New Lease other than amounts that will constitute Rents from Real
      Property;

                    (iii)   authorize or permit any construction on such REO
      Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related
      Mortgage Loan became imminent, all within the meaning of Section
      856(e)(4)(B) of the Code; or

                    (iv)    Directly Operate, or allow any other Person, other
      than an Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                                      -157-

            (d)     Unless Section 3.17(a)(i) applies, the Special Servicer
shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                    (i)     the terms and conditions of any such contract may
      not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                    (ii)    the fees of such Independent Contractor (which shall
      be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                    (iii)   except as permitted under Section 3.17(a), any such
      contract shall require, or shall be administered to require, that the
      Independent Contractor, in a timely manner, (A) pay out of related REO
      Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent
      Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property
      (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                    (iv)    none of the provisions of this Section 3.17(d)
      relating to any such contract or to actions taken through any such
      Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

                    (v)     the Special Servicer shall be obligated with respect
      thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
      Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

            SECTION 3.18.     Resolution of Defaulted Mortgage Loans and REO
                              Properties.

            (a)     The Master Servicer, the Special Servicer or the Trustee
may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

            (b)     After a Trust Mortgage Loan becomes a Trust Defaulted
Mortgage Loan, the Special Servicer shall determine the fair value of the Trust
Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Trust Defaulted Mortgage Loan; provided, further, that the
Special Servicer shall

                                      -158-

use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the
Special Servicer's judgment would materially affect the validity of such
Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard; provided, however, that the Special
Servicer shall update its fair value determination at least once every 90 days;
and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related
Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the Master
Servicer, each Rating Agency, the Plurality Subordinate Certificateholder and
the Controlling Class Representative promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the
Master Servicer, the Plurality Subordinate Certificateholder and the Controlling
Class Representative, the most recent Appraisal of the related Mortgaged
Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Trust Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding
the foregoing, the Special Servicer shall not be required to deliver the
Determination Information to the Master Servicer, and shall instead deliver the
Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Trust
Defaulted Mortgage Loan, pursuant to this Section 3.18.

            In determining the fair value of any Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Trust Defaulted Mortgage Loan to the Purchase
Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related
Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the
Special Servicer that has occurred subsequent to, and that would, in the Special
Servicer's reasonable judgment, materially affect the value of the related
Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located.

            (c)     Subject to the terms set forth in Section 2.03, in the event a Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, each of the
Plurality Subordinate Certificateholder and the Special Servicer (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") (with respect to any Trust Mortgage Loan that is part of a Loan Combination, subject to the related Loan Combination
Intercreditor Agreement and Section 3.18(o)) to purchase such Trust Defaulted
Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i)
the Purchase Price, if the Special Servicer has not yet determined the fair value of the Trust Defaulted Mortgage Loan, or (ii) the fair value of the Trust
Defaulted Mortgage Loan as determined by

                                      -159-

the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination; provided that, if (A) the Purchase Option is being exercised by an Option Holder that is an assignee of the Special Servicer or the
Plurality Subordinate Certificateholder that is not an Affiliate of the Special
Servicer or the Plurality Subordinate Certificateholder, (B) the assignment of the Purchase Option was to such Option Holder for no material consideration, and
(C) the Purchase Option is exercised by such Option Holder more than 90 days following a determination of the fair value of the subject Trust Defaulted
Mortgage Loan, the Option Price shall include a Principal Recovery Fee payable to the Special Servicer. The Special Servicer shall, promptly after a Trust
Mortgage Loan becomes a Trust Defaulted Mortgage Loan, deliver to the Plurality
Subordinate Certificateholder and the Controlling Class Representative a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Trust Defaulted Mortgage Loan to any party at any time after the related
Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include (i) in the case of the Plurality
Subordinate Certificateholder, an assignment substantially in the form of
Exhibit M-3, or (ii) in the case of the Special Servicer, an assignment substantially in the form of Exhibit M-2. Notwithstanding the foregoing, the
Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate Certificateholder or any assignee thereof within 60 days of the fair value determination being made with respect to the subject
Trust Defaulted Mortgage Loan, then the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the
Plurality Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 15 day period immediately following the expiration of such 60-day period. Following the expiration of such 15 day period, the Plurality Subordinate Certificateholder
(or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not
exercised earlier, the Purchase Option with respect to any Trust Defaulted
Mortgage Loan will automatically terminate (i) once the related Trust Defaulted
Mortgage Loan is no longer a Trust Defaulted Mortgage Loan; provided, however, that if such Trust Mortgage Loan subsequently becomes a Trust Defaulted Mortgage
Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related
Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii)
the modification or pay-off, in full or at a discount, of such Trust Defaulted
Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

            (d)     [RESERVED]

            (e)     Upon receipt of notice from the Special Servicer indicating that a Trust Mortgage Loan has become a Trust Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master Servicer, the Trustee and the Controlling Class Representative,
written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Trust Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase
Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the Trust

                                      -160-

Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special
Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (f)     If the Special Servicer or the Plurality Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Trust
Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the Master Servicer (or, if the Master Servicer and the Special Servicer are the same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Trust Defaulted Mortgage Loan, in the manner set forth in Section
3.18(b). In such event, the Special Servicer shall promptly deliver to the
Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Trust Defaulted
Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer (or the
Trustee, if the Trustee is making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by the
Master Servicer or the Trustee, as the case may be, to confirm that the Special
Servicer's determination of the Option Price represents fair value for the Trust
Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an
Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person.

            The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the Master Servicer, the Trustee or any
such third party pursuant to this paragraph shall be advanced by the Master
Servicer (or the Trustee, if applicable) and shall constitute, and be reimbursable as, Servicing Advances. In addition, the Master Servicer (or, if applicable, the Trustee) shall be entitled to receive out of the Collection
Account a fee in the amount of $2,500, for the initial confirmation of the
Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Trust Defaulted Mortgage
Loan, in accordance with this Section 3.18(f).

            Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder
or any of their respective Affiliates, is identified in the Purchase Option
Notice as the Person expected to acquire the related Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee
shall determine whether the Option Price represents fair value for the Trust
Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase
Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Trust
Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value

                                      -161-

of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an
Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such
Person which was chosen by the Trustee with reasonable care. Notwithstanding the
30 day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination
Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as,
Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option
Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master
Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase
Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to
(i) accept the Option Price as adjusted and proceed in accordance with Section
3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such
Option Holder shall not be obligated to close the purchase of the Trust
Defaulted Mortgage Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the
Option Price as adjusted.

            (g)     The Option Holder whose Purchase Option is declared
effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer
within 10 Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for Release from the Master Servicer specifying the date for closing the purchase of the related Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage
File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related
Mortgage File to or at the direction of the purchaser. In any case, the Master
Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the
Gain-on-Sale Reserve Account) into the Collection Account within one (1)
Business Day following receipt.

            (h)     The Special Servicer shall immediately notify the Trustee
and the Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each
Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

                                      -162-

            (i)     Unless and until the Purchase Option with respect to a
Trust Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Trust
Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing
Standard; provided, however, the Special Servicer will not be permitted to sell the Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

            (j)     In the event that title to any REO Property is acquired by the Trust in respect of any Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class
Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special
Servicer on behalf of the Trustee has not received an REO Extension or an
Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard. The Special Servicer shall give the Controlling Class
Representative, the Master Servicer and the Trustee (and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s)) not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price;
and provided, further, that if the Special Servicer intends to bid on any REO
Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii)
the Trustee shall promptly obtain, at the expense of the Trust Fund, an
Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B)
the Purchase Price.

            (k)     Subject to the REMIC Provisions, the Special Servicer
shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Trust Defaulted Mortgage
Loan. Any sale of a Trust Defaulted Mortgage Loan (pursuant to a Purchase
Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, any Fiscal Agent, the Depositor, the Special Servicer,
the Master Servicer, any Mortgage Loan Seller or the Trust. None of the Special
Servicer, the Master Servicer, the Depositor, the Trustee or any Fiscal Agent
shall have any liability to the Trust or any Certificateholder with respect to the price at which a Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (l)     Upon exercise of a Purchase Option, the holder of such
Purchase Option shall be required to pay the purchase price specified in its
Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Trust Defaulted
Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the
Collection Account.

                                      -163-

            (m)     Notwithstanding anything herein to the contrary, the
Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the
REMIC Provisions and the Servicing Standard.

            (n)     The amount paid for a Trust Defaulted Mortgage Loan or
related REO Property purchased under this Agreement shall be deposited into the
Collection Account. Upon receipt of an Officer's Certificate from the Master
Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Trust Defaulted Mortgage Loan or related REO
Property ownership of the Trust Defaulted Mortgage Loan or REO Property. The
Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File.
In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Trust Defaulted Mortgage Loan or related REO Property.

            (o)     Pursuant to the terms of each Loan Combination Intercreditor
Agreement, upon the occurrence of one or more specified events set forth in each such agreement with respect to the related Trust Mortgage Loan, each related
Non-Trust Noteholder may, at its option and subject to the terms of such agreement, purchase the subject Trust Mortgage Loan at the purchase price set forth in such agreement. Any exercise of a Purchase Option under this Section
3.18 with respect to a Trust Mortgage Loan that is part of a Loan Combination shall be subject to the rights of the related Non-Trust Noteholder(s) to purchase such Trust Mortgage Loan pursuant to the related Loan Combination
Intercreditor Agreement.

            SECTION 3.19.     Additional Obligations of Master Servicer.

            (a)     The Master Servicer shall deposit in the Collection Account on each P&I Advance Date (prior to any transfer of funds from the Collection
Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans that were, in each such case, subject to a Principal Prepayment during the most recently ended
Collection Period (other than Principal Prepayments made out of Insurance
Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal
Prepayments) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of the Trust Mortgage Loans and (ii) the sum of (A) that portion of the
Master Servicing Fees on the Mortgage Pool that represents an accrual at a rate of 0.01% per annum and (B) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage
Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order, then, for purposes of determining the payment that the Master Servicer is required to make to cover that Prepayment Interest
Shortfall, the reference to "Master Servicing Fee" in clause (A) above shall be construed to include (1) the entire Master Servicing Fees payable to the Master
Servicer with respect to the related Collection Period, and inclusive of any portion payable to a third-party primary servicer and (2) the amount of any investment income earned by the Master Servicer on the related Principal
Prepayment while on deposit in the Collection Account. .

            Following the payments made by the Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the sole sentence of the preceding

                                      -164-

paragraph), the Master Servicer shall apply any remaining Prepayment Interest
Excesses to offset any Casualty/Condemnation Interest Shortfall incurred with respect to any Trust Mortgage Loan during the subject Collection Period.

            Except as provided in the preceding paragraphs, no other
compensation to the Master Servicer shall be available to cover Prepayment
Interest Shortfalls. The Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a)
shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

            (b)     The Master Servicer shall, as to each Mortgage Loan that
is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the
Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer. The costs and expenses of any modifications to Ground
Leases shall be paid by the related Mortgagor.

            (c)     The Master Servicer shall deliver to each Mortgage Loan
Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans (as identified on the Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor and their respective billing addresses and telephone numbers; provided, however, that the Master Servicer shall be under no obligation to provide any such information not in its possession.

            (d)     The Master Servicer and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Noteholder such notices regarding defaults and events of default with respect to the related Loan
Combination as are required from the holder of the related Trust Mortgage Loan that is part the related Loan Combination under the related Loan Combination
Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

            SECTION 3.20.     Modifications, Waivers, Amendments and Consents.

            (a)     The Master Servicer (with respect to any Mortgage Loan
that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the
Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of (in the case of the Master Servicer, subject to a maximum of two separate one-year extensions without the consent of the Special
Servicer), defer or forgive interest (including Penalty Interest and Additional
Interest) on and principal of, defer or forgive late payment charges, Prepayment
Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Mortgage Loan without the consent of the Trustee or any
Certificateholder; provided, that the Master Servicer's and the Special
Servicer's rights to do so shall be subject to Section 3.08, Section 6.11 and
Section 6.12 (and, in the case of a Loan Combination, subject to the terms of the related Loan Combination Intercreditor Agreement) and, further, to the following subsections of this Section 3.20; and provided, further, that other than as provided in Sections 3.02(a) (relating to waivers of Default Charges),
3.08, 3.20(d) and 3.20(e), the Master Servicer shall not agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage
Loan, unless the Master Servicer has obtained the consent of the Special
Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such

                                      -165-

modification, waiver, forbearance or amendment, the Master Servicer's written recommendations and analysis, and all information reasonably available to the
Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing
Standard and Section 6.11 and Section 6.12 and (C) if any such consent has not been expressly denied within 10 Business Days (or, if the Controlling Class
Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is entitled to object pursuant to Section 6.12), 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after the Special Servicer's receipt from the Master
Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master
Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days (or 15 Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

            (b)     All modifications, waivers or amendments of any Mortgage
Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. Neither the Master Servicer nor the Special Servicer, as
applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan that would result in an
Adverse REMIC Event. The Master Servicer or Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor)
to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations
Section 1.860G-2(b) of the Code, (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust
A-3FL, Grantor Trust AN-FL or Grantor Trust Z under the Code.

            (c)     The Special Servicer, on behalf of the Trust Fund, may
agree or consent to (or permit the Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Mortgage Loan that would:

                    (i)     affect the amount or timing of any related payment
      of principal, interest or other amount (including Prepayment Premiums or
      Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder-
      (including, subject to the discussion in the following paragraph, any related Balloon Payment); or

                    (ii)    affect the obligation of the related Mortgagor to
      pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal
      Prepayment during any period in which the related Mortgage Note prohibits
      Principal Prepayments; or

                    (iii)   in the judgment of the Special Servicer, materially
      impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Mortgage Loan has occurred or, in the
Special Servicer's judgment, a material default on the Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders (and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), as a collective whole, on a present value basis, than would liquidation.

                                      -166-

            In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may (or permit the Master Servicer to) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which
Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Master Servicer or Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Mortgage Loan is secured by a
Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years
(or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

            The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master
Servicer and, in the case of a Loan Combination, the related Non-Trust
Noteholder(s) and describing in reasonable detail the basis for the Special
Servicer's determination. The Special Servicer shall append to such Officer's
Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (d)     Except as expressly contemplated by the related Mortgage
Loan documents, the Special Servicer shall not consent to the Master Servicer's releasing, which consent shall be deemed given if not denied in writing within
10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan
Combination Controlling Party is entitled to object pursuant to Section 6.12),
15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11), any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Mortgage Loan (or, in the case of a Crossed Loan
Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Mortgage Loan that is not a Specially
Serviced Mortgage Loan, (A) either (1) such release will not, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2)
there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property
(together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
Standard), as security for the Mortgage Loan and (C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event (as confirmed in writing to the Trustee by each Rating Agency).

            (e)     Notwithstanding anything in this Section 3.20, Section
3.08, Section 6.11 or Section 6.12 to the contrary, the Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special
Servicer, any Certificateholder or the Controlling Class Representative or
obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the

                                      -167-

following modifications, waivers or amendments of the Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Default Charges, to the extent allowed under Section 3.02; (iii) releases of unimproved parcels of a Mortgaged
Property; (iv) grants of easements, rights-of-way or other similar agreements in accordance with Section 3.08(b); (v) approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property; (vi) approval of annual budgets to operate the Mortgaged Property; (vii) temporary waivers of any requirements in the related Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and (viii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $2,000,000; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the
Certificates, (x) would not constitute a "significant modification" of such
Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an
Adverse Grantor Trust Event with respect to any of Grantor Trust A-3FL, Grantor
Trust AN-FL or Grantor Trust Z, (y) would be consistent with the Servicing
Standard, and (z) shall not violate the terms, provisions or limitations of this
Agreement or any other document contemplated hereby.

            (f)     Any payment of interest that is deferred pursuant to any
modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this
Agreement together with interest thereon.

            (g)     The Special Servicer or, the Master Servicer may, as a
condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this
Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section
1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (h)     The Master Servicer and Special Servicer shall notify each other, the Trustee, the Controlling Class Representative and, in the case of a
Loan Combination, the related Non-Trust Noteholder(s), in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the
Custodian for deposit in the related Mortgage File, (in the case of the Special
Servicer, with a copy to the Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer pursuant to Section 3.15(a) hereof.

                                      -168-

            (i)     With respect to each Mortgage Loan that provides for
defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of
Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof)
when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Mortgage Loan matures on its
Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master
Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or
Properties to be released. If the subject Mortgage Loan is not a Significant
Mortgage Loan and if either the terms of the subject Mortgage Loan permit the
Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from DBRS or Fitch and is not required from S&P so long as the Master Servicer delivers to S&P a certification substantially in the form attached hereto as Exhibit K. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling
Class Representative with notice that the foregoing requirements have been met with respect to the subject Mortgage Loan. However, if the subject Mortgage Loan is a Significant Mortgage Loan or if the terms of the subject Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master
Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative
(and, in the case of a Loan Combination, the related Non-Trust Noteholder(s), as applicable and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan documents and applicable law, the Master Servicer shall not execute a defeasance unless (a) the subject Mortgage Loan requires the
Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating
Agency confirmation of the absence of an Adverse Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed
"other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or the Master Servicer receives from Independent counsel at the
Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust
Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Mortgage Loan the applicable Mortgage Loan
Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

                                      -169-

            Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage
Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master
Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i)
through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage
Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the
Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, the Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase defeasance collateral or
(B) prepay the Mortgage Loan, in either case, in accordance with the Servicing
Standard.

            For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Mortgage Loans (or, in the case of a Loan
Combination, the Loan Combination) and owning and pledging the related
Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan (or the Loan Combination, if applicable).

            (j)     To the extent that either the Master Servicer or Special
Servicer waives any Default Charges in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special
Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Default Charges immediately prior to such waiver.

            (k)     Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received

                                      -170-

prior written confirmation (the cost of which shall be paid by the related
Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event.

            (l)     Notwithstanding anything in this Section 3.20 to the
contrary:

                    (i)     the limitations, conditions and restrictions set
      forth in this Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage
      Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations
      Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage
      Loan in effect on the Closing Date (or, in the case of a Qualified
      Substitute Mortgage Loan, on the related date of substitution); and

                    (ii)    neither the Master Servicer nor the Special Servicer
      shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (m)     Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders, any Non-Trust
Noteholder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section
3.20 is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the Master Servicer, and consistent with the Servicing Standard.

            SECTION 3.21.     Transfer of Servicing Between Master Servicer and
                              Special Servicer; Record Keeping.

            (a)     Upon determining that a Servicing Transfer Event has
occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class
Representative (and with respect to a Loan Combination, the related Non-Trust
Noteholder(s)), and if the Master Servicer is not also the Special Servicer, the
Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan, either in the Master
Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto.
The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing
Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the
Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer Event, the Special
Servicer shall collect payments on such Mortgage Loan and make remittances to the Master Servicer in accordance with Section 3.04.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall

                                      -171-

immediately give notice thereof to the Master Servicer and the Controlling Class
Representative (and with respect to a Loan Combination, the related Non-Trust
Noteholder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing
File, to the Master Servicer (or such other Person as may be directed by the
Master Servicer), the Special Servicer's obligation to service such Mortgage
Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the
Master Servicer to service and administer such Mortgage Loan shall resume.

            (b)     In servicing any Specially Serviced Mortgage Loans, the
Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage
File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c)     No later than 60 days after a Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, in the case of the Kenwood Towne Centre
Trust Mortgage Loan or the 60 State Street Combined Trust Mortgage Loan, 45
days), the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of the Kenwood Towne Centre Trust Mortgage Loan or the 60 State Street Combined
Trust Mortgage Loan, the related Loan Combination Controlling Party, a report
(the "Asset Status Report") with respect to such Loan and the related Mortgaged
Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                    (i)     summary of the status of such Specially Serviced
      Mortgage Loan and negotiations with the related Mortgagor;

                    (ii)    a discussion of the legal and environmental
      considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                    (iii)   the most current rent roll and income or operating
      statement available for the related Mortgaged Property;

                    (iv)    the Appraised Value of the Mortgaged Property
      together with the assumptions used in the calculation thereof;

                    (v)     summary of the Special Servicer's recommended action
      with respect to such Specially Serviced Mortgage Loan; and

                    (vi)    such other information as the Special Servicer deems
      relevant in light of the Servicing Standard;

provided, however, that if a Loan Combination is involved, the Asset Status
Report shall be in respect of the entire Loan Combination.

                                      -172-

            With respect to any Mortgage Loan other than the Kenwood Towne
Centre Trust Mortgage Loan or the 60 State Street Combined Trust Mortgage Loan
and, in each case, the related Loan Combination, within 10 Business Days of receiving an Asset Status Report which relates to a recommended action as to which the Controlling Class Representative is entitled to object under Section
6.11, the Controlling Class Representative does not disapprove such Asset Status
Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special
Servicer may not take any action that is contrary to applicable law, the
Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 or Section 6.12, as the case may be, the Controlling
Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class
Representative, the Rating Agencies, the Trustee and the Master Servicer a new
Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            With respect to any Mortgage Loan other than the Kenwood Towne
Centre Trust Mortgage Loan or the 60 State Street Combined Trust Mortgage Loan
and, in each case, the related Loan Combination, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) until the Controlling Class Representative shall fail to disapprove such revised Asset
Status Report in writing within 10 Business Days of receiving such revised Asset
Status Report or until the Special Servicer makes one of the determinations described below. With respect to any Mortgage Loan other than the Kenwood Towne
Centre Trust Mortgage Loan or the 60 State Street Combined Trust Mortgage Loan
and, in each case, the related Loan Combination, the Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section.
Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10 Business Day period if the
Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders
(and, in the case of a Loan Combination other than the Kenwood Towne Centre Loan
Combination or the 60 State Street Loan Combination, the related Non-Trust
Noteholder(s)) and it has made a reasonable effort to contact the Controlling
Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the
Certificateholders (and, in the case of a Loan Combination other than the
Kenwood Towne Centre Loan Combination or the 60 State Street Loan Combination,
the related Non-Trust Noteholder(s)) pursuant to the Servicing Standard.

            In the event the Controlling Class Representative and the Special
Servicer have been unable to agree upon an Asset Status Report with respect to a
Specially Serviced Mortgage Loan (other than the Kenwood Towne Centre Trust
Mortgage Loan or the 60 State Street Combined Trust Mortgage Loan) within 90 days of the Controlling Class Representative's receipt of the initial Asset
Status Report, the Special Servicer shall implement the actions directed by the
Controlling Class Representative unless doing so would result in any of the consequences set forth in the last paragraph of this Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent
Asset Status Report submitted to the Controlling Class Representative by the
Special Servicer.

            In the case of the either of the Kenwood Towne Centre Loan
Combination or the 60 State Street Loan Combination, the related Loan
Combination Controlling Party shall have a period of 10 days to convey to the
Special Servicer its recommendations regarding the related Asset Status Report.
Notwithstanding the preceding sentence, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the 10-day period referred to in the preceding sentence if (i) the

                                      -173-

Special Servicer has reasonably determined that failure to take such action before the expiration of such 10-day period would materially and adversely affect the interests of the Certificateholders and the related Non-Trust
Noteholders as a collective whole and (ii) the Special Servicer has made a reasonable effort to contact the related Loan Combination Controlling Party. In the event that the Asset Status Report with respect to either of the Kenwood
Towne Centre Trust Mortgage Loan or the 60 State Street Combined Trust Mortgage
Loan recommends one of the Loan Combination Specially Designated Servicing
Actions, the Special Servicer shall consult with the related Loan Combination
Controlling Party and shall not take any Loan Combination Specially Designated
Servicing Action unless and until the related Loan Combination Controlling Party
(subject to the provisions of the related Loan Combination Intercreditor
Agreement) has approved (or is deemed to have approved) such action.

            In the event that a B-Note Loan Holder is no longer the Loan
Combination Controlling Party because a Loan Combination Control Appraisal Event is in effect with respect to such Mortgage Loan, such B-Note Loan Holder shall have non-binding consultation rights to consult with the Special Servicer.

            The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative will remain entitled to advise and object regarding the actions set forth in Section 6.11(a)
and any related Asset Status Report shall not be a substitute for the exercise of those rights.

            No direction of objection by or failure to approve by the
Controlling Class Representative or the majority of the Certificateholders (or, in the case of the Kenwood Towne Centre Loan Combination or the 60 State Street
Loan Combination, the related Loan Combination Controlling Party) in connection with any Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (x) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC Provisions or (y) expose the
Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan
Sellers, the Trust Fund, the Trustee or any Fiscal Agent or the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the Master
Servicer's, the Trustee's, any Fiscal Agent's or the Special Servicer's
responsibilities under this Agreement.

            SECTION 3.22.     Sub-Servicing Agreements.

            (a)     Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than
Section 7.01(a) (x), (xi) and (xii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that, if the
Sub-Servicer constitutes an

                                      -174-

Additional Item 1123 Servicer, then it will deliver to the applicable parties an
Annual Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the Sub-Servicer constitutes a
Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual Assessment Report in respect of the Sub-Servicer and a corresponding Annual Attestation Report (and the consent of the applicable registered public accounting firm to file it with the
Commission) as and when contemplated by Section 3.14; (iii) provides that if the
Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1)
assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special
Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement
(the Sub-Servicers that are party to such agreements are indicated on Schedule V hereto)) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iv) provides that the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to a
Loan Combination, the related Non-Trust Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the
Trustee or its designee assumes the obligations of the Master Servicer or the
Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any Fiscal Agent, the
Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (v) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (vi) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section
3.08, Section 3.09 and Section 3.20 hereof without the consent of such Special
Servicer or conduct any sale of a Mortgage Loan or REO Property contemplated by
Section 3.18; and (vii) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer
(including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially
Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced
Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the
Special Servicer will each be solely liable for all fees owed by it to any
Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master
Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d)
and

                                      -175-

4.03(d), as applicable, such interest to be allocable between the Master
Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the
Special Servicer each shall be deemed to have received any payment when a
Sub-Servicer retained by it receives such payment. The Master Servicer and the
Special Servicer each shall notify the other, the Trustee, the Depositor and, if a Loan Combination is involved, the related Non-Trust Noteholder(s), in writing promptly of the appointment by it of any Sub-Servicer after the date of this
Agreement. The Master Servicer and the Special Servicer shall each notify the
Trustee and the Depositor in writing, promptly upon becoming aware thereof, whether any Sub-Servicer constitutes an Additional Item 1123 Servicer or a
Sub-Servicing Function Participant. Each of the initial Master Servicer and the initial Special Servicer hereby represents and warrants that, as of the Closing
Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Servicer with respect to 10% or more of the Mortgage Pool (by balance).

            (b)     Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c)     The Master Servicer and the Special Servicer, for the
benefit of the Trustee and the Certificateholders and, in the case of a Loan
Combination, also for the benefit of the related Non-Trust Noteholder(s), shall
(at no expense to the Trustee, the Certificateholders, the subject Loan
Combination, any related Non-Trust Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing
Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing
Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d)     In the event of the resignation, removal or other
termination of Wachovia or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if
(but only if) an event of default (within the meaning of such Sub-Servicing
Agreement) has occurred and is continuing (that is not subject to any applicable grace or cure period under the Sub-Servicing Agreement), in each case without paying any sub-servicer termination fee.

            (e)     Notwithstanding any Sub-Servicing Agreement, the Master
Servicer and the Special Servicer shall remain obligated and liable to the
Trustee, the Certificateholders and any Non-Trust Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if

                                      -176-

each alone were servicing and administering the Mortgage Loans and/or REO
Properties for which it is responsible.

            In addition, the Special Servicer may not enter into any
Sub-Servicing Agreement without the approval of the Controlling Class
Representative, and the rights and obligations of each of the Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to a Loan
Combination shall be subject to the related Loan Combination Intercreditor
Agreement. Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the Trust in accordance with Section
8.15, neither the Master Servicer nor the Special Servicer shall retain or engage any Sub-Servicer or other Servicing Representative that, in any case, would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function
Participant, without the express written consent of the Depositor (except to the extent that the initial Master Servicer may do so in accordance with the Master
Servicer Indemnification Agreement).

            SECTION 3.23.     Representations and Warranties of Master Servicer
                              and Special Servicer.

            (a)     The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Special
                    Servicer, any Fiscal Agent and each Non-Trust Noteholder, as of the Closing Date, that:

                    (i)     The Master Servicer is a national banking
      association, duly organized and validly existing under the laws of the
      United States, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder.

                    (ii)    The execution and delivery of this Agreement by the
      Master Servicer, and the performance and compliance with the terms of this
      Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
      under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                    (iii)   The Master Servicer has the full power and authority
      to enter into and consummate all transactions contemplated by this
      Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv)    This Agreement, assuming due authorization,
      execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
      general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v)     The Master Servicer is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not

                                      -177-

      constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master
      Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master
      Servicer.

                    (vi)    No litigation is pending or, to the best of the
      Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

                    (vii)   Each officer, director, or employee of the Master
      Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

                    (viii)  Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master
      Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

            (b)     The Special Servicer, in such capacity, hereby represents
and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Master Servicer, any Fiscal Agent and
each Non-Trust Noteholder, as of the Closing Date, that:

                    (i)     The Special Servicer is a corporation duly
      organized, validly existing and in good standing under the laws of the
      State of Delaware and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                    (ii)    The execution and delivery of this Agreement by the
      Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special
      Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

                    (iii)   The Special Servicer has the full power and
      authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this
      Agreement.

                    (iv)    This Agreement, assuming due authorization,
      execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to

                                      -178-

      (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
      (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v)     The Special Servicer is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                    (vi)    No litigation is pending or, to the best of the
      Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                    (vii)   Each officer, director and employee of the Special
      Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage
      Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                    (viii)  Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
      Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                    (ix)    The Special Servicer possesses all insurance
      required pursuant to Section 3.07(c) of this Agreement.

            (c)     The representations and warranties of the Master Servicer
and the Special Servicer, set forth in Section 3.23(a) (with respect to the
Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

            SECTION 3.24.     Sub-Servicing Agreement Representation and
                              Warranty.

            The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, and to the Depositor, any Fiscal Agent and the Special
Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a)
and the second paragraph of Section 3.22(d) in all material respects.

                                      -179-

            SECTION 3.25.     Designation of Controlling Class Representative

            (a)     The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate
Owners) of the Controlling Class that they may select a Controlling Class
Representative. Such notice shall set forth the process for selecting a
Controlling Class Representative, which shall be the designation of the
Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers);
provided that the initial Controlling Class Representative shall be Anthracite
Capital, Inc. and no further notice shall be required for such appointment to be effective.

            (b)     Within 10 Business Days (or as soon thereafter as
practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall deliver to the requesting party the identity of the Controlling
Class Representative and a list of each Holder (or, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the
Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class
Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business
Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Collection Account pursuant to Section 3.05(a).

            (c)     The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class.
The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners)
of Certificates representing more than 50% of the Class Principal Balance of the
Controlling

                                      -180-

Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class
Representative.

            (d)     Once a Controlling Class Representative has been selected
pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

            (e)     Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata among such Holders (or
Certificate Owners) according to their respective Percentage Interests in such
Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this
Agreement or any particular Mortgage Loan, the Controlling Class Representative
shall immediately notify the Trustee, the Master Servicer and the Special
Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii)
there is no potential for the Special Servicer or the Trust Fund to be an
adverse party in such action as regards the Controlling Class Representative)
the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            SECTION 3.26.     Application of Default Charges.

            (a)     Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                    first, to pay to any Fiscal Agent, the Trustee, the Master
      Servicer or the Special Servicer, in that order (except that payments to the Special Servicer and Master Servicer shall be made concurrently on a pro rata and pari passu basis), any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or
      REO Loan, as the case may be;

                    second, to reimburse the Trust for any interest on Advances paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special
      Servicer since the Closing Date with respect to such Mortgage Loan or REO
      Loan, as the case may be, which interest was paid from a source other than
      Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

                    third, to pay any outstanding expense incurred by the
      Special Servicer in connection with inspecting the related Mortgaged
      Property or REO Property, as applicable, pursuant to Section 3.12;

                    fourth, to reimburse the Trust for any expenses reimbursed to the Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO

                                      -181-

      Property, as applicable, pursuant to Section 3.12, which expenses were previously paid from a source other than Default Charges collected on such
      Mortgage Loan or REO Loan, as the case may be;

                    fifth, to pay the appropriate party for any other
      outstanding expense incurred thereby with respect to such Mortgage Loan or
      REO Loan, as the case may be, which expense, if not paid out of Default
      Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

                    sixth, to reimburse the Trust for any other Additional Trust
      Fund Expense paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which
      Additional Trust Fund Expense was paid from a source other than Default
      Charges collected on such Mortgage Loan or REO Loan, as the case may be;
      and

                    seventh, to pay (A) if such Mortgage Loan is a Non-Trust
      Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage
      Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the Master Servicer, if such Default
      Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (Y) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special Servicer.

            (b)     Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to
Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section
3.05(a) or 3.05(b) for any items payable out of general collections on the
Mortgage Pool, and if such Default Charges so applied relate to a Loan
Combination, they shall be transferred from the related Loan Combination
Custodial Account to the Collection Account. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) shall be deemed to offset payments of interest on
Advances, costs of property inspections or other Additional Trust Fund Expenses
(depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan
(whereupon such interest on Advances, costs of property inspections or other
Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            (c)     The portion of any Default Charges with respect to a
Non-Trust Loan that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination Intercreditor
Agreement.

            SECTION 3.27.     Controlling Class Representative Contact with
                              Servicer.

                    No less often than on a monthly basis, each of the Master
Servicer and the Special Servicer shall, without charge, make a knowledgeable
Servicing Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which the Master Servicer or the
Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the

                                      -182-

Controlling Class Representative's delivery to the Master Servicer of an agreement substantially in the form of Exhibit I-1 (or such other form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as
applicable).

            SECTION 3.28.     Certain Matters Regarding the Loan Combinations.

            (a)     The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, hereby acknowledge the right of the Non-Trust Noteholders, upon the occurrence of certain specified events under the related Loan Combination Intercreditor Agreement, to purchase the related Trust Mortgage Loan that is a part of the related Loan Combination from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor
Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow a Non-Trust
Noteholder to purchase the related Trust Mortgage Loan from the Trust.

            (b)     In connection with any purchase of a Trust Mortgage Loan
that is part of a Loan Combination by a related Non-Trust Noteholder pursuant to the related Loan Combination Intercreditor Agreement, the Master Servicer or the
Special Servicer shall (i) if it receives the applicable purchase price provided for in the related Loan Combination Intercreditor Agreement and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the Master Servicer for deposit, as applicable, into the Collection Account or the related Loan Combination Custodial Account, as applicable, and so notify the
Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the related Mortgage
File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the subject
Trust Mortgage Loan in the appropriate purchaser, without recourse, representations or warranties.

            (c)     The parties hereto acknowledge that each Non-Trust
Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Master
Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan
Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each Non-Trust Noteholder (i)
may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the
Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii)
shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

            (d)     The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, also hereby acknowledge the right of the B-Note Loan Holder with respect to each of the Kenwood Towne
Centre B-Note Non-Trust Loan and the 60 State Street B-Note Non-Trust Loan =to
cure certain events of default by the Mortgagor with respect to the related Loan
Combination and to be reimbursed for any amounts advanced in connection with any such cure, in each case pursuant to and subject to the terms, conditions and limitations set forth in the related Loan Combination Intercreditor Agreement.
The

                                      -183-

Trustee, the Master Servicer and the Special Servicer hereby agree, as provided in and subject to the terms, conditions and limitations set forth in the related
Loan Combination Intercreditor Agreement, not to treat any such default by the subject Mortgagor that is so cured by a B-Note Loan Holder as a default for the purposes specified in the related Loan Combination Intercreditor Agreement.

            (e)     To the extent not otherwise expressly provided for herein, the Special Servicer shall provide to each B-Note Loan Holder or its designee, with respect to the related B-Note Non-Trust Loan or any related Loan
Combination REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to reports, documents and other information with respect to the Trust Mortgage Loans, the same reports, documents and other information that the Special Servicer provides to the
Trustee with respect to the related A-Note Trust Mortgage Loan or the related
Loan Combination REO Property, and on a concurrent basis. The Trustee and the
Special Servicer shall each provide or make available to each B-Note Loan Holder or its designee, with respect to the related B-Note Non-Trust Loan or any related Loan Combination REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as
the case may be, provides to the Controlling Class Representative, in so far as
they relate to the related A-Note Trust Mortgage Loan or the related Loan
Combination REO Property, and on a concurrent basis. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to a B-Note Loan Holder or its designee (at such holder's cost) all other documents and information that such holder or its designee may reasonably request with respect to the related B-Note Non-Trust
Loan or any Loan Combination REO Property, to the extent such documents and information are in its possession. Notwithstanding the foregoing, none of the
Trustee or the Special Servicer shall be required to deliver to any B-Note Loan
Holder or its designee any particular report, document or other information pursuant to this Section 3.28(e) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such B-Note Loan Holder within the same time period contemplated by this Section 3.28(e) pursuant to any other section of this
Agreement.

            SECTION 3.29.     The Swap Agreements.

            (a)     The Trustee is hereby authorized and directed, not in its
individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver each Swap Agreement on the Closing Date and to perform obligations as described herein with respect to each Swap Agreement.
Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under each
Swap Agreement; provided that (i) payments to be made to the Class A-3FL Swap
Counterparty pursuant to Section 3.29(d) shall be made out of amounts allocable as interest (or, in the case of Class A-3FL Additional Fixed Swap Payments,
Yield Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-3FL REMIC II Regular Interest, (ii) payments to be made to the Class AN-FL Swap Counterparty pursuant to Section 3.29(d) shall be made out of amounts allocable as interest (or, in the case of Class AN-FL Additional
Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums)
distributable on or with respect to the Class AN-FL REMIC II Regular Interest and (iii) any termination payment owing to a Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty with respect thereto in connection with entering into a replacement interest rate swap agreement with the Trust, and the Trustee shall not be responsible for using its own funds in making such payments. Upon the Trustee entering into the
Swap Agreements on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreements.

            (b)     Notwithstanding anything to the contrary in this Agreement, the Class A-3FL Depositor's Retained Amount shall not be a part of the Class
A-3FL Grantor Trust or the Trust Fund,

                                      -184-

but instead shall belong to the Depositor; and the Trustee, on behalf of the
Trust, hereby assigns to the Depositor the Trust's entire right, title and interest in and to the Class A-3FL Depositor's Retained Amount.

            Also notwithstanding anything to the contrary in this Agreement, the
Depositor hereby agrees to pay to the Class AN-FL Swap Counterparty the initial up-front payment contemplated to be paid by the Depositor under the Class AN-FL
Swap Agreement on the Closing Date.

            (c)     The Trustee shall act as "calculation agent" under each Swap
Agreement and shall timely perform all duties associated therewith.

            In addition, by 5:00 p.m. (New York time) on the Business Day prior to (or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Class A-3FL Swap Counterparty in writing of (i) the Class
Principal Balance of the Class A-3FL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class A-3FL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-3FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

            In addition, by 5:00 p.m. (New York time) on the Business Day prior to (or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Class AN-FL Swap Counterparty in writing of (i) the Class
Principal Balance of the Class AN-FL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class AN-FL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class AN-FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

            (d)     On each Distribution Date, following all deposits to the
Floating Rate Account on or prior to that date pursuant to Section 3.04(c), the
Trustee shall (i) remit the Class A-3FL Net Fixed Swap Payment, the Class A-3FL
Additional Fixed Swap Payment and the Class A-3FL Fixed Payer Shortfall
Reimbursement Payment, in each case if any, to the Class A-3FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the
Class A-3FL Additional Fixed Swap Payments, Yield Maintenance Charges and
Prepayment Premiums) in respect of the Class A-3FL REMIC II Regular Interest;
and (ii) remit the Class AN-FL Net Fixed Swap Payment, the Class AN-FL
Additional Fixed Swap Payment and the Class AN-FL Fixed Payer Shortfall
Reimbursement Payment, in each case if any, to the Class AN-FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the
Class AN-FL Additional Fixed Swap Payments, Yield Maintenance Charges and
Prepayment Premiums) in respect of the Class AN-FL REMIC II Regular Interest;
provided that, during the continuation of a Swap Payment Default under a Swap
Agreement while the Trustee is pursuing remedies under such Swap Agreement, or following the termination of a Swap Agreement, the Trustee shall not make such payments to the related Swap Counterparty. If by 3:00 p.m. New York City time on any Class A-3FL Swap Payment Date the Trustee has not received any Class A-3FL
Net Floating Swap Payment payable by the Class A-3FL Swap Counterparty on such date, the Trustee shall, consistent with the Class A-3FL Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the

                                      -185-

Class A-3FL Swap Counterparty that the Trustee has not received such Class A-3FL
Net Floating Swap Payment. If by 3:00 p.m. New York City time on any Class AN-FL
Swap Payment Date the Trustee has not received any Class AN-FL Net Floating Swap
Payment payable by the Class AN-FL Swap Counterparty on such date, the Trustee shall, consistent with the Class AN-FL Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Class AN-FL Swap Counterparty that the Trustee has not received such Class
AN-FL Net Floating Swap Payment.

            (e)     Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Class A-3FL Swap Agreement. In the event of a Swap Default under the Class A-3FL Swap Agreement, the Trustee shall (i)
provide notice of such Swap Default on the date of such default to the Class
A-3FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-3FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-3FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class A-3FL Certificates
representing at least 25% of the Class Principal Balance of the Class A-3FL
Certificates, to enforce such rights of the Trust under the Class A-3FL Swap
Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class A-3FL Swap
Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class A-3FL Swap
Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class A-3FL Certificates would exceed the amount of any Swap Termination Fees received from the Class A-3FL Swap
Counterparty, a replacement interest rate swap agreement with respect to the
Class A-3FL Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-3FL Certificates on the immediately succeeding Distribution Date as part of the Class A-3FL
Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class A-3FL Certificates with the
Trust, the Trustee shall distribute such fee: first, to the Class A-3FL Swap
Counterparty in respect of the terminated Class A-3FL Swap Agreement, up to the amount of any termination payment owing to the terminated Class A-3FL Swap
Counterparty under, and in connection with the termination of, such Swap
Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class A-3FL Swap Counterparty in respect of the terminated Class A-3FL Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Class A-3FL Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class
A-3FL Certificateholders.

            Any Class A-3FL Distribution Conversion shall become permanent following the determination by the Trustee (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate
Owners of Class A-3FL Certificates representing at least 25% of the Class
Principal Balance of the Class A-3FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap
Termination Fees paid by the Class A-3FL Swap Counterparty to the Holders of the
Class A-3FL Certificates. Any Swap Default under, or termination of, the Class
A-3FL Swap Agreement and the consequent Class A-3FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this
Agreement.

            Upon any change in the payment terms on the Class A-3FL
Certificates, including as a result of a Class A-3FL Distribution Conversion, termination of a Class A-3FL Distribution Conversion,

                                      -186-

a Swap Default under the Class A-3FL Swap Agreement or the cure of a Swap
Default under the Class A-3FL Swap Agreement, the Trustee shall promptly notify the Depository of the change in payment terms.

            (f)     Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Class AN-FL Swap Agreement. In the event of a Swap Default under the Class AN-FL Swap Agreement, the Trustee shall (i)
provide notice of such Swap Default on the date of such default to the Class
AN-FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class AN-FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class AN-FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class AN-FL Certificates
representing at least 25% of the Class Principal Balance of the Class AN-FL
Certificates, to enforce such rights of the Trust under the Class AN-FL Swap
Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class AN-FL Swap
Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class AN-FL Swap
Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class AN-FL Certificates would exceed the amount of any Swap Termination Fees received from the Class AN-FL Swap
Counterparty, a replacement interest rate swap agreement with respect to the
Class AN-FL Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class AN-FL Certificates on the immediately succeeding Distribution Date as part of the Class AN-FL
Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class AN-FL Certificates with the
Trust, the Trustee shall distribute such fee: first, to the Class AN-FL Swap
Counterparty in respect of the terminated Class AN-FL Swap Agreement, up to the amount of any termination payment owing to the terminated Class AN-FL Swap
Counterparty under, and in connection with the termination of, such Swap
Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class AN-FL Swap Counterparty in respect of the terminated Class AN-FL Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Class AN-FL Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class
AN-FL Certificateholders.

            Any Class AN-FL Distribution Conversion shall become permanent following the determination by the Trustee (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate
Owners of Class AN-FL Certificates representing at least 25% of the Class
Principal Balance of the Class AN-FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap
Termination Fees paid by the Class AN-FL Swap Counterparty to the Holders of the
Class AN-FL Certificates. Any Swap Default under, or termination of, the Class
AN-FL Swap Agreement and the consequent Class AN-FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this
Agreement.

            Upon any change in the payment terms on the Class AN-FL
Certificates, including as a result of a Class AN-FL Distribution Conversion, termination of a Class AN-FL Distribution Conversion, a Swap Default under the
Class AN-FL Swap Agreement or the cure of a Swap Default under the Class AN-FL
Swap Agreement, the Trustee shall promptly notify the Depository of the change in payment terms.

                                      -187-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01.     Distributions.

            (a)     On each Distribution Date, the Trustee shall (except as
otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the
Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution Amount and/or
the Loan Group 2 Available Distribution Amount, as applicable:

                    (i)       to make distributions of interest to the Holders
      of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB and Class
      A-4 Certificates and to the Floating Rate Account with respect to the
      Class A-3FL REMIC II Regular Interest, from the Loan Group 1 Available
      Distribution Amount, in an amount equal to, and pro rata as among those
      Classes of Senior Certificates and the Class A-3FL REMIC II Regular
      Interest in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates and the Class A-3FL
      REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A
      Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the
      Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class X
      Certificates, from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, in an amount equal to all
      Distributable Certificate Interest in respect of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1
      Available Distribution Amount and/or the Loan Group 2 Available
      Distribution Amount is insufficient to pay in full the Distributable
      Certificate Interest payable as described above in respect of any Class of
      Senior Certificates or the Class A-3FL REMIC II Regular Interest, as the
      case may be, on such Distribution Date, then the entire Available
      Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates
      (exclusive of the Class A-3FL Certificates) and the Class A-3FL REMIC II
      Regular Interest, up to an amount equal to, and pro rata as among such
      Classes of Senior Certificates and the Class A-3FL REMIC II Regular
      Interest in accordance with, the Distributable Certificate Interest in respect of each such Class of Senior Certificates and the Class A-3FL
      REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (ii)      to make distributions of principal, first, to the
      Holders of the Class A-SB Certificates, until the related Class Principal
      Balance is reduced to the Class A-SB Planned Principal Balance for such
      Distribution Date, second, to the Holders of the Class A-1 Certificates until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates until the related Class
      Principal Balance is reduced to zero, fourth, to the Holders of the Class
      A-3 Certificates and the Floating Rate Account with respect to the Class
      A-3FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, until such related

                                      -188-

      Class Principal Balances are reduced to zero, fifth, to the Holders of the
      Class A-3B Certificates until the related Class Principal Balance is reduced to zero, sixth, to the Holders of the Class A-SB Certificates until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
      Certificates on such Distribution Date pursuant to subclause first of this clause (ii)) is reduced to zero, and seventh, to the Holders of the Class
      A-4 Certificates until the related Class Principal Balance is reduced to zero, in that order, in an aggregate amount for sub-clauses first through seventh above (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates and the Class A-3FL REMIC II
      Regular Interest outstanding immediately prior to such Distribution Date)
      equal to the Loan Group 1 Principal Distribution Amount for such
      Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2
      Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such Distribution
      Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Principal Distribution
      Amount for such Distribution Date, then the Holders of the Class A-1,
      Class A-2, Class A-3, Class A-3B, Class A-SB and Class A-4 Certificates
      and Grantor Trust A-3FL with respect to the Class A-3FL REMIC II Regular
      Interest shall have a prior right, relative to the Holders of the Class
      A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1
      Available Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the
      Holders of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB and
      Class A-4 Certificates and Grantor Trust A-3FL with respect to the Class
      A-3FL REMIC II Regular Interest, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the
      Loan Group 2 Available Distribution Amount for such Distribution Date; and
      provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class AM, Class AJ, Class B, Class
      C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
      Class M, Class N, Class P and Class Q Certificates and the Class AN-FL
      REMIC II Regular Interest has previously been reduced to zero, then distributions of principal will be made to the Holders of the Class A-1,
      Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4 and Class A-1A
      Certificates and to the Floating Rate Account with respect to the Class
      A-3FL REMIC II Regular Interest pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates and the Class A-3FL REMIC II Regular Interest in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups or the
      Principal Distribution Amount for such Distribution Date);

                    (iii)     after the Class Principal Balance of the Class
      A-1A Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB Planned Principal
      Balance for such Distribution Date, second, to the Holders of the Class
      A-1 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-1
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, third, to the Holders of the
      Class A-2 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to the
      Class A-2 Certificates on such Distribution Date pursuant to the immediately preceding

                                      -189-

      clause (ii)) is reduced to zero, fourth, to the Holders of the Class A-3
      Certificates and the Floating Rate Account with respect to the Class A-3FL
      REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof then outstanding, until such related Class Principal Balances (after taking into account any distributions of principal with respect to the Class A-3 Certificates and the Class A-3FL REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) are reduced to zero, fifth, to the Holders of the Class A-3B Certificates, until the related
      Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-3B Certificates on such
      Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, sixth, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii)) is reduced to zero, and seventh, to the Holders of the Class A-4
      Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-4
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, in that order, in an aggregate amount for subclauses first through seventh above (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior
      Certificates and the Class A-3FL REMIC II Regular Interest outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Senior Certificates and the Class A-3FL REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the Loan Group 2 Principal Distribution Amount for such
      Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

                    (iv)      after the aggregate of the Class Principal
      Balances of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB
      and Class A-4 Certificates and the Class A-3FL REMIC II Regular Interest
      has been reduced to zero, to make distributions of principal to the
      Holders of the Class A-1A Certificates, in an amount (not to exceed the
      Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such
      Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group 1 Principal Distribution Amount for such
      Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2, Class A-3, Class A-3B, Class
      A-SB and/or Class A-4 Certificates and/or the Class A-3FL REMIC II Regular
      Interest on such Distribution Date pursuant to clause (ii) above;

                    (v)       to make distributions to the Holders of the Class
      A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4 and Class
      A-1A Certificates and to the Floating Rate Account with respect to the
      Class A-3FL REMIC II Regular Interest, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and
      Additional Trust Fund Expenses, if any, previously allocated to each such
      Class of Senior Certificates and the Class A-3FL REMIC II Regular
      Interest, respectively, and not previously reimbursed;

                    (vi)      to make distributions of interest to the Holders
      of the Class AM Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                                      -190-

                    (vii)     after the Class Principal Balances of the Class
      A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4 and Class
      A-1A Certificates and the Class A-3FL REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the
      Class AM Certificates, in an amount (not to exceed the Class Principal
      Balance of the Class AM Certificates outstanding immediately prior to such
      Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such
      Distribution Date to the Holders of any other Class of Sequential Pay
      Certificates and/or to the Floating Rate Account with respect to the Class
      A-3FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (viii)    to make distributions to the Holders of the Class
      AM Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AM Certificates and not previously reimbursed;

                    (ix)      to make distributions of interest to the Holders
      of the Class AJ Certificates and to the Floating Rate Account with respect to the Class AN-FL REMIC II Regular Interest in an amount equal to, and pro rata as between the Class AJ Certificates and the Class AN-FL REMIC II
      Regular Interest in accordance with, all Distributable Certificate
      Interest in respect of such Class of Certificates and the Class AN-FL
      REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                    (x)       after the Class Principal Balance of the Class AM
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ Certificates and the Floating Rate Account
      with respect to the Class AN-FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof, in an amount (not to exceed the aggregate of the Class Principal Balances of the Class AJ Certificates and the Class AN-FL REMIC II Regular Interest
      outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating
      Rate Account with respect to the Class A-3FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

                    (xi)      to make distributions to the Holders of the Class
      AJ Certificates and to the Floating Rate Account with respect to the Class
      AN-FL REMIC II Regular Interest, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and
      Additional Trust Fund Expenses, if any, previously allocated to the Class
      AJ Certificates and the Class AN-FL REMIC II Regular Interest and not
      previously reimbursed;

                    (xii)     to make distributions of interest to the Holders
      of the Class B Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xiii)    after the Class Principal Balances of the Class AJ
      Certificates and the Class AN-FL REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the
      Class B Certificates, in an amount (not to exceed the Class Principal
      Balance of the Class B Certificates outstanding immediately prior to such
      Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such
      Distribution Date to the Holders of any other Class of

                                      -191-

      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xiv)     to make distributions to the Holders of the Class
      B Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                    (xv)      to make distributions of interest to the Holders
      of the Class C Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xvi)     after the Class Principal Balance of the Class B
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xvii)    to make distributions to the Holders of the Class
      C Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                    (xviii)   to make distributions of interest to the Holders
      of the Class D Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class D Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xix)     after the Class Principal Balance of the Class C
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xx)      to make distributions to the Holders of the Class
      D Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                    (xxi)     to make distributions of interest to the Holders
      of the Class E Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class E Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                                      -192-

                    (xxii)    after the Class Principal Balance of the Class D
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xxiii)   to make distributions to the Holders of the Class
      E Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                    (xxiv)    to make distributions of interest to the Holders
      of the Class F Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class F Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xxv)     after the Class Principal Balance of the Class E
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xxvi)    to make distributions to the Holders of the Class
      F Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

                    (xxvii)   to make distributions of interest to the Holders
      of the Class G Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class G Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xxviii)  after the Class Principal Balance of the Class F
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xxix)    to make distributions to the Holders of the Class
      G Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                                      -193-

                    (xxx)     to make distributions of interest to the Holders
      of Class H Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class H Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xxxi)    after the Class Principal Balance of the Class G
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xxxii)   to make distributions to the Holders of the Class
      H Certificates in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

                    (xxxiii)  to make distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class J Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xxxiv)   after the Class Principal Balance of the Class H
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xxxv)    to make distributions to the Holders of the Class
      J Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

                    (xxxvi)   to make distributions of interest to the Holders
      of the Class K Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class K Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xxxvii)  after the Class Principal Balance of the Class J
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                                      -194-

                    (xxxviii) to make distributions to the Holders of the Class
      K Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

                    (xxxix)   to make distributions of interest to the Holders
      of the Class L Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class L Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xl)      after the Class Principal Balance of the Class K
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xli)     to make distributions to the Holders of the Class
      L Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

                    (xlii)    to make distributions of interest to the Holders
      of the Class M Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class M Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xliii)   after the Class Principal Balance of the Class L
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (xliv)    to make distributions to the Holders of the Class
      M Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

                    (xlv)     to make distributions of interest to the Holders
      of the Class N Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class N Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xlvi)    after the Class Principal Balance of the Class M
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the

                                      -195-

      Holders of any other Class of Sequential Pay Certificates and/or to the
      Floating Rate Account with respect to the Class A-3FL REMIC II Regular
      Interest and/or the Class AN-FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

                    (xlvii)   to make distributions to the Holders of the Class
      N Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

                    (xlviii)  to make distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class P Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (xlix)    after the Class Principal Balance of the Class N
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (l)       to make distributions to the Holders of the Class
      P Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

                    (li)      to make distributions of interest to the Holders
      of the Class Q Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class Q Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                    (lii)     after the Class Principal Balance of the Class P
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class
      AN-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                    (liii)    to make distributions to the Holders of the Class
      Q Certificates, in an amount equal to, and in reimbursement of, all
      Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

                    (liv)     to make distributions to the Holders of the Class
      R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
      Interests on such Distribution Date pursuant to Section 4.01(i), over (B)
      the aggregate distributions made in respect of the Regular Certificates, the Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II
      Regular Interest on such Distribution Date pursuant to clauses (i) through
      (liii) above; and

                                      -196-

                    (lv)      to make distributions to the Holders of the Class
      R-I Certificates of the excess, if any, of (A) the Available Distribution
      Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates, the Class A-3FL REMIC II
      Regular Interest and the Class AN-FL REMIC II Regular Interest on such
      Distribution Date pursuant to clauses (i) through (liv) above.

            Distributions in reimbursement of Realized Losses and Additional
Trust Fund Expenses previously allocated to a Class of Sequential Pay
Certificates, the Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC
II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest with respect to the Class X Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b)     On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts on deposit therein that represent
Prepayment Premiums and/or Yield Maintenance Charges actually collected on the
Trust Mortgage Loans and any Trust REO Loans during the related Collection
Period (excluding any portion of such Prepayment Premiums and/or Yield
Maintenance Charges applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates and/or the Floating Rate
Account with respect to the Class A-3FL REMIC II Regular Interest and/or the
Class AN-FL REMIC II Regular Interest in respect of Realized Losses and/or
Additional Trust Fund Expenses previously allocated thereto) and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges (or
remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I
Regular Interest LA-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge
(or remaining portion thereof), as additional yield, as follows:

                    (i)       first, to the Holders of the respective Classes of
      Sequential Pay Certificates (other than any Excluded Class thereof)
      entitled to distributions of principal pursuant to Section 4.01(a) on such
      Distribution Date with respect to the Loan Group that includes the prepaid
      Trust Mortgage Loan or Trust REO Loan, as the case may be, and to the
      Floating Rate Account with respect to the Class A-3FL REMIC II Regular
      Interest and/or the Class AN-FL REMIC II Regular Interest (if, in either such case, distributions of principal are being made with respect thereto on such Distribution Date, pursuant to Section 4.01(a), with respect to the Loan Group that includes the prepaid Trust Mortgage Loan or Trust REO
      Loan, as the case may be), up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of
      Certificates, the Class A-3FL REMIC II Regular Interest (if applicable)
      and/or the Class AN-FL REMIC II Regular Interest (if applicable) for such
      Distribution Date with respect to the subject Prepayment Premium or Yield
      Maintenance Charge, as the case may be; and

                    (ii)      second, to the Holders of the Class X
      Certificates, to the extent of any remaining portion of the subject Yield
      Maintenance Charge or Prepayment Premium, as the case may be (excluding any portion of such Prepayment Premium and/or Yield Maintenance Charge applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates and/or the Floating Rate
      Account with respect to the Class A-3FL

                                      -197-

      REMIC II Regular Interest and/or the Class AN-FL REMIC II Regular Interest
      in respect of Realized Losses and/or Additional Trust Fund Expenses
      previously allocated thereto).

            On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the Trust ARD Loans and any successor Trust REO Loans with respect thereto and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            (c)     Subject to Section 3.29, on each Distribution Date, the
Trustee shall apply amounts on deposit in the Class A-3FL Sub-Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-3FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

                    (i)       to make distributions of interest to the Holders
            of the Class A-3FL Certificates, up to the Class A-3FL Interest
            Distribution Amount for such Distribution Date;

                    (ii)      to make distributions of principal to the Holders
            of the Class A-3FL Certificates, in reduction of the Class Principal
            Balance thereof, up to the Class A-3FL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

                    (iii)     to reimburse the Holders of the Class A-3FL
            Certificates, until all Realized Losses and Additional Trust Fund
            Expenses previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full; and

                    (iv)      to make distributions to the Holders of the Class
            A-3FL Certificates of any remaining amount.

            For so long as the Class A-3FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Class A-3FL Swap
Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-3FL REMIC II Regular Interest shall be payable to the Class A-3FL
Swap Counterparty pursuant to the terms of the Class A-3FL Swap Agreement.
However, during the occurrence of a payment default on the part of the Class
A-3FL Swap Counterparty under the Class A-3FL Swap Agreement or if the Class
A-3FL Swap Agreement is terminated and a replacement Class A-3FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-3FL REMIC
II Regular Interest shall be distributed by the Trustee to the Holders of the
Class A-3FL Certificates on the subject Distribution Date.

            Subject to Section 3.29, on each Distribution Date, the Trustee shall apply amounts on deposit in the Class AN-FL Sub-Account for the following purposes and in the following order of priority, in each case to the extent of the Class AN-FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

                    (v)       to make distributions of interest to the Holders
            of the Class AN-FL Certificates, up to the Class AN-FL Interest
            Distribution Amount for such Distribution Date;

                                      -198-

                    (vi)      to make distributions of principal to the Holders
            of the Class AN-FL Certificates, in reduction of the Class Principal
            Balance thereof, up to the Class AN-FL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

                    (vii)     to reimburse the Holders of the Class AN-FL
            Certificates, until all Realized Losses and Additional Trust Fund
            Expenses previously allocated to the Class AN-FL Certificates, but not previously reimbursed, have been reimbursed in full; and

                    (viii)    to make distributions to the Holders of the Class
            AN-FL Certificates of any remaining amount.

            For so long as the Class AN-FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Class AN-FL Swap
Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class AN-FL REMIC II Regular Interest shall be payable to the Class AN-FL
Swap Counterparty pursuant to the terms of the Class AN-FL Swap Agreement.
However, during the occurrence of a payment default on the part of the Class
AN-FL Swap Counterparty under the Class AN-FL Swap Agreement or if the Class
AN-FL Swap Agreement is terminated and a replacement Class AN-FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class AN-FL REMIC
II Regular Interest shall be distributed by the Trustee to the Holders of the
Class AN-FL Certificates on the subject Distribution Date.

            (d)     All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent
Distribution Dates), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the
Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after

                                      -199-

having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II
Certificates.

            (e)     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the
Special Servicer or any Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of
Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

            (f)     The rights of the Certificateholders to receive
distributions from the proceeds of the Trust Fund in respect of the
Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (g)     Except as otherwise provided in Section 9.01, whenever the
Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such
Class of Certificates a notice to the effect that:

                    (i)       the Trustee expects that the final distribution
      with respect to such Class of Certificates will be made on such
      Distribution Date but only upon presentation and surrender of such
      Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                    (ii)      no interest shall accrue on such Certificates from
      and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-

                                      -200-

tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the
Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

            (h)     Notwithstanding any other provision of this Agreement, the
Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The
Certificate Registrar shall promptly provide the Trustee with any IRS Form W-9 or W-8 (including Form W-8ECI, W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (i)     All distributions of interest, principal and
reimbursements of previously allocated Realized Losses and Additional Trust Fund
Expenses made in respect of any Class of Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the Class AN-FL Certificates), the Class
A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular Interest on
each Distribution Date pursuant to Section 4.01(a), 4.01(j) or 4.01(k) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its
Corresponding REMIC I Regular Interest. All distributions made in respect of the
Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to any particular Class X Component in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Class X Component's Corresponding
REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class
AN-FL REMIC II Regular Interest, as the case may be, was a distribution of interest or principal or in reimbursement of previously allocated Realized
Losses and Additional Trust Fund Expenses in respect of such Class of Regular
Certificates, the Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC
II Regular Interest, as the case may be, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and
Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I
Regular Interest.

            (j)     On each Distribution Date, the Trustee shall withdraw
amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the
Class A-3FL and Class AN-FL Certificates) and to reimburse the Floating Rate
Account with respect to the Class A-3FL REMIC II Regular Interest and the Class
AN-FL REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balance of any Class of Sequential Pay
Certificates, the Class A-3FL REMIC II Regular Interest and/or the Class AN-FL
REMIC II Regular Interest. Any amounts remaining in the Gain-on-Sale Reserve
Account after such distributions shall be applied to offset future Realized
Losses and Additional Trust Fund Expenses and, upon termination of the Trust
Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

            (k)     On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to any Prepayment Premium and/or Yield
Maintenance Charge that was

                                      -201-

received in respect of a Trust Specially Serviced Mortgage Loan during the related Collection Period to the extent that Realized Losses and/or Additional
Trust Fund Expenses had been allocated to one or more Classes of Sequential Pay
Certificates (other than the Class A-3FL and Class AN-FL Certificates), the
Class A-3FL REMIC II Regular Interest and/or the Class AN-FL REMIC II Regular
Interest pursuant to Section 4.04 and had not been previously reimbursed, and the Trustee shall distribute such amounts to reimburse the Holders of the
Sequential Pay Certificates (other than the Class A-3FL and Class AN-FL
Certificates) and to reimburse the Floating Rate Account with respect to the
Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular
Interest (in the same order as such reimbursements would be made pursuant to
Section 4.01(a)) up to an amount equal to all such Realized Losses and
Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available Distribution Amount for such Distribution Date and the amounts on deposit in the Gain-on-Sale
Reserve Account. Any such amounts paid from the Distribution Account will not reduce the Class Principal Balance of any Class of Sequential Pay Certificates,
the Class A-3FL REMIC II Regular Interest or the Class AN-FL REMIC II Regular
Interest.

            SECTION 4.02.     Statements to Certificateholders.

            (a)     On each Distribution Date, the Trustee shall make
available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and
(upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the
Master Servicer, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based solely on information provided to it by the Master
Servicer and the Special Servicer. Each Distribution Date Statement shall be in the form set forth on Exhibit B hereto and, in any event, shall set forth:

                    (i)       the amount of the distribution on such
      Distribution Date to the Holders of each Class of Sequential Pay
      Certificates in reduction of the Class Principal Balance thereof;

                    (ii)      the amount of the distribution on such
      Distribution Date to the Holders of each Class of Regular Certificates, the Class A-3FL Certificates and/or the Class AN-FL Certificates allocable to Distributable Certificate Interest, the Class A-3FL Interest
      Distribution Amount and/or the Class AN-FL Interest Distribution Amount,
      as the case may be;

                    (iii)     the amount of the distribution on such
      Distribution Date to the Holders of each Class of Regular Certificates, the Class A-3FL Certificates and/or the Class AN-FL Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

                    (iv)      the amount of the distribution on such
      Distribution Date to the Holders of each Class of Sequential Pay
      Certificates in reimbursement of previously allocated Realized Losses and
      Additional Trust Fund Expenses;

                    (v)       the total payments and other collections received
      by the Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), the
      Available Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to each Loan Group;

                                      -202-

                    (vi)      (a) the aggregate amount of P&I Advances made with
      respect to the entire Mortgage Pool, and made with respect to each Loan
      Group, for such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master
      Servicer, the Trustee or any Fiscal Agent in respect of such unreimbursed
      P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of
      Servicing Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related
      Determination Date and (c) the aggregate amount of all Nonrecoverable
      Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related Determination
      Date;

                    (vii)     the aggregate unpaid principal balance of the
      Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

                    (viii)    the aggregate Stated Principal Balance of the
      Mortgage Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

                    (ix)      the number, aggregate principal balance, weighted
      average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans as of the close of business on the related
      Determination Date;

                    (x)       the number, aggregate unpaid principal balance (as
      of the close of business on the related Determination Date) and aggregate
      Stated Principal Balance (immediately after such Distribution Date) of the
      Trust Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days,
      (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master
      Servicer or Special Servicer, in bankruptcy proceedings;

                    (xi)      as to each Trust Mortgage Loan referred to in the
      preceding clause (x) above, (A) the loan number thereof, (B) the Stated
      Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

                    (xii)     with respect to any Trust Mortgage Loan as to
      which a Liquidation Event occurred during the related Collection Period
      (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

                    (xiii)    with respect to any Trust Mortgage Loan that was
      the subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

                    (xiv)     with respect to any Trust Mortgage Loan as to.
      which an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Trust Mortgage Loan or the interests of the Certificateholders, is alleged to exist, (A) the loan

                                      -203-

      number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D)
      the status of such Breach or Document Defect, as the case may be, including any actions known to the Trustee that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

                    (xv)      with respect to any Trust Mortgage Loan as to
      which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such Trust Mortgage Loan as of the related date of acquisition;

                    (xvi)     with respect to any REO Property that was included
      (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received by the trust with respect to such REO Property during the related Collection Period
      (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO
      Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                    (xvii)    with respect to any REO Property included in the
      Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Trust
      Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination
      (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related Trust REO Loan in connection with such Final Recovery
      Determination;

                    (xviii)   the Accrued Certificate Interest and Distributable
      Certificate Interest in respect of each Class of Regular Certificates, the
      Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular
      Interest, as well as the Class A-3FL Interest Distribution Amount and the
      Class AN-FL Interest Distribution Amount, for such Distribution Date;

                    (xix)     any unpaid Distributable Certificate Interest in
      respect of each Class of Regular Certificates, the Class A-3FL REMIC II
      Regular Interest and the Class AN-FL REMIC II Regular Interest,
      respectively, as well as any unpaid portion of the Class A-3FL Interest
      Distribution Amount and the Class AN-FL Interest Distribution Amount,
      respectively, after giving effect to the distributions made on such
      Distribution Date;

                    (xx)      the Pass-Through Rate for each Class of Regular
      Certificates, the Class A-3FL REMIC II Regular Interest, the Class AN-FL
      REMIC II Regular Interest, the Class A-3FL Certificates and the Class
      AN-FL Certificates, respectively, for such Distribution Date;

                    (xxi)     the Principal Distribution Amount, the Loan Group
      1 Principal Distribution Amount and the Loan Group 2 Principal
      Distribution Amount for such Distribution Date, in each case, separately identifying the respective components thereof (and, in the case of any
      Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related
      Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

                                      -204-

                    (xxii)    the aggregate of all Realized Losses incurred
      during the related Collection Period and all Additional Trust Fund
      Expenses incurred during the related Collection Period;

                    (xxiii)   the aggregate of all Realized Losses and
      Additional Trust Fund Expenses that were allocated on such Distribution
      Date;

                    (xxiv)    the Class Principal Balance and Class X Notional
      Amount, as applicable, of each Class of Regular Certificates, the Class
      A-3FL Certificates and the Class AN-FL Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of
      Realized Losses and Additional Trust Fund Expenses on such Distribution
      Date;

                    (xxv)     the Certificate Factor for each Class of Regular
      Certificates, the Class A-3FL Certificates and the Class AN-FL
      Certificates, respectively, immediately following such Distribution Date;

                    (xxvi)    the aggregate amount of interest on P&I Advances
      in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicer, the Trustee and any Fiscal Agent during the related
      Collection Period in accordance with Section 4.03(d);

                    (xxvii)   the aggregate amount of interest on Servicing
      Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicer, the Special Servicer, the Trustee and any
      Fiscal Agent during the related Collection Period in accordance with
      Section 3.03(d);

                    (xxviii)  the aggregate amount of servicing compensation
      (separately identifying the amount of each category of compensation) paid to the Master Servicer and the Special Servicer during the related
      Collection Period;

                    (xxix)    the loan number for each Trust Required Appraisal
      Mortgage Loan and any related Appraisal Reduction Amount as of the related
      Determination Date;

                    (xxx)     the original and then current credit support
      levels for each Class of Regular Certificates, the Class A-3FL
      Certificates and the Class AN-FL Certificates, respectively;

                    (xxxi)    the original and then current ratings known to the
      Trustee for each Class of Regular Certificates, the Class A-3FL
      Certificates and the Class AN-FL Certificates, respectively;

                    (xxxii)   the aggregate amount of Prepayment Premiums and
      Yield Maintenance Charges collected during the related Collection Period;

                    (xxxiii)  the value of any REO Property included in the
      Trust Fund as of the end of the related Determination Date for such
      Distribution Date, based on the most recent Appraisal or valuation;

                    (xxxiv)   the amounts, if any, actually distributed with
      respect to the Class Z Certificates, the Class R-I Certificates and the
      Class R-II Certificates, respectively, on such Distribution Date;

                                      -205-

                    (xxxv)    all payments to and from each Swap Counterparty
      during the month of such Distribution Date;

                    (xxxvi)   a brief description of any uncured Event of
      Default known to the Trustee (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee's reasonable judgment, be included on the
      Distribution Date Statement without undue difficulty; and

                    (xxxvii)  if the significance percentage (within the meaning of Item 1115 of Regulation AB) of the Class A-3FL Certificates or the
      Class AN-FL Certificates is equal to or greater than 10%, whether such significance percentage is (A) equal to or greater 10% but less than 20%
      or (B) whether such significance percentage is equal to or in excess of
      20%.

            In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xvii), (xxviii),
(xxxiii) and (xxxv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer
may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            Each Distribution Date Statement shall identify the Distribution
Date to which it relates and the Record Date, the Interest Accrual Period, the
Determination Date and the Collection Period that correspond to such
Distribution Date.

            The Trustee may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Trustee shall make available via its
Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of the Master Servicer or the
Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the
Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a
Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis
(if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement"
above and such other information as may be required to enable such
Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of
Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                                      -206-

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or
Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the
Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the
Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b)     In the performance of its obligations set forth in Section
4.05 and its other duties hereunder, the Trustee may, absent bad faith, conclusively rely on reports provided to it by the Master Servicer, and the
Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.

            SECTION 4.03.     P&I Advances; Reimbursement of P&I Advances and
                              Servicing Advances.

            (a)     On or before 2:00 p.m. (New York City time) on each P&I
Advance Date, the Master Servicer shall (i) apply amounts in the Collection
Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section
4.03(c) below, remit from its own funds to the Trustee for deposit into the
Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and
(ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m.
(New York City time) on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section
4.03(a) (and shall not have delivered to the Trustee the requisite Officer's
Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a
Servicing Officer of the Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m. (New York City time) on such P&I Advance Date. If the
Trustee does not receive the full amount of such P&I Advances by 11:00 a.m. (New
York City time) on the related Distribution Date, then, subject to Section
4.03(c), (i) the Trustee

                                      -207-

shall, no later than 12:00 p.m., or if the Trustee fails, any Fiscal Agent shall, no later than 1:00 p.m. (New York City time), on such related
Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) with respect to the Master Servicer, the provisions of Sections 7.01 and 7.02 shall apply.

            (b)     The aggregate amount of P&I Advances to be made by the
Master Servicer, the Trustee or any Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees, in respect of the Trust
Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective Balloon Payments) and any Trust REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that: (x) if the
Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic
Payment due and owing during the extension period is less than the related
Assumed Periodic Payment, then the Master Servicer, the Trustee or any Fiscal
Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the
Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon;
and (y) if any Trust Mortgage Loan or Trust REO Loan is a Required Appraisal
Mortgage Loan as to which it is determined that an Appraisal Reduction Amount exists, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer, the
Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Trust Mortgage Loan or Trust REO
Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Trust Mortgage Loan or Trust REO Loan, as the case may be, for the related Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Trust
Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y). In the case of each A-Note Trust Mortgage Loan or any successor
Trust REO Loan with respect thereto, the reference to "Appraisal Reduction
Amount" in clause (y) of the proviso to the preceding sentence means the portion of any Appraisal Reduction Amount with respect to the related Loan Combination that is allocable, in accordance with the definition of "Appraisal Reduction
Amount", to such A-Note Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

            (c)     Notwithstanding anything herein to the contrary, no P&I
Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer or Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would

                                      -208-

constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's
Certificate delivered to the Trustee, any Fiscal Agent and the Depositor on or
before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Collection Account pursuant to Section
3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section
4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the
Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. As soon as practical after making such determination, the Special Servicer shall report to the Master Servicer, the
Trustee and any Fiscal Agent, the Special Servicer's determination that any P&I
Advance made with respect to any previous Distribution Date or required to be made with respect to the next following Distribution Date with respect to any
Trust Specially Serviced Mortgage Loan or Trust REO Loan is a Nonrecoverable P&I
Advance. The Master Servicer, the Trustee and any Fiscal Agent shall act in accordance with such determination and shall be entitled to conclusively rely on such determination. The Trustee and any Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee and any Fiscal Agent)
shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or any Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such
P&I Advance would be a Nonrecoverable Advance, the Trustee or any Fiscal Agent
shall make such Advance within the time periods required by Section 4.03(a)
unless the Trustee or any Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I
Advance would be a Nonrecoverable Advance. The Special Servicer, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder.

            (d)     In connection with the recovery by the Master Servicer,
the Trustee or any Fiscal Agent of any P&I Advance out of the Collection Account
pursuant to Section 3.05(a), subject to the following sentence, the Master
Servicer shall be entitled to pay itself, the Trustee or any Fiscal Agent, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage Loan or
Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in the
Collection Account; provided, however, that no interest shall accrue on any P&I
Advance made with respect to a Trust Mortgage Loan if the related Periodic
Payment is received on or prior to the Due Date of such Trust Mortgage Loan, prior to the expiration of any applicable grace period or prior to the related
P&I Advance Date; and provided, further, that, if such P&I Advance was made with respect to a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto, then such interest on such P&I
Advance shall first be payable out of amounts on deposit in the related Loan
Combination Custodial Account in accordance with Section 3.05(e). Subject to
Section 4.03(f), the Master Servicer shall reimburse itself, the Trustee or any
Fiscal Agent, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the
Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to

                                      -209-

which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

            (e)     In no event shall the Master Servicer, the Trustee or any
Fiscal Agent make a P&I Advance with respect to any Non-Trust Loan.

            (f)     Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent makes such an election at its sole option to defer reimbursement with respect to all or a portion of a
Nonrecoverable Advance (together with interest thereon), then such
Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any of the Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of such Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by any of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on any of the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other
Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by any of the Master Servicer, the Special Servicer,
the Trustee or any Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any
Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more
Collection Periods shall not limit the accrual of interest on such
Nonrecoverable Advance for the period prior to the actual reimbursement of such
Nonrecoverable Advance. None of the Master Servicer, the Special Servicer, the
Trustee, any Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the Master
Servicer or the Special Servicer, constitute a violation of the Servicing
Standard nor, with respect to the Trustee

                                      -210-

or any Fiscal Agent, constitute a violation of any fiduciary duty to the
Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Account are sufficient to reimburse such Nonrecoverable Advances pursuant to Section
3.05(a)(vii).

            SECTION 4.04.     Allocation of Realized Losses and Additional Trust
                              Fund Expenses.

            (a)     On each Distribution Date, following all distributions to
be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-3FL
Certificates and the Class AN-FL Certificates), the Class A-3FL REMIC II Regular
Interest and the Class AN-FL REMIC II Regular Interest as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection
Period and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i)
the aggregate of the Class Principal Balances of the Sequential Pay Certificates
(exclusive of the Class A-3FL Certificates and the Class AN-FL Certificates),
the Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular
Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds
(ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially, to the Class Q
Certificates, the Class P Certificates, the Class N Certificates, the Class M
Certificates, the Class L Certificates, the Class K Certificates, the Class J
Certificates, the Class H Certificates, the Class G Certificates, the Class F
Certificates, the Class E Certificates, the Class D Certificates, the Class C
Certificates and the Class B Certificates, in that order, in each case until the remaining Class Principal Balance thereof is reduced to zero; second, pro rata
(based on remaining Class Principal Balances) to the Class AJ Certificates and
the Class AN-FL REMIC II Regular Interest, until the respective Class Principal
Balances thereof are reduced to zero; third, to the Class AM Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and
last, pro rata (based on remaining Class Principal Balances) to the Class A-1,
Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4 and Class A-1A
Certificates and the Class A-3FL REMIC II Regular Interest, until the respective
Class Principal Balances thereof are reduced to zero. Any Realized Losses and
Additional Trust Fund Expenses allocated to the Class A-3FL REMIC II Regular
Interest shall, in turn, be deemed allocated to the Class A-3FL Certificates.
Any Realized Losses and Additional Trust Fund Expenses allocated to the Class
AN-FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class
AN-FL Certificates. Any allocation of Realized Losses and Additional Trust Fund
Expenses to a Class of Sequential Pay Certificates, the Class A-3FL REMIC II
Regular Interest and the Class AN-FL REMIC II Regular Interest shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All
Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Sequential Pay Certificates shall be allocated among the respective
Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Sequential Pay Certificates (exclusive of the
Class A-3FL and Class AN-FL Certificates), the Class A-3FL REMIC II Regular
Interest and/or the Class AN-FL REMIC II Regular Interest as of the Distribution
Date on which the aggregate of the Class Principal Balances of the Sequential
Pay Certificates (exclusive of the Class A-3FL and Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC II Regular
Interest has been reduced to zero, shall be deemed allocated to the Residual
Certificates.

                                      -211-

            If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the Class Principal Balances of the respective
Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and Class
AN-FL Certificates), the Class A-3FL REMIC II Regular Interest and/or the Class
AN-FL REMIC II Regular Interest shall be increased, in the reverse order from which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution Date; provided, however, that, in any case, the Class Principal Balance of any Class of
Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the
Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest and the
Class AN-FL REMIC II Regular Interest shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund
Expenses previously allocated thereto (which unreimbursed Realized Losses and
Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of the
Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the
Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest and the
Class AN-FL REMIC II Regular Interest on any Distribution Date shall not exceed the excess, if any, of (1) the aggregate Stated Principal Balance of, and all
Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal Balances of the respective Classes of the Sequential Pay
Certificates (exclusive of the Class A-3FL Certificates and the Class AN-FL
Certificates), the Class A-3FL REMIC II Regular Interest and the Class AN-FL
REMIC II Regular Interest outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. If the Class Principal Balance of any Class of
Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the
Class AN-FL Certificates), the Class A-3FL REMIC II Regular Interest or the
Class AN-FL REMIC II Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

            If the Class Principal Balance of any Class of Sequential Pay
Certificates (exclusive of the Class A-3FL Certificates and the Class AN-FL
Certificates), the Class A-3FL REMIC II Regular Interest or the Class AN-FL
REMIC II Regular Interest is reduced on any Distribution Date pursuant to the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of its
Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount.

            To the extent the Class Principal Balance of a Class of Sequential
Pay Certificates (exclusive of the Class A-3FL Certificates and the Class AN-FL
Certificates), the Class A-3FL REMIC II Regular Interest or the Class AN-FL
REMIC II Regular Interest is increased pursuant to the second paragraph of
Section 4.04(a), the REMIC I Principal Balance of its Corresponding REMIC I
Regular Interest shall be increased by the exact same amount.

            SECTION 4.05.     Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section
5.02(d) and Article IX and the actual and deemed allocations of Realized Losses,
Additional Trust Fund Expenses and other items to be made pursuant to Section
4.04. The Trustee shall calculate the Available

                                      -212-

Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                      -213-

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01.     The Certificates.

            (a)     The Certificates will be substantially in the respective
forms attached hereto as Exhibits A-1, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only;
provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Sequential Pay Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the
Depository. The Sequential Pay Certificates and the Class X Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II
Certificates will be issuable in minimum Percentage Interests of 10%. The Class
Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

            (b)     The Certificates shall be executed by manual or facsimile
signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02.     Registration of Transfer and Exchange of
                              Certificates.

            (a)     At all times during the term of this Agreement, there
shall be maintained at the office of the Certificate Registrar a Certificate
Register in which, subject to such reasonable regulations as the Certificate
Registrar may prescribe, the Certificate Registrar (located as of the Closing
Date at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust Services
Group--Merrill Lynch Mortgage Investors Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-1) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not
the Certificate Registrar) the Trustee, any other

                                      -214-

bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the
Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b)     No Transfer of any Non-Registered Certificate or interest
therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer
thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-I, Class R-II or Class Z Certificates, as Exhibit E-2B;
or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I, Class R-II or Class Z Certificates, an Institutional
Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificates or a Transfer of any interest therein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit
E-2C, or (ii) an Opinion of Counsel to the effect that the prospective
Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of

                                      -215-

Book-Entry Non-Registered Certificates does not, in connection with the subject
Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit
E-2C hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule
144A Global Certificate for a Class of Book-Entry Non-Registered Certificates
may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any
Transferee of an interest in the Regulation S Global Certificate for any Class
of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such

                                      -216-

Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchasers, the Trustee,
any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC
Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c)     No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law ("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or Section 4975 of the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or

                                      -217-

interest therein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar
Law or would result in the imposition of an excise tax under Section 4975 of the
Code. The foregoing sentence notwithstanding, no Transfer of the Class Z, Class
R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Non-Registered Certificates or any
Transfer of a Non-Registered Certificate or any interest therein by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of the Class Z, Class R-I and Class R-II
Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code, by reason of Sections I and III of Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, but only in the case of a Non-Registered
Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Fiscal
Agent, any Exemption-Favored Party, a Swap Counterparty or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class R-I and Class R-II Certificates, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive
Non-Registered Certificates) and Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered
Certificate) or any interest therein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (in the case of a Definitive
Certificate) or the Transferor (in the case of ownership interests in a
Book-Entry Certificate) any certification and/or

                                      -218-

Opinion of Counsel contemplated by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such
Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            For so long as a Class A-3FL Distribution Conversion has not occurred and become permanent, any Transferee of a Class A-3FL Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or any interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or such interest herein by such Transferee is eligible for the exemptive relief available under an Investor-Based Exemption.

            In addition to the certification required pursuant to clause (iii)
of the second preceding paragraph if the Class AN-FL Certificates are Investment
Grade Certificates that are being acquired by or on behalf of a Plan in reliance on the Exemption, then for so long as a Class AN-FL Distribution Conversion has not occurred and become permanent, the Certificate Registrar shall refuse to register the Transfer of a Class AN-FL Certificate unless it has received from the prospective Transferee, and, if such Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, a certification to the effect that the purchase and holding of such Certificate or an interest therein by such Plan is eligible for the exemptive relief available under an
Investor-Based Exemption. If any Transferee of a Class AN-FL Certificate or any
interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if such Certificate constitutes a Definitive
Certificate) or the related Transferor (if such Certificate constitutes a Global
Certificate) a certification as required by the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that the purchase and holding of such Class AN-FL Certificate or such interest therein by such
Transferee is eligible for the exemptive relief available under an
Investor-Based Exemption.

            (d)     (i) Each Person who has or who acquires any Ownership
      Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such
      Person and to have irrevocably authorized the Trustee under clause (ii)(B)
      below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A)     Each Person holding or acquiring any Ownership
                            Interest in a Residual Certificate shall be a
                            Permitted Transferee and shall promptly notify the
                            REMIC Administrator and the Trustee of any change or
                            impending change in its status as a Permitted
                            Transferee.

                    (B)     In connection with any proposed Transfer of any
                            Ownership Interest in a Residual Certificate, the
                            Certificate Registrar shall require delivery to it,
                            and shall not register the Transfer of any Residual
                            Certificate until its receipt, of an affidavit and
                            agreement substantially in the form attached hereto
                            as Exhibit G-1 (a "Transfer Affidavit and
                            Agreement"), from the proposed Transferee,
                            representing and warranting, among other things,
                            that such Transferee is a Permitted Transferee, that
                            it is not acquiring its Ownership Interest in the
                            Residual Certificate that is the subject of the
                            proposed Transfer as a nominee, trustee or agent for
                            any Person that is not a Permitted Transferee, that
                            for so long as it retains its Ownership Interest in
                            a Residual Certificate, it will endeavor to remain a
                            Permitted Transferee and that it has reviewed the
                            provisions of this Section 5.02(d) and agrees to be
                            bound by them.

                    (C)     Notwithstanding the delivery of a Transfer Affidavit
                            and Agreement by a proposed Transferee under clause
                            (B) above, if a Responsible Officer of either the
                            Trustee or the Certificate Registrar has actual
                            knowledge that the proposed Transferee is not a
                            Permitted Transferee, no Transfer of an Ownership
                            Interest in a Residual Certificate to such proposed
                            Transferee shall be effected.

                    (D)     Each Person holding or acquiring any Ownership
                            Interest in a Residual Certificate shall agree (1)
                            to require a Transfer Affidavit and Agreement from
                            any prospective Transferee to whom such Person
                            attempts to Transfer its Ownership Interest in such
                            Residual Certificate and (2) not to Transfer its
                            Ownership Interest in such Residual Certificate
                            unless it provides to the Certificate Registrar a
                            certificate substantially in the form attached
                            hereto as Exhibit G-2 stating that, among other
                            things, it has no

                                      -219-

                            actual knowledge that such prospective Transferee
                            is not a Permitted Transferee.

                    (E)     Each Person holding or acquiring an Ownership
                            Interest in a Residual Certificate, by purchasing
                            such Ownership Interest, agrees to give the REMIC
                            Administrator and the Trustee written notice that it
                            is a "pass-through interest holder" within the
                            meaning of temporary Treasury regulations Section
                            1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                            Ownership Interest in a Residual Certificate, if it
                            is, or is holding an Ownership Interest in a
                            Residual Certificate on behalf of, a "pass-through
                            interest holder".

                    (ii)      (A) If any purported Transferee shall become a
      Holder of a Residual Certificate in violation of the provisions of this
      Section 5.02(d), then the last preceding Holder of such Residual
      Certificate that was in compliance with the provisions of this Section
      5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Depositor, the Trustee or the
      Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such
      Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a
      Residual Certificate in violation of the restrictions in this Section
      5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the
      Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Certificate to a Permitted Transferee selected by the
      Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual
      Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual
      Certificate in accordance with the instructions of the Trustee. Such
      Permitted Transferee may be the Trustee itself or any Affiliate of the
      Trustee.

                    (iii)     The REMIC Administrator shall make available to
      the Internal Revenue Service and to those Persons specified by the REMIC
      Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the
      Transfer of an Ownership Interest in a Residual Certificate to any Person
      who is a Disqualified Organization, including the information described in
      Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any
      Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii)
      and Section 10.01(g)(i).

                                      -220-

                    (iv)      The provisions of this Section 5.02(d) set forth
      prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC
      Administrator the following:

                    (A)     written confirmation from each Rating Agency to the
                            effect that the modification of, addition to or
                            elimination of such provisions will not cause an
                            Adverse Rating Event; and

                    (B)     an Opinion of Counsel, in form and substance
                            satisfactory to the Trustee and the REMIC
                            Administrator, obtained at the expense of the party
                            seeking such modification of, addition to or
                            elimination of such provisions (but in no event at
                            the expense of the Trustee, the REMIC Administrator
                            or the Trust Fund), to the effect that doing so will
                            not (1) cause REMIC I or REMIC II to cease to
                            qualify as a REMIC or be subject to an entity-level
                            tax caused by the Transfer of any Residual
                            Certificate to a Person which is not a Permitted
                            Transferee, or (2) cause a Person other than the
                            prospective Transferee to be subject to a
                            REMIC-related tax caused by the Transfer of a
                            Residual Certificate to a Person that is not a
                            Permitted Transferee.

            (e)     If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f)     Subject to the preceding provisions of this Section 5.02,
upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g)     At the option of any Holder, its Certificates may be
exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h)     Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i)     No service charge shall be imposed for any transfer or
exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                                      -221-

            (j)     All Certificates surrendered for transfer and exchange
shall be physically canceled by the Certificate Registrar, and the Certificate
Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k)     Upon request, the Certificate Registrar shall provide to
the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03.     Book-Entry Certificates.

            (a)     Each Class of Regular Certificates, the Class A-3FL
Certificates and the Class AN-FL Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and Section 5.02(b), a Transfer of
such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such
Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class X, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
and Class Q Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
and Class Q Certificates initially sold in offshore transactions in reliance on
Regulation S shall, in the case of each such Class, be represented by the
Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository
Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each
Certificate Owner is deemed, by virtue of its acquisition of an Ownership
Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

            (b)     The Trustee, the Master Servicer, the Special Servicer,
the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

                                      -222-

            (c)     If (i)(A) the Depositor advises the Trustee and the
Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the
Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

            (d)     Notwithstanding any other provisions contained herein,
neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any
Certificate (including but not limited to any Non-Registered Certificate or any
Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

            SECTION 5.04.     Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this Section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05.     Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special

                                      -223-

Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -224-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01.     Liability of Depositor, Master Servicer and
                              Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02.     Merger, Consolidation or Conversion of Depositor
                              or Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master
Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage
Loans and to perform its respective duties under this Agreement.

            The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in an Adverse Rating Event and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

            SECTION 6.03.     Limitation on Liability of the Depositor,  the
                              Master  Servicer,  the Special  Servicer and
                              Others.

            (a)     None of the Depositor, the Master Servicer, the Special
Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the
Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer, the Special Servicer nor any of the Affiliates,
directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the Trustee, the
Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad

                                      -225-

faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master
Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicer, the Special Servicer, and any
Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the
Trust Fund out of the Collection Account or the Distribution Account, as
applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing
Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Loan
Combination and/or a related Non-Trust Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination
Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor
REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such indemnity is solely attributable thereto.

            (b)     None of the Depositor, the Master Servicer or the Special
Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, the Master
Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the
Collection Account as provided by Section 3.05(a); provided, however, that if a
Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to
Section 3.05(e) and, if and to the extent not solely attributable to a related
Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related Loan
Combination Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust Loan (or any successor REO
Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

                                      -226-

            In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

            (c)     Each of the Master Servicer and the Special Servicer
agrees to indemnify the Depositor, the Trust Fund and the Trustee and any
Affiliate, director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or
Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this
Agreement under Article XI, (iii) the defeasance of any Trust Defeasance
Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

            The Trustee shall immediately notify the Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the
Trustee to indemnification hereunder, whereupon the Master Servicer or Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or
Special Servicer, as the case may be, shall not affect any rights that the Trust
Fund or the Trustee, as the case may be, may have to indemnification under this
Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special
Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master
Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicer, the Special
Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's

                                      -227-

obligations and duties under this Agreement. The Master Servicer, the Special
Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the
Mortgage Loans entitling it to indemnification hereunder, whereupon the
Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicer, the Special
Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor,
Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the
Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this
Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            SECTION 6.04.     Resignation of Master Servicer and the Special
                              Servicer.

            The Master Servicer and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and

                                      -228-

conditions of this Agreement. Neither the Master Servicer nor the Special
Servicer shall be permitted to resign except as contemplated above in this
Section 6.04.

            Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Section 3.22, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee (except as expressly contemplated by Section 3.11(a)), the Special Servicing Fee, any
Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any
Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05.     Rights of Depositor and Trustee in Respect of
                              Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06.     Depositor, Master Servicer and Special Servicer to
                              Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to the Master
Servicer, the identity of any Non-Trust Noteholder) as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07.     Depositor, Special Servicer and Trustee to
                              Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master
Servicer in order to enable it to perform its duties hereunder.

                                      -229-

            SECTION 6.08.     Depositor, Master Servicer and Trustee to
                              Cooperate with Special Servicer.

            The Depositor, the Master Servicer, and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special
Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09.     Designation of Special Servicer by the
                              Controlling Class.

            The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as
Special Servicer; provided that such Holder or Holders (or such Certificate
Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or
Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and
Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or
Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class have not replaced the Special Servicer within 30 days of such
Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event. The appointment of such designated
Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel
(at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this
Agreement, that upon the execution and delivery of the Acknowledgment of
Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement
Special Servicer in effecting the termination of the resigning Special
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two Business Days of the terminated Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied) to the replacement
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection
Account or the applicable REO

                                      -230-

Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO
Properties.

            SECTION 6.10.     Master Servicer or Special Servicer as Owner of a
                              Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special
Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's
reasonable, good faith judgment, be considered by other Persons to violate the
Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or the Special
Servicer or an Affiliate of the Master Servicer or the Special Servicer, as
appropriate, and (c) describes in reasonable detail the action that the Master
Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master
Servicer and its Affiliates or the Special Servicer and its Affiliates, as
appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50%
of the Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if the Master
Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the
Servicing Standard. The Trustee shall be entitled to reimbursement from the
Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special
Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11.     The Controlling Class Representative.

            (a)     Subject to Section 6.11(b), the Controlling Class
Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Trust Mortgage
Loans and any REO Properties (other than the Kenwood Towne Centre Trust Mortgage
Loan or the 60 State Street Combined Trust Mortgage Loan and, in each case, any related Loan Combination REO Property, as to which the provisions of Section
6.12 shall apply), and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the Master Servicer to take) any of the following actions with respect to the Trust Mortgage Loans and any REO
Properties (other than the Kenwood Towne Centre Trust Mortgage Loan or the 60
State Street Combined Trust Mortgage Loan and, in each case, any related Loan
Combination REO Property, as to which the provisions of Section 6.12 shall apply) as to which the Controlling Class Representative has objected in writing within 10 Business Days of being

                                      -231-

notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special
Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                    (i)     any foreclosure upon or comparable conversion (which
      may include acquisitions of an REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

                    (ii)    any modification or consent to a modification of a
      material term of a Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii)
      below), including the timing of payments or a modification consisting of the extension of the maturity date of a Trust Mortgage Loan;

                    (iii)   any proposed sale of any Trust Defaulted Mortgage
      Loan or any REO Property (other than in connection with the termination of the Trust Fund or, in the case of a Trust Defaulted Mortgage Loan, pursuant to Section 3.18) for less than the Purchase Price of the subject
      Trust Defaulted Mortgage Loan or related Trust REO Loan, as applicable;

                    (iv)    any determination to bring an REO Property into
      compliance with applicable environmental laws or to otherwise address
      Hazardous Materials located at an REO Property;

                    (v)     any release of material real property collateral for
      any Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (B) upon satisfaction of that Trust Mortgage
      Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that Trust
      Mortgage Loan;

                    (vi)    any acceptance of substitute or additional real
      property collateral for any Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the
      Controlling Class Representative will be required);

                    (vii)   any waiver of a due-on-sale or due-on-encumbrance
      clause in any Trust Mortgage Loan;

                    (viii)  any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Trust Mortgage
      Loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
      Representative will be required;

                    (ix)    any termination or replacement, or consent to the
      termination or replacement, of a property manager with respect to any
      Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

                                      -232-

                    (x)     any determination that an insurance-related default
      in respect of a Trust Mortgage Loan is an Acceptable Insurance Default or
      that earthquake or terrorism insurance is not available at commercially reasonable rates; and

                    (xi)    any waiver of insurance required under the related
      Mortgage Loan documents for a Trust Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust
Specially Serviced Mortgage Loan), the 10 Business Days within which the
Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the 10 Business Day period the Special Servicer has to object to the Master Servicer taking such action as set forth in Sections
3.02, 3.08 and 3.20.

            In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

            (b)     Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling
Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the Master Servicer or the Special
Servicer to violate any applicable law, the terms of any Trust Mortgage Loan, any provision of this Agreement, including without limitation the Master
Servicer's or the Special Servicer's obligation to act in accordance with the
Servicing Standard or the Mortgage Loan documents for any Trust Mortgage Loan,
(ii) result in an Adverse REMIC Event with respect to REMIC I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse Grantor Trust
Event or have adverse tax consequences for the Trust Fund, (iii) expose the
Depositor, the Master Servicer, the Special Servicer, the Trust Fund, the
Trustee, any Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the Master
Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard. The Master Servicer and the Special Servicer
shall disregard any action, direction or objection on the part of the
Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence.

            The Special Servicer shall not be obligated to seek approval from the Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially
Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class
Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially
Serviced Mortgage Loan and (ii) for 60 days following the first such notice, the
Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c)     The Controlling Class Representative will have no duty or
liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and

                                      -233-

interests that conflict with those of Holders of some Classes of the
Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class
Representative does not have any duties to the Holders of any Class of
Certificates other than the Controlling Class, that the Controlling Class
Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder
may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            SECTION 6.12.     Certain Matters with Respect to the Kenwood Towne
                              Centre Loan Combination and the 60 State Street
                              Loan Combination.

            (a)     The Master Servicer and the Special Servicer each hereby
agree that, prior to taking any of the Loan Combination Specially Designated
Servicing Actions with respect to either of the Kenwood Towne Centre Loan
Combination or the 60 State Street Loan Combination, it shall consult with, provide required notices and information to, obtain the consent of, receive objection(s) from and/or take advice and/or direction from, the related Loan
Combination Controlling Party, in each case subject to, and to the extent required by, Section 4 of the related Loan Combination Intercreditor Agreement.
Notwithstanding the foregoing, the Controlling Class Representative, at any time when it is not the Loan Combination Controlling Party with respect to either of the Kenwood Towne Centre Loan Combination or the 60 State Street Loan
Combination, shall have the right to consult with the Special Servicer (who shall not be obligated, as a result of such consultation, to take any action that would conflict with any actions that it is taking at the direction of the related Loan Combination Controlling Party pursuant to this Section 6.12 and the related Loan Combination Intercreditor Agreement) with respect to the Kenwood
Towne Centre Loan Combination or the 60 State Street Loan Combination, as the
case may be, with respect to any proposed Loan Combination Specially Designated
Servicing Action.

            (b)     If, and for so long as, a Loan Combination Control Appraisal
Event has occurred and is continuing with respect to the Kenwood Towne Centre
B-Note Non-Trust Loan or the 60 State Street B-Note Non-Trust Loan, as the case may be, and the Trust, as holder of the related A-Note Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto), is the related Loan
Combination Controlling Party, the Controlling Class Representative (i) is
hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the Loan Combination Controlling Party under the related Loan Combination Intercreditor Agreement and (ii) shall be the related
Loan Combination Controlling Party hereunder. The Master Servicer (with the cooperation of the Trustee) shall take such actions as are necessary or appropriate to make such designation effective in accordance with the related
Loan Combination Intercreditor Agreement. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Loan Combination
Control Appraisal Event promptly upon becoming aware of the occurrence thereof.
Until such time as the Controlling Class Representative shall be the applicable
Loan Combination Controlling Party pursuant to the second preceding sentence, any and all expenses of the Loan Combination Controlling Party shall be borne by the related B-Note Loan Holder and not by the Trust, and for so long as the
Controlling Class Representative shall be the applicable Loan Combination
Controlling Party pursuant to the second preceding sentence, any and all expenses of the Controlling Class Representative as such Loan Combination
Controlling Party shall be borne by the Holders (or, if applicable, the
Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust.

            (c)     Each of the rights of a B-Note Loan Holder under or
contemplated by this Section 6.12 shall be exercisable, to the extent not prevented by the related Loan Combination Intercreditor Agreement, by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer

                                      -234-

and the Trustee are provided with written notice by such B-Note Loan Holder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

                                      -235-

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01.     Events of Default.

            (a)     "Event of Default", wherever used herein, means any one of the following events:

                    (i)     any failure by the Master Servicer to deposit into
      the Collection Account or a Loan Combination Custodial Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

                    (ii)    any failure by the Master Servicer to deposit into,
      or to remit to the Trustee for deposit into, the Distribution Account or any other account maintained by the Trustee hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business
      Day following the date on which the remittance was required to be made, provided that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

                    (iii)   any failure by the Special Servicer to deposit into
      the applicable REO Account or to deposit into, or to remit to the Master
      Servicer for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement provided; however that the failure to deposit or remit such amount shall not be an Event of
      Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance Date; or

                    (iv)    any failure by the Master Servicer to timely make
      any Servicing Advance required to be made by it hereunder, which Servicing
      Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the
      Trustee as provided in Section 3.03(c); or

                    (v)     any failure on the part of the Master Servicer or
      the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master
      Servicer or the Special Servicer, as the case may be, contained in this
      Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the
      Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that (A)
      with respect to any such failure (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day period, the
      Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the
      Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided the Trustee and any affected Non-Trust Noteholder(s) with an
      Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of a failure to deliver to the Trustee and the Depositor the Annual Statement
      of Compliance, the

                                      -236-

      Annual Assessment Report, the Annual Attestation Report and/or, if
      required to be filed with the Commission, the Accountant's Consent with respect to the Master Servicer (or any Additional Item 1123 Servicer or
      Sub-Servicing Function Participant, as applicable, engaged thereby that is not identified on Exhibit K hereto) or the Special Servicer (or any
      Additional Item 1123 Servicer or Sub-Servicing Function Participant, as
      applicable, engaged thereby), as applicable, pursuant to Section 3.13 or
      Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New York City time) on the second
      Business Day after the date on which Servicer Notice of the subject failure has been given to the Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with Section 3.13 or Section 3.14, as applicable , or (C) in the case of a failure to notify the Trustee and the Depositor that an Additional Item
      1123 Servicer or a Sub-Servicing Function Participant has been retained or engaged, which Additional Item 1123 Servicer or Sub-Servicing Function
      Participant was performing duties with respect to all or any part of the
      Trust Fund during an Exchange Act Reporting Year, continues unremedied for
      30 days; or

                    (vi)    any breach on the part of the Master Servicer or the
      Special Servicer of any representation or warranty contained in this
      Agreement that materially and adversely affects the interests of any Class of Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master
      Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of
      Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;
      or

                    (vii)   a decree or order of a court or agency or
      supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

                    (viii)  the Master Servicer or the Special Servicer shall
      consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                    (ix)    the Master Servicer or the Special Servicer shall
      admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any

                                      -237-

      applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                    (x)     Any of DBRS, Fitch or S&P has (1) qualified,
      downgraded or withdrawn its rating or ratings of one or more Classes of
      Certificates or (2) placed one or more Classes of the Certificates on
      "watch status" (and such "watch status" placement shall not have been withdrawn by DBRS, Fitch or S&P, as the case may be, within 60 days thereof) and, in the case of either clauses (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action;

                    (xi)    the Master Servicer or the Special Servicer is
      removed from S&P's Select Servicer List as a U.S. Commercial Mortgage
      Master Servicer or a U.S. Commercial Mortgage Special Servicer, as the
      case may be, and is not reinstated within 60 days after its removal therefrom; or

                    (xii)   the Master Servicer ceases to be rated at least CMS3
      by Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

            If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class
Representative or the Holders of Certificates entitled to at least 25% of the
Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party
(with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a Certificateholder hereunder or as holder of a Non-Trust
Loan; provided that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the Master Servicer to primary service any of the
Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement Master
Servicer; provided, further, that the Master Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Noteholder; and
provided, further, that the Special Servicer may not be terminated solely for an
Event of Default that affects only a Non-Trust Noteholder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the
Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related documents, or otherwise. The Master Servicer and the Special
Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the

                                      -238-

Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or
Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the
case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5 Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the
Collection Account, any Loan Combination Custodial Account, the Distribution
Account, a Servicing Account or a Reserve Account (if the Master Servicer is the
Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special
Servicer to an REO Account, the Collection Account, any Loan Combination
Custodial Account, a Servicing Account or a Reserve Account or delivered to the
Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
REO Property. Any costs or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the
Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            SECTION 7.02.     Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special
Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master
Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had

                                      -239-

continued to act hereunder. Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special
Servicer, as the case may be, or shall, if it is unable to so act as either
Master Servicer or Special Servicer, as the case may be, or shall, if the
Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if either the Controlling Class
Representative or the Holders of Certificates entitled to a majority of the
Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class
Representative; provided, however, that in the case of a resigning or terminated
Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.
Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or any Loan Combination
Intercreditor Agreement limiting the use of funds received in respect of a Loan
Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03.     Notification to Certificateholders.

            (a)     Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each
Non-Trust Noteholder.

            (b)     Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee

                                      -240-

shall notify the Depositor, all Certificateholders, each Non-Trust Noteholder
(if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

            SECTION 7.04.     Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clauses (i), (ii), (iii), (x), (xi) or (xii) of Section 7.01(a)
may be waived only by all of the Certificateholders of the affected Classes; and
provided, further, that an Event of Default contemplated by clause (B) or clause
(C) of Section 7.01(a)(v) may only be waived with the consent of the Depositor.
Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.
No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

            SECTION 7.05.     Additional Remedies of Trustee Upon Event of
                              Default.

            During the continuance of any Event of Default, so long as such
Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                      -241-

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

            SECTION 8.01.     Duties of Trustee

            (a)     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b)     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the
Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the
Special Servicer, and accepted by the Trustee, in good faith, pursuant to this
Agreement.

            (c)     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                    (i)     Prior to the occurrence of an Event of Default, and
      after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this
      Agreement;

                    (ii)    The Trustee shall not be personally liable for an
      error of judgment made in good faith by a Responsible Officer or
      Responsible Officers of the Trustee, unless it shall be proved that the
      Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                    (iii)   The Trustee shall not be personally liable with
      respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this
      Agreement; and

                                      -242-

                    (iv)    The protections, immunities and indemnities afforded
      to the Trustee hereunder shall also be available to it in its capacity as
      Authenticating Agent, Certificate Registrar, REMIC Administrator and
      Custodian.

            SECTION 8.02.     Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

                    (i)     the Trustee may, in the absence of bad faith or
      negligence on the part of the Trustee, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution,
      Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (ii)    the Trustee may consult with counsel and the written
      advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                    (iii)   the Trustee shall be under no obligation to exercise
      any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee, shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                    (iv)    the Trustee shall not be personally liable for any
      action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (v)     prior to the occurrence of an Event of Default
      hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the
      Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
      Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this

                                      -243-

      Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                    (vi)    the Trustee may execute any of the trusts or powers
      hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.16, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first (i) obtains the written consent of the Depositor, which consent shall not be unreasonably withheld, and (ii) delivers to the Depositor an indemnity reasonably acceptable to the Depositor to cover any losses, liabilities, claims, damages, costs or expenses incurred by the Depositor by reason of such agent or attorney-in-fact failing to timely deliver an Annual Statement of
      Compliance, an Annual Assessment Report or an Annual Attestation Report,
      in each case as contemplated by Section 3.13 and/or Section 3.14, as applicable;

                    (vii)   the Trustee shall not be responsible for any act or
      omission of the Master Servicer, the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor;
      and

                    (viii)  neither the Trustee nor the Certificate Registrar
      shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
      Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of
      Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
      Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the
      Certificate Register.

            Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the
Trustee, be deemed to be conclusively proved and established by an Officer's
Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the
Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

            SECTION 8.03.     Trustee  and  Fiscal  Agent Not Liable for
                              Validity  or  Sufficiency  of  Certificates  or
                              Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15, the
statements attributed to any Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each

                                      -244-

outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the
Trustee nor any Fiscal Agent assumes any responsibility for their correctness.
Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and any Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage
Loans to the Trust Fund, or any funds deposited in or withdrawn from the
Collection Account or any other account by or on behalf of the Depositor, the
Master Servicer or the Special Servicer. The Trustee and any Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04.     Trustee and Fiscal Agent May Own Certificates.

            The Trustee, any Fiscal Agent or any agent of the Trustee or any
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05.     Fees and Expenses of Trustee; Indemnification of
                              Trustee.

            (a)     On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Except as contemplated by Section 3.06, the
Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b)     The Trustee (whether in its individual capacity or its
capacity as Trustee) and any director, officer, employee, affiliate, agent or
"control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the
Trust Fund out of the Collection Account (and, to the extent that any Loan
Combination and/or any related REO Property is affected, by the Trust Fund and/or the related Non-Trust Noteholder(s) out of the related Loan Combination
Custodial Account) against any loss, liability or reasonable "out-of-pocket"
expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement)
arising out of, or incurred in connection with this Agreement, the Mortgage
Loans or the Certificates or any act of the Master Servicer or the Special
Servicer taken on behalf of the Trustee as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of
Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or

                                      -245-

(3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed herein) or allocable overhead.
The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            SECTION 8.06.     Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least "A" from each of DBRS (but only to the extent the Trustee is rated by DBRS) and Fitch and "A+" from S&P or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.

            In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07;
provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse
Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as no Adverse Rating Event occurs as a result of the Trustee's continuing in such capacity. The bank, trust company, corporation or association serving as
Trustee may have normal banking and trust relationships with the Depositor, the
Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an
"Affiliate" (as such term is defined in Section III of PTE 2000-58) of the
Master Servicer, the Special Servicer, any sub-servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

            SECTION 8.07.     Resignation and Removal of Trustee.

            (a)     The Trustee may at any time resign and be discharged from
the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the
Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                                      -246-

            (b)     If at any time the Trustee shall cease to be eligible in
accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee shall fail (other than by reason of the failure of the Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the
Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.16(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form
S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Trustee fails to make distributions required pursuant to Section 3.05(b),
4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies
(as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the
Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the
Certificateholders by the Depositor.

            (c)     The Holders of Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the
Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

            (d)     In the event that the Trustee is terminated or removed
pursuant to this Section 8.07, all of its rights and obligations under this
Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts
(including, without limitation, P&I Advances and accrued interest thereon)
accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (e)     Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

            SECTION 8.08.     Successor Trustee.

            (a)     Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

                                      -247-

The predecessor trustee shall deliver to the successor trustee all Mortgage
Files and related documents and statements held by it hereunder (other than any
Mortgage Files at the time held on its behalf by a third-party Custodian, which
Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor
Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor
Trustee, as contemplated by Section 8.08(a), shall be paid by: (i) the predecessor Trustee, if such predecessor Trustee has resigned in accordance with
Section 8.07(a), has been removed in accordance with Section 8.07(b) or has been removed with cause in accordance with Section 8.07(c); (ii) the
Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with Section 8.07(c); and (iii) the
Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses
(i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            (b)     No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c)     Upon acceptance of appointment by a successor trustee as
provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Certificateholders and each Non-Trust Noteholder.

            SECTION 8.09.     Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the
Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.

            (a)     Notwithstanding any other provisions hereof, at any time,
for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the
Master Servicer and the Trustee may consider necessary or desirable. If the
Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the
Trustee alone shall have the power to make such

                                      -248-

appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b)     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c)     Any notice, request or other writing given to the Trustee
shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d)     Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e)     The appointment of a co-trustee or separate trustee under
this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11.     Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of

                                      -249-

assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance herewith. The initial Custodian shall be the
Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this
Agreement.

            SECTION 8.12.     Appointment of Authenticating Agents.

            (a)     The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National
Association is removed as Trustee, then it shall be terminated as Authenticating
Agent. If the Authenticating Agent (other than LaSalle Bank National
Association) resigns or is terminated, the Trustee shall appoint a successor
Authenticating Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as
Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b)     Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c)     Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the
Certificate Registrar, the Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any
Authenticating Agent by giving written notice of termination to such
Authenticating Agent, the Master Servicer, the Certificate Registrar and the
Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in

                                      -250-

accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and
the Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13.     Access to Certain Information.

            The Trustee shall afford to the Master Servicer, the Special
Servicer, each Rating Agency and the Depositor, to any Certificateholder or
Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC
and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

            SECTION 8.14.     Appointment of REMIC Administrators.

            (a)     The Trustee may appoint at the Trustee's expense, one or
more REMIC Administrators, which shall be authorized to act on behalf of the
Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.
The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC
Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC
Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as
Trustee, then it shall be terminated as REMIC Administrator.

            (b)     Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any
REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c)     Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the
Certificate Registrar, the Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any REMIC
Administrator by giving written notice of termination to such REMIC
Administrator, the Master

                                      -251-

Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the
Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC
Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15.     Representations, Warranties and Covenants of
                              Trustee.

            The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

            (a)     The Trustee is a national banking association duly
organized, validly existing and in good standing under the laws of the United
States.

            (b)     The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (c)     Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d)     This Agreement, assuming due authorization, execution and
delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e)     The Trustee is not in violation of, and its execution and
delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the
Trustee's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this
Agreement.

            (f)     No litigation is pending or, to the best of the Trustee's
knowledge, threatened against the Trustee that, if determined adversely to the
Trustee, would prohibit the Trustee from entering

                                      -252-

into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (g)     Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (h)     With respect to any Trust Mortgage Loan that is part of a
Loan Combination, the Trustee is qualified to hold that Trust Mortgage Loan under the related Loan Combination Intercreditor Agreement.

            SECTION 8.16.     Reports to the Commission.

            (a)     With respect to any Exchange Act Reporting Year, the Trustee shall:

                    (i)     as soon as reasonably practicable (and, in any
      event, within 15 days or such other period as may be provided under the
      Exchange Act and the rules and regulations promulgated thereunder) after each Distribution Date during such Exchange Act Reporting Year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the
      Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a
      Form 10-D Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement, any applicable Trustee
      Reportable Events (and related information) to be reported for the period covered by the subject Form 10-D Distribution Report and, to the extent that a Responsible Party of the Trustee has been provided written notice thereof, any other Form 10-D Required Information to be reported for the period covered by the subject Form 10-D Distribution Report;

                    (ii)    during such Exchange Act Reporting Year, at the
      direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and
      "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the
      Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (except in the case where it relates to a Trustee Reportable Event, to the extent a Responsible
      Officer of the Trustee has been provided with written notice of such information), within the time periods specified under Form 8-K, the
      Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission;
      provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period; and provided, further, that, if the
      Depositor directs the Trustee to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the
      Trustee in preparing such Form 8-K Current Report and the Trustee will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and
      "no-action letters" issued by the Commission;

                    (iii)   within 90 days following the end of such Exchange
      Act Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
      Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which

                                      -253-

      shall include as exhibits each Annual Statement of Compliance, Annual
      Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to the
      Master Servicer, the Special Servicer or other applicable Person for such
      Exchange Act Reporting Year, and which shall further include a certification in the form attached hereto as Exhibit O (a "Sarbanes-Oxley
      Certification") (or in such other form as required by the Sarbanes-Oxley
      Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)) and shall include any other Form 10-K Required Information to be reported for such Exchange Act Reporting Year (except in the case where it relates to a Trustee Reportable Event, to the extent a Responsible Officer of the Trustee has been provided written notice thereof); and

                    (iv)    at the reasonable request of, and in accordance with
      the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D Distribution Report or
      Form 10-K Annual Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act
      Reporting Year;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system) a Current Report on Form
8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form
8-K contemplated by this subclause (y) being herein referred to as the "Initial
Form 8-K Current Report"); and provided, further, that if all or any required portion of a Form 10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Trustee (other than for a reason contemplated by Rule
12b-25(g) of the Exchange Act), then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the
Depositor, (ii) the Trustee shall (to the extent appropriate, and at the direction of the Depositor) file a Form 12b-25 (17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the Exchange Act, each party hereto shall reasonably cooperate with the Trustee and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the Exchange
Act, within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the Trustee for the sole reason that the Trustee is unable to file the report in electronic format, then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the Depositor and the Trustee shall comply with either Rule 201 or 202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation S-T. Each of the other parties to this
Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system
(such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section
3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee)
any and all items contemplated to be filed with the Commission pursuant to this
Section 8.16.

                                      -254-

            All Form 8-K Current Reports, Form 10-D Distribution Reports and
Form 10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.16(a), are
(together with the exhibits thereto) herein referred to as the "Exchange Act
Reports". The Exchange Act Reports, exclusive of the Initial Current Reports on
Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports". All
Subsequent Exchange Act Reports prepared by the Trustee pursuant to this Section
8.16(a) shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification included in each
Form 10-K Report with respect to the Trust.

            The Trustee shall have no liability to Certificateholders or the
Trust or the Depositor or the Underwriters with respect to any failure to properly prepare or file with the Commission any of the reports under the
Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.16 related to the timely preparation, arrangement for execution and filing of Subsequent Exchange
Act Reports is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under Sections 3.13, 3.14 and 8.16.
The Trustee has no duty under this Section 8.16 or otherwise under this
Agreement to enforce the performance by the parties of their duties under this
Section 8.16.

            The Trustee shall make available to all Certificateholders and
Certificate Owners on its internet website each Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Trustee shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Trustee shall, free of charge, upon request, deliver to any Certificateholder, Certificate
Owner or party identified as a prospective Certificateholder or Certificate
Owner copies of all Subsequent Exchange Act Reports that are filed with the
Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank, N.A., 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Daniel Laz (telephone number:
312-992-2191) or to such other Person, address and/or phone number as the
Trustee may specify by notice to Certificateholders.

            (b)     All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification.
Each of the Master Servicer, the Special Servicer (who shall also certify to the
Master Servicer) and the Trustee (each, a "Performing Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the
Sarbanes-Oxley Certification (the "Certifying Person"), to the Depositor in the
form set forth on Exhibit P-1 hereto (with respect to the Master Servicer)
hereto with respect to the Special Servicer's certification to the Master
Servicer), Exhibit P-2 hereto (with respect to the Trustee), or Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying
Person of the Depositor), as applicable, on which the Certifying Person, the
Depositor and, in the case of the Special Servicer's Performance Certification, the Master Servicer may rely. Each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor or the Master Servicer (collectively with the Certifying Person, the Depositor and the Master Servicer, "Certification Parties") may rely on a Performance
Certification (or, in the case of any such Persons related to the Master
Servicer, the

                                      -255-

applicable Performance Certification from the Special Servicer) to the same extent as the Depositor or the Master Servicer, as the case may be.
Notwithstanding the foregoing, nothing in this paragraph shall require any
Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage
Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such
Mortgage Loan or any facts material to the position of the Trust (or, in the case of a Loan Combination, the position of the Trust and the related Non-Trust
Noteholder(s)) in any such negotiations if (A) the Special Servicer determines, in its reasonable judgment in accordance with the Servicing Standard, that stating such information in such report would materially impair the interests of the Trust (or, in the case of a Loan Combination, the interest of the Trust and the related Non-Trust Noteholder(s)) in such negotiations, and (B) the Special
Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance
Certification to the Master Servicer (if the terminated or resigning Performing
Party is the Special Servicer), the Depositor and the Certifying Person pursuant to this Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

            (c)     At all times during each Exchange Act Reporting Year, each of the Trustee, the Master Servicer and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee
to) monitor for, and (in accordance with the timeframes set forth in this
Section 8.16(c)) notify (including with such notice the Exchange Act Reportable
Event Notification attached hereto as Exhibit J) the Depositor and the Trustee in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange
Act Reportable Events with respect thereto. Each of the Trustee, Master Servicer and Special Servicer shall provide such notice of any Exchange Act Reportable
Event to the Trustee and the Depositor (i) no later than 5 calendar days after the Distribution Date with respect to any Exchange Act Reportable Event to be disclosed on Form 10-D, (ii) no later than March 15 in any year in which the
Trustee will file a Form 10-K for the Trust with respect to any Exchange Act
Reportable Event to be disclosed on Form 10-K, and (iii) no later than Noon (New
York City time) on the 2nd Business Day after the occurrence of any Exchange Act
Reportable Event to be disclosed on Form 8-K. Upon becoming aware of any Form
8-K Required Information, the Trustee shall promptly notify the Depositor that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section 8.16(a)(ii)
above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Trustee shall be entitled to rely on the direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the Trustee, the Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the
Trustee shall not be considered to be aware of any Form 8-K Required
Information, Form 10-D Required Information or Form 10-K Required Information,
unless a

                                      -256-

Responsible Officer (in the case of the Trustee) or a Servicing Officer (in the case of the Master Servicer or the Special Servicer) thereof has actual knowledge.

            Upon reasonable request of the Depositor or the Trustee, each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to)
promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Trustee, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

            If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer or Trustee is appointed, then such new Master Servicer, Special
Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master
Servicer or Special Servicer, the Trustee with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act
Reporting Year, the Master Servicer, Special Servicer or Trustee appoints a
Servicing Representative that constitutes a Servicer contemplated by Item
1108(a)(2) of Regulation AB in respect of the Subject Securitization
Transaction, then the Master Servicer, Special Servicer or Trustee, as the case may be, shall cause such Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Trustee with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K.

            Each of the Trustee, the Master Servicer and the Special Servicer
acknowledges and agrees that the information to be provided by it (or by any
Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this
Section 8.16(c) is intended to be used in connection with the preparation of
Exchange Act Reports with respect to the Trust.

            (d)     No later than (i) 12:00 noon, New York City time, on the
Business Day prior to any filing deadline of a Current Report on Form 8-K (other than an Initial Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.16(a), (ii) March 20 of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.16(a), and (iii) two
(2) Business Days prior to any filing (or, in the case of a Form 10-D
Distribution Report, any filing deadline) of a Form 10-D Distribution Report or any other Subsequent Exchange Act Report that is to be made with respect to the
Trust as contemplated by Section 8.16(a), the Trustee shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Trustee), to the Depositor, which delivery shall include an
e-mail transmission of such the applicable report to david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the
Trustee in writing.

            (e)     If as of the beginning of any fiscal year for the Trust
(other than fiscal year 2006), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act and shall post such

                                      -257-

Form 15 to its internet website. In addition, the Trustee shall deliver a copy of such Form 15 to the Depositor [by e-mail addressed to david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            (f)     Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) any material misstatement in a Performance Certification delivered by such
Performing Party on which such Certification Party is entitled to rely, (ii) an actual breach by the applicable Performing Party of its obligations under this
Section 8.16 or (iii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise under this
Agreement. A Performing Party shall have no obligation to indemnify any
Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section
8.16(f) is unavailable or insufficient to hold harmless a Certification Party
(on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such
Certification Party on the one hand and such Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            (g)     The respective parties hereto agree to cooperate with all
reasonable requests made by any Certifying Person in connection with such
Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley
Certification or portion thereof with respect to the Trust.

            (h)     The respective parties hereto shall deliver to the Trustee, no later than March 15 of any year in which a Form 10-K Annual Report is to be filed, any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Trustee hereby notifies the Master
Servicer and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the Trust for 2006.

            (i)     On or before the fifth Business Day prior to the
Distribution Date in any month in any Exchange Act Reporting Year, the Trustee shall make a request to the Depositor that the Depositor provide it with the significance percentage (as such term is used in Regulation AB) with respect to the Class A-3FL Certificates and the Class AN-FL Certificates. If the
significance percentage with respect to any such Class is 10% or more, the
Trustee shall report such significance percentage in the manner required to be set forth in the Form 10-D Distribution Report.

            (j)     Prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time a Servicing Representative retained or engaged by the Master Servicer, the
Special Servicer or the Trustee with respect to all or any portion of the Trust
Fund fails to deliver, if and to the extent applicable in accordance with
Regulation AB and this Agreement, any of the items set forth in the following clauses (i), (ii) and/or (iii), then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall promptly terminate all engagements with the subject
Servicing Representative relating to the Subject Securitization Transaction: (i)
any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section
3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of
Regulation AB, together with any corresponding required Accountant's Consent, as and when provided under Section 3.14; provided that this provision shall not apply to the initial Master Servicer and the subject matter of this sentence,

                                      -258-

insofar as it relates to the initial Master Servicer, shall be covered by the
Master Servicer Indemnification Agreement. In addition, prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time the Depositor delivers a written notice to the Master Servicer, the Special Servicer or the Trustee stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with
Regulation AB and this Agreement, any of the items set forth in clauses (i),
(ii) and/or (iii) of the preceding sentence, as and when provided under this
Agreement, or (ii) if and to the extent applicable in accordance with Regulation
AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii) and/or
(iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then the Master Servicer, the Special Servicer or the
Trustee, as the case may be, shall promptly terminate all engagements with the subject Servicing Representative relating to the Subject Securitization
Transaction; provided that this provision shall not apply to the initial Master
Servicer and the subject matter of this sentence, insofar as it relates to the initial Master Servicer, shall be covered by the Master Servicer Indemnification
Agreement.

            (k)     The Master Servicer, the Special Servicer and the Trustee
shall each indemnify the Depositor and its Affiliates for, and hold the
Depositor and its Affiliates harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of any Servicing Representative acting on behalf of the Master Servicer, the Special Servicer or the Trustee, as the
case may be, to deliver, if and to the extent applicable in accordance with
Regulation AB and this Agreement: (i) any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section
3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of
Regulation AB, as and when provided under Section 3.14; or (iii) any Annual
Attestation Report contemplated by Item 1122 of Regulation AB, together with (if required to be filed with the Commission) any corresponding required
Accountant's Consent, as and when provided under Section 3.14.

            (l)     In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section
8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

            (m)     With respect to any notice required to be delivered by the
Trustee to the Depositor pursuant to this Section 8.16 or Sections 3.13 or 3.14, the Trustee may deliver such notice, notwithstanding any contrary provision in
Section 11.05, by telephone call made to David Rodgers at 212-449-3611, in which event the Trustee shall also deliver the same notice by either facsimile to
(212) 449-7684 or via e-mail to david_rodgers@ml.com or to such other facsimile number, telephone number and/or e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            SECTION 8.17.     Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the
Trustee covenants and agrees that it shall maintain each Mortgage File in the
State of Illinois, and that it shall not move any Mortgage File outside the
State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an
Opinion of Counsel to the Depositor and the Rating Agencies to the effect

                                      -259-

that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

            SECTION 8.18.     Appointment of Fiscal Agent.

            (a)     Insofar as the Trustee would not otherwise satisfy the
rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "A" from DBRS
(but only if the Fiscal Agent is rated by DBRS), "A" from Fitch and "AA-" from
S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.18(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "A" by DBRS (but only if the Fiscal Agent is rated by DBRS), "A" by Fitch and "AA-" by S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated
Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii)
an opinion of counsel (which shall be paid for by the designated Person or the
Trustee) substantially to the effect that (A) the appointment of the designated
Person to serve as Fiscal Agent is in compliance with this Section 8.18, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent
Agreement has been duly authorized, executed and delivered by the designated
Person and (D) upon execution and delivery of the related Fiscal Agent
Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal
Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal
Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 8.15(a).

            (b)     To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master
Servicer or otherwise, and has failed to do so in accordance with the terms hereof, a Fiscal Agent (if one has been appointed by the Trustee) shall make such Advance when and as required by the terms of this Agreement on behalf the
Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a
Fiscal Agent (if one has been appointed by the Trustee) makes an Advance pursuant to this Section 8.18 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c)     Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees and expenses of a Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances)
incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the
Trust, the Depositor, the Master Servicer or the Special Servicer.

                                      -260-

            (d)     The obligations of a Fiscal Agent set forth in this Section
8.18 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with Section 8.18(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor
Trustee to satisfy the eligibility requirements of Section 8.06).

            (e)     The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of a Fiscal Agent.

                                      -261-

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01.     Termination Upon Repurchase or Liquidation of All
                              Trust Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer, any Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make distributions to
Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder of all Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to
(1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with
Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the
Master Servicer in connection with such purchase), (B) the exchange by the Sole
Certificate Owner of all the Certificates for all the Trust Mortgage Loans and
each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the
Trustee, the Master Servicer, the Special Servicer, any Fiscal Agent and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Each of the Plurality Subordinate Certificateholder (or, as
contemplated in the following paragraph, the Controlling Class Representative if one is then so acting), the Master Servicer and the Special Servicer may at its
option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms

                                      -262-

hereof, and (iii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate
Certificateholder shall give notice of its election to purchase all of the Trust
Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the
Trust Fund is to be terminated in connection with the Plurality Subordinate
Certificateholder's, the Master Servicer's or the Special Servicer's purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, the Plurality Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee for deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master
Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality
Subordinate Certificateholder, the Master Servicer or the Special Servicer, as
applicable, as shall be necessary to effectuate transfer of the Trust Mortgage
Loans and REO Properties (or, in the case of a Loan Combination Mortgaged
Property if it has become an REO Property, the Trust's interest therein) to the
Plurality Subordinate Certificateholder, the Master Servicer or the Special
Servicer (or their respective designees), as applicable.

            Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B, Class
A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class B, Class C
and Class D Certificates is reduced to zero, if one Person is the owner of a
100% Ownership Interest of each of the other outstanding Classes of Regular
Certificates (any such Person, the "Sole Certificate Owner"), then the Sole
Certificate Owner shall have the right to exchange all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and each Non-Trust Noteholder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Loan Combination.
In the event that the Sole Certificate Owner elects to exchange all of the
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection
Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection
Account. In addition, on the P&I Advance Date immediately preceding the final
Distribution Date, the Master Servicer shall transfer to the Distribution
Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall

                                      -263-

release or cause to be released to a designee of the Sole Certificate Owner, the
Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund;
provided that, if any Trust Mortgage Loan exchanged pursuant to this Section
9.01 is part of a Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage
Loans pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's (or the Controlling Class
Representative's), the Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the
Certificates by the Certificateholders on the final Distribution Date, the
Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amounts payable thereto on such final
Distribution Date in accordance with Section 4.01.

            Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            SECTION 9.02.     Additional Termination Requirements.

            (a)     If the Plurality Subordinate Certificateholder, the Master
Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC
I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the

                                      -264-

Person effecting the purchase obtains at its own expense and delivers to the
Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC
I or REMIC II as defined in Section 860F of the Code or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                    (i)     the Trustee shall specify the first day in the
      90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section
      1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

                    (ii)    during such 90-day liquidation period and at or
      prior to the time of making of the final payment on the Certificates, the
      Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder, as
      applicable, for cash; and

                    (iii)   at the time of the making of the final payment on
      the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b)     In the event the Trust Fund is to be terminated while a Swap
Agreement is still in effect, the Trustee shall promptly notify the related Swap
Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of such Swap Agreement shall be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-3FL Certificates and/or the Holders
of the Class AN-FL Certificates as contemplated by Section 9.01, shall pay the
Class A-3FL Net Fixed Swap Payment, if any, to the Class A-3FL Swap Counterparty
and/or the Class AN-FL Net Fixed Swap Payment, if any, to the Class AN-FL Swap
Counterparty.

            (c)     By their acceptance of Certificates, the Holders thereof
hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

            SECTION 9.03.     Non-Trust Mortgage Loans.

            References to "REO Property" and "REO Properties" in Sections 9.01
and 9.02 shall be deemed to include the Trust's rights with respect to any REO
Property relating to the A-Note Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                      -265-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01.    REMIC Administration.

            (a)     The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b)     The REMIC I Regular Interests are hereby designated as
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in
REMIC I, and the Regular Certificates, the Class A-3FL REMIC II Regular Interest
and Class AN-FL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II;
provided that the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R-I Certificates and the Class R-II
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II,
respectively. None of the Master Servicer, the Special Servicer, the Trustee
shall (to the extent within its control) permit the creation of any other
"interests" in REMIC I and REMIC II (within the meaning of Treasury regulation
Section 1.860D-1(b)(1)).

            (c)     The Closing Date is hereby designated as the "startup day"
of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.
The "latest possible maturity date" of the REMIC I Regular Interests, the
Regular Certificates (exclusive of the Class X Certificates), the Class X
Components, the Class A-3FL REMIC II Regular Interest and the Class AN-FL REMIC
II Regular Interest shall be the Rated Final Distribution Date.

            (d)     The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

            (e)     Except as otherwise provided in Section 3.17(a) and
subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in
Section 10.01(h) or 10.01(i)).

            (f)     Within 30 days after the Closing Date, the REMIC
Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information
Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of
Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC
Administrator shall prepare, cause the Trustee to sign and file all of the other
Tax Returns in respect of REMIC I and

                                      -266-

REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC
Administrator's request therefor, shall provide in writing to the REMIC
Administrator such information as is reasonably requested by the REMIC
Administrator for tax purposes, as to the valuations and issue prices of the
Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the
Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (g)     The REMIC Administrator shall perform on behalf of each of
REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to
State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a
Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a
Residual Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

            (h)     The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special
Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the
Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special
Servicer, or the Trustee shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i) endanger the status of REMIC I or REMIC II as a
REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC
Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder)
as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC
Administrator or its designee, in writing, with respect to whether such action could cause an

                                      -267-

Adverse REMIC Event to occur. Neither the Master Servicer nor the Special
Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the
Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The
REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (i)     If any tax is imposed on either of REMIC I or REMIC II,
including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the
Code, and any other tax imposed by the Code or any applicable provisions of
State or Local Tax laws (other than any tax permitted to be incurred by the
Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC
Administrator, if such tax arises out of or results from a breach by the REMIC
Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV, Article VIII or this Article X; or (v) the Trust Fund, excluding the portion thereof constituting Grantor Trust A-3FL, Grantor Trust
AN-FL and Grantor Trust Z, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available
Distribution Amount pursuant to Section 3.05(b).

            (j)     The REMIC Administrator shall, for federal income tax
purposes, maintain books and records with respect to each of REMIC I and REMIC
II on a calendar year and on an accrual basis.

            (k)     Following the Startup Day, none of the Trustee, the Master
Servicer, or the Special Servicer shall accept any contributions of assets to
REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a
REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l)     None of the Trustee, the Master Servicer, the Special
Servicer shall consent to or, to the extent it is within the control of such
Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans
(except in connection with (A) the default or foreclosure of a Trust Mortgage
Loan, including, but not limited to, the sale or other disposition of a
Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and

                                      -268-

REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Trust
Mortgage Loans pursuant to or as contemplated by Article II or III of this
Agreement); (ii) the sale or disposition of any investments in the Collection
Account, the Distribution Account or an REO Account for gain; or (iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than (1) a
Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted Mortgage Loan, (2) a Qualified
Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted
Investments acquired in connection with the investment of funds in the
Collection Account, any Loan Combination Custodial Account, the Distribution
Account or an REO Account); in any event unless it has received an Opinion of
Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x)
either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any
Certificates are outstanding; or (y) the imposition of any tax on REMIC I or
REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m)     Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02.    Grantor Trust Administration.

            (a)     The REMIC Administrator shall treat each of Grantor Trust
A-3FL, Grantor Trust AN-FL and Grantor Trust Z for tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) the Class
A-3FL REMIC II Regular Interest and distributions thereon, the Class A-3FL Swap
Agreement and payments by the Class A-3FL Swap Counterparty thereunder and the
Class A-3FL Sub-Account as separate assets of Grantor Trust A-3FL, (ii) the
Class AN-FL REMIC II Regular Interest and distributions thereon, the Class AN-FL
Swap Agreement and payments by the Class AN-FL Swap Counterparty thereunder and the Class AN-FL Sub-Account as separate assets of Grantor Trust AN-FL, and (iii)
the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional
Interest as separate assets of Grantor Trust Z, and in each case (clauses (i)
through (iii) above) not of REMIC I or REMIC II, as permitted by Treasury
Regulations Section 1.860G-2(i)(1). The Class A-3FL Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor
Trust A-3FL. The Class AN-FL Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor Trust AN-FL. The Class Z
Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on the Trust Mortgage Loans and proceeds thereof.

            (b)     The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to Grantor Trust A-3FL, Grantor Trust AN-FL and Grantor Trust Z (but not
including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

            (c)     The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of Grantor Trust A-3FL,
Grantor Trust AN-FL and Grantor Trust Z. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the

                                      -269-

REMIC Administrator or its designee such information with respect to Grantor
Trust A-3FL, Grantor Trust AN-FL and Grantor Trust Z as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the
Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d)     The REMIC Administrator shall furnish or cause to be
furnished to (i) the Holders of the Class Z Certificates, (ii) the Holders of
the Class A-3FL Certificates and (iii) the Holders of the Class AN-FL
Certificates, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of
Grantor Trust A-3FL, Grantor Trust AN-FL or Grantor Trust Z, as the case may be, as may be required under the Code, and shall perform on behalf of Grantor Trust
A-3FL, Grantor Trust AN-FL and Grantor Trust Z all reporting and other tax compliance duties that are required in respect thereof under the Code, the
Grantor Trust Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority.

            (e)     The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust A-3FL, Grantor Trust AN-FL and Grantor Trust Z as a "grantor trust" under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC
Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the
Special Servicer's possession or control). None of the REMIC Administrator,
Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause any of Grantor Trust A-3FL, Grantor Trust AN-FL or Grantor Trust Z to
take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust
A-3FL, Grantor Trust AN-FL or Grantor Trust Z as a grantor trust under the
Grantor Trust Provisions (any such endangerment of grantor trust status, an
"Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC
Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to any of Grantor Trust
A-3FL, Grantor Trust AN-FL or Grantor Trust Z or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC
Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator.
The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust A-3FL,
Grantor Trust AN-FL or Grantor Trust Z so as to take advantage of variations in the market so as to improve the

                                      -270-

rate of return of Holders of the Class Z Certificates, Holders of the Class
A-3FL Certificates or Holders of the Class AN-FL Certificates, as the case may
be.

            (f)     If any tax is imposed on any of Grantor Trust A-3FL, Grantor
Trust AN-FL and Grantor Trust Z, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting Grantor Trust A-3FL, Grantor Trust AN-FL or Grantor Trust Z, as the case may be, in all other instances.

                                      -271-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01.    Amendment.

            (a)     This Agreement may be amended from time to time by the
agreement of the Master Servicer, the Special Servicer, the Trustee and any
Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the Prospectus or the Prospectus Supplement, (iii)
to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being
"residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the
Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement,
(vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer and the
Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I,
REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust or (viii) to otherwise modify or delete existing provisions of this Agreement;
provided that no such amendment hereof that is covered solely by clause (iii) or
(viii) above may, as evidenced by an Opinion of Counsel (at the expense of the
Trust Fund, in the case of any amendment requested by the Master Servicer or
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any
Certificateholder or Non-Trust Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicer, the
Special Servicer and the Trustee shall have first obtained from each Rating
Agency written confirmation that such amendment will not result in an Adverse
Rating Event; and provided, further, that no such amendment hereof that is covered by any of clauses (i) through (ix) above may significantly change the activities of the Trust.

            (b)     This Agreement may also be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Trustee and any
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in

                                      -272-

any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of
Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents, (vii)
amend defined terms contained in this Agreement as they relate to Section
2.01(d) or the repurchase and/or substitution obligations of any Mortgage Loan
Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, (viii) adversely affect, in any material respect, the rights and/or interests of a Non-Trust Noteholder without its consent or (ix) adversely affect the rights and/or interests of the Depositor without its consent.
Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the
Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

            (c)     Notwithstanding any contrary provision of this Agreement,
the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in
accordance with such amendment will not result in the imposition of a tax on
REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust A-3FL,
Grantor Trust AN-FL or Grantor Trust Z or cause either of REMIC I or REMIC II to fail to qualify as a REMIC or any of Grantor Trust A-3FL, Grantor Trust AN-FL or
Grantor Trust Z to fail to qualify as a grantor trust at any time that any
Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d)     Promptly after the execution of any such amendment, the
Trustee shall send a copy thereof to each Certificateholder, the Swap
Counterparties and each Non-Trust Noteholder.

            (e)     It shall not be necessary for the consent of
Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f)     Each of the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                                      -273-

            (g)     The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section
11.01(a), (b) or (c) shall be payable out of the Collection Account or the
Distribution Account pursuant to Section 3.05.

            (h)     Notwithstanding anything to the contrary contained in this
Section 11.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparties and
(ii) this Agreement may not be amended in any manner that has a material adverse effect on a Swap Counterparty without first obtaining the written consent of such Counterparty. The Trustee may obtain and rely upon an Opinion of Counsel provided to it at the expense of the party seeking the amendment to the effect that such action will not adversely affect in any material respect the interests of a Swap Counterparty (or at the expense of the Trust if the Trustee is the party seeking such amendment and such amendment benefits the
Certificateholders).

            (i)     The Trustee shall give the Depositor reasonable prior
written notice of any amendment sought to be entered into pursuant to subsection
(a) or (b) above.

            SECTION 11.02.    Recordation of Agreement; Counterparts.

            (a)     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more Non-Trust Noteholders, such Non-Trust
Noteholder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account pursuant to Section
3.05(a) or, to the extent that it benefits such Non-Trust Noteholder(s), out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Non-Trust Noteholders;
provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b)     For the purpose of facilitating the recordation of this
Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03.    Limitation on Rights of Certificateholders.

            (a)     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b)     No Certificateholder (except as expressly provided for
herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the
Certificates, be construed so as to constitute the Certificateholders from time to time as partners or

                                      -274-

members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c)     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04.    Governing Law; Waiver of Trial By Jury

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereunder each irrevocably waive, to the extent permitted by applicable law, all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) relating to or arising out of this Agreement.

            SECTION 11.05.    Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

            (i)     in the case of the Depositor, Merrill Lynch Mortgage
      Investors, Inc., 4 World Financial Center, 12th Floor, 250 Vesey Street,
      New York, New York 10080, Attention: David M. Rodgers or Director, CMBS
      Securitization, facsimile number: (212) 449-7864 (with a copy each to
      Michael McGovern and Robert M. Denicola, Office of the General Counsel, 4
      World Financial Center, 250 Vesey Street, 12th Floor, New York, New York
      10080, facsimile number (212) 449-0265;

            (ii)    in the case of the Master Servicer, Wachovia Bank, National
      Association, 8739 Research Drive, URP4, Charlotte, North Carolina
      28262-1075, Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial
      Mortgage Pass-Through Certificates, Series 2006-1, facsimile number: (704)
      715-0036;

                                      -275-

            (iii)   in the case of the Special Servicer, Midland Loan Services,
      Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for
      deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for
      communications by United States mail), Attention: President, facsimile number: (913) 253-9001;

            (iv)    in the case of the Trustee, LaSalle Bank National
      Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois
      60603, Attention: Global Securities and Trust Services Group--Merrill
      Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through
      Certificates, Series 2006-1, facsimile number: (312) 904-1085;

            (vi)    in the case of the Underwriters,

                    (A)     Merrill Lynch, Pierce, Fenner & Smith Incorporated,
            4 World Financial Center, 250 Vesey Street, 16th Floor, New York,
            New York 10080, Attention: David Rodgers, Re: ML-CFC Commercial
            Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
            Certificates, Series 2006-1, facsimile number: (212) 449-3658 (with a copy each to Michael McGovern and Robert Denicola, Office of
            General Counsel, 4 World Financial Center, 250 Vesey Street, 12th
            Floor, New York, New York 10080 (facsimile number: (212) 449-0265);

                    (B)     Countrywide Securities Corporation, 4500 Park
            Granada - MSCH-143, Calabasas, California 91302, Attention: Marlyn
            Marincas, Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial
            Mortgage Pass-Through Certificates, Series 2006-1, facsimile number:
            (818) 225-4032;

                    (C)     EHY Securities (USA), LLC, Eurohypo AG, New York
            Branch, 1114 Avenue of the Americas, 29th Floor, New York, New York
            10036, Attention: Head of Portfolio Operations, facsimile number:
            (866) 267-7680, Re: ML-CFC Commercial Mortgage Trust 2006-1,
            Commercial Mortgage Pass-Through Certificates, Series 2006-1, with a copy to Head of Legal Department, Eurohypo AG, New York Branch, 1114
            Avenue of the Americas, 29th Floor, New York, New York 10036,
            facsimile number (866) 267 7680;

                    (D)     (iv) Banc of America Securities LLC, 214 North Tryon
            Street, Charlotte, North Carolina 28255, Attention: Stephen Hogue,
            facsimile number: (704) 386-1094, Re: ML-CFC Commercial Mortgage
            Trust 2006-1, Commercial Mortgage Pass-Through Certificates, Series
            2006-1;

                    (E)     Morgan Stanley & Co. Incorporated, 1585 Broadway,
            New York, New York 10036, Attention: Warren Friend, Re: ML-CFC
            Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
            Certificates, Series 2006-1 (with a copy to Michelle Wilke, 1585
            Broadway, New York, New York 10036); and

                    (F)     Goldman, Sachs & Co., 85 Broad Street, New York, New
            York 10004 (facsimile number: (212) 346-3594), Attention Emily
            Brooks, Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial
            Mortgage Pass-Through Certificates, Series 2006-1 (with a copy to
            David Stiepleman, 85 Broad Street, New York, New York 10004
            (facsimile number: (212) 428-3141).

            (vii)   in the case of the Rating Agencies,

                                      -276-

                    (A)     Fitch, Inc., Commercial Mortgage Backed Securities,
            One State Street Plaza, New York, New York 10004, Attention:
            Surveillance, facsimile number: (212) 635-0294, Re: ML-CFC
            Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
            Certificates, Series 2006-1;

                    (B)     Standard & Poor's Ratings Services, 55 Water Street,
            New York, New York 10041-0003, Attention: CMBS Surveillance Group,
            facsimile number: (212) 438-2662, Re: ML-CFC Commercial Mortgage
            Trust 2006-1, Commercial Mortgage Pass-Through Certificates, Series
            2006-1; and

                    (C)     Dominion Bond Rating Service, Inc., 101 N. Wacker
            Drive, Suite 100, Chicago, Illinois 60606, Attention: CMBS
            Surveillance, facsimile number: (312) 332-3492, Re: ML-CFC
            Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
            Certificates, Series 2006-1;

            (viii)  in the case of the initial Controlling Class Representative,
      Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022,
      Attention: Frank Pomar or John Sullivan facsimile number: (212) 810-8758,
      Re: MLCFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
      Pass-Through Certificates, Series 2006-1;

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

            SECTION 11.06.    Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07.    Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            SECTION 11.08.    Streit Act.

            Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or

                                      -277-

cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real
Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article
4-A shall cease to have any further effect upon the provisions of this
Agreement.

            SECTION 11.09.    Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Noteholder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Intercreditor
Agreement and each Swap Counterparty is an intended third-party beneficiary hereunder. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10.    Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11.    Notices to Rating Agencies.

            (a)     The Trustee shall promptly provide notice to each Rating
Agency and the Controlling Class Representative (and, if affected thereby, any
Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                    (i)     any material change or amendment to this Agreement;

                    (ii)    the occurrence of any Event of Default that has not
      been cured;

                    (iii)   the resignation or termination of the Trustee, the
      Master Servicer or the Special Servicer;

                    (iv)    the repurchase of Trust Mortgage Loans by any of the
      Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
      Agreement;

                    (v)     any change in the location of the Distribution
      Account;

                                      -278-

                    (vi)    the final payment to any Class of
      Certificateholders; and

                    (vii)   any sale or disposition of any Trust Mortgage Loan
      or REO Property.

            (b)     The Master Servicer shall promptly provide notice to each
Rating Agency (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                    (i)     the resignation or removal of the Trustee; and

                    (ii)    any change in the location of the Collection
      Account.

            (c)     The Special Servicer shall furnish each Rating Agency and
the Controlling Class Representative (and, with respect to a Loan Combination, the related Non-Trust Noteholder(s)) with respect to a Trust Specially Serviced
Mortgage Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d)     To the extent applicable, each of the Master Servicer and
the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                    (i)     each of its annual statements as to compliance
      described in Section 3.13;

                    (ii)    each of its annual independent public accountants'
      servicing reports described in Section 3.14; and

                    (iii)   any Officer's Certificate delivered by it to the
      Trustee pursuant to Section 3.03(e), 4.03(c) or 3.08.

            (e)     The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

            (f)     Each of the Trustee, the Master Servicer and the Special
Servicer shall provide to each Rating Agency such other information with respect to the Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g)     The Master Servicer shall give each Rating Agency at least
15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage
Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the
Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from

                                      -279-

amounts in the Collection Account allocable to interest on the Trust Mortgage
Loans as soon as reasonably practicable in such circumstances. The Master
Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

            (h)     Notwithstanding any provision herein to the contrary, each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

            SECTION 11.12.    Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -280-

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                        Depositor

                                        By: /s/ George H. Kok
                                            -----------------------------------
                                        Name: George H. Kok
                                        Title: Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        Master Servicer

                                        By: /s/ Nisarg D. Mehta
                                            -----------------------------------
                                        Name: Nisarg D. Mehta
                                        Title: Associate

                                        MIDLAND LOAN SERVICES, INC.
                                        Special Servicer

                                        By: /s/ Lawrence D. Ashley
                                            -----------------------------------
                                        Name: Lawrence D. Ashley
                                        Title: Senior Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        Trustee

                                        By: /s/ Andy Streepey
                                            -----------------------------------
                                        Name: Andy Streepey
                                        Title: Assistant Vice President

                        POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK           )
                            ) ss.:
COUNTY OF NEW YORK          )

            On the 28th day of March, 2006, before me, a notary public in and for said State, personally appeared George H. Kok, known to me to be a Vice
President of MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Valencia Love
                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

                        POOLING AND SERVICING AGREEMENT

STATE OF NORTH CAROLINA     )
                            ) ss.:
COUNTY OF MECKLENBURG       )

            On the 27th day of March, 2006, before me, a notary public in and for said State, personally appeared Nisarg D. Mehta, known to me to be an
Associate of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Amber M. Neil
                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

                        POOLING AND SERVICING AGREEMENT

STATE OF KANSAS             )
                            ) ss.:
COUNTY OF JOHNSON           )

            On the 28th day of March, 2006, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a
Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Brent Kinder
                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

                        POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS           )
                            ) ss.:
COUNTY OF COOK              )

            On the 28th day of March, 2006, before me, a notary public in and for said State, personally appeared Andy Streepey, known to me to be an
Assistant Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Daniel Laz
                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

                        POOLING AND SERVICING AGREEMENT

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

MLCFC 2006-1:  MORTGAGE LOAN SCHEDULE

                                                        PROPERTY
LOAN #  PROPERTY NAME                       ORIGINATOR  TYPE          STREET ADDRESS                  CITY
------  ----------------------------------  ----------  ------------  ------------------------------  ------------------

   1    Galileo NXL Retail Portfolio 3         MLML     Retail        Various                         Various
 1.01   San Dimas Plaza                        MLML     Retail        853-1073 West Arrow Highway     San Dimas
 1.02   The Crossing at Fry Road               MLML     Retail        1705 Fry Road                   Katy
 1.03   Brice Park                             MLML     Retail        2640-2800 Brice Road            Reynoldsburg
 1.04   Fashion Corner                         MLML     Retail        4328-4460 Bay Road              Saginaw
 1.05   Bristol Plaza                          MLML     Retail        2603 Durham Road                Bristol
 1.06   Jones Plaza                            MLML     Retail        10860 FM 1960 West              Houston
 1.07   McKinley Plaza                         MLML     Retail        3670 South McKinley Parkway     Hamburg
 1.08   Green River Plaza                      MLML     Retail        399 Campbellsville By Pass      Campbellsville
 1.09   Stratford Commons                      MLML     Retail        140 Stratford Commons Court     Winston-Salem
 1.10   Hunting Hills                          MLML     Retail        4210 Franklin Road Southwest    Roanoke
 1.11   Tomball Parkway Plaza                  MLML     Retail        27708 Tomball Parkway           Tomball
 1.12   Wisteria Village                       MLML     Retail        2420 Wisteria Drive             Snellville
 1.13   Paradise Plaza                         MLML     Retail        6646 Clark Road                 Paradise
 1.14   Kmart Plaza                            MLML     Retail        1807 North Dixie Highway        Elizabethtown
 1.15   Packard Plaza                          MLML     Retail        5656 South Packard Avenue       Cudahy
 1.16   Northside Plaza                        MLML     Retail        1263 Cleveland Highway          Dalton
 1.17   University Mall                        MLML     Retail        5933 US Highway 11              Canton
   2    Kenwood Towne Centre                   MLML     Retail        7875 Montgomery Road            Cincinnati
   3    60 State Street                        MLML     Office        60 State Street                 Boston
   3    60 State Street                      Eurohypo   Office        60 State Street                 Boston
   4    Ashford Hotel Portfolio 2              MLML     Hospitality   Various                         Various
 4.01   Courtyard Reagan Airport               MLML     Hospitality   2899 Jefferson Davis Highway    Arlington
 4.02   Radisson Indianapolis Downtown         MLML     Hospitality   31 West Ohio Street             Indianapolis
 4.03   Embassy Suites Palm Beach              MLML     Hospitality   4350 PGA Boulevard              Palm Beach Gardens
 4.04   Hilton St. Petersburg                  MLML     Hospitality   333 First Street South          Saint Petersburg
 4.05   Hilton Nassau - Houston                MLML     Hospitality   3000 Nasa Road One              Houston
   5    Ashford Hotel Portfolio 3              MLML     Hospitality   Various                         Various
 5.01   Crowne Plaza Beverly Hills             MLML     Hospitality   1150 South Beverly Drive        Los Angeles
 5.02   Radisson Fort Worth                    MLML     Hospitality   815 Main Street                 Fort Worth
 5.03   SpringHill Suites Gaithersburg         MLML     Hospitality   9715 Washingtonian Boulevard    Gaithersburg
 5.04   Courtyard Fort Lauderdale              MLML     Hospitality   2000 North Commerce Parkway     Fort Lauderdale
 5.05   SpringHill Suites Centreville          MLML     Hospitality   5920 Trinity Parkway            Centreville
   6    Lakewood Apartments                     CRF     Multifamily   515 John Muir Drive             San Francisco
   7    Lightstone Portfolio                    CRF     Retail        Various                         Various
 7.01   25th Street Plaza                       CRF     Retail        2463 Nazareth Road              Easton
 7.02   Monroe Plaza                            CRF     Retail        51 North 3rd Avenue             Stroudsburg
 7.03   New Smyrna Beach Shopping Center        CRF     Retail        1421 South Dixie Freeway        New Smryna Beach
 7.04   Mountainville Shopping Center           CRF     Retail        1604 South 4th Street           Allentown
 7.05   Martintown Plaza                        CRF     Retail        415 East Marintown Road         North Augusta
 7.06   Birney Mall                             CRF     Retail        3409 Birney Avenue              Moosic
 7.07   Shillington Plaza                       CRF     Retail        1 Parkside Avenue               Reading
 7.08   Cloud Springs Plaza                     CRF     Retail        1800 Lafayette Road             Fort Oglethorpe
 7.09   Home Depot                              CRF     Retail        3489 Ross Clark Circle          Dothan
 7.10   Dunmore Plaza                           CRF     Retail        1400 Monroe Avenue              Dunmore
 7.11   Kings Fairground Plaza                  CRF     Retail        101 Piney Forest Road           Danville
   8    CNL-Cirrus MOB Portfolio II             CRF     Various       Various                         Various
 8.01   Ballas Medical Plaza                    CRF     Office        450 North New Ballas Road       Creve Coeur
 8.02   North Texas Hospital                    CRF     Other         2801 Mayhill Road               Denton
 8.03   Osborn Medical Plaza                    CRF     Office        3320 and 3330 North 2nd Street  Phoenix
 8.04   Baylor Health Center at Lake Ridge      CRF     Office        4927 Lake Ridge Parkway         Grand Prairie
 8.05   Midlothian Healthcare Center            CRF     Office        1441 South Midlothian Parkway   Midlothian
 8.06   DeTar Health Center                     CRF     Office        4204 North Laurent Street       Victoria
   9    Sprint Data Center                     MLML     Industrial    1350 Duane Avenue               Santa Clara
  10    Prince Georges Center II                CRF     Office        3700 East West Highway          Hyattsville
  11    Inglewood Park                          CRF     Various       Various                         Largo
 11.01  Inglewood 2                             CRF     Office        1801 McCormick Drive            Largo
 11.02  Inglewood 1                             CRF     Office        9200 Basil Court                Largo
 11.03  Inglewood 6                             CRF     Industrial    1220 Caraway Court              Largo
 11.04  Inglewood 5                             CRF     Industrial    1441 McCormick Drive            Largo
 11.05  Inglewood 4                             CRF     Industrial    1601 McCormick Drive            Largo
 11.06  Inglewood 7                             CRF     Industrial    1221 Caraway Court              Largo
 11.07  Inglewood 3                             CRF     Industrial    9301 Peppercorn Place           Largo
  12    East Thunderbird Square                MLML     Retail        13802 North Scottsdale Road     Scottsdale
  13    Ashford Center & Peachtree Ridge        CRF     Office        Various                         Various
 13.01  Ashford Center                          CRF     Office        100 Ashford Center North        Atlanta
 13.02  Peachtree Ridge                         CRF     Office        3500 Parkway Lane               Norcross
  14    Clinton Square                          CRF     Office        75 South Clinton Avenue         Rochester
  15    Chastain Center                         CRF     Office        60, 100, 200, 300, 400 and 500  Kennesaw
                                                                      Chastain Center Boulevard
  16    South Virginia Plaza                   MLML     Retail        6675 South Virginia Street      Reno
  17    Airport Square                         MLML     Retail        2000 Harvard Avenue             Reno
  18    Colonial Mall Glynn Place               CRF     Retail        100 Mall Boulevard              Brunswick
  19    Lullwater at Bass Apartments            CRF     Multifamily   1644 Bass Road                  Macon
  20    U Stor It Self Storage Portfolio        CRF     Self Storage  Various                         Various
 20.01  2740 West 79th Street                   CRF     Self Storage  2740 West 79th Street           Chicago

                                                                                            CUT-OFF DATE   ORIGINAL
LOAN #  PROPERTY NAME                       ORIGINATOR  COUNTY            STATE   ZIP CODE   BALANCE ($)  BALANCE ($)
------  ----------------------------------  ----------  ---------------  -------  --------  ------------  -----------

   1    Galileo NXL Retail Portfolio 3         MLML     Various          Various   Various   173,000,000  173,000,000
 1.01   San Dimas Plaza                        MLML     Los Angeles        CA        91773    23,028,042   23,028,042
 1.02   The Crossing at Fry Road               MLML     Harris             TX        77449    18,481,104   18,481,104
 1.03   Brice Park                             MLML     Franklin           OH        43068    17,289,366   17,289,366
 1.04   Fashion Corner                         MLML     Saginaw            MI        48603    14,667,543   14,667,543
 1.05   Bristol Plaza                          MLML     Bucks              PA        19007    13,200,788   13,200,788
 1.06   Jones Plaza                            MLML     Harris             TX        77070     9,973,929    9,973,929
 1.07   McKinley Plaza                         MLML     Erie               NY        14219     9,313,890    9,313,890
 1.08   Green River Plaza                      MLML     Taylor             KY        42718     9,240,552    9,240,552
 1.09   Stratford Commons                      MLML     Forsyth            NC        27104     8,235,825    8,235,825
 1.10   Hunting Hills                          MLML     Roanoke            VA        24014     8,213,824    8,213,824
 1.11   Tomball Parkway Plaza                  MLML     Harris             TX        77375     7,773,798    7,773,798
 1.12   Wisteria Village                       MLML     Gwinnett           GA        30078     7,700,460    7,700,460
 1.13   Paradise Plaza                         MLML     Butte              CA        95969     7,363,106    7,363,106
 1.14   Kmart Plaza                            MLML     Hardin             KY        42701     6,673,732    6,673,732
 1.15   Packard Plaza                          MLML     Milwaukee          WI        53110     4,766,951    4,766,951
 1.16   Northside Plaza                        MLML     Whitfield          GA        30721     4,510,269    4,510,269
 1.17   University Mall                        MLML     Saint Lawrence     NY        13617     2,566,820    2,566,820
   2    Kenwood Towne Centre                   MLML     Hamilton           OH        45236   146,493,391  147,000,000
   3    60 State Street                        MLML     Suffolk            MA        02109    65,000,000   65,000,000
   3    60 State Street                      Eurohypo   Suffolk            MA        02109    65,000,000   65,000,000
   4    Ashford Hotel Portfolio 2              MLML     Various          Various   Various   115,645,000  115,645,000
 4.01   Courtyard Reagan Airport               MLML     Arlington          VA        22202    32,477,154   32,477,154
 4.02   Radisson Indianapolis Downtown         MLML     Marion             IN        46204    27,576,322   27,576,322
 4.03   Embassy Suites Palm Beach              MLML     Palm Beach         FL        33410    19,310,740   19,310,740
 4.04   Hilton St. Petersburg                  MLML     Pinellas           FL        33701    19,091,300   19,091,300
 4.05   Hilton Nassau - Houston                MLML     Harris             TX        77058    17,189,485   17,189,485
   5    Ashford Hotel Portfolio 3              MLML     Various          Various   Various    95,905,000   95,905,000
 5.01   Crowne Plaza Beverly Hills             MLML     Los Angeles        CA        90035    32,837,331   32,837,331
 5.02   Radisson Fort Worth                    MLML     Tarrant            TX        76102    22,224,798   22,224,798
 5.03   SpringHill Suites Gaithersburg         MLML     Montgomery         MD        20878    16,080,295   16,080,295
 5.04   Courtyard Fort Lauderdale              MLML     Broward            FL        33326    15,380,483   15,380,483
 5.05   SpringHill Suites Centreville          MLML     Fairfax            VA        20120     9,382,094    9,382,094
   6    Lakewood Apartments                     CRF     San Francisco      CA        94132    62,300,000   62,300,000
   7    Lightstone Portfolio                    CRF     Various          Various   Various    59,165,938   59,350,000
 7.01   25th Street Plaza                       CRF     Northampton        PA        18042    13,889,790   13,933,000
 7.02   Monroe Plaza                            CRF     Monroe             PA        18360     7,950,267    7,975,000
 7.03   New Smyrna Beach Shopping Center        CRF     Volusia            FL        32816     6,255,539    6,275,000
 7.04   Mountainville Shopping Center           CRF     Lehigh             PA        18103     6,096,745    6,115,712
 7.05   Martintown Plaza                        CRF     Aiken              SC        29841     5,857,242    5,875,464
 7.06   Birney Mall                             CRF     Lackawanna         PA        18507     5,582,633    5,600,000
 7.07   Shillington Plaza                       CRF     Berks              PA        19607     4,810,036    4,825,000
 7.08   Cloud Springs Plaza                     CRF     Catoosa            GA        30742     3,474,192    3,485,000
 7.09   Home Depot                              CRF     Houston            AL        36303     3,233,447    3,243,506
 7.10   Dunmore Plaza                           CRF     Lackawanna         PA        18509     1,420,291    1,424,709
 7.11   Kings Fairground Plaza                  CRF     Pittsylvania       VA        24540       595,756      597,609
   8    CNL-Cirrus MOB Portfolio II             CRF     Various          Various   Various    56,330,000   56,330,000
 8.01   Ballas Medical Plaza                    CRF     St. Louis          MO        63141    19,670,000   19,670,000
 8.02   North Texas Hospital                    CRF     Denton             TX        76208    15,730,000   15,730,000
 8.03   Osborn Medical Plaza                    CRF     Maricopa           AZ        85012     7,865,000    7,865,000
 8.04   Baylor Health Center at Lake Ridge      CRF     Tarrant            TX        75050     5,135,000    5,135,000
 8.05   Midlothian Healthcare Center            CRF     Ellis              TX        76065     5,135,000    5,135,000
 8.06   DeTar Health Center                     CRF     Victoria           TX        77901     2,795,000    2,795,000
   9    Sprint Data Center                     MLML     Santa Clara        CA        95054    52,800,000   52,800,000
  10    Prince Georges Center II                CRF     Prince George's    MD        20782    43,360,868   43,500,000
  11    Inglewood Park                          CRF     Prince George's    MD        20774    43,300,000   43,300,000
 11.01  Inglewood 2                             CRF     Prince George's    MD        20774    10,425,000   10,425,000
 11.02  Inglewood 1                             CRF     Prince George's    MD        20774    10,285,000   10,285,000
 11.03  Inglewood 6                             CRF     Prince George's    MD        20774     5,850,000    5,850,000
 11.04  Inglewood 5                             CRF     Prince George's    MD        20774     4,560,000    4,560,000
 11.05  Inglewood 4                             CRF     Prince George's    MD        20774     4,300,000    4,300,000
 11.06  Inglewood 7                             CRF     Prince George's    MD        20774     4,300,000    4,300,000
 11.07  Inglewood 3                             CRF     Prince George's    MD        20774     3,580,000    3,580,000
  12    East Thunderbird Square                MLML     Maricopa           AZ        85254    33,400,000   33,400,000
  13    Ashford Center & Peachtree Ridge        CRF     Various            GA      Various    30,915,000   30,915,000
 13.01  Ashford Center                          CRF     DeKalb             GA        30338    15,494,216   15,494,216
 13.02  Peachtree Ridge                         CRF     Gwinnett           GA        30092    15,420,784   15,420,784
  14    Clinton Square                          CRF     Monroe             NY        14604    30,000,000   30,000,000
  15    Chastain Center                         CRF     Cobb               GA        30144    28,399,000   28,399,000

  16    South Virginia Plaza                   MLML     Washoe             NV        89511    26,000,000   26,000,000
  17    Airport Square                         MLML     Washoe             NV        89502    24,000,000   24,000,000
  18    Colonial Mall Glynn Place               CRF     Glynn              GA        31525    22,888,004   23,000,000
  19    Lullwater at Bass Apartments            CRF     Bibb               GA        31210    21,750,000   21,750,000
  20    U Stor It Self Storage Portfolio        CRF     Cook               IL      Various    21,270,000   21,270,000
 20.01  2740 West 79th Street                   CRF     Cook               IL        60652     8,030,000    8,030,000

                                                           IO MONTHLY         IO ANNUAL     MONTHLY P&I DEBT  ANNUAL P&I DEBT
LOAN #  PROPERTY NAME                       ORIGINATOR  DEBT SERVICE ($)  DEBT SERVICE ($)     SERVICE ($)      SERVICE ($)
------  ----------------------------------  ----------  ----------------  ----------------  ----------------  ---------------

   1    Galileo NXL Retail Portfolio 3         MLML           752,770.25      9,033,243.06
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML                                            812,039.18      9,744,470.16
   3    60 State Street                        MLML           604,548.14      7,254,577.78
   3    60 State Street                      Eurohypo         604,548.14      7,254,577.78
   4    Ashford Hotel Portfolio 2              MLML           540,391.15      6,484,693.79     712,276.34      8,547,316.08
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML           448,149.19      5,377,790.29     590,694.48      7,088,333.76
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF           285,296.50      3,423,558.06     350,611.86      4,207,342.32
   7    Lightstone Portfolio                    CRF                                            349,107.69      4,189,292.28
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF           266,000.82      3,192,009.86     322,988.07      3,875,856.88
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML           238,612.00      2,863,344.00
  10    Prince Georges Center II                CRF                                            251,372.62      3,016,471.44
  11    Inglewood Park                          CRF           218,409.41      2,620,912.92     258,770.82      3,105,249.84
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML           147,956.97      1,775,483.69     184,291.25      2,211,495.00
  13    Ashford Center & Peachtree Ridge        CRF           148,363.38      1,780,360.50     179,039.16      2,148,469.92
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF           150,815.97      1,809,791.67     178,901.91      2,146,822.92
  15    Chastain Center                         CRF           136,048.96      1,632,587.51     164,288.42      1,971,461.04

  16    South Virginia Plaza                   MLML           117,636.46      1,411,637.50     145,268.51      1,743,222.12
  17    Airport Square                         MLML           111,527.78      1,338,333.33     136,269.36      1,635,232.32
  18    Colonial Mall Glynn Place               CRF                                            137,859.54      1,654,314.48
  19    Lullwater at Bass Apartments            CRF            96,110.33      1,153,323.96     119,835.02      1,438,020.24
  20    U Stor It Self Storage Portfolio        CRF           103,514.00      1,242,168.00     127,635.84      1,531,630.08
 20.01  2740 West 79th Street                   CRF

                                                        INTEREST     PRIMARY        MASTER         TRUSTEE AND    SUB SERVICING
LOAN #  PROPERTY NAME                       ORIGINATOR   RATE %   SERVICING FEE  SERVICING FEE  PAYING AGENT FEE    FEE RATE
------  ----------------------------------  ----------  --------  -------------  -------------  ----------------  -------------

   1    Galileo NXL Retail Portfolio 3         MLML       5.1500      0.0100         0.0100           0.0010
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML      5.25519     0.01000        0.01000          0.00100
   3    60 State Street                        MLML       5.5040      0.0100         0.0100           0.0010
   3    60 State Street                      Eurohypo     5.5040      0.0100         0.0100           0.0010
   4    Ashford Hotel Portfolio 2              MLML       5.5306      0.0100         0.0100           0.0010
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML       5.5306      0.0100         0.0100           0.0010
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF       5.4200      0.0100         0.0100           0.0010
   7    Lightstone Portfolio                    CRF       5.8230      0.0100         0.0100           0.0010
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF       5.5890      0.0100         0.0100           0.0010
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML       5.4230      0.0100         0.0100           0.0010
  10    Prince Georges Center II                CRF       5.6600      0.0100         0.0100           0.0010
  11    Inglewood Park                          CRF       5.9700      0.0100         0.0100           0.0010
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML       5.2430      0.0100         0.0100           0.0010
  13    Ashford Center & Peachtree Ridge        CRF       5.6800      0.0100         0.0100           0.0010
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF       5.9500      0.0100         0.0100           0.0010
  15    Chastain Center                         CRF       5.6700      0.0100         0.0100           0.0010
  16    South Virginia Plaza                   MLML       5.3550      0.0100         0.0100           0.0010
  17    Airport Square                         MLML       5.5000      0.0100         0.0100           0.0010
  18    Colonial Mall Glynn Place               CRF       5.2524      0.0100         0.0100           0.0010
  19    Lullwater at Bass Apartments            CRF       5.2300      0.0100         0.0100           0.0010
  20    U Stor It Self Storage Portfolio        CRF       5.7600      0.0100         0.0100           0.0010
 20.01  2740 West 79th Street                   CRF

                                                                   NET
                                                        ADMIN.  MORTGAGE                                 MATURITY/  AMORT
LOAN #  PROPERTY NAME                       ORIGINATOR  FEE %    RATE %   ACCRUAL TYPE  TERM  REM. TERM   ARD DATE   TERM
------  ----------------------------------  ----------  ------  --------  ------------  ----  ---------  ---------  -----

   1    Galileo NXL Retail Portfolio 3         MLML      0.021   5.1290     Actual/360    84      78     8/31/2012     0
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML      0.021   5.2342     Actual/360    60      57     12/1/2010   360
   3    60 State Street                        MLML      0.021   5.4830     Actual/360    60      60      3/1/2011     0
   3    60 State Street                      Eurohypo    0.021   5.4830     Actual/360    60      60      3/1/2011     0
   4    Ashford Hotel Portfolio 2              MLML      0.021   5.5096     Actual/360   121     119      2/1/2016   300
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML      0.021   5.5096     Actual/360   123     119      2/1/2016   300
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF      0.021   5.3990     Actual/360   120     118      1/8/2016   360
   7    Lightstone Portfolio                    CRF      0.021   5.8020     Actual/360   120     117     12/8/2015   360
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF      0.021   5.5680     Actual/360   120     119      2/8/2016   360
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML      0.021   5.4020     30/360        84      79     10/1/2012     0
  10    Prince Georges Center II                CRF      0.021   5.6390     Actual/360   120     117     12/8/2015   360
  11    Inglewood Park                          CRF      0.021   5.9490     Actual/360   120     117     12/8/2015   360
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML      0.021   5.2220     Actual/360   120     118      1/1/2016   360
  13    Ashford Center & Peachtree Ridge        CRF      0.021   5.6590     Actual/360   120     118      1/8/2016   360
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF      0.021   5.9290     Actual/360   120     116     11/8/2015   360
  15    Chastain Center                         CRF      0.021   5.6490     Actual/360   120     119      2/8/2016   360
  16    South Virginia Plaza                   MLML      0.021   5.3340     Actual/360   120     118      1/1/2016   360
  17    Airport Square                         MLML      0.021   5.4790     Actual/360   120     120      3/1/2016   360
  18    Colonial Mall Glynn Place               CRF      0.021   5.2314     Actual/360    60      57     12/8/2010   300
  19    Lullwater at Bass Apartments            CRF      0.021   5.2090     Actual/360   120     115     10/8/2015   360
  20    U Stor It Self Storage Portfolio        CRF      0.021   5.7390     Actual/360    60      58      1/8/2011   336
 20.01  2740 West 79th Street                   CRF

                                                                                                         ARD           ENVIRONMENTAL
LOAN #  PROPERTY NAME                       ORIGINATOR  REM. AMORT     TITLE TYPE     ARD LOAN         STEP UP           INSURANCE
------  ----------------------------------  ----------  ----------     -------------  --------  ---------------------  -------------

   1    Galileo NXL Retail Portfolio 3         MLML           0        Fee/Leasehold     No                                 Yes
 1.01   San Dimas Plaza                        MLML                    Fee                                                  Yes
 1.02   The Crossing at Fry Road               MLML                    Fee                                                  Yes
 1.03   Brice Park                             MLML                    Fee                                                  Yes
 1.04   Fashion Corner                         MLML                    Fee/Leasehold                                        Yes
 1.05   Bristol Plaza                          MLML                    Fee                                                  Yes
 1.06   Jones Plaza                            MLML                    Fee                                                  Yes
 1.07   McKinley Plaza                         MLML                    Fee                                                  Yes
 1.08   Green River Plaza                      MLML                    Fee                                                  Yes
 1.09   Stratford Commons                      MLML                    Fee                                                  Yes
 1.10   Hunting Hills                          MLML                    Fee                                                  Yes
 1.11   Tomball Parkway Plaza                  MLML                    Fee                                                  Yes
 1.12   Wisteria Village                       MLML                    Fee                                                  Yes
 1.13   Paradise Plaza                         MLML                    Fee                                                  Yes
 1.14   Kmart Plaza                            MLML                    Fee                                                  Yes
 1.15   Packard Plaza                          MLML                    Fee                                                  Yes
 1.16   Northside Plaza                        MLML                    Fee                                                  Yes
 1.17   University Mall                        MLML                    Fee                                                  Yes
   2    Kenwood Towne Centre                   MLML         357        Fee/Leasehold     No                                  No
   3    60 State Street                        MLML           0        Fee/Leasehold     No                                  No
   3    60 State Street                      Eurohypo         0        Fee/Leasehold     No                                  No
   4    Ashford Hotel Portfolio 2              MLML         300        Fee               No                                  No
 4.01   Courtyard Reagan Airport               MLML                    Fee                                                   No
 4.02   Radisson Indianapolis Downtown         MLML                    Fee                                                   No
 4.03   Embassy Suites Palm Beach              MLML                    Fee                                                   No
 4.04   Hilton St. Petersburg                  MLML                    Fee                                                   No
 4.05   Hilton Nassau - Houston                MLML                    Fee                                                   No
   5    Ashford Hotel Portfolio 3              MLML         300        Fee/Leasehold     No                                  No
 5.01   Crowne Plaza Beverly Hills             MLML                    Fee                                                   No
 5.02   Radisson Fort Worth                    MLML                    Fee/Leasehold                                         No
 5.03   SpringHill Suites Gaithersburg         MLML                    Fee                                                   No
 5.04   Courtyard Fort Lauderdale              MLML                    Fee                                                   No
 5.05   SpringHill Suites Centreville          MLML                    Fee                                                   No
   6    Lakewood Apartments                     CRF         360        Fee               No                                  No
   7    Lightstone Portfolio                    CRF         357        Fee/Leasehold     No                                  No
 7.01   25th Street Plaza                       CRF                    Fee                                                   No
 7.02   Monroe Plaza                            CRF                    Fee                                                   No
 7.03   New Smyrna Beach Shopping Center        CRF                    Fee                                                   No
 7.04   Mountainville Shopping Center           CRF                    Fee                                                   No
 7.05   Martintown Plaza                        CRF                    Leasehold                                             No
 7.06   Birney Mall                             CRF                    Fee                                                   No
 7.07   Shillington Plaza                       CRF                    Fee                                                   No
 7.08   Cloud Springs Plaza                     CRF                    Fee                                                   No
 7.09   Home Depot                              CRF                    Fee/Leasehold                                         No
 7.10   Dunmore Plaza                           CRF                    Fee                                                   No
 7.11   Kings Fairground Plaza                  CRF                    Leasehold                                             No
   8    CNL-Cirrus MOB Portfolio II             CRF         360        Fee               No                                  No
 8.01   Ballas Medical Plaza                    CRF                    Fee                                                   No
 8.02   North Texas Hospital                    CRF                    Fee                                                   No
 8.03   Osborn Medical Plaza                    CRF                    Fee                                                   No
 8.04   Baylor Health Center at Lake Ridge      CRF                    Fee                                                   No
 8.05   Midlothian Healthcare Center            CRF                    Fee                                                   No
 8.06   DeTar Health Center                     CRF                    Fee                                                   No
   9    Sprint Data Center                     MLML           0        Fee               Yes    Interest Rate plus 2%        No
  10    Prince Georges Center II                CRF         357        Fee               No                                  No
  11    Inglewood Park                          CRF         360        Fee               No                                  No
 11.01  Inglewood 2                             CRF                    Fee                                                   No
 11.02  Inglewood 1                             CRF                    Fee                                                   No
 11.03  Inglewood 6                             CRF                    Fee                                                   No
 11.04  Inglewood 5                             CRF                    Fee                                                   No
 11.05  Inglewood 4                             CRF                    Fee                                                   No
 11.06  Inglewood 7                             CRF                    Fee                                                   No
 11.07  Inglewood 3                             CRF                    Fee                                                   No
  12    East Thunderbird Square                MLML         360        Fee               No                                  No
  13    Ashford Center & Peachtree Ridge        CRF         360        Fee               No                                  No
 13.01  Ashford Center                          CRF                    Fee                                                   No
 13.02  Peachtree Ridge                         CRF                    Fee                                                   No
  14    Clinton Square                          CRF         360        Fee               No                                  No
  15    Chastain Center                         CRF         360        Fee               No                                  No
  16    South Virginia Plaza                   MLML         360        Fee               No                                  No
  17    Airport Square                         MLML         360        Fee               No                                  No
  18    Colonial Mall Glynn Place               CRF         297        Fee               No                                  No
  19    Lullwater at Bass Apartments            CRF         360        Fee               No                                  No
  20    U Stor It Self Storage Portfolio        CRF         336        Fee               No                                  No
 20.01  2740 West 79th Street                   CRF                    Fee                                                   No

                                                                                   PARTIAL
                                                          CROSS    CROSS           DEFEASANCE  LETTER OF  LOCKBOX IN  HOLDBACK
LOAN #  PROPERTY NAME                       ORIGINATOR  DEFAULTED  COLLATERALIZED  ALLOWED     CREDIT     PLACE       AMOUNT
------  ----------------------------------  ----------  ---------  --------------  ----------  ---------  ----------  --------

   1    Galileo NXL Retail Portfolio 3         MLML        No      No              Yes         No         Yes
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML        No      No              No          No         Yes
   3    60 State Street                        MLML        No      No              No          No         Yes
   3    60 State Street                      Eurohypo      No      No              No          No         Yes
   4    Ashford Hotel Portfolio 2              MLML      Yes (1)   Yes (1)         Yes         No         Yes
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML      Yes (1)   Yes (1)         Yes         No         Yes
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF        No      No              No          No         No
   7    Lightstone Portfolio                    CRF        No      No              Yes         No         No
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF        No      No              Yes         No         No
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML        No      No              No          No         No
  10    Prince Georges Center II                CRF        No      No              No          No         Yes
  11    Inglewood Park                          CRF        No      No              Yes         No         Yes
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML        No      No              No          Yes        No
  13    Ashford Center & Peachtree Ridge        CRF        No      No              No          No         Yes
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF        No      No              No          No         Yes
  15    Chastain Center                         CRF        No      No              No          No         Yes
  16    South Virginia Plaza                   MLML        No      No              No          No         Yes
  17    Airport Square                         MLML        No      No              No          No         No
  18    Colonial Mall Glynn Place               CRF        No      No              No          No         Yes
  19    Lullwater at Bass Apartments            CRF        No      No              No          No         No
  20    U Stor It Self Storage Portfolio        CRF        No      No              Yes         Yes        Yes
 20.01  2740 West 79th Street                   CRF

                                                          UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT
                                                        ENGINEERING     CAPEX       ENVIR.        TI/LC       RE TAX        INS.
LOAN #  PROPERTY NAME                       ORIGINATOR  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
------  ----------------------------------  ----------  -----------  -----------  -----------  -----------  -----------  -----------

   1    Galileo NXL Retail Portfolio 3         MLML        134,952                                 95,675    1,760,203     305,241
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML
   3    60 State Street                        MLML
   3    60 State Street                      Eurohypo
   4    Ashford Hotel Portfolio 2              MLML         85,750                   1,237                     562,526     407,820
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML         62,350                   1,237                     135,697     345,389
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF        101,000                                             259,524     198,918
   7    Lightstone Portfolio                    CRF      2,328,260                                             860,941      90,137
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF                                                            556,911
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML
  10    Prince Georges Center II                CRF                                                            340,025
  11    Inglewood Park                          CRF                                 10,000                     193,333      61,660
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML                                                            117,668       2,242
  13    Ashford Center & Peachtree Ridge        CRF                     627,000                 3,325,000       78,690       7,199
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF                                                            688,478      64,535
  15    Chastain Center                         CRF                   1,000,000                 2,120,000       95,563       7,240
  16    South Virginia Plaza                   MLML                                             1,662,524       25,548      18,801
  17    Airport Square                         MLML
  18    Colonial Mall Glynn Place               CRF                   2,214,733                                 42,149      17,324
  19    Lullwater at Bass Apartments            CRF                                                            352,146       7,543
  20    U Stor It Self Storage Portfolio        CRF                                                            160,980       2,403
 20.01  2740 West 79th Street                   CRF

                                                          UPFRONT          MONTHLY             MONTHLY        MONTHLY
                                                           OTHER            CAPEX               CAPEX          TI/LC
LOAN #  PROPERTY NAME                       ORIGINATOR  RESERVE ($)      RESERVE ($)       RESERVE CAP ($)  RESERVE ($)
------  ----------------------------------  ----------  -----------  --------------------  ---------------  -----------

   1    Galileo NXL Retail Portfolio 3         MLML            667          29,804
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML
   3    60 State Street                        MLML
   3    60 State Street                      Eurohypo
   4    Ashford Hotel Portfolio 2              MLML                  4% of Gross Revenues
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML         42,925   4% of Gross Revenues
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF
   7    Lightstone Portfolio                    CRF         28,565          16,938                            73,398
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML                         3,333               40,000
  10    Prince Georges Center II                CRF                         6,576
  11    Inglewood Park                          CRF      5,350,000          7,038                             33,959
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML         38,409          2,685
  13    Ashford Center & Peachtree Ridge        CRF      1,364,411                                            13,065
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF                         6,362                             22,809
  15    Chastain Center                         CRF                         6,322                             25,288
  16    South Virginia Plaza                   MLML                         1,641               59,076
  17    Airport Square                         MLML      1,300,000          2,135                              8,333
  18    Colonial Mall Glynn Place               CRF                         5,665                             20,197
  19    Lullwater at Bass Apartments            CRF                         6,583              150,000
  20    U Stor It Self Storage Portfolio        CRF                         4,019              144,687
 20.01  2740 West 79th Street                   CRF

                                                            MONTHLY        MONTHLY      MONTHLY      MONTHLY
                                                             TI/LC         RE TAX         INS.        OTHER      GRACE
LOAN #  PROPERTY NAME                       ORIGINATOR  RESERVE CAP ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  PERIOD
------  ----------------------------------  ----------  ---------------  -----------  -----------  -----------  ------

   1    Galileo NXL Retail Portfolio 3         MLML                        249,933       43,606          333       0
 1.01   San Dimas Plaza                        MLML
 1.02   The Crossing at Fry Road               MLML
 1.03   Brice Park                             MLML
 1.04   Fashion Corner                         MLML
 1.05   Bristol Plaza                          MLML
 1.06   Jones Plaza                            MLML
 1.07   McKinley Plaza                         MLML
 1.08   Green River Plaza                      MLML
 1.09   Stratford Commons                      MLML
 1.10   Hunting Hills                          MLML
 1.11   Tomball Parkway Plaza                  MLML
 1.12   Wisteria Village                       MLML
 1.13   Paradise Plaza                         MLML
 1.14   Kmart Plaza                            MLML
 1.15   Packard Plaza                          MLML
 1.16   Northside Plaza                        MLML
 1.17   University Mall                        MLML
   2    Kenwood Towne Centre                   MLML                                                                5
   3    60 State Street                        MLML                                                                0
   3    60 State Street                      Eurohypo                                                              0
   4    Ashford Hotel Portfolio 2              MLML                        141,729       73,830                    0
 4.01   Courtyard Reagan Airport               MLML
 4.02   Radisson Indianapolis Downtown         MLML
 4.03   Embassy Suites Palm Beach              MLML
 4.04   Hilton St. Petersburg                  MLML
 4.05   Hilton Nassau - Houston                MLML
   5    Ashford Hotel Portfolio 3              MLML                         66,021       28,780       14,585       0
 5.01   Crowne Plaza Beverly Hills             MLML
 5.02   Radisson Fort Worth                    MLML
 5.03   SpringHill Suites Gaithersburg         MLML
 5.04   Courtyard Fort Lauderdale              MLML
 5.05   SpringHill Suites Centreville          MLML
   6    Lakewood Apartments                     CRF                         55,847       49,730                    0
   7    Lightstone Portfolio                    CRF                         98,121       10,015        9,522       0
 7.01   25th Street Plaza                       CRF
 7.02   Monroe Plaza                            CRF
 7.03   New Smyrna Beach Shopping Center        CRF
 7.04   Mountainville Shopping Center           CRF
 7.05   Martintown Plaza                        CRF
 7.06   Birney Mall                             CRF
 7.07   Shillington Plaza                       CRF
 7.08   Cloud Springs Plaza                     CRF
 7.09   Home Depot                              CRF
 7.10   Dunmore Plaza                           CRF
 7.11   Kings Fairground Plaza                  CRF
   8    CNL-Cirrus MOB Portfolio II             CRF                        117,390                                 0
 8.01   Ballas Medical Plaza                    CRF
 8.02   North Texas Hospital                    CRF
 8.03   Osborn Medical Plaza                    CRF
 8.04   Baylor Health Center at Lake Ridge      CRF
 8.05   Midlothian Healthcare Center            CRF
 8.06   DeTar Health Center                     CRF
   9    Sprint Data Center                     MLML                                                                5
  10    Prince Georges Center II                CRF                         85,006                                 0
  11    Inglewood Park                          CRF                         48,333        8,809                    0
 11.01  Inglewood 2                             CRF
 11.02  Inglewood 1                             CRF
 11.03  Inglewood 6                             CRF
 11.04  Inglewood 5                             CRF
 11.05  Inglewood 4                             CRF
 11.06  Inglewood 7                             CRF
 11.07  Inglewood 3                             CRF
  12    East Thunderbird Square                MLML                         29,417        2,242                    5
  13    Ashford Center & Peachtree Ridge        CRF                         39,345        7,199                    0
 13.01  Ashford Center                          CRF
 13.02  Peachtree Ridge                         CRF
  14    Clinton Square                          CRF                        114,656        5,867       34,992       0
  15    Chastain Center                         CRF                         23,891        3,620                    0
  16    South Virginia Plaza                   MLML                         12,774        3,760                    5
  17    Airport Square                         MLML         100,000         18,047        2,498                    5
  18    Colonial Mall Glynn Place               CRF                         21,074        8,662                    0
  19    Lullwater at Bass Apartments            CRF                         27,088        7,543                    0
  20    U Stor It Self Storage Portfolio        CRF                         36,587        2,403                    0
 20.01  2740 West 79th Street                   CRF

                                                                 PROPERTY
LOAN #  PROPERTY NAME                                ORIGINATOR  TYPE                  STREET ADDRESS
------  -------------------------------------------  ----------  -------------------   -------------------------------------------

 20.02  1344 West 105th Street                           CRF     Self Storage          1344 West 105th Street
 20.03  1001 East 87th Street                            CRF     Self Storage          1001 East 87th Street
 20.04  1798 and 1800 Busse Highway                      CRF     Self Storage          1798 and 1800 Busse Highway
  21    La Crosse Industrial                            MLML     Industrial            1637 Saint James Street
  22    Kahana Gateway Professional Center - Retail     MLML     Retail                4405 Honoapiilani Highway
  23    Villages at Paseo del Sol                       MLML     Retail                32120, 32140, 32170, 32180, 32200,
                                                                                       32220 & 32240 Highway 79 South
  24    Breckenridge Park Portfolio                      CRF     Industrial            Various
 24.01  Breckenridge I-III                               CRF     Industrial            5905, 5907, 5909, 5910, 5911 and 5912
                                                                                       Breckenridge Parkway
 24.02  Breckenridge IV-V                                CRF     Industrial            5802, 5803, 5805, 5807 and 5906
                                                                                       Breckenridge Parkway
  25    Village Faire Shopping Center                   MLML     Retail                300 Carlsbad Village Drive
  26    Guardian Self Storage                            CRF     Self Storage          Various
 26.01  Storage I (CA)                                   CRF     Self Storage          5873 Centre Avenue
 26.02  Self Storage HR                                  CRF     Self Storage          350 Old Haymaker Road
 26.03  Self Storage WD                                  CRF     Self Storage          1002 East Waterfront Drive
 26.04  Self Storage III (SM)                            CRF     Self Storage          750 South Millvale Avenue
  27    Jacobson Distribution                            CRF     Industrial            Various
 27.01  Jacobson Distribution 1                          CRF     Industrial            2401 and 2501 Expedition Court
 27.02  Jacobson Distribution 2                          CRF     Industrial            1650 21st Street
  28    University Collection Shopping Center           MLML     Retail                2708-2798 East Fowler Avenue
  29    Lakeshore Apartments                            MLML     Multifamily           730 Citadel Circle
  30    Southdown Pavilion                               CRF     Multifamily           3166 Highway 315
  31    Brookhollow Shopping Center                     MLML     Retail                14526-15164 San Pedro Avenue
  32    La Reina Plaza                                  MLML     Retail                14622 Ventura Boulevard
  33    Army Corp Engineer Building                     MLML     Office                4155 Clay Street
  34    Himmarshee Landing                               CRF     Office                1200 East Las Olas
  35    Plaza at Hurstbourne Green                      MLML     Office                3220 Office Pointe Place and 9510
                                                                                       Ormsby Station Road
  36    Singleton Square                                 CRF     Retail                6050 Singleton Road
  37    Hilton Salt Lake City Airport                    CRF     Hospitality           5151 Wiley Post Way
  38    Trappe Shopping Center                          MLML     Retail                130 West Main Street
  39    FNBA - Fountainhead Building                     CRF     Office                1665 West Alameda Drive
  40    Encino Valley Shopping Center                   MLML     Retail                17919-17977 Ventura Boulevard
  41    Hilton Garden Inn - Oxnard                      MLML     Hospitality           2000 Solar Drive
  42    Southern California Ground Lease Portfolio       CRF     Other                 Various
 42.01  Buckingham Heights Business Park                 CRF     Other                 5601-5731 Slauson Avenue
 42.02  Watt Leed Distribution Facility                  CRF     Other                 350 South Ranger Avenue
 42.03  Culver Marina                                    CRF     Other                 4943 McConnell Avenue
 42.04  McConnell Marina                                 CRF     Other                 4935 McConnell Avenue
  43    Cranberry Plaza                                 MLML     Industrial            2 Cranberry Road
  44    GN Resound                                      MLML     Industrial            8001 East Bloomington Freeway
  45    Pueblo Crossing                                  CRF     Retail                5737-5848 North Elizabeth Street
  46    Augusta Corporate Park                           CRF     Office                1481, 1485, and 1489 West Warm Springs Road
  47    McKamy Lakes Apartments                         MLML     Multifamily           290 West Lake Park Road
  48    New City Office                                 MLML     Office                20 Squadron Boulevard
  49    Hilton Garden Inn Garden Grove                   CRF     Hospitality           11777 Harbor Boulevard
  50    Widewaters Commons                               CRF     Retail                Routes 119 and 201
  51    60 East Lake                                     CRF     Other                 60 East Lake Street
  52    Da Vinci Court Apartments                        CRF     Multifamily           1666 Da Vinci Court
  53    Hampton Inn & Suites Garden Grove                CRF     Hospitality           11747 Harbor Boulevard
  54    6221 Wilshire Boulevard                         MLML     Office                6221 Wilshire Boulevard
  55    555 West Beech Street                            CRF     Office                555 West Beech Street
  56    Desert Glen Shopping Center                     MLML     Retail                5350 West Bell Road
  57    Victory Plaza                                   MLML     Retail                1525-1585 Sepulveda Boulevard
  58    Tidewater Estates                               MLML     Manufactured Housing  1701 Northwest 5th Street
  59    Trainers Station Shopping Center                MLML     Retail                20-40 North West End Boulevard
  60    Porterwood Shopping Center                      MLML     Retail                23741 US-59 North
  61    Crenshaw Medical Arts Center                     CRF     Office                3756 Santa Rosalia Drive
  62    Virginia Eye Development                        MLML     Office                241 Corporate Boulevard
  63    Quail Creek Apartments                          MLML     Multifamily           1450 West Lark Lane
  64    Danovitz Portfolio                              MLML     Various               Various
 64.01  10 Duff Road                                    MLML     Office                10 Duff Road
 64.02  Parkway East Professional Center                MLML     Office                10700 Frankstown Road
 64.03  400 Seco Road                                   MLML     Industrial            400 Seco Road
  65    Sherwood Village Apartments                     MLML     Multifamily           1634 South Marion Avenue
  66    State Street Business Park                       CRF     Office                300 West Textile Road
  67    934 South Los Angeles Street                     CRF     Retail                934 South Los Angeles Street
  68    Bond Hotel Master Leases                         CRF     Other                 308 Asylum Street
  69    Battlefield Park                                MLML     Multifamily           3020 South Sagamont
  70    Baggett Office & Shaw #2 Warehouse               CRF     Industrial            3100 and 3132 1st Avenue
  71    International Promenade                          CRF     Retail                4951 West Irlo Bronson Memorial Highway
  72    Centennial Pavilion                              CRF     Retail                7830 and 7800 West Ann Road
  73    755 East Virginia Way                            CRF     Multifamily           755 East Virginia Way
  74    R & R Plaza                                      CRF     Office                8064 West Sahara Avenue
  75    Moon Valley Plaza                                CRF     Retail                13414-13466 North 7th Street,
                                                                                       402-428 and 502 East Thunderbird Road
  76    Garden Office Park                              MLML     Office                1300 & 1350 Division Road
  77    PCG Corporate Center                            MLML     Office                4650 Southwest Macadam Avenue
  78    119 North 4th Street                            MLML     Mixed Use             119 North 4th Street
  79    Cambray Park                                     CRF     Multifamily           13700 East 5th Circle

                                                                                                                   CUT-OFF DATE
LOAN #  PROPERTY NAME                                ORIGINATOR  CITY             COUNTY          STATE  ZIP CODE  BALANCE ($)
------  -------------------------------------------  ----------  ----             ------          -----  --------  ------------

 20.02  1344 West 105th Street                           CRF     Chicago          Cook             IL       60643    5,220,000
 20.03  1001 East 87th Street                            CRF     Chicago          Cook             IL       60619    4,120,000
 20.04  1798 and 1800 Busse Highway                      CRF     Des Plaines      Cook             IL       60016    3,900,000
  21    La Crosse Industrial                            MLML     LaCrosse         LaCrosse         WI       54603   18,935,829
  22    Kahana Gateway Professional Center - Retail     MLML     Lahaina          Maui             HI       96761   18,425,000
  23    Villages at Paseo del Sol                       MLML     Temecula         Riverside        CA       92592   18,260,000
  24    Breckenridge Park Portfolio                      CRF     Tampa            Hillsborough     FL       33404   17,600,000
 24.01  Breckenridge I-III                               CRF     Tampa            Hillsborough     FL       33404   11,880,000
 24.02  Breckenridge IV-V                                CRF     Tampa            Hillsborough     FL       33404    5,720,000
  25    Village Faire Shopping Center                   MLML     Carlsbad         San Diego        CA       92018   17,580,000
  26    Guardian Self Storage                            CRF     Various          Allegheny        PA     Various   17,500,000
 26.01  Storage I (CA)                                   CRF     Pittsburgh       Allegheny        PA       15206    7,600,000
 26.02  Self Storage HR                                  CRF     Monroeville      Allegheny        PA       15146    4,900,000
 26.03  Self Storage WD                                  CRF     Munhall          Allegheny        PA       15120    3,600,000
 26.04  Self Storage III (SM)                            CRF     Pittsburgh       Allegheny        PA       15213    1,400,000
  27    Jacobson Distribution                            CRF     Various          Various          IA     Various   16,961,215
 27.01  Jacobson Distribution 1                          CRF     Sioux City       Woodbury         IA       51111   13,180,052
 27.02  Jacobson Distribution 2                          CRF     LeMars           Plymouth         IA       51031    3,781,163
  28    University Collection Shopping Center           MLML     Tampa            Hillsborough     FL       33612   16,100,000
  29    Lakeshore Apartments                            MLML     Evansville       Vanderburgh      IN       47715   15,600,000
  30    Southdown Pavilion                               CRF     Houma            Terrebonne       LA       70360   14,900,000
  31    Brookhollow Shopping Center                     MLML     San Antonio      Bexar            TX       78232   14,700,000
  32    La Reina Plaza                                  MLML     Sherman Oaks     Los Angeles      CA       91403   14,600,000
  33    Army Corp Engineer Building                     MLML     Vicksburg        Warren           MS       39183   14,400,000
  34    Himmarshee Landing                               CRF     Fort Lauderdale  Broward          FL       33301   14,250,000
  35    Plaza at Hurstbourne Green                      MLML     Louisville       Jefferson        KY       40223   13,500,000
  36    Singleton Square                                 CRF     Norcross         Gwinnett         GA       30093   13,450,000
  37    Hilton Salt Lake City Airport                    CRF     Salt Lake City   Salt Lake        UT       84116   13,425,000
  38    Trappe Shopping Center                          MLML     Trappe           Montgomery       PA       19426   13,200,000
  39    FNBA - Fountainhead Building                     CRF     Tempe            Maricopa         AZ       85282   13,175,383
  40    Encino Valley Shopping Center                   MLML     Encino           Los Angeles      CA       91316   13,100,000
  41    Hilton Garden Inn - Oxnard                      MLML     Oxnard           Ventura          CA       93036   12,960,238
  42    Southern California Ground Lease Portfolio       CRF     Various          Los Angeles      CA     Various   12,469,946
 42.01  Buckingham Heights Business Park                 CRF     Culver City      Los Angeles      CA       90230    9,389,221
 42.02  Watt Leed Distribution Facility                  CRF     Brea             Orange           CA       92821    1,265,934
 42.03  Culver Marina                                    CRF     Los Angeles      Los Angeles      CA       90066      924,472
 42.04  McConnell Marina                                 CRF     Los Angeles      Los Angeles      CA       90066      890,319
  43    Cranberry Plaza                                 MLML     Parsippany       Morris           NJ       07054   12,275,000
  44    GN Resound                                      MLML     Bloomington      Hennepin         MN       55420   12,275,000
  45    Pueblo Crossing                                  CRF     Pueblo           Pueblo           CO       81008   11,800,000
  46    Augusta Corporate Park                           CRF     Henderson        Clark            NV       89014   11,456,250
  47    McKamy Lakes Apartments                         MLML     Lewisville       Denton           TX       75057   11,271,936
  48    New City Office                                 MLML     New City         Rockland         NY       10956   10,937,069
  49    Hilton Garden Inn Garden Grove                   CRF     Garden Grove     Orange           CA       92840   10,776,126
  50    Widewaters Commons                               CRF     Connellsville    Fayette          PA       15425   10,600,000
  51    60 East Lake                                     CRF     Chicago          Cook             IL       60601   10,050,000
  52    Da Vinci Court Apartments                        CRF     Davis            Yolo             CA       95616    9,900,000
  53    Hampton Inn & Suites Garden Grove                CRF     Garden Grove     Orange           CA       92840    9,678,558
  54    6221 Wilshire Boulevard                         MLML     Los Angeles      Los Angeles      CA       90048    9,600,000
  55    555 West Beech Street                            CRF     San Diego        San Diego        CA       92101    9,500,000
  56    Desert Glen Shopping Center                     MLML     Glendale         Maricopa         AZ       85308    9,400,000
  57    Victory Plaza                                   MLML     Los Angeles      Los Angeles      CA       90025    9,237,000
  58    Tidewater Estates                               MLML     Deerfield Beach  Broward          FL       33442    8,951,236
  59    Trainers Station Shopping Center                MLML     Quakertown       Bucks            PA       18951    8,900,000
  60    Porterwood Shopping Center                      MLML     Porter           Montgomery       TX       77365    8,526,000
  61    Crenshaw Medical Arts Center                     CRF     Los Angeles      Los Angeles      CA       90008    8,373,133
  62    Virginia Eye Development                        MLML     Norfolk          Hampton Roads    VA       23502    8,300,000
  63    Quail Creek Apartments                          MLML     Springfield      Greene           MO       65810    8,180,961
  64    Danovitz Portfolio                              MLML     Various          Allegheny        PA     Various    7,889,761
 64.01  10 Duff Road                                    MLML     Pittsburgh       Allegheny        PA       15235    3,299,355
 64.02  Parkway East Professional Center                MLML     Pittsburgh       Allegheny        PA       15235    2,653,829
 64.03  400 Seco Road                                   MLML     Monroeville      Allegheny        PA       15146    1,936,578
  65    Sherwood Village Apartments                     MLML     Springfield      Greene           MO       65807    7,873,028
  66    State Street Business Park                       CRF     Pittsfield       Washtenaw        MI       48108    7,800,000
  67    934 South Los Angeles Street                     CRF     Los Angeles      Los Angeles      CA       90015    7,475,556
  68    Bond Hotel Master Leases                         CRF     Hartford         Hartford         CT        6103    7,000,000
  69    Battlefield Park                                MLML     Springfield      Greene           MO       65807    6,890,532
  70    Baggett Office & Shaw #2 Warehouse               CRF     Birmingham       Jefferson        AL       35233    6,836,831
  71    International Promenade                          CRF     Kissimmee        Osceola          FL       34746    6,800,000
  72    Centennial Pavilion                              CRF     Las Vegas        Clark            NV       89149    6,755,000
  73    755 East Virginia Way                            CRF     Barstow          San Bernardino   CA       92311    6,577,349
  74    R & R Plaza                                      CRF     Las Vegas        Clark            NV       89117    6,539,400
  75    Moon Valley Plaza                                CRF     Phoenix          Maricopa         AZ       85022    6,525,000
  76    Garden Office Park                              MLML     West Warwick     Providence       RI       02893    6,385,699
  77    PCG Corporate Center                            MLML     Portland         Multnomah        OR       97239    6,385,167
  78    119 North 4th Street                            MLML     Minneapolis      Hennepin         MN       55401    6,385,128
  79    Cambray Park                                     CRF     Aurora           Arapahoe         CO       80011    6,300,000

                                                                   ORIGINAL       IO MONTHLY         IO ANNUAL     MONTHLY P&I DEBT
LOAN #  PROPERTY NAME                                ORIGINATOR  BALANCE ($)   DEBT SERVICE ($)  DEBT SERVICE ($)     SERVICE ($)
------  -------------------------------------------  ----------  ------------  ----------------  ----------------  ----------------

 20.02  1344 West 105th Street                           CRF       5,220,000
 20.03  1001 East 87th Street                            CRF       4,120,000
 20.04  1798 and 1800 Busse Highway                      CRF       3,900,000
  21    La Crosse Industrial                            MLML      19,000,000                                          106,335.32
  22    Kahana Gateway Professional Center - Retail     MLML      18,425,000        82,445.05        989,340.61       102,269.12
  23    Villages at Paseo del Sol                       MLML      18,260,000        79,361.68        952,340.16        99,636.90
  24    Breckenridge Park Portfolio                      CRF      17,600,000        84,612.41      1,015,348.89       102,038.97
 24.01  Breckenridge I-III                               CRF      11,880,000
 24.02  Breckenridge IV-V                                CRF       5,720,000
  25    Village Faire Shopping Center                   MLML      17,580,000        81,545.56        978,546.75        99,707.03
  26    Guardian Self Storage                            CRF      17,500,000        85,018.81      1,020,225.69       102,125.25
 26.01  Storage I (CA)                                   CRF       7,600,000
 26.02  Self Storage HR                                  CRF       4,900,000
 26.03  Self Storage WD                                  CRF       3,600,000
 26.04  Self Storage III (SM)                            CRF       1,400,000
  27    Jacobson Distribution                            CRF      17,000,000                                           98,345.12
 27.01  Jacobson Distribution 1                          CRF      13,210,191
 27.02  Jacobson Distribution 2                          CRF       3,789,809
  28    University Collection Shopping Center           MLML      16,100,000        81,087.54        973,050.46
  29    Lakeshore Apartments                            MLML      15,600,000        73,811.11        885,733.33        89,556.32
  30    Southdown Pavilion                               CRF      14,900,000        69,240.16        830,881.94        84,600.56
  31    Brookhollow Shopping Center                     MLML      14,700,000        71,043.19        852,518.33        85,505.26
  32    La Reina Plaza                                  MLML      14,600,000        68,869.92        826,439.08        83,659.09
  33    Army Corp Engineer Building                     MLML      14,400,000        68,376.67        820,520.00
  34    Himmarshee Landing                               CRF      14,250,000        69,470.40        833,644.79        83,340.27
  35    Plaza at Hurstbourne Green                      MLML      13,500,000        64,160.16        769,921.88        77,713.61
  36    Singleton Square                                 CRF      13,450,000        64,888.47        778,661.60        78,149.11
  37    Hilton Salt Lake City Airport                    CRF      13,425,000        67,717.01        812,604.06        80,230.91
  38    Trappe Shopping Center                          MLML      13,200,000        62,065.21        744,782.50        75,487.35
  39    FNBA - Fountainhead Building                     CRF      13,200,000                                           80,980.74
  40    Encino Valley Shopping Center                   MLML      13,100,000        62,004.54        744,054.53        75,220.87
  41    Hilton Garden Inn - Oxnard                      MLML      13,000,000                                           83,759.18
  42    Southern California Ground Lease Portfolio       CRF      12,500,000                                           69,801.71
 42.01  Buckingham Heights Business Park                 CRF       9,411,850
 42.02  Watt Leed Distribution Facility                  CRF       1,268,985
 42.03  Culver Marina                                    CRF         926,700
 42.04  McConnell Marina                                 CRF         892,465
  43    Cranberry Plaza                                 MLML      12,275,000        56,772.16        681,265.91        69,495.99
  44    GN Resound                                      MLML      12,275,000        61,418.47        737,021.69        72,980.40
  45    Pueblo Crossing                                  CRF      11,800,000        56,329.98        675,959.72        68,113.82
  46    Augusta Corporate Park                           CRF      11,456,250        54,592.21        655,106.56        66,057.17
  47    McKamy Lakes Apartments                         MLML      11,300,000                                           61,714.89
  48    New City Office                                 MLML      11,000,000                                           60,212.07
  49    Hilton Garden Inn Garden Grove                   CRF      10,800,000                                           63,803.27
  50    Widewaters Commons                               CRF      10,600,000        48,720.74        584,648.89        59,787.21
  51    60 East Lake                                     CRF      10,050,000        47,636.30        571,635.63        57,758.33
  52    Da Vinci Court Apartments                        CRF       9,900,000        44,165.00        529,980.00        54,852.27
  53    Hampton Inn & Suites Garden Grove                CRF       9,700,000                                           57,304.79
  54    6221 Wilshire Boulevard                         MLML       9,600,000        44,700.33        536,404.00        54,574.02
  55    555 West Beech Street                            CRF       9,500,000        44,708.28        536,499.31        54,357.92
  56    Desert Glen Shopping Center                     MLML       9,400,000        43,308.43        519,701.19        53,095.30
  57    Victory Plaza                                   MLML       9,237,000        43,353.50        520,241.95        52,765.86
  58    Tidewater Estates                               MLML       9,000,000                                           50,819.03
  59    Trainers Station Shopping Center                MLML       8,900,000        41,478.53        497,742.39        50,622.60
  60    Porterwood Shopping Center                      MLML       8,526,000        40,016.45        480,197.35        48,704.31
  61    Crenshaw Medical Arts Center                     CRF       8,400,000                                           48,540.92
  62    Virginia Eye Development                        MLML       8,300,000        40,140.88        481,690.50        48,299.54
  63    Quail Creek Apartments                          MLML       8,200,000                                           46,883.34
  64    Danovitz Portfolio                              MLML       7,900,000                                           48,641.66
 64.01  10 Duff Road                                    MLML       3,303,636
 64.02  Parkway East Professional Center                MLML       2,657,273
 64.03  400 Seco Road                                   MLML       1,939,091
  65    Sherwood Village Apartments                     MLML       7,900,000                                           43,927.96
  66    State Street Business Park                       CRF       7,800,000        38,355.42        460,265.00        45,866.13
  67    934 South Los Angeles Street                     CRF       7,500,000                                           42,866.94
  68    Bond Hotel Master Leases                         CRF       7,000,000                                           44,100.92
  69    Battlefield Park                                MLML       6,900,000                                           40,003.91
  70    Baggett Office & Shaw #2 Warehouse               CRF       6,860,000                                           38,392.65
  71    International Promenade                          CRF       6,800,000        34,299.86        411,598.33        40,638.37
  72    Centennial Pavilion                              CRF       6,755,000        31,675.79        380,109.48        38,566.32
  73    755 East Virginia Way                            CRF       6,600,000                                           36,584.56
  74    R & R Plaza                                      CRF       6,539,400        29,283.49        351,401.93        36,313.59
  75    Moon Valley Plaza                                CRF       6,525,000        30,431.88        365,182.50        37,130.15
  76    Garden Office Park                              MLML       6,400,000                                           37,539.97
  77    PCG Corporate Center                            MLML       6,400,000                                           36,636.19
  78    119 North 4th Street                            MLML       6,400,000                                           36,571.73
  79    Cambray Park                                     CRF       6,300,000        28,743.75        344,925.00        35,376.44

                                                                 ANNUAL P&I DEBT  INTEREST     PRIMARY        MASTER
LOAN #  PROPERTY NAME                                ORIGINATOR    SERVICE ($)     RATE %   SERVICING FEE  SERVICING FEE
------  -------------------------------------------  ----------    -----------     ------   -------------  -------------

 20.02  1344 West 105th Street                           CRF
 20.03  1001 East 87th Street                            CRF
 20.04  1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML      1,276,023.84     5.3700                     0.0100
  22    Kahana Gateway Professional Center - Retail     MLML      1,227,229.44     5.2960      0.0100         0.0100
  23    Villages at Paseo del Sol                       MLML      1,195,642.80     5.1440      0.0100         0.0100
  24    Breckenridge Park Portfolio                      CRF      1,224,467.64     5.6900      0.0100         0.0100
 24.01  Breckenridge I-III                               CRF
 24.02  Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML      1,196,484.36     5.4900      0.0100         0.0100
  26    Guardian Self Storage                            CRF      1,225,503.00     5.7500      0.0100         0.0100
 26.01  Storage I (CA)                                   CRF
 26.02  Self Storage HR                                  CRF
 26.03  Self Storage WD                                  CRF
 26.04  Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF      1,180,141.44     5.6700      0.0100         0.0100
 27.01  Jacobson Distribution 1                          CRF
 27.02  Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML                       5.9610                     0.0100
  29    Lakeshore Apartments                            MLML      1,074,675.84     5.6000      0.0100         0.0100
  30    Southdown Pavilion                               CRF      1,015,206.72     5.5000      0.0100         0.0100
  31    Brookhollow Shopping Center                     MLML      1,026,063.12     5.7200      0.0100         0.0100
  32    La Reina Plaza                                  MLML      1,003,909.08     5.5830      0.0100         0.0100
  33    Army Corp Engineer Building                     MLML                       5.6200      0.0100         0.0100
  34    Himmarshee Landing                               CRF      1,000,083.24     5.7700      0.0100         0.0100
  35    Plaza at Hurstbourne Green                      MLML       932,563.32      5.6250      0.0100         0.0100
  36    Singleton Square                                 CRF       937,789.32      5.7100      0.0100         0.0100
  37    Hilton Salt Lake City Airport                    CRF       962,770.92      5.9700      0.0100         0.0100
  38    Trappe Shopping Center                          MLML       905,848.20      5.5650      0.0100         0.0100
  39    FNBA - Fountainhead Building                     CRF       971,768.88      5.4900      0.0100         0.0100
  40    Encino Valley Shopping Center                   MLML       902,650.44      5.6020      0.0100         0.0100
  41    Hilton Garden Inn - Oxnard                      MLML      1,005,110.16     6.0000      0.0100         0.0100
  42    Southern California Ground Lease Portfolio       CRF       837,620.52      5.3500      0.0100         0.0100
 42.01  Buckingham Heights Business Park                 CRF
 42.02  Watt Leed Distribution Facility                  CRF
 42.03  Culver Marina                                    CRF
 42.04  McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML       833,951.88      5.4740      0.0100         0.0100
  44    GN Resound                                      MLML       875,764.80      5.9220      0.0100         0.0100
  45    Pueblo Crossing                                  CRF       817,365.84      5.6500      0.0100         0.0100
  46    Augusta Corporate Park                           CRF       792,686.04      5.6400      0.0100         0.0100
  47    McKamy Lakes Apartments                         MLML       740,578.68      5.1520      0.0100         0.0100
  48    New City Office                                 MLML       722,544.84      5.1720      0.0100         0.0100
  49    Hilton Garden Inn Garden Grove                   CRF       765,639.24      5.8630      0.0100         0.0100
  50    Widewaters Commons                               CRF       717,446.52      5.4400      0.0100         0.0100
  51    60 East Lake                                     CRF       693,099.96      5.6100      0.0100         0.0100
  52    Da Vinci Court Apartments                        CRF       658,227.24      5.2800      0.0100         0.0100
  53    Hampton Inn & Suites Garden Grove                CRF       687,657.48      5.8630      0.0100         0.0100
  54    6221 Wilshire Boulevard                         MLML       654,888.24      5.5110      0.0100         0.0100
  55    555 West Beech Street                            CRF       652,295.04      5.5700      0.0100         0.0100
  56    Desert Glen Shopping Center                     MLML       637,143.60      5.4530      0.0100         0.0100
  57    Victory Plaza                                   MLML       633,190.32      5.5550      0.0100         0.0100
  58    Tidewater Estates                               MLML       609,828.36      5.4500      0.0100         0.0100
  59    Trainers Station Shopping Center                MLML       607,471.20      5.5160      0.0100         0.0100
  60    Porterwood Shopping Center                      MLML       584,451.72      5.5550      0.0100         0.0100
  61    Crenshaw Medical Arts Center                     CRF       582,491.04      5.6600      0.0100         0.0100
  62    Virginia Eye Development                        MLML       579,594.48      5.7240      0.0100         0.0100
  63    Quail Creek Apartments                          MLML       562,600.08      5.5630      0.0100         0.0100
  64    Danovitz Portfolio                              MLML       583,699.92      6.2500      0.0100         0.0100
 64.01  10 Duff Road                                    MLML
 64.02  Parkway East Professional Center                MLML
 64.03  400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML       527,135.52      5.3120      0.0100         0.0100
  66    State Street Business Park                       CRF       550,393.56      5.8200      0.0100         0.0100
  67    934 South Los Angeles Street                     CRF       514,403.28      5.5600      0.0100         0.0100
  68    Bond Hotel Master Leases                         CRF       529,211.04      5.7650                     0.0100
  69    Battlefield Park                                MLML       480,046.92      5.6900      0.0100         0.0100
  70    Baggett Office & Shaw #2 Warehouse               CRF       460,711.80      5.3700      0.0100         0.0100
  71    International Promenade                          CRF       487,660.44      5.9700      0.0100         0.0100
  72    Centennial Pavilion                              CRF       462,795.84      5.5500      0.0100         0.0100
  73    755 East Virginia Way                            CRF       439,014.72      5.2840      0.0100         0.0100
  74    R & R Plaza                                      CRF       435,763.08      5.3000      0.0100         0.0100
  75    Moon Valley Plaza                                CRF       445,561.80      5.5200      0.0100         0.0100
  76    Garden Office Park                              MLML       450,479.64      5.7970      0.0100         0.0100
  77    PCG Corporate Center                            MLML       439,634.28      5.5740                     0.0100
  78    119 North 4th Street                            MLML       438,860.76      5.5580      0.0100         0.0100
  79    Cambray Park                                     CRF       424,517.28      5.4000      0.0100         0.0100

                                                                    TRUSTEE AND    SUB SERVICING  ADMIN.  MORTGAGE
LOAN #  PROPERTY NAME                                ORIGINATOR  PAYING AGENT FEE    FEE RATE      FEE %   RATE %   ACCRUAL TYPE
------  -------------------------------------------  ----------  ----------------  -------------  ------  --------  ------------

 20.02  1344 West 105th Street                           CRF
 20.03  1001 East 87th Street                            CRF
 20.04  1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML          0.0010          0.0500       0.061   5.3090     Actual/360
  22    Kahana Gateway Professional Center - Retail     MLML          0.0010                       0.021   5.2750     Actual/360
  23    Villages at Paseo del Sol                       MLML          0.0010                       0.021   5.1230     Actual/360
  24    Breckenridge Park Portfolio                      CRF          0.0010                       0.021   5.6690     Actual/360
 24.01  Breckenridge I-III                               CRF
 24.02  Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML          0.0010                       0.021   5.4690     Actual/360
  26    Guardian Self Storage                            CRF          0.0010                       0.021   5.7290     Actual/360
 26.01  Storage I (CA)                                   CRF
 26.02  Self Storage HR                                  CRF
 26.03  Self Storage WD                                  CRF
 26.04  Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF          0.0010                       0.021   5.6490     Actual/360
 27.01  Jacobson Distribution 1                          CRF
 27.02  Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML          0.0010          0.0600       0.071   5.8900     Actual/360
  29    Lakeshore Apartments                            MLML          0.0010                       0.021   5.5790     Actual/360
  30    Southdown Pavilion                               CRF          0.0010                       0.021   5.4790     Actual/360
  31    Brookhollow Shopping Center                     MLML          0.0010                       0.021   5.6990     Actual/360
  32    La Reina Plaza                                  MLML          0.0010                       0.021   5.5620     Actual/360
  33    Army Corp Engineer Building                     MLML          0.0010                       0.021   5.5990     Actual/360
  34    Himmarshee Landing                               CRF          0.0010                       0.021   5.7490     Actual/360
  35    Plaza at Hurstbourne Green                      MLML          0.0010                       0.021   5.6040     Actual/360
  36    Singleton Square                                 CRF          0.0010                       0.021   5.6890     Actual/360
  37    Hilton Salt Lake City Airport                    CRF          0.0010                       0.021   5.9490     Actual/360
  38    Trappe Shopping Center                          MLML          0.0010                       0.021   5.5440     Actual/360
  39    FNBA - Fountainhead Building                     CRF          0.0010                       0.021   5.4690     Actual/360
  40    Encino Valley Shopping Center                   MLML          0.0010                       0.021   5.5810     Actual/360
  41    Hilton Garden Inn - Oxnard                      MLML          0.0010                       0.021   5.9790     Actual/360
  42    Southern California Ground Lease Portfolio       CRF          0.0010                       0.021   5.3290     Actual/360
 42.01  Buckingham Heights Business Park                 CRF
 42.02  Watt Leed Distribution Facility                  CRF
 42.03  Culver Marina                                    CRF
 42.04  McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML          0.0010                       0.021   5.4530     Actual/360
  44    GN Resound                                      MLML          0.0010                       0.021   5.9010     Actual/360
  45    Pueblo Crossing                                  CRF          0.0010                       0.021   5.6290     Actual/360
  46    Augusta Corporate Park                           CRF          0.0010                       0.021   5.6190     Actual/360
  47    McKamy Lakes Apartments                         MLML          0.0010                       0.021   5.1310     Actual/360
  48    New City Office                                 MLML          0.0010                       0.021   5.1510     Actual/360
  49    Hilton Garden Inn Garden Grove                   CRF          0.0010                       0.021   5.8420     Actual/360
  50    Widewaters Commons                               CRF          0.0010                       0.021   5.4190     Actual/360
  51    60 East Lake                                     CRF          0.0010                       0.021   5.5890     Actual/360
  52    Da Vinci Court Apartments                        CRF          0.0010                       0.021   5.2590     Actual/360
  53    Hampton Inn & Suites Garden Grove                CRF          0.0010                       0.021   5.8420     Actual/360
  54    6221 Wilshire Boulevard                         MLML          0.0010                       0.021   5.4900     Actual/360
  55    555 West Beech Street                            CRF          0.0010                       0.021   5.5490     Actual/360
  56    Desert Glen Shopping Center                     MLML          0.0010                       0.021   5.4320     Actual/360
  57    Victory Plaza                                   MLML          0.0010                       0.021   5.5340     Actual/360
  58    Tidewater Estates                               MLML          0.0010                       0.021   5.4290     Actual/360
  59    Trainers Station Shopping Center                MLML          0.0010                       0.021   5.4950     Actual/360
  60    Porterwood Shopping Center                      MLML          0.0010                       0.021   5.5340     Actual/360
  61    Crenshaw Medical Arts Center                     CRF          0.0010                       0.021   5.6390     Actual/360
  62    Virginia Eye Development                        MLML          0.0010                       0.021   5.7030     Actual/360
  63    Quail Creek Apartments                          MLML          0.0010                       0.021   5.5420     Actual/360
  64    Danovitz Portfolio                              MLML          0.0010                       0.021   6.2290     Actual/360
 64.01  10 Duff Road                                    MLML
 64.02  Parkway East Professional Center                MLML
 64.03  400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML          0.0010                       0.021   5.2910     Actual/360
  66    State Street Business Park                       CRF          0.0010                       0.021   5.7990     Actual/360
  67    934 South Los Angeles Street                     CRF          0.0010                       0.021   5.5390     Actual/360
  68    Bond Hotel Master Leases                         CRF          0.0010          0.0700       0.081   5.6840     Actual/360
  69    Battlefield Park                                MLML          0.0010                       0.021   5.6690     Actual/360
  70    Baggett Office & Shaw #2 Warehouse               CRF          0.0010                       0.021   5.3490     Actual/360
  71    International Promenade                          CRF          0.0010                       0.021   5.9490     Actual/360
  72    Centennial Pavilion                              CRF          0.0010                       0.021   5.5290     Actual/360
  73    755 East Virginia Way                            CRF          0.0010                       0.021   5.2630     Actual/360
  74    R & R Plaza                                      CRF          0.0010                       0.021   5.2790     Actual/360
  75    Moon Valley Plaza                                CRF          0.0010                       0.021   5.4990     Actual/360
  76    Garden Office Park                              MLML          0.0010                       0.021   5.7760     Actual/360
  77    PCG Corporate Center                            MLML          0.0010          0.1000       0.111   5.4630     Actual/360
  78    119 North 4th Street                            MLML          0.0010                       0.021   5.5370     Actual/360
  79    Cambray Park                                     CRF          0.0010                       0.021   5.3790     Actual/360

                                                                                  MATURITY/  AMORT
LOAN #  PROPERTY NAME                                ORIGINATOR  TERM  REM. TERM  ARD DATE   TERM   REM. AMORT  TITLE TYPE
------  -------------------------------------------  ----------  ----  ---------  --------   -----  ----------  ----------

 20.02  1344 West 105th Street                           CRF                                                    Fee
 20.03  1001 East 87th Street                            CRF                                                    Fee
 20.04  1798 and 1800 Busse Highway                      CRF                                                    Fee
  21    La Crosse Industrial                            MLML     120      117     12/1/2015   360       357     Fee
  22    Kahana Gateway Professional Center - Retail     MLML     120      118     1/1/2016    360       360     Fee
  23    Villages at Paseo del Sol                       MLML     120      117     12/1/2015   360       360     Fee
  24    Breckenridge Park Portfolio                      CRF     119      117     12/8/2015   360       360     Fee
 24.01  Breckenridge I-III                               CRF                                                    Fee
 24.02  Breckenridge IV-V                                CRF                                                    Fee
  25    Village Faire Shopping Center                   MLML     120      118     1/1/2016    360       360     Fee/Leasehold
  26    Guardian Self Storage                            CRF     120      118     1/8/2016    360       360     Fee
 26.01  Storage I (CA)                                   CRF                                                    Fee
 26.02  Self Storage HR                                  CRF                                                    Fee
 26.03  Self Storage WD                                  CRF                                                    Fee
 26.04  Self Storage III (SM)                            CRF                                                    Fee
  27    Jacobson Distribution                            CRF     120      118     1/8/2016    360       358     Fee
 27.01  Jacobson Distribution 1                          CRF                                                    Fee
 27.02  Jacobson Distribution 2                          CRF                                                    Fee
  28    University Collection Shopping Center           MLML      84       84     3/1/2013     0         0      Fee
  29    Lakeshore Apartments                            MLML     120      119     2/1/2016    360       360     Fee
  30    Southdown Pavilion                               CRF     120      119     2/8/2016    360       360     Fee
  31    Brookhollow Shopping Center                     MLML     120      118     1/1/2016    360       360     Fee
  32    La Reina Plaza                                  MLML     120      118     1/1/2016    360       360     Fee
  33    Army Corp Engineer Building                     MLML     128      125     8/1/2016     0         0      Fee
  34    Himmarshee Landing                               CRF     120      117     12/8/2015   360       360     Fee
  35    Plaza at Hurstbourne Green                      MLML     120      119     2/1/2016    360       360     Fee
  36    Singleton Square                                 CRF     120      118     1/8/2016    360       360     Fee
  37    Hilton Salt Lake City Airport                    CRF      60       57     12/8/2010   360       360     Fee
  38    Trappe Shopping Center                          MLML     120      119     2/1/2016    360       360     Fee
  39    FNBA - Fountainhead Building                     CRF     120      119     2/8/2016    300       299     Fee
  40    Encino Valley Shopping Center                   MLML     121      121     4/1/2016    360       360     Fee/Leasehold
  41    Hilton Garden Inn - Oxnard                      MLML     120      118     1/1/2016    300       298     Fee
  42    Southern California Ground Lease Portfolio       CRF     120      118     1/8/2016    360       358     Fee
 42.01  Buckingham Heights Business Park                 CRF                                                    Fee
 42.02  Watt Leed Distribution Facility                  CRF                                                    Fee
 42.03  Culver Marina                                    CRF                                                    Fee
 42.04  McConnell Marina                                 CRF                                                    Fee
  43    Cranberry Plaza                                 MLML     120      119     2/1/2016    360       360     Fee
  44    GN Resound                                      MLML      71       69     12/1/2011   360       360     Fee
  45    Pueblo Crossing                                  CRF     120      119     2/8/2016    360       360     Fee
  46    Augusta Corporate Park                           CRF     120      119     2/8/2016    360       360     Fee
  47    McKamy Lakes Apartments                         MLML     120      118     1/1/2016    360       358     Fee
  48    New City Office                                 MLML     120      115     10/1/2015   360       355     Fee
  49    Hilton Garden Inn Garden Grove                   CRF     120      118     1/8/2016    360       358     Fee
  50    Widewaters Commons                               CRF     120      120     3/8/2016    360       360     Fee
  51    60 East Lake                                     CRF     120      117     12/8/2015   360       360     Fee
  52    Da Vinci Court Apartments                        CRF     120      119     2/8/2016    360       360     Fee
  53    Hampton Inn & Suites Garden Grove                CRF     120      118     1/8/2016    360       358     Fee
  54    6221 Wilshire Boulevard                         MLML     120      118     1/1/2016    360       360     Fee
  55    555 West Beech Street                            CRF     120      118     1/8/2016    360       360     Fee
  56    Desert Glen Shopping Center                     MLML     120      120     3/1/2016    360       360     Fee
  57    Victory Plaza                                   MLML     120      120     3/1/2016    360       360     Fee
  58    Tidewater Estates                               MLML     120      115     10/1/2015   360       355     Fee
  59    Trainers Station Shopping Center                MLML     120      118     1/1/2016    360       360     Fee/Leasehold
  60    Porterwood Shopping Center                      MLML     120      118     1/1/2016    360       360     Fee
  61    Crenshaw Medical Arts Center                     CRF     120      117     12/8/2015   360       357     Fee
  62    Virginia Eye Development                        MLML     120      118     1/1/2016    360       360     Fee
  63    Quail Creek Apartments                          MLML     120      118     1/1/2016    360       358     Fee
  64    Danovitz Portfolio                              MLML     120      119     2/1/2016    360       359     Fee
 64.01  10 Duff Road                                    MLML                                                    Fee
 64.02  Parkway East Professional Center                MLML                                                    Fee
 64.03  400 Seco Road                                   MLML                                                    Fee
  65    Sherwood Village Apartments                     MLML     120      117     12/1/2015   360       357     Fee
  66    State Street Business Park                       CRF     120      120     3/8/2016    360       360     Fee
  67    934 South Los Angeles Street                     CRF     120      117     12/8/2015   360       357     Fee
  68    Bond Hotel Master Leases                         CRF     120      120     3/8/2016    300       300     Fee
  69    Battlefield Park                                MLML     120      119     2/1/2016    360       359     Fee
  70    Baggett Office & Shaw #2 Warehouse               CRF     120      117     12/8/2015   360       357     Fee
  71    International Promenade                          CRF     120      117     12/8/2015   360       360     Fee
  72    Centennial Pavilion                              CRF     120      118     1/8/2016    360       360     Fee
  73    755 East Virginia Way                            CRF     120      117     12/8/2015   360       357     Fee
  74    R & R Plaza                                      CRF     120      117     12/8/2015   360       360     Fee
  75    Moon Valley Plaza                                CRF     120      120     3/8/2016    360       360     Fee
  76    Garden Office Park                              MLML     120      118     1/1/2016    360       358     Fee
  77    PCG Corporate Center                            MLML     120      118     1/1/2016    360       358     Fee
  78    119 North 4th Street                            MLML     120      118     1/1/2016    360       358     Fee
  79    Cambray Park                                     CRF     120      120     3/8/2016    360       360     Fee

                                                                                            ARD                   ENVIRONMENTAL
LOAN #  PROPERTY NAME                                ORIGINATOR  ARD LOAN                  STEP UP                   INSURANCE
------  -------------------------------------------  ----------  --------  -------------------------------------  -------------

 20.02  1344 West 105th Street                           CRF                                                            No
 20.03  1001 East 87th Street                            CRF                                                            No
 20.04  1798 and 1800 Busse Highway                      CRF                                                            No
  21    La Crosse Industrial                            MLML        No                                                  No
  22    Kahana Gateway Professional Center - Retail     MLML        No                                                  No
  23    Villages at Paseo del Sol                       MLML        No                                                  No
  24    Breckenridge Park Portfolio                      CRF        No                                                  No
 24.01  Breckenridge I-III                               CRF                                                            No
 24.02  Breckenridge IV-V                                CRF                                                            No
  25    Village Faire Shopping Center                   MLML        No                                                  No
  26    Guardian Self Storage                            CRF        No                                                  No
 26.01  Storage I (CA)                                   CRF                                                            No
 26.02  Self Storage HR                                  CRF                                                            No
 26.03  Self Storage WD                                  CRF                                                            No
 26.04  Self Storage III (SM)                            CRF                                                            No
  27    Jacobson Distribution                            CRF        No                                                  No
 27.01  Jacobson Distribution 1                          CRF                                                            No
 27.02  Jacobson Distribution 2                          CRF                                                            No
  28    University Collection Shopping Center           MLML        No                                                  No
  29    Lakeshore Apartments                            MLML        No                                                  No
  30    Southdown Pavilion                               CRF        No                                                  No
  31    Brookhollow Shopping Center                     MLML        No                                                  No
  32    La Reina Plaza                                  MLML        No                                                  No
  33    Army Corp Engineer Building                     MLML        No                                                  No
  34    Himmarshee Landing                               CRF        No                                                  No
  35    Plaza at Hurstbourne Green                      MLML        No                                                  No
  36    Singleton Square                                 CRF        No                                                  No
  37    Hilton Salt Lake City Airport                    CRF        No                                                  No
  38    Trappe Shopping Center                          MLML        No                                                  No
  39    FNBA - Fountainhead Building                     CRF        No                                                  No
  40    Encino Valley Shopping Center                   MLML        No                                                  No
  41    Hilton Garden Inn - Oxnard                      MLML        No                                                  No
  42    Southern California Ground Lease Portfolio       CRF        No                                                  No
 42.01  Buckingham Heights Business Park                 CRF                                                            No
 42.02  Watt Leed Distribution Facility                  CRF                                                            No
 42.03  Culver Marina                                    CRF                                                            No
 42.04  McConnell Marina                                 CRF                                                            No
  43    Cranberry Plaza                                 MLML        No                                                  No
  44    GN Resound                                      MLML        No                                                  No
  45    Pueblo Crossing                                  CRF       Yes     Greater of: (i) Initial Interest Rate        No
                                                                           plus 2% or (ii) 10yr Treasury Rate
                                                                           plus 3.18%
  46    Augusta Corporate Park                           CRF        No                                                  No
  47    McKamy Lakes Apartments                         MLML        No                                                  No
  48    New City Office                                 MLML        No                                                  No
  49    Hilton Garden Inn Garden Grove                   CRF        No                                                  No
  50    Widewaters Commons                               CRF        No                                                  No
  51    60 East Lake                                     CRF        No                                                  No
  52    Da Vinci Court Apartments                        CRF        No                                                  No
  53    Hampton Inn & Suites Garden Grove                CRF        No                                                  No
  54    6221 Wilshire Boulevard                         MLML        No                                                  No
  55    555 West Beech Street                            CRF        No                                                  No
  56    Desert Glen Shopping Center                     MLML        No                                                  No
  57    Victory Plaza                                   MLML        No                                                  No
  58    Tidewater Estates                               MLML        No                                                  No
  59    Trainers Station Shopping Center                MLML        No                                                  No
  60    Porterwood Shopping Center                      MLML        No                                                  No
  61    Crenshaw Medical Arts Center                     CRF        No                                                  No
  62    Virginia Eye Development                        MLML        No                                                  No
  63    Quail Creek Apartments                          MLML        No                                                  No
  64    Danovitz Portfolio                              MLML        No                                                  No
 64.01  10 Duff Road                                    MLML                                                            No
 64.02  Parkway East Professional Center                MLML                                                            No
 64.03  400 Seco Road                                   MLML                                                            No
  65    Sherwood Village Apartments                     MLML        No                                                  No
  66    State Street Business Park                       CRF        No                                                  No
  67    934 South Los Angeles Street                     CRF        No                                                  No
  68    Bond Hotel Master Leases                         CRF        No                                                  No
  69    Battlefield Park                                MLML        No                                                  No
  70    Baggett Office & Shaw #2 Warehouse               CRF        No                                                  No
  71    International Promenade                          CRF        No                                                  No
  72    Centennial Pavilion                              CRF        No                                                  No
  73    755 East Virginia Way                            CRF        No                                                  No
  74    R & R Plaza                                      CRF        No                                                  No
  75    Moon Valley Plaza                                CRF        No                                                  No
  76    Garden Office Park                              MLML        No                                                  No
  77    PCG Corporate Center                            MLML        No                                                  No
  78    119 North 4th Street                            MLML        No                                                  No
  79    Cambray Park                                     CRF        No                                                  No

                                                                                             PARTIAL
                                                                   CROSS    CROSS           DEFEASANCE  LETTER OF  LOCKBOX IN
LOAN #  PROPERTY NAME                                ORIGINATOR  DEFAULTED  COLLATERALIZED  ALLOWED     CREDIT     PLACE
------  -------------------------------------------  ----------  ---------  --------------  ----------  ---------  ----------

 20.02  1344 West 105th Street                           CRF
 20.03  1001 East 87th Street                            CRF
 20.04  1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML        No      No              No          Yes        Yes
  22    Kahana Gateway Professional Center - Retail     MLML        No      No              No          Yes        No
  23    Villages at Paseo del Sol                       MLML        No      No              No          No         No
  24    Breckenridge Park Portfolio                      CRF        No      No              Yes         No         Yes
 24.01  Breckenridge I-III                               CRF
 24.02  Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML        No      No              No          No         No
  26    Guardian Self Storage                            CRF        No      No              Yes         No         Yes
 26.01  Storage I (CA)                                   CRF
 26.02  Self Storage HR                                  CRF
 26.03  Self Storage WD                                  CRF
 26.04  Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF        No      No              Yes         No         Yes
 27.01  Jacobson Distribution 1                          CRF
 27.02  Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML        No      No              No          No         No
  29    Lakeshore Apartments                            MLML        No      No              No          No         No
  30    Southdown Pavilion                               CRF        No      No              Yes         No         No
  31    Brookhollow Shopping Center                     MLML        No      No              No          Yes        No
  32    La Reina Plaza                                  MLML        No      No              No          No         No
  33    Army Corp Engineer Building                     MLML        No      No              No          No         Yes
  34    Himmarshee Landing                               CRF        No      No              No          No         Yes
  35    Plaza at Hurstbourne Green                      MLML        No      No              No          No         No
  36    Singleton Square                                 CRF        No      No              No          No         No
  37    Hilton Salt Lake City Airport                    CRF        No      No              No          No         Yes
  38    Trappe Shopping Center                          MLML        No      No              No          No         No
  39    FNBA - Fountainhead Building                     CRF        No      No              No          No         No
  40    Encino Valley Shopping Center                   MLML        No      No              No          No         No
  41    Hilton Garden Inn - Oxnard                      MLML        No      No              No          No         Yes
  42    Southern California Ground Lease Portfolio       CRF        No      No              Yes         No         No
 42.01  Buckingham Heights Business Park                 CRF
 42.02  Watt Leed Distribution Facility                  CRF
 42.03  Culver Marina                                    CRF
 42.04  McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML        No      No              No          No         No
  44    GN Resound                                      MLML        No      No              No          No         Yes
  45    Pueblo Crossing                                  CRF        No      No              No          No         Yes
  46    Augusta Corporate Park                           CRF        No      No              No          No         No
  47    McKamy Lakes Apartments                         MLML        No      No              No          No         No
  48    New City Office                                 MLML        No      No              No          No         No
  49    Hilton Garden Inn Garden Grove                   CRF        No      No              No          No         Yes
  50    Widewaters Commons                               CRF        No      No              No          No         No
  51    60 East Lake                                     CRF        No      No              No          No         No
  52    Da Vinci Court Apartments                        CRF        No      No              No          No         No
  53    Hampton Inn & Suites Garden Grove                CRF        No      No              No          No         Yes
  54    6221 Wilshire Boulevard                         MLML        No      No              No          No         No
  55    555 West Beech Street                            CRF        No      No              No          No         No
  56    Desert Glen Shopping Center                     MLML        No      No              No          No         No
  57    Victory Plaza                                   MLML        No      No              No          No         No
  58    Tidewater Estates                               MLML        No      No              No          No         Yes
  59    Trainers Station Shopping Center                MLML        No      No              No          No         No
  60    Porterwood Shopping Center                      MLML        No      No              No          No         No
  61    Crenshaw Medical Arts Center                     CRF        No      No              No          No         No
  62    Virginia Eye Development                        MLML        No      No              No          No         Yes
  63    Quail Creek Apartments                          MLML        No      No              No          No         No
  64    Danovitz Portfolio                              MLML        No      No              No          No         Yes
 64.01  10 Duff Road                                    MLML
 64.02  Parkway East Professional Center                MLML
 64.03  400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML        No      No              No          No         No
  66    State Street Business Park                       CRF        No      No              No          No         No
  67    934 South Los Angeles Street                     CRF        No      No              No          No         No
  68    Bond Hotel Master Leases                         CRF        No      No              No          No         No
  69    Battlefield Park                                MLML        No      No              No          No         No
  70    Baggett Office & Shaw #2 Warehouse               CRF        No      No              No          No         Yes
  71    International Promenade                          CRF        No      No              No          No         Yes
  72    Centennial Pavilion                              CRF        No      No              No          No         No
  73    755 East Virginia Way                            CRF        No      No              No          No         No
  74    R & R Plaza                                      CRF        No      No              No          No         No
  75    Moon Valley Plaza                                CRF        No      No              No          No         No
  76    Garden Office Park                              MLML        No      No              No          No         No
  77    PCG Corporate Center                            MLML        No      No              No          No         No
  78    119 North 4th Street                            MLML        No      No              No          No         No
  79    Cambray Park                                     CRF        No      No              No          No         No

                                                                             UPFRONT      UPFRONT      UPFRONT      UPFRONT
                                                                 HOLDBACK  ENGINEERING     CAPEX       ENVIR.        TI/LC
LOAN #  PROPERTY NAME                                ORIGINATOR  AMOUNT    RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
------  -------------------------------------------  ----------  ------    -----------  -----------  -----------  -----------

20.02   1344 West 105th Street                           CRF
20.03   1001 East 87th Street                            CRF
20.04   1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML
  22    Kahana Gateway Professional Center - Retail     MLML                 19,375                                 250,000
  23    Villages at Paseo del Sol                       MLML
  24    Breckenridge Park Portfolio                      CRF                                                        200,000
24.01   Breckenridge I-III                               CRF
24.02   Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML                                                        180,000
  26    Guardian Self Storage                            CRF
26.01   Storage I (CA)                                   CRF
26.02   Self Storage HR                                  CRF
26.03   Self Storage WD                                  CRF
26.04   Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF
27.01   Jacobson Distribution 1                          CRF
27.02   Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML                 800,000
  29    Lakeshore Apartments                            MLML     400,000
  30    Southdown Pavilion                               CRF
  31    Brookhollow Shopping Center                     MLML                               243,309
  32    La Reina Plaza                                  MLML     500,000                    85,851
  33    Army Corp Engineer Building                     MLML                               664,327
  34    Himmarshee Landing                               CRF
  35    Plaza at Hurstbourne Green                      MLML                                33,214                 1,024,000
  36    Singleton Square                                 CRF
  37    Hilton Salt Lake City Airport                    CRF                             6,250,000
  38    Trappe Shopping Center                          MLML                                58,845                  500,000
  39    FNBA - Fountainhead Building                     CRF                 49,400
  40    Encino Valley Shopping Center                   MLML                                15,461                  175,000
  41    Hilton Garden Inn - Oxnard                      MLML
  42    Southern California Ground Lease Portfolio       CRF
42.01   Buckingham Heights Business Park                 CRF
42.02   Watt Leed Distribution Facility                  CRF
42.03   Culver Marina                                    CRF
42.04   McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML                               133,635
  44    GN Resound                                      MLML                                                        10,181
  45    Pueblo Crossing                                  CRF                                                        75,000
  46    Augusta Corporate Park                           CRF                                                        300,000
  47    McKamy Lakes Apartments                         MLML
  48    New City Office                                 MLML                                                        50,000
  49    Hilton Garden Inn Garden Grove                   CRF
  50    Widewaters Commons                               CRF
  51    60 East Lake                                     CRF
  52    Da Vinci Court Apartments                        CRF
  53    Hampton Inn & Suites Garden Grove                CRF
  54    6221 Wilshire Boulevard                         MLML                                                        200,000
  55    555 West Beech Street                            CRF
  56    Desert Glen Shopping Center                     MLML                                                        100,000
  57    Victory Plaza                                   MLML     500,000                    60,065                  150,000
  58    Tidewater Estates                               MLML                 18,750
  59    Trainers Station Shopping Center                MLML                 35,250         32,063
  60    Porterwood Shopping Center                      MLML
  61    Crenshaw Medical Arts Center                     CRF
  62    Virginia Eye Development                        MLML     131,252
  63    Quail Creek Apartments                          MLML
  64    Danovitz Portfolio                              MLML
64.01   10 Duff Road                                    MLML
64.02   Parkway East Professional Center                MLML
64.03   400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML                                84,000
  66    State Street Business Park                       CRF
  67    934 South Los Angeles Street                     CRF
  68    Bond Hotel Master Leases                         CRF
  69    Battlefield Park                                MLML
  70    Baggett Office & Shaw #2 Warehouse               CRF                                            1,250
  71    International Promenade                          CRF
  72    Centennial Pavilion                              CRF                                                        125,000
  73    755 East Virginia Way                            CRF                 18,750
  74    R & R Plaza                                      CRF                                                        150,000
  75    Moon Valley Plaza                                CRF                 16,000                     4,328
  76    Garden Office Park                              MLML                                                        200,000
  77    PCG Corporate Center                            MLML
  78    119 North 4th Street                            MLML
  79    Cambray Park                                     CRF                             1,000,000

                                                                   UPFRONT      UPFRONT      UPFRONT          MONTHLY
                                                                   RE TAX         INS.        OTHER            CAPEX
LOAN #  PROPERTY NAME                                ORIGINATOR  RESERVE ($)  RESERVE ($)  RESERVE ($)      RESERVE ($)
------  -------------------------------------------  ----------  -----------  -----------  -----------  --------------------

20.02   1344 West 105th Street                           CRF
20.03   1001 East 87th Street                            CRF
20.04   1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML       357,940       88,874                         7,765
  22    Kahana Gateway Professional Center - Retail     MLML        54,402       15,781                           735
  23    Villages at Paseo del Sol                       MLML        28,310        5,250                           962
  24    Breckenridge Park Portfolio                      CRF        24,734       44,278                         4,557
24.01   Breckenridge I-III                               CRF
24.02   Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML        67,671       2,528       67,730             1,137
  26    Guardian Self Storage                            CRF       115,536       31,461                         3,461
26.01   Storage I (CA)                                   CRF
26.02   Self Storage HR                                  CRF
26.03   Self Storage WD                                  CRF
26.04   Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF
27.01   Jacobson Distribution 1                          CRF
27.02   Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML        37,050                   277,427            1,782
  29    Lakeshore Apartments                            MLML        57,867       30,373                         3,733
  30    Southdown Pavilion                               CRF         4,635       16,780                         3,334
  31    Brookhollow Shopping Center                     MLML        42,145       10,694                         3,336
  32    La Reina Plaza                                  MLML        68,835       14,400      129,000            1,045
  33    Army Corp Engineer Building                     MLML                                                    4,154
  34    Himmarshee Landing                               CRF                                                      854
  35    Plaza at Hurstbourne Green                      MLML         7,726       18,201      700,000            2,253
  36    Singleton Square                                 CRF        46,445       30,178                         2,083
  37    Hilton Salt Lake City Airport                    CRF        31,433       71,488                        28,000
  38    Trappe Shopping Center                          MLML       136,737       28,842                         2,135
  39    FNBA - Fountainhead Building                     CRF                                                    3,891
  40    Encino Valley Shopping Center                   MLML                                                      977
  41    Hilton Garden Inn - Oxnard                      MLML        39,062       43,968                 4% of Gross Revenues
  42    Southern California Ground Lease Portfolio       CRF
42.01   Buckingham Heights Business Park                 CRF
42.02   Watt Leed Distribution Facility                  CRF
42.03   Culver Marina                                    CRF
42.04   McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML        42,707                    3,000             2,379
  44    GN Resound                                      MLML
  45    Pueblo Crossing                                  CRF        71,202       13,473                         1,142
  46    Augusta Corporate Park                           CRF                      1,514      529,030
  47    McKamy Lakes Apartments                         MLML                     15,857                         4,458
  48    New City Office                                 MLML        53,793        6,151                           922
  49    Hilton Garden Inn Garden Grove                   CRF        41,435                                     13,241
  50    Widewaters Commons                               CRF                                1,450,000
  51    60 East Lake                                     CRF       107,500        6,449      750,000            1,019
  52    Da Vinci Court Apartments                        CRF        50,327                                      1,063
  53    Hampton Inn & Suites Garden Grove                CRF        44,640                                     13,510
  54    6221 Wilshire Boulevard                         MLML                                 43,200               876
  55    555 West Beech Street                            CRF
  56    Desert Glen Shopping Center                     MLML                      2,051      23,995               568
  57    Victory Plaza                                   MLML                                                      976
  58    Tidewater Estates                               MLML        67,523                   101,638              517
  59    Trainers Station Shopping Center                MLML        31,683       31,112                         1,524
  60    Porterwood Shopping Center                      MLML                     26,225                         1,234
  61    Crenshaw Medical Arts Center                     CRF        22,382       16,093      267,600            1,249
  62    Virginia Eye Development                        MLML                      1,187                           710
  63    Quail Creek Apartments                          MLML         5,790        6,718                         3,758
  64    Danovitz Portfolio                              MLML        92,752        7,084
64.01   10 Duff Road                                    MLML
64.02   Parkway East Professional Center                MLML
64.03   400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML         5,470       10,938
  66    State Street Business Park                       CRF        95,044                                        910
  67    934 South Los Angeles Street                     CRF        15,009
  68    Bond Hotel Master Leases                         CRF                                1,050,000
  69    Battlefield Park                                MLML        17,336       16,612                         2,979
  70    Baggett Office & Shaw #2 Warehouse               CRF         8,293       12,194                         1,753
  71    International Promenade                          CRF         9,908       12,638                           595
  72    Centennial Pavilion                              CRF                      2,186      80,394
  73    755 East Virginia Way                            CRF        13,703                                      4,112
  74    R & R Plaza                                      CRF         7,360
  75    Moon Valley Plaza                                CRF        48,178                   272,800            1,059
  76    Garden Office Park                              MLML                      2,866                           892
  77    PCG Corporate Center                            MLML        15,503        3,205                           689
  78    119 North 4th Street                            MLML        35,073        7,408                         1,419
  79    Cambray Park                                     CRF                     41,890

                                                                     MONTHLY        MONTHLY        MONTHLY        MONTHLY
                                                                      CAPEX          TI/LC          TI/LC          RE TAX
LOAN #  PROPERTY NAME                                ORIGINATOR  RESERVE CAP ($)  RESERVE ($)  RESERVE CAP ($)  RESERVE ($)
------  -------------------------------------------  ----------  ---------------  -----------  ---------------  -----------

20.02   1344 West 105th Street                           CRF
20.03   1001 East 87th Street                            CRF
20.04   1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML                                                       35,794
  22    Kahana Gateway Professional Center - Retail     MLML          20,250                                        9,520
  23    Villages at Paseo del Sol                       MLML                          3,583         86,000         14,863
  24    Breckenridge Park Portfolio                      CRF                         13,672                        34,028
24.01   Breckenridge I-III                               CRF
24.02   Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML                          8,000        180,000         22,557
  26    Guardian Self Storage                            CRF                                                       20,846
26.01   Storage I (CA)                                   CRF
26.02   Self Storage HR                                  CRF
26.03   Self Storage WD                                  CRF
26.04   Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF                          6,861        411,650         45,526
27.01   Jacobson Distribution 1                          CRF
27.02   Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML                                                       18,525
  29    Lakeshore Apartments                            MLML         134,388                                       14,467
  30    Southdown Pavilion                               CRF          50,000                                        2,318
  31    Brookhollow Shopping Center                     MLML                                                       19,839
  32    La Reina Plaza                                  MLML          62,716          3,889        140,000         12,230
  33    Army Corp Engineer Building                     MLML                          7,066
  34    Himmarshee Landing                               CRF                          7,259                        14,060
  35    Plaza at Hurstbourne Green                      MLML                                                        7,726
  36    Singleton Square                                 CRF                                                       11,612
  37    Hilton Salt Lake City Airport                    CRF                                                       15,716
  38    Trappe Shopping Center                          MLML         128,100                                       21,056
  39    FNBA - Fountainhead Building                     CRF         233,452
  40    Encino Valley Shopping Center                   MLML          24,000                                       12,074
  41    Hilton Garden Inn - Oxnard                      MLML                                                       24,588
  42    Southern California Ground Lease Portfolio       CRF
42.01   Buckingham Heights Business Park                 CRF
42.02   Watt Leed Distribution Facility                  CRF
42.03   Culver Marina                                    CRF
42.04   McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML                          6,875                        21,353
  44    GN Resound                                      MLML                         10,181
  45    Pueblo Crossing                                  CRF                          5,000        275,000         25,000
  46    Augusta Corporate Park                           CRF                          7,750        300,000          8,960
  47    McKamy Lakes Apartments                         MLML                                                       18,915
  48    New City Office                                 MLML                          4,611                        17,931
  49    Hilton Garden Inn Garden Grove                   CRF                                                       11,745
  50    Widewaters Commons                               CRF
  51    60 East Lake                                     CRF                                                       25,000
  52    Da Vinci Court Apartments                        CRF                                                        4,575
  53    Hampton Inn & Suites Garden Grove                CRF                                                       11,547
  54    6221 Wilshire Boulevard                         MLML          21,000          4,167        300,000          5,245
  55    555 West Beech Street                            CRF                                                       18,992
  56    Desert Glen Shopping Center                     MLML                                                        3,144
  57    Victory Plaza                                   MLML                                                        4,807
  58    Tidewater Estates                               MLML                                                        5,558
  59    Trainers Station Shopping Center                MLML                                                        6,385
  60    Porterwood Shopping Center                      MLML                                                       11,554
  61    Crenshaw Medical Arts Center                     CRF          44,964          6,243        224,736          7,461
  62    Virginia Eye Development                        MLML                          4,717                         2,724
  63    Quail Creek Apartments                          MLML          90,192                                        5,790
  64    Danovitz Portfolio                              MLML                                                       15,459
64.01   10 Duff Road                                    MLML
64.02   Parkway East Professional Center                MLML
64.03   400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML                                                        5,459
  66    State Street Business Park                       CRF          50,000                                       21,557
  67    934 South Los Angeles Street                     CRF                                                        5,003
  68    Bond Hotel Master Leases                         CRF
  69    Battlefield Park                                MLML          71,500                                        4,334
  70    Baggett Office & Shaw #2 Warehouse               CRF                                                        8,293
  71    International Promenade                          CRF                          3,345        120,420          4,954
  72    Centennial Pavilion                              CRF                          2,633        125,000          3,885
  73    755 East Virginia Way                            CRF                                                        4,570
  74    R & R Plaza                                      CRF                          5,303        150,000          7,360
  75    Moon Valley Plaza                                CRF                          1,589         57,198          9,836
  76    Garden Office Park                              MLML                                                        2,248
  77    PCG Corporate Center                            MLML                                                        7,752
  78    119 North 4th Street                            MLML                          2,083        125,000         11,691
  79    Cambray Park                                     CRF                                                        5,564

                                                                   MONTHLY      MONTHLY
                                                                    INS.         OTHER      GRACE
LOAN #  PROPERTY NAME                                ORIGINATOR  RESERVE ($)  RESERVE ($)  PERIOD
------  -------------------------------------------  ----------  -----------  -----------  ------

20.02   1344 West 105th Street                           CRF
20.03   1001 East 87th Street                            CRF
20.04   1798 and 1800 Busse Highway                      CRF
  21    La Crosse Industrial                            MLML        7,776                     5
  22    Kahana Gateway Professional Center - Retail     MLML        5,260                     5
  23    Villages at Paseo del Sol                       MLML        2,625                     5
  24    Breckenridge Park Portfolio                      CRF        8,587                     0
24.01   Breckenridge I-III                               CRF
24.02   Breckenridge IV-V                                CRF
  25    Village Faire Shopping Center                   MLML        2,528                     5
  26    Guardian Self Storage                            CRF        3,146                     0
26.01   Storage I (CA)                                   CRF
26.02   Self Storage HR                                  CRF
26.03   Self Storage WD                                  CRF
26.04   Self Storage III (SM)                            CRF
  27    Jacobson Distribution                            CRF                                  0
27.01   Jacobson Distribution 1                          CRF
27.02   Jacobson Distribution 2                          CRF
  28    University Collection Shopping Center           MLML        6,440                     5
  29    Lakeshore Apartments                            MLML        6,297                     5
  30    Southdown Pavilion                               CRF        8,390                     0
  31    Brookhollow Shopping Center                     MLML        3,565                     5
  32    La Reina Plaza                                  MLML        2,057                     5
  33    Army Corp Engineer Building                     MLML                                  5
  34    Himmarshee Landing                               CRF       10,125                     0
  35    Plaza at Hurstbourne Green                      MLML        3,033                     5
  36    Singleton Square                                 CRF        2,515                     0
  37    Hilton Salt Lake City Airport                    CRF        8,015                     0
  38    Trappe Shopping Center                          MLML        2,622                     5
  39    FNBA - Fountainhead Building                     CRF                                  0
  40    Encino Valley Shopping Center                   MLML                                  5
  41    Hilton Garden Inn - Oxnard                      MLML        5,496                     5
  42    Southern California Ground Lease Portfolio       CRF                                  0
42.01   Buckingham Heights Business Park                 CRF
42.02   Watt Leed Distribution Facility                  CRF
42.03   Culver Marina                                    CRF
42.04   McConnell Marina                                 CRF
  43    Cranberry Plaza                                 MLML                                  5
  44    GN Resound                                      MLML                                  4
  45    Pueblo Crossing                                  CRF        2,245                     0
  46    Augusta Corporate Park                           CRF        1,514                     0
  47    McKamy Lakes Apartments                         MLML        2,643                     5
  48    New City Office                                 MLML        1,538                     5
  49    Hilton Garden Inn Garden Grove                   CRF                                  0
  50    Widewaters Commons                               CRF                                  0
  51    60 East Lake                                     CRF          586                     0
  52    Da Vinci Court Apartments                        CRF        2,643                     0
  53    Hampton Inn & Suites Garden Grove                CRF                                  0
  54    6221 Wilshire Boulevard                         MLML                                  5
  55    555 West Beech Street                            CRF                                  0
  56    Desert Glen Shopping Center                     MLML          684                     5
  57    Victory Plaza                                   MLML                                  5
  58    Tidewater Estates                               MLML        1,000      Variable       5
  59    Trainers Station Shopping Center                MLML        3,111                     5
  60    Porterwood Shopping Center                      MLML        3,666                     5
  61    Crenshaw Medical Arts Center                     CRF        1,463                     0
  62    Virginia Eye Development                        MLML          593                     5
  63    Quail Creek Apartments                          MLML        2,239                     5
  64    Danovitz Portfolio                              MLML        2,361                     5
64.01   10 Duff Road                                    MLML
64.02   Parkway East Professional Center                MLML
64.03   400 Seco Road                                   MLML
  65    Sherwood Village Apartments                     MLML        1,367                     5
  66    State Street Business Park                       CRF                                  0
  67    934 South Los Angeles Street                     CRF          567                     0
  68    Bond Hotel Master Leases                         CRF                                  0
  69    Battlefield Park                                MLML        1,510                     5
  70    Baggett Office & Shaw #2 Warehouse               CRF        2,032                     0
  71    International Promenade                          CRF        1,053                     0
  72    Centennial Pavilion                              CRF        1,093                     0
  73    755 East Virginia Way                            CRF        3,958                     0
  74    R & R Plaza                                      CRF        1,042                     0
  75    Moon Valley Plaza                                CRF                                  0
  76    Garden Office Park                              MLML          955                     5
  77    PCG Corporate Center                            MLML        1,603                     5
  78    119 North 4th Street                            MLML          741                     5
  79    Cambray Park                                     CRF        3,491                     0

                                                                                PROPERTY
LOAN #  PROPERTY NAME                                               ORIGINATOR  TYPE
------  ----------------------------------------------------------  ----------  --------------------

  80    Sherman Square                                                 MLML     Retail
  81    Cambridge Quail                                                 CRF     Office
  82    Kahana Gateway Professional Center - Office                    MLML     Office
  83    Generations Medical Center                                      CRF     Office
  84    17525 Ventura Blvd                                             MLML     Office
  85    Junction Shoppes                                                CRF     Retail
  86    1963 Grand Concourse                                            CRF     Office
  87    501 East Virginia Way                                           CRF     Multifamily
  88    San Leandro Medical Office                                      CRF     Office
  89    Rainbow Diablo Medical Building                                 CRF     Office
  90    Country Lakes Apartments                                        CRF     Multifamily
  91    McCar Homes                                                     CRF     Office
  92    Cheyenne Fountains                                              CRF     Retail
  93    135 West 27th Street Commercial Corp                           MLML     Office
  94    Times Square Retail Center                                      CRF     Retail
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF     Multifamily
95.01   Palmdale Meadows Apartments                                     CRF     Multifamily
95.02   12th Street Courtyard East                                      CRF     Multifamily
  96    North Main Center - Rockford                                    CRF     Retail
  97    Endicott Apartments                                            MLML     Multifamily
  98    Mesa K-Mart (95)                                               MLML     Retail
  99    Hunters Point Apartments                                        CRF     Multifamily
 100    Santee Galleria                                                 CRF     Retail
 101    Glendale Kmart (95)                                            MLML     Retail
 102    Clark Office Building                                           CRF     Office
 103    Walgreen's - Chula Vista                                       MLML     Retail
 104    Hickory Hill Estates                                            CRF     Multifamily
 105    Keystone Center                                                MLML     Office
 106    Casa Grande Gateway                                             CRF     Retail
 107    16812 Sherman Way                                               CRF     Multifamily
 108    Brookhurst Plaza                                               MLML     Retail
 109    Eastern Boulevard Plaza                                         CRF     Retail
 110    Norco Town & Country Business Center                            CRF     Industrial
 111    Westlake Professional Center                                    CRF     Office
 112    1318-1332 Wilshire                                              CRF     Retail
 113    Crestview Apartments                                           MLML     Multifamily
 114    Redmond Ridge Marketplace                                      MLML     Retail
 115    Walgreens 24th & Florin                                         CRF     Retail
 116    Ashby Apartments                                                CRF     Multifamily
 117    Summit Marketplace                                              CRF     Retail
 118    Alii Sunset Plaza                                               CRF     Retail
 119    Rancho Plaza - Thousand Oaks                                    CRF     Office
 120    Woodley Towers                                                  CRF     Multifamily
 121    Sunnyside Town Center                                          MLML     Retail
 122    Walgreen's Fremont                                             MLML     Retail
 123    Watson Business Center (95)                                    MLML     Industrial
 124    Northridge Plaza                                                CRF     Retail
 125    Canton Corners Shopping Center (95)                            MLML     Retail
 126    2823 Bristol                                                    CRF     Office
 127    John R. Wood Realty                                            MLML     Office
 128    Telegraph Avenue Medical Office Building                        CRF     Office
 129    Beloit Mall                                                     CRF     Retail
 130    Dublin Corners                                                 MLML     Retail
 131    Super K-Mart Center (95)                                       MLML     Retail
 132    1638 Placentia Avenue                                           CRF     Industrial
 133    Osco Drug Tucson - Sunrise                                      CRF     Retail
 134    Osco Drug Tucson - Broadway                                     CRF     Retail
 135    The Bluffs Of Burnsville (95)                                  MLML     Multifamily
 136    4120-4160 Kingsley Apartments                                   CRF     Multifamily
 137    861 South Catalina Street                                       CRF     Multifamily
 138    Storage Plus - Sandy                                            CRF     Self Storage
 139    Settlement Apartments (95)                                     MLML     Multifamily
 140    Cypresswood Center                                             MLML     Retail
 141    Walgreens Tomball                                               CRF     Retail
 142    Medical Specialties Center (95)                                MLML     Office
 143    Harbor Side Apartments (95)                                    MLML     Multifamily
 144    Starbucks - Verizon                                             CRF     Retail
 145    Sawtelle Place                                                  CRF     Retail
 146    Regency Apartments                                             MLML     Multifamily
 147    Kennestone Professional Bldg. (95)                             MLML     Office
 148    Victorville Pavilion Shops                                      CRF     Retail
 149    Lakeside Apartments                                             CRF     Multifamily
 150    Edmonds Professional Center (95)                               MLML     Office
 151    Off Broadway Plaza                                              CRF     Office
 152    Meadow View Mobile Home Park                                    CRF     Manufactured Housing

LOAN #  PROPERTY NAME                                               ORIGINATOR  STREET ADDRESS
------  ----------------------------------------------------------  ----------  ----------------------------------------------------

  80    Sherman Square                                                 MLML     7203-19 North Van Nuys Boulevard and 14503-523
                                                                                West Sherman Way
  81    Cambridge Quail                                                 CRF     1601-1681 East Flamingo Road
  82    Kahana Gateway Professional Center - Office                    MLML     10 Hoohui Road
  83    Generations Medical Center                                      CRF     6301 South McClintock Drive
  84    17525 Ventura Blvd                                             MLML     17525 Ventura Boulevard
  85    Junction Shoppes                                                CRF     183 West Apache Trail
  86    1963 Grand Concourse                                            CRF     1963 Grand Concourse
  87    501 East Virginia Way                                           CRF     501 East Virginia Way
  88    San Leandro Medical Office                                      CRF     13851 East 14th Street
  89    Rainbow Diablo Medical Building                                 CRF     5495 South Rainbow Boulevard
  90    Country Lakes Apartments                                        CRF     2714 Ridgewood Avenue
  91    McCar Homes                                                     CRF     4125 Old Milton Parkway
  92    Cheyenne Fountains                                              CRF     7450 West Cheyenne Avenue
  93    135 West 27th Street Commercial Corp                           MLML     135 West 27th Street
  94    Times Square Retail Center                                      CRF     4012, 4016, 4020 South Rainbow and 6820
                                                                                West Flamingo Road
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF     Various
95.01   Palmdale Meadows Apartments                                     CRF     1617 East Avenue R
95.02   12th Street Courtyard East                                      CRF     38675 and 38707 12th Street East
  96    North Main Center - Rockford                                    CRF     NWC of North Main Street and Riverside Boulevard
  97    Endicott Apartments                                            MLML     101 West 81st Street
  98    Mesa K-Mart (95)                                               MLML     1445 South Power Road
  99    Hunters Point Apartments                                        CRF     1422 Hunter's Point Drive
 100    Santee Galleria                                                 CRF     1048 Santee Street
 101    Glendale Kmart (95)                                            MLML     6767 West Bell Road
 102    Clark Office Building                                           CRF     5111 & 5131 South Ridgewood Avenue
 103    Walgreen's - Chula Vista                                       MLML     1115 3rd Avenue
 104    Hickory Hill Estates                                            CRF     427 Mill Road
 105    Keystone Center                                                MLML     135 and 139 Fox Road
 106    Casa Grande Gateway                                             CRF     1659 East Florence Boulevard
 107    16812 Sherman Way                                               CRF     16812 Sherman Way
 108    Brookhurst Plaza                                               MLML     14092-14114 Brookhurst Street
 109    Eastern Boulevard Plaza                                         CRF     2424 Eastern Boulevard
 110    Norco Town & Country Business Center                            CRF     1780, 1790 and 1880 Town & Country Drive
 111    Westlake Professional Center                                    CRF     3180 Willow Lane
 112    1318-1332 Wilshire                                              CRF     1318-1332 Wilshire Boulevard
 113    Crestview Apartments                                           MLML     2700 Temple Crest Drive
 114    Redmond Ridge Marketplace                                      MLML     22500 Northeast Marketplace Drive
 115    Walgreens 24th & Florin                                         CRF     7155 24th Street
 116    Ashby Apartments                                                CRF     800-808 South Hobart Boulevard
 117    Summit Marketplace                                              CRF     385 Crossing Drive
 118    Alii Sunset Plaza                                               CRF     75-5799 Alii Drive
 119    Rancho Plaza - Thousand Oaks                                    CRF     60 and 100 Rancho Road
 120    Woodley Towers                                                  CRF     8614 Woodley Avenue
 121    Sunnyside Town Center                                          MLML     10201-10225 Southeast Sunnyside Road
 122    Walgreen's Fremont                                             MLML     1435 East 23rd Street
 123    Watson Business Center (95)                                    MLML     1930 East Carson Street; 21720, 21730, 21818 & 22010
                                                                                South Wilmington Avenue; 2040 East 22nd Street;
                                                                                23803 Wilmington Avenue; 19433 Laurel Park Road &
                                                                                19520 Rancho Way
 124    Northridge Plaza                                                CRF     2934 North Hills Street
 125    Canton Corners Shopping Center (95)                            MLML     1750 Marietta Highway
 126    2823 Bristol                                                    CRF     2823-2835 South Bristol Street
 127    John R. Wood Realty                                            MLML     2600 Immokalee Road
 128    Telegraph Avenue Medical Office Building                        CRF     3017 Telegraph Avenue
 129    Beloit Mall                                                     CRF     2787 Milwaukee Road
 130    Dublin Corners                                                 MLML     4520, 4524, 4526 Dublin Boulevard
 131    Super K-Mart Center (95)                                       MLML     990 North Kinzie Avenue
 132    1638 Placentia Avenue                                           CRF     1638 Placentia Avenue
 133    Osco Drug Tucson - Sunrise                                      CRF     6895 East Sunrise Drive
 134    Osco Drug Tucson - Broadway                                     CRF     7449 East Broadway Boulevard
 135    The Bluffs Of Burnsville (95)                                  MLML     2800 Selkirk Drive
 136    4120-4160 Kingsley Apartments                                   CRF     4120-4160 Kinsley Street
 137    861 South Catalina Street                                       CRF     861 South Catalina Street
 138    Storage Plus - Sandy                                            CRF     8411 South State Street
 139    Settlement Apartments (95)                                     MLML     1007 130th Avenue Southwest
 140    Cypresswood Center                                             MLML     17500-17520 Kuykendahl Road
 141    Walgreens Tomball                                               CRF     28426 State Highway 249
 142    Medical Specialties Center (95)                                MLML     415 North Center Street
 143    Harbor Side Apartments (95)                                    MLML     1570 North Prospect Avenue
 144    Starbucks - Verizon                                             CRF     13780-13890 Wade Hamilton Boulevard
 145    Sawtelle Place                                                  CRF     1638-1640 Sawtelle Place
 146    Regency Apartments                                             MLML     1401 Montclair Road
 147    Kennestone Professional Bldg. (95)                             MLML     2550 Windy Hill Road
 148    Victorville Pavilion Shops                                      CRF     14190 Bear Valley Road
 149    Lakeside Apartments                                             CRF     112 South Little Flower
 150    Edmonds Professional Center (95)                               MLML     7315 212th Street Southwest
 151    Off Broadway Plaza                                              CRF     305 17th Avenue SW
 152    Meadow View Mobile Home Park                                    CRF     2384 State Route 350

LOAN #  PROPERTY NAME                                               ORIGINATOR  CITY             COUNTY          STATE
------  ----------------------------------------------------------  ----------  ---------------  --------------  -----

  80    Sherman Square                                                 MLML     Van Nuys         Los Angeles       CA
  81    Cambridge Quail                                                 CRF     Las Vegas        Clark             NV
  82    Kahana Gateway Professional Center - Office                    MLML     Lahaina          Maui              HI
  83    Generations Medical Center                                      CRF     Tempe            Maricopa          AZ
  84    17525 Ventura Blvd                                             MLML     Encino           Los Angeles       CA
  85    Junction Shoppes                                                CRF     Apache Junction  Pinal             AZ
  86    1963 Grand Concourse                                            CRF     Bronx            Bronx             NY
  87    501 East Virginia Way                                           CRF     Barstow          San Bernardino    CA
  88    San Leandro Medical Office                                      CRF     San Leandro      Alameda           CA
  89    Rainbow Diablo Medical Building                                 CRF     Las Vegas        Clark             NV
  90    Country Lakes Apartments                                        CRF     Sanford          Seminole          FL
  91    McCar Homes                                                     CRF     Alpharetta       Fulton            GA
  92    Cheyenne Fountains                                              CRF     Las Vegas        Clark             NV
  93    135 West 27th Street Commercial Corp                           MLML     New York         New York          NY
  94    Times Square Retail Center                                      CRF     Las Vegas        Clark             NV
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF     Palmdale         Los Angeles       CA
95.01   Palmdale Meadows Apartments                                     CRF     Palmdale         Los Angeles       CA
95.02   12th Street Courtyard East                                      CRF     Palmdale         Los Angeles       CA
  96    North Main Center - Rockford                                    CRF     Rockford         Winnebago         IL
  97    Endicott Apartments                                            MLML     New York         New York          NY
  98    Mesa K-Mart (95)                                               MLML     Mesa             Maricopa          AZ
  99    Hunters Point Apartments                                        CRF     Zionsville       Boone             IN
 100    Santee Galleria                                                 CRF     Los Angeles      Los Angeles       CA
 101    Glendale Kmart (95)                                            MLML     Glendale         Maricopa          AZ
 102    Clark Office Building                                           CRF     Port Orange      Volusia           FL
 103    Walgreen's - Chula Vista                                       MLML     Chula Vista      San Diego         CA
 104    Hickory Hill Estates                                            CRF     East Aurora      Erie              NY
 105    Keystone Center                                                MLML     Knoxville        Knox              TN
 106    Casa Grande Gateway                                             CRF     Casa Grande      Pinal             AZ
 107    16812 Sherman Way                                               CRF     Van Nuys         Los Angeles       CA
 108    Brookhurst Plaza                                               MLML     Garden Grove     Orange            CA
 109    Eastern Boulevard Plaza                                         CRF     York             York              PA
 110    Norco Town & Country Business Center                            CRF     Norco            Riverside         CA
 111    Westlake Professional Center                                    CRF     Thousand Oaks    Ventura           CA
 112    1318-1332 Wilshire                                              CRF     Santa Monica     Los Angeles       CA
 113    Crestview Apartments                                           MLML     Birmingham       Jefferson         AL
 114    Redmond Ridge Marketplace                                      MLML     Redmond          King              WA
 115    Walgreens 24th & Florin                                         CRF     Sacramento       Sacramento        CA
 116    Ashby Apartments                                                CRF     Los Angeles      Los Angeles       CA
 117    Summit Marketplace                                              CRF     Lafayette        Boulder           CO
 118    Alii Sunset Plaza                                               CRF     Kailua Kona      Hawaii            HI
 119    Rancho Plaza - Thousand Oaks                                    CRF     Thousand Oaks    Ventura           CA
 120    Woodley Towers                                                  CRF     North Hills      Los Angeles       CA
 121    Sunnyside Town Center                                          MLML     Clackamas        Clackamas         OR
 122    Walgreen's Fremont                                             MLML     Fremont          Dodge             NE
 123    Watson Business Center (95)                                    MLML     Carson           Los Angeles       CA
 124    Northridge Plaza                                                CRF     Meridian         Lauderdale        MS
 125    Canton Corners Shopping Center (95)                            MLML     Canton           Cherokee          GA
 126    2823 Bristol                                                    CRF     Santa Ana        Orange            CA
 127    John R. Wood Realty                                            MLML     Naples           Collier           FL
 128    Telegraph Avenue Medical Office Building                        CRF     Berkeley         Alameda           CA
 129    Beloit Mall                                                     CRF     Beloit           Rock              WI
 130    Dublin Corners                                                 MLML     Dublin           Alameda           CA
 131    Super K-Mart Center (95)                                       MLML     Bradley          Kankakee          IL
 132    1638 Placentia Avenue                                           CRF     Costa Mesa       Orange            CA
 133    Osco Drug Tucson - Sunrise                                      CRF     Tucson           Pima              AZ
 134    Osco Drug Tucson - Broadway                                     CRF     Tucson           Pima              AZ
 135    The Bluffs Of Burnsville (95)                                  MLML     Burnsville       Dakota            MN
 136    4120-4160 Kingsley Apartments                                   CRF     Montclair        San Bernardino    CA
 137    861 South Catalina Street                                       CRF     Los Angeles      Los Angeles       CA
 138    Storage Plus - Sandy                                            CRF     Sandy            Salt Lake         UT
 139    Settlement Apartments (95)                                     MLML     Everett          Snohomish         WA
 140    Cypresswood Center                                             MLML     Spring           Harris            TX
 141    Walgreens Tomball                                               CRF     Tomball          Harris            TX
 142    Medical Specialties Center (95)                                MLML     Hickory          Catawba           NC
 143    Harbor Side Apartments (95)                                    MLML     Milwaukee        Milwaukee         WI
 144    Starbucks - Verizon                                             CRF     Greer            Greenville        SC
 145    Sawtelle Place                                                  CRF     Los Angeles      Los Angeles       CA
 146    Regency Apartments                                             MLML     Birmingham       Jefferson         AL
 147    Kennestone Professional Bldg. (95)                             MLML     Marietta         Cobb              GA
 148    Victorville Pavilion Shops                                      CRF     Victorville      San Bernardino    CA
 149    Lakeside Apartments                                             CRF     El Paso          El Paso           TX
 150    Edmonds Professional Center (95)                               MLML     Edmonds          Snohomish         WA
 151    Off Broadway Plaza                                              CRF     Minot            Ward              ND
 152    Meadow View Mobile Home Park                                    CRF     Macedon          Wayne             NY

                                                                                               CUT-OFF DATE    ORIGINAL
LOAN #  PROPERTY NAME                                               ORIGINATOR       ZIP CODE   BALANCE ($)  BALANCE ($)
------  ----------------------------------------------------------  ----------  -------------  ------------  -----------

  80    Sherman Square                                                 MLML             91405     6,235,621    6,250,000
  81    Cambridge Quail                                                 CRF             89119     6,185,762    6,200,000
  82    Kahana Gateway Professional Center - Office                    MLML             96761     6,150,000    6,150,000
  83    Generations Medical Center                                      CRF             85283     6,100,000    6,100,000
  84    17525 Ventura Blvd                                             MLML             91316     6,050,000    6,050,000
  85    Junction Shoppes                                                CRF             85220     6,000,000    6,000,000
  86    1963 Grand Concourse                                            CRF             10453     5,991,986    6,000,000
  87    501 East Virginia Way                                           CRF             92311     5,979,545    6,000,000
  88    San Leandro Medical Office                                      CRF             94578     5,900,000    5,900,000
  89    Rainbow Diablo Medical Building                                 CRF             89118     5,880,000    5,880,000
  90    Country Lakes Apartments                                        CRF             32773     5,821,989    5,835,000
  91    McCar Homes                                                     CRF             30005     5,732,890    5,750,000
  92    Cheyenne Fountains                                              CRF             89149     5,590,000    5,590,000
  93    135 West 27th Street Commercial Corp                           MLML             10001     5,500,000    5,500,000
  94    Times Square Retail Center                                      CRF             89103     5,500,000    5,500,000
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF             93550     5,300,000    5,300,000
95.01   Palmdale Meadows Apartments                                     CRF             93550     2,835,000    2,835,000
95.02   12th Street Courtyard East                                      CRF             93550     2,465,000    2,465,000
  96    North Main Center - Rockford                                    CRF             60187     5,290,023    5,320,000
  97    Endicott Apartments                                            MLML             10024     5,100,000    5,100,000
  98    Mesa K-Mart (95)                                               MLML             85206     5,019,971    6,560,000
  99    Hunters Point Apartments                                        CRF             46077     5,000,000    5,000,000
 100    Santee Galleria                                                 CRF             90015     4,976,791    5,000,000
 101    Glendale Kmart (95)                                            MLML             85308     4,966,525    6,450,000
 102    Clark Office Building                                           CRF     32127 & 32174     4,933,957    4,950,000
 103    Walgreen's - Chula Vista                                       MLML             91911     4,788,172    4,800,000
 104    Hickory Hill Estates                                            CRF             14052     4,754,148    4,800,000
 105    Keystone Center                                                MLML             37922     4,600,000    4,600,000
 106    Casa Grande Gateway                                             CRF             85222     4,382,597    4,410,000
 107    16812 Sherman Way                                               CRF             91406     4,300,000    4,300,000
 108    Brookhurst Plaza                                               MLML             92843     4,190,000    4,190,000
 109    Eastern Boulevard Plaza                                         CRF             17402     4,150,000    4,150,000
 110    Norco Town & Country Business Center                            CRF             92860     4,000,000    4,000,000
 111    Westlake Professional Center                                    CRF             91361     3,944,708    3,950,000
 112    1318-1332 Wilshire                                              CRF             90403     3,827,326    3,840,000
 113    Crestview Apartments                                           MLML             35209     3,780,000    3,780,000
 114    Redmond Ridge Marketplace                                      MLML             98053     3,740,850    3,750,000
 115    Walgreens 24th & Florin                                         CRF             95822     3,695,564    3,700,000
 116    Ashby Apartments                                                CRF             90005     3,550,000    3,550,000
 117    Summit Marketplace                                              CRF             80026     3,500,000    3,500,000
 118    Alii Sunset Plaza                                               CRF             96740     3,488,405    3,500,000
 119    Rancho Plaza - Thousand Oaks                                    CRF             91362     3,400,000    3,400,000
 120    Woodley Towers                                                  CRF             91343     3,350,000    3,350,000
 121    Sunnyside Town Center                                          MLML             97015     3,300,000    3,300,000
 122    Walgreen's Fremont                                             MLML             68025     3,294,525    3,300,000
 123    Watson Business Center (95)                                    MLML             90810     3,159,531    8,000,000
 124    Northridge Plaza                                                CRF             39305     3,076,895    3,100,000
 125    Canton Corners Shopping Center (95)                            MLML             30114     2,982,134    5,910,143
 126    2823 Bristol                                                    CRF             92704     2,937,225    2,950,000
 127    John R. Wood Realty                                            MLML             34110     2,874,005    2,880,000
 128    Telegraph Avenue Medical Office Building                        CRF             94705     2,700,000    2,700,000
 129    Beloit Mall                                                     CRF             53511     2,696,416    2,700,000
 130    Dublin Corners                                                 MLML             94568     2,600,000    2,600,000
 131    Super K-Mart Center (95)                                       MLML             60915     2,480,161    3,270,000
 132    1638 Placentia Avenue                                           CRF             92627     2,400,000    2,400,000
 133    Osco Drug Tucson - Sunrise                                      CRF             85750     2,396,798    2,400,000
 134    Osco Drug Tucson - Broadway                                     CRF             85710     2,097,198    2,100,000
 135    The Bluffs Of Burnsville (95)                                  MLML             55337     1,997,040    2,475,060
 136    4120-4160 Kingsley Apartments                                   CRF             91763     1,995,459    2,000,000
 137    861 South Catalina Street                                       CRF             90005     1,993,699    2,000,000
 138    Storage Plus - Sandy                                            CRF             84070     1,956,630    1,965,000
 139    Settlement Apartments (95)                                     MLML             98204     1,929,651    4,400,000
 140    Cypresswood Center                                             MLML             77379     1,860,000    1,860,000
 141    Walgreens Tomball                                               CRF             77375     1,845,948    1,850,000
 142    Medical Specialties Center (95)                                MLML             28601     1,814,511    3,100,000
 143    Harbor Side Apartments (95)                                    MLML             53202     1,743,601    2,979,546
 144    Starbucks - Verizon                                             CRF             29650     1,700,000    1,700,000
 145    Sawtelle Place                                                  CRF             90025     1,697,729    1,700,000
 146    Regency Apartments                                             MLML             35210     1,674,000    1,674,000
 147    Kennestone Professional Bldg. (95)                             MLML             30067     1,499,589    3,829,090
 148    Victorville Pavilion Shops                                      CRF             92392     1,450,000    1,450,000
 149    Lakeside Apartments                                             CRF             79915     1,312,440    1,330,000
 150    Edmonds Professional Center (95)                               MLML             98026     1,219,594    5,300,000
 151    Off Broadway Plaza                                              CRF             58701     1,073,572    1,075,000
 152    Meadow View Mobile Home Park                                    CRF             14502       996,219    1,000,000

                                                                                                                      MONTHLY
                                                                                   IO MONTHLY         IO ANNUAL      P&I DEBT
LOAN #  PROPERTY NAME                                               ORIGINATOR  DEBT SERVICE ($)  DEBT SERVICE ($)  SERVICE ($)
------  ----------------------------------------------------------  ----------  ----------------  ----------------  -----------

  80    Sherman Square                                                 MLML                                          35,954.85
  81    Cambridge Quail                                                 CRF                                          35,710.27
  82    Kahana Gateway Professional Center - Office                    MLML         27,446.23         329,354.71     34,082.52
  83    Generations Medical Center                                      CRF         29,403.20         352,838.40     35,423.76
  84    17525 Ventura Blvd                                             MLML         28,252.31         339,027.72     34,453.79
  85    Junction Shoppes                                                CRF         27,456.11         329,473.33     33,751.80
  86    1963 Grand Concourse                                            CRF                                          35,780.38
  87    501 East Virginia Way                                           CRF                                          33,392.84
  88    San Leandro Medical Office                                      CRF         28,763.18         345,158.19     34,505.80
  89    Rainbow Diablo Medical Building                                 CRF         27,473.35         329,680.17     33,496.75
  90    Country Lakes Apartments                                        CRF                                          34,274.21
  91    McCar Homes                                                     CRF                                          34,622.17
  92    Cheyenne Fountains                                              CRF         26,996.85         323,962.24     32,501.09
  93    135 West 27th Street Commercial Corp                           MLML                                          40,201.05
  94    Times Square Retail Center                                      CRF                                          32,552.15
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF                                          31,640.01
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF                                          29,377.24
  97    Endicott Apartments                                            MLML         22,958.50         275,502.00
  98    Mesa K-Mart (95)                                               MLML                                          53,044.12
  99    Hunters Point Apartments                                        CRF         24,122.11         289,465.28     29,051.71
 100    Santee Galleria                                                 CRF                                          27,517.35
 101    Glendale Kmart (95)                                            MLML                                          52,459.77
 102    Clark Office Building                                           CRF                                          28,385.70
 103    Walgreen's - Chula Vista                                       MLML                                          26,357.32
 104    Hickory Hill Estates                                            CRF                                          32,248.06
 105    Keystone Center                                                MLML                                          27,579.32
 106    Casa Grande Gateway                                             CRF                                          27,239.50
 107    16812 Sherman Way                                               CRF         19,764.07         237,168.89     24,253.30
 108    Brookhurst Plaza                                               MLML         21,212.65         254,551.81     25,099.62
 109    Eastern Boulevard Plaza                                         CRF         19,355.14         232,261.67     23,615.35
 110    Norco Town & Country Business Center                            CRF         18,959.72         227,516.67
 111    Westlake Professional Center                                    CRF                                          23,479.47
 112    1318-1332 Wilshire                                              CRF                                          21,786.24
 113    Crestview Apartments                                           MLML         17,294.16         207,529.88     21,261.27
 114    Redmond Ridge Marketplace                                      MLML                                          20,730.87
 115    Walgreens 24th & Florin                                         CRF                                          20,321.02
 116    Ashby Apartments                                                CRF         17,336.66         208,039.86     20,784.54
 117    Summit Marketplace                                              CRF         17,003.76         204,045.14     20,425.05
 118    Alii Sunset Plaza                                               CRF                                          19,813.36
 119    Rancho Plaza - Thousand Oaks                                    CRF         16,776.48         201,317.78     20,036.29
 120    Woodley Towers                                                  CRF         14,916.42         178,997.01
 121    Sunnyside Town Center                                          MLML         15,176.14         182,113.71     18,619.19
 122    Walgreen's Fremont                                             MLML                                          19,507.19
 123    Watson Business Center (95)                                    MLML                                          81,617.92
 124    Northridge Plaza                                                CRF                                          17,601.46
 125    Canton Corners Shopping Center (95)                            MLML                                          51,762.25
 126    2823 Bristol                                                    CRF                                          16,920.45
 127    John R. Wood Realty                                            MLML                                          17,697.09
 128    Telegraph Avenue Medical Office Building                        CRF         13,048.75         156,585.00     15,705.05
 129    Beloit Mall                                                     CRF                                          16,205.23
 130    Dublin Corners                                                 MLML         12,673.10         152,077.25     15,204.29
 131    Super K-Mart Center (95)                                       MLML                                          26,606.95
 132    1638 Placentia Avenue                                           CRF         11,375.83         136,510.00
 133    Osco Drug Tucson - Sunrise                                      CRF                                          14,327.55
 134    Osco Drug Tucson - Broadway                                     CRF                                          12,536.61
 135    The Bluffs Of Burnsville (95)                                  MLML                                          20,344.99
 136    4120-4160 Kingsley Apartments                                   CRF                                          11,608.01
 137    861 South Catalina Street                                       CRF                                          11,658.76
 138    Storage Plus - Sandy                                            CRF                                          11,379.98
 139    Settlement Apartments (95)                                     MLML                                          45,546.60
 140    Cypresswood Center                                             MLML                                          11,227.09
 141    Walgreens Tomball                                               CRF                                          10,996.71
 142    Medical Specialties Center (95)                                MLML                                          26,171.32
 143    Harbor Side Apartments (95)                                    MLML                                          28,726.12
 144    Starbucks - Verizon                                             CRF         7,942.97          95,315.69       9,684.44
 145    Sawtelle Place                                                  CRF                                          10,137.78
 146    Regency Apartments                                             MLML         7,658.84          91,906.09       9,415.71
 147    Kennestone Professional Bldg. (95)                             MLML                                          38,940.83
 148    Victorville Pavilion Shops                                      CRF         7,179.18          86,150.14
 149    Lakeside Apartments                                             CRF                                           7,775.05
 150    Edmonds Professional Center (95)                               MLML                                          53,756.13
 151    Off Broadway Plaza                                              CRF                                           6,445.17
 152    Meadow View Mobile Home Park                                    CRF                                           6,901.84

                                                                                                                            MASTER
                                                                                ANNUAL P&I DEBT  INTEREST     PRIMARY     SERVICING
LOAN #  PROPERTY NAME                                               ORIGINATOR    SERVICE ($)     RATE %   SERVICING FEE     FEE
------  ----------------------------------------------------------  ----------  ---------------  --------  -------------  ---------

  80    Sherman Square                                                 MLML        431,458.20     5.6190      0.0100        0.0100
  81    Cambridge Quail                                                 CRF        428,523.24     5.6300      0.0100        0.0100
  82    Kahana Gateway Professional Center - Office                    MLML        408,990.24     5.2820      0.0100        0.0100
  83    Generations Medical Center                                      CRF        425,085.12     5.7050      0.0100        0.0100
  84    17525 Ventura Blvd                                             MLML        413,445.48     5.5270      0.0100        0.0100
  85    Junction Shoppes                                                CRF        405,021.60     5.4160      0.0100        0.0100
  86    1963 Grand Concourse                                            CRF        429,364.56     5.9500      0.0100        0.0100
  87    501 East Virginia Way                                           CRF        400,714.08     5.3200      0.0100        0.0100
  88    San Leandro Medical Office                                      CRF        414,069.55     5.7700      0.0100        0.0100
  89    Rainbow Diablo Medical Building                                 CRF        401,961.00     5.5300      0.0100        0.0100
  90    Country Lakes Apartments                                        CRF        411,290.52     5.8100      0.0100        0.0100
  91    McCar Homes                                                     CRF        415,466.04     6.0400      0.0100        0.0100
  92    Cheyenne Fountains                                              CRF        390,013.08     5.7160      0.0100        0.0100
  93    135 West 27th Street Commercial Corp                           MLML        482,412.60     6.2500      0.0100        0.0100
  94    Times Square Retail Center                                      CRF        390,625.80     5.8800      0.0100        0.0100
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF        379,680.12     5.9600      0.0100        0.0100
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF        352,526.88     5.2500      0.0100        0.0100
  97    Endicott Apartments                                            MLML                       5.3280      0.0100        0.0100
  98    Mesa K-Mart (95)                                               MLML        636,529.44     8.5500      0.0100        0.0100
  99    Hunters Point Apartments                                        CRF        348,620.52     5.7100      0.0100        0.0100
 100    Santee Galleria                                                 CRF        330,208.20     5.2200      0.0100        0.0100
 101    Glendale Kmart (95)                                            MLML        629,517.24     8.6200      0.0100        0.0100
 102    Clark Office Building                                           CRF        340,628.40     5.5900      0.0100        0.0100
 103    Walgreen's - Chula Vista                                       MLML        316,287.84     5.2000      0.0100        0.0100
 104    Hickory Hill Estates                                            CRF        386,976.72     5.2140      0.0100        0.0100
 105    Keystone Center                                                MLML        330,951.84     6.0000      0.0100        0.0100
 106    Casa Grande Gateway                                             CRF        326,874.00     5.5600      0.0100        0.0100
 107    16812 Sherman Way                                               CRF        291,039.60     5.4400      0.0100        0.0100
 108    Brookhurst Plaza                                               MLML        301,195.44     5.9920                    0.0100
 109    Eastern Boulevard Plaza                                         CRF        283,384.20     5.5200      0.0100        0.0100
 110    Norco Town & Country Business Center                            CRF                       5.6100      0.0100        0.0100
 111    Westlake Professional Center                                    CRF        281,753.64     5.9200      0.0100        0.0100
 112    1318-1332 Wilshire                                              CRF        261,434.88     5.4930      0.0100        0.0100
 113    Crestview Apartments                                           MLML        255,135.24     5.4150      0.0100        0.0100
 114    Redmond Ridge Marketplace                                      MLML        248,770.44     5.2600                    0.0100
 115    Walgreens 24th & Florin                                         CRF        243,852.24     5.5200      0.0100        0.0100
 116    Ashby Apartments                                                CRF        249,414.48     5.7800      0.0100        0.0100
 117    Summit Marketplace                                              CRF        245,100.60     5.7500      0.0100        0.0100
 118    Alii Sunset Plaza                                               CRF        237,760.32     5.4730      0.0100        0.0100
 119    Rancho Plaza - Thousand Oaks                                    CRF        240,435.48     5.8400      0.0100        0.0100
 120    Woodley Towers                                                  CRF                       5.2700      0.0100        0.0100
 121    Sunnyside Town Center                                          MLML        223,430.28     5.4430      0.0100        0.0100
 122    Walgreen's Fremont                                             MLML        234,086.28     5.4670      0.0100        0.0100
 123    Watson Business Center (95)                                    MLML        979,415.04     9.1000      0.0100        0.0100
 124    Northridge Plaza                                                CRF        211,217.52     5.5000      0.0100        0.0100
 125    Canton Corners Shopping Center (95)                            MLML        621,147.00     8.0000      0.0100        0.0100
 126    2823 Bristol                                                    CRF        203,045.40     5.5920      0.0100        0.0100
 127    John R. Wood Realty                                            MLML        212,365.08     6.2310      0.0100        0.0100
 128    Telegraph Avenue Medical Office Building                        CRF        188,460.60     5.7200      0.0100        0.0100
 129    Beloit Mall                                                     CRF        194,462.76     6.0100      0.0100        0.0100
 130    Dublin Corners                                                 MLML        182,451.48     5.7690      0.0100        0.0100
 131    Super K-Mart Center (95)                                       MLML        319,283.40     8.6250      0.0100        0.0100
 132    1638 Placentia Avenue                                           CRF                       5.6100      0.0100        0.0100
 133    Osco Drug Tucson - Sunrise                                      CRF        171,930.60     5.9600      0.0100        0.0100
 134    Osco Drug Tucson - Broadway                                     CRF        150,439.32     5.9600      0.0100        0.0100
 135    The Bluffs Of Burnsville (95)                                  MLML        244,139.88     8.7500      0.0100        0.0100
 136    4120-4160 Kingsley Apartments                                   CRF        139,296.12     5.7000      0.0100        0.0100
 137    861 South Catalina Street                                       CRF        139,905.12     5.7400      0.0100        0.0100
 138    Storage Plus - Sandy                                            CRF        136,559.76     5.6800      0.0100        0.0100
 139    Settlement Apartments (95)                                     MLML        546,559.20     9.6000      0.0100        0.0100
 140    Cypresswood Center                                             MLML        134,725.08     6.0630                    0.0100
 141    Walgreens Tomball                                               CRF        131,960.52     5.9200      0.0100        0.0100
 142    Medical Specialties Center (95)                                MLML        314,055.84     8.1250      0.0100        0.0100
 143    Harbor Side Apartments (95)                                    MLML        344,713.44     9.4400      0.0100        0.0100
 144    Starbucks - Verizon                                             CRF        116,213.28     5.5300      0.0100        0.0100
 145    Sawtelle Place                                                  CRF        121,653.36     5.9500      0.0100        0.0100
 146    Regency Apartments                                             MLML        112,988.52     5.4150      0.0100        0.0100
 147    Kennestone Professional Bldg. (95)                             MLML        467,289.96     9.3750      0.0100        0.0100
 148    Victorville Pavilion Shops                                      CRF                       5.8600      0.0100        0.0100
 149    Lakeside Apartments                                             CRF         93,300.60     5.0000      0.0100        0.0100
 150    Edmonds Professional Center (95)                               MLML        645,073.56     9.0000      0.0100        0.0100
 151    Off Broadway Plaza                                              CRF         77,342.04     6.0000      0.0100        0.0100
 152    Meadow View Mobile Home Park                                    CRF         82,822.08     6.1200      0.0100        0.0100

                                                                                                                            NET
                                                                                   TRUSTEE AND    SUB SERVICING  ADMIN.  MORTGAGE
LOAN #  PROPERTY NAME                                               ORIGINATOR  PAYING AGENT FEE     FEE RATE     FEE %   RATE %
------  ----------------------------------------------------------  ----------  ----------------  -------------  ------  --------

  80    Sherman Square                                                 MLML          0.0010                       0.021   5.5980
  81    Cambridge Quail                                                 CRF          0.0010                       0.021   5.6090
  82    Kahana Gateway Professional Center - Office                    MLML          0.0010                       0.021   5.2610
  83    Generations Medical Center                                      CRF          0.0010                       0.021   5.6840
  84    17525 Ventura Blvd                                             MLML          0.0010                       0.021   5.5060
  85    Junction Shoppes                                                CRF          0.0010                       0.021   5.3950
  86    1963 Grand Concourse                                            CRF          0.0010                       0.021   5.9290
  87    501 East Virginia Way                                           CRF          0.0010                       0.021   5.2990
  88    San Leandro Medical Office                                      CRF          0.0010                       0.021   5.7490
  89    Rainbow Diablo Medical Building                                 CRF          0.0010                       0.021   5.5090
  90    Country Lakes Apartments                                        CRF          0.0010                       0.021   5.7890
  91    McCar Homes                                                     CRF          0.0010                       0.021   6.0190
  92    Cheyenne Fountains                                              CRF          0.0010                       0.021   5.6950
  93    135 West 27th Street Commercial Corp                           MLML          0.0010                       0.021   6.2290
  94    Times Square Retail Center                                      CRF          0.0010                       0.021   5.8590
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF          0.0010                       0.021   5.9390
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF          0.0010                       0.021   5.2290
  97    Endicott Apartments                                            MLML          0.0010                       0.021   5.3070
  98    Mesa K-Mart (95)                                               MLML          0.0010                       0.021   8.5290
  99    Hunters Point Apartments                                        CRF          0.0010                       0.021   5.6890
 100    Santee Galleria                                                 CRF          0.0010                       0.021   5.1990
 101    Glendale Kmart (95)                                            MLML          0.0010                       0.021   8.5990
 102    Clark Office Building                                           CRF          0.0010                       0.021   5.5690
 103    Walgreen's - Chula Vista                                       MLML          0.0010                       0.021   5.1790
 104    Hickory Hill Estates                                            CRF          0.0010                       0.021   5.1930
 105    Keystone Center                                                MLML          0.0010                       0.021   5.9790
 106    Casa Grande Gateway                                             CRF          0.0010                       0.021   5.5390
 107    16812 Sherman Way                                               CRF          0.0010                       0.021   5.4190
 108    Brookhurst Plaza                                               MLML          0.0010           0.1000      0.111   5.8810
 109    Eastern Boulevard Plaza                                         CRF          0.0010           0.0600      0.081   5.4390
 110    Norco Town & Country Business Center                            CRF          0.0010                       0.021   5.5890
 111    Westlake Professional Center                                    CRF          0.0010                       0.021   5.8990
 112    1318-1332 Wilshire                                              CRF          0.0010                       0.021   5.4720
 113    Crestview Apartments                                           MLML          0.0010                       0.021   5.3940
 114    Redmond Ridge Marketplace                                      MLML          0.0010           0.1000      0.111   5.1490
 115    Walgreens 24th & Florin                                         CRF          0.0010                       0.021   5.4990
 116    Ashby Apartments                                                CRF          0.0010                       0.021   5.7590
 117    Summit Marketplace                                              CRF          0.0010                       0.021   5.7290
 118    Alii Sunset Plaza                                               CRF          0.0010                       0.021   5.4520
 119    Rancho Plaza - Thousand Oaks                                    CRF          0.0010                       0.021   5.8190
 120    Woodley Towers                                                  CRF          0.0010                       0.021   5.2490
 121    Sunnyside Town Center                                          MLML          0.0010                       0.021   5.4220
 122    Walgreen's Fremont                                             MLML          0.0010                       0.021   5.4460
 123    Watson Business Center (95)                                    MLML          0.0010                       0.021   9.0790
 124    Northridge Plaza                                                CRF          0.0010                       0.021   5.4790
 125    Canton Corners Shopping Center (95)                            MLML          0.0010                       0.021   7.9790
 126    2823 Bristol                                                    CRF          0.0010                       0.021   5.5710
 127    John R. Wood Realty                                            MLML          0.0010                       0.021   6.2100
 128    Telegraph Avenue Medical Office Building                        CRF          0.0010                       0.021   5.6990
 129    Beloit Mall                                                     CRF          0.0010                       0.021   5.9890
 130    Dublin Corners                                                 MLML          0.0010                       0.021   5.7480
 131    Super K-Mart Center (95)                                       MLML          0.0010                       0.021   8.6040
 132    1638 Placentia Avenue                                           CRF          0.0010                       0.021   5.5890
 133    Osco Drug Tucson - Sunrise                                      CRF          0.0010                       0.021   5.9390
 134    Osco Drug Tucson - Broadway                                     CRF          0.0010                       0.021   5.9390
 135    The Bluffs Of Burnsville (95)                                  MLML          0.0010                       0.021   8.7290
 136    4120-4160 Kingsley Apartments                                   CRF          0.0010                       0.021   5.6790
 137    861 South Catalina Street                                       CRF          0.0010                       0.021   5.7190
 138    Storage Plus - Sandy                                            CRF          0.0010                       0.021   5.6590
 139    Settlement Apartments (95)                                     MLML          0.0010                       0.021   9.5790
 140    Cypresswood Center                                             MLML          0.0010           0.1000      0.111   5.9520
 141    Walgreens Tomball                                               CRF          0.0010                       0.021   5.8990
 142    Medical Specialties Center (95)                                MLML          0.0010                       0.021   8.1040
 143    Harbor Side Apartments (95)                                    MLML          0.0010                       0.021   9.4190
 144    Starbucks - Verizon                                             CRF          0.0010                       0.021   5.5090
 145    Sawtelle Place                                                  CRF          0.0010                       0.021   5.9290
 146    Regency Apartments                                             MLML          0.0010                       0.021   5.3940
 147    Kennestone Professional Bldg. (95)                             MLML          0.0010                       0.021   9.3540
 148    Victorville Pavilion Shops                                      CRF          0.0010                       0.021   5.8390
 149    Lakeside Apartments                                             CRF          0.0010                       0.021   4.9790
 150    Edmonds Professional Center (95)                               MLML          0.0010                       0.021   8.9790
 151    Off Broadway Plaza                                              CRF          0.0010                       0.021   5.9790
 152    Meadow View Mobile Home Park                                    CRF          0.0010                       0.021   6.0990

                                                                                                               MATURITY/  AMORT
LOAN #  PROPERTY NAME                                               ORIGINATOR  ACCRUAL TYPE  TERM  REM. TERM  ARD DATE    TERM
------  ----------------------------------------------------------  ----------  ------------  ----  ---------  ---------  -----

  80    Sherman Square                                                 MLML       Actual/360   120      118     1/1/2016   360
  81    Cambridge Quail                                                 CRF       Actual/360   120      118     1/8/2016   360
  82    Kahana Gateway Professional Center - Office                    MLML       Actual/360   120      118     1/1/2016   360
  83    Generations Medical Center                                      CRF       Actual/360   120      119     2/8/2016   360
  84    17525 Ventura Blvd                                             MLML       Actual/360   120      118     1/1/2016   360
  85    Junction Shoppes                                                CRF       Actual/360   120      117    12/8/2015   360
  86    1963 Grand Concourse                                            CRF       Actual/360    60       59     2/8/2011   360
  87    501 East Virginia Way                                           CRF       Actual/360   120      117    12/8/2015   360
  88    San Leandro Medical Office                                      CRF       Actual/360   120      119     2/8/2016   360
  89    Rainbow Diablo Medical Building                                 CRF       Actual/360   120      118     1/8/2016   360
  90    Country Lakes Apartments                                        CRF       Actual/360   120      118     1/8/2016   360
  91    McCar Homes                                                     CRF       Actual/360    60       57    12/8/2010   360
  92    Cheyenne Fountains                                              CRF       Actual/360   120      118     1/8/2016   360
  93    135 West 27th Street Commercial Corp                           MLML       Actual/360   240      240     3/1/2026   240
  94    Times Square Retail Center                                      CRF       Actual/360   120      120     3/8/2016   360
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF       Actual/360   120      120     3/8/2016   360
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF       Actual/360   120      115    10/8/2015   360
  97    Endicott Apartments                                            MLML       Actual/360   120      118     1/1/2016     0
  98    Mesa K-Mart (95)                                               MLML       30/360       300      158     5/1/2019   300
  99    Hunters Point Apartments                                        CRF       Actual/360   120      118     1/8/2016   360
 100    Santee Galleria                                                 CRF       Actual/360   120      116    11/8/2015   360
 101    Glendale Kmart (95)                                            MLML       30/360       300      159     6/1/2019   300
 102    Clark Office Building                                           CRF       Actual/360   120      117    12/8/2015   360
 103    Walgreen's - Chula Vista                                       MLML       Actual/360   120      118     1/1/2016   360
 104    Hickory Hill Estates                                            CRF       Actual/360   120      116    11/8/2015   240
 105    Keystone Center                                                MLML       Actual/360   120      120     3/1/2016   360
 106    Casa Grande Gateway                                             CRF       Actual/360   120      116    11/8/2015   300
 107    16812 Sherman Way                                               CRF       Actual/360   120      117    12/8/2015   360
 108    Brookhurst Plaza                                               MLML       Actual/360   120      120     3/1/2016   360
 109    Eastern Boulevard Plaza                                         CRF       Actual/360    84       81    12/8/2012   360
 110    Norco Town & Country Business Center                            CRF       Actual/360   120      119     2/8/2016     0
 111    Westlake Professional Center                                    CRF       Actual/360   120      119     2/8/2016   360
 112    1318-1332 Wilshire                                              CRF       Actual/360   120      117    12/8/2015   360
 113    Crestview Apartments                                           MLML       Actual/360   120      118     1/1/2016   360
 114    Redmond Ridge Marketplace                                      MLML       Actual/360   120      118     1/1/2016   360
 115    Walgreens 24th & Florin                                         CRF       Actual/360   120      119     2/8/2016   396
 116    Ashby Apartments                                                CRF       Actual/360   120      116    11/8/2015   360
 117    Summit Marketplace                                              CRF       Actual/360   120      119     2/8/2016   360
 118    Alii Sunset Plaza                                               CRF       Actual/360   120      117    12/8/2015   360
 119    Rancho Plaza - Thousand Oaks                                    CRF       Actual/360   120      117    12/8/2015   360
 120    Woodley Towers                                                  CRF       Actual/360   120      117    12/8/2015     0
 121    Sunnyside Town Center                                          MLML       Actual/360   120      119     2/1/2016   360
 122    Walgreen's Fremont                                             MLML       Actual/360   120      119     2/1/2016   324
 123    Watson Business Center (95)                                    MLML       30/360       180       46     1/1/2010   180
 124    Northridge Plaza                                                CRF       Actual/360   120      113     8/8/2015   360
 125    Canton Corners Shopping Center (95)                            MLML       Actual/365   215       73     4/1/2012   216
 126    2823 Bristol                                                    CRF       Actual/360   120      116    11/8/2015   360
 127    John R. Wood Realty                                            MLML       Actual/360   108      106     1/1/2015   360
 128    Telegraph Avenue Medical Office Building                        CRF       Actual/360   120      119     2/8/2016   360
 129    Beloit Mall                                                     CRF       Actual/360   120      119     2/8/2016   360
 130    Dublin Corners                                                 MLML       Actual/360   120      119     2/1/2016   360
 131    Super K-Mart Center (95)                                       MLML       Actual/365   299      153    12/1/2018   300
 132    1638 Placentia Avenue                                           CRF       Actual/360   120      119     2/8/2016     0
 133    Osco Drug Tucson - Sunrise                                      CRF       Actual/360   120      119     2/8/2016   360
 134    Osco Drug Tucson - Broadway                                     CRF       Actual/360   120      119     2/8/2016   360
 135    The Bluffs Of Burnsville (95)                                  MLML       Actual/365   241      114     9/1/2015   300
 136    4120-4160 Kingsley Apartments                                   CRF       Actual/360   120      118     1/8/2016   360
 137    861 South Catalina Street                                       CRF       Actual/360   120      117    12/8/2015   360
 138    Storage Plus - Sandy                                            CRF       Actual/360   120      116    11/8/2015   360
 139    Settlement Apartments (95)                                     MLML       Actual/365   186       52     7/1/2010   186
 140    Cypresswood Center                                             MLML       Actual/360   120      120     3/1/2016   360
 141    Walgreens Tomball                                               CRF       Actual/360   120      118     1/8/2016   360
 142    Medical Specialties Center (95)                                MLML       Actual/365   240       94     1/1/2014   240
 143    Harbor Side Apartments (95)                                    MLML       Actual/365   216       83     2/1/2013   216
 144    Starbucks - Verizon                                             CRF       Actual/360   120      117    12/8/2015   360
 145    Sawtelle Place                                                  CRF       Actual/360   120      119     2/8/2016   360
 146    Regency Apartments                                             MLML       Actual/360   120      118     1/1/2016   360
 147    Kennestone Professional Bldg. (95)                             MLML       Actual/365   180       46     1/1/2010   188
 148    Victorville Pavilion Shops                                      CRF       Actual/360   120      120     3/8/2016     0
 149    Lakeside Apartments                                             CRF       Actual/360   120      112     7/8/2015   300
 150    Edmonds Professional Center (95)                               MLML       Actual/365   180       25     4/1/2008   180
 151    Off Broadway Plaza                                              CRF       Actual/360   120      119     2/8/2016   360
 152    Meadow View Mobile Home Park                                    CRF       Actual/360   120      118     1/8/2016   264

LOAN #  PROPERTY NAME                                               ORIGINATOR  REM. AMORT  TITLE TYPE     ARD LOAN
------  ----------------------------------------------------------  ----------  ----------  -------------  --------

  80    Sherman Square                                                 MLML        358      Fee               No
  81    Cambridge Quail                                                 CRF        358      Fee               No
  82    Kahana Gateway Professional Center - Office                    MLML        360      Fee               No
  83    Generations Medical Center                                      CRF        360      Fee               No
  84    17525 Ventura Blvd                                             MLML        360      Fee               No
  85    Junction Shoppes                                                CRF        360      Fee               No
  86    1963 Grand Concourse                                            CRF        359      Fee               No
  87    501 East Virginia Way                                           CRF        357      Fee               No
  88    San Leandro Medical Office                                      CRF        360      Fee               No
  89    Rainbow Diablo Medical Building                                 CRF        360      Fee               No
  90    Country Lakes Apartments                                        CRF        358      Fee               No
  91    McCar Homes                                                     CRF        357      Fee               Yes
  92    Cheyenne Fountains                                              CRF        360      Fee               No
  93    135 West 27th Street Commercial Corp                           MLML        240      Fee               No
  94    Times Square Retail Center                                      CRF        360      Fee               No
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF        360      Fee               No
95.01   Palmdale Meadows Apartments                                     CRF                 Fee
95.02   12th Street Courtyard East                                      CRF                 Fee
  96    North Main Center - Rockford                                    CRF        355      Fee               No
  97    Endicott Apartments                                            MLML          0      Fee               No
  98    Mesa K-Mart (95)                                               MLML        158      Fee               No
  99    Hunters Point Apartments                                        CRF        360      Fee               No
 100    Santee Galleria                                                 CRF        356      Fee               No
 101    Glendale Kmart (95)                                            MLML        159      Fee               No
 102    Clark Office Building                                           CRF        357      Fee               No
 103    Walgreen's - Chula Vista                                       MLML        358      Fee               No
 104    Hickory Hill Estates                                            CRF        236      Fee               No
 105    Keystone Center                                                MLML        360      Fee               No
 106    Casa Grande Gateway                                             CRF        296      Fee               No
 107    16812 Sherman Way                                               CRF        360      Fee               No
 108    Brookhurst Plaza                                               MLML        360      Fee               No
 109    Eastern Boulevard Plaza                                         CRF        360      Fee               No
 110    Norco Town & Country Business Center                            CRF          0      Fee               No
 111    Westlake Professional Center                                    CRF        359      Fee               No
 112    1318-1332 Wilshire                                              CRF        357      Fee               No
 113    Crestview Apartments                                           MLML        360      Fee               No
 114    Redmond Ridge Marketplace                                      MLML        358      Fee               No
 115    Walgreens 24th & Florin                                         CRF        395      Fee               No
 116    Ashby Apartments                                                CRF        360      Fee               No
 117    Summit Marketplace                                              CRF        360      Fee               No
 118    Alii Sunset Plaza                                               CRF        357      Fee/Leasehold     No
 119    Rancho Plaza - Thousand Oaks                                    CRF        360      Fee               No
 120    Woodley Towers                                                  CRF          0      Fee               No
 121    Sunnyside Town Center                                          MLML        360      Fee               No
 122    Walgreen's Fremont                                             MLML        323      Fee               No
 123    Watson Business Center (95)                                    MLML         46      Fee               No
 124    Northridge Plaza                                                CRF        353      Fee               No
 125    Canton Corners Shopping Center (95)                            MLML         74      Fee               No
 126    2823 Bristol                                                    CRF        356      Fee               No
 127    John R. Wood Realty                                            MLML        358      Fee               No
 128    Telegraph Avenue Medical Office Building                        CRF        360      Fee               No
 129    Beloit Mall                                                     CRF        359      Fee               No
 130    Dublin Corners                                                 MLML        360      Fee               No
 131    Super K-Mart Center (95)                                       MLML        154      Fee               No
 132    1638 Placentia Avenue                                           CRF          0      Fee               No
 133    Osco Drug Tucson - Sunrise                                      CRF        359      Fee               No
 134    Osco Drug Tucson - Broadway                                     CRF        359      Fee               No
 135    The Bluffs Of Burnsville (95)                                  MLML        173      Fee               No
 136    4120-4160 Kingsley Apartments                                   CRF        358      Fee               No
 137    861 South Catalina Street                                       CRF        357      Fee               No
 138    Storage Plus - Sandy                                            CRF        356      Fee               No
 139    Settlement Apartments (95)                                     MLML         52      Fee               No
 140    Cypresswood Center                                             MLML        360      Fee               No
 141    Walgreens Tomball                                               CRF        358      Fee               No
 142    Medical Specialties Center (95)                                MLML         94      Leasehold         No
 143    Harbor Side Apartments (95)                                    MLML         83      Fee               No
 144    Starbucks - Verizon                                             CRF        360      Fee               No
 145    Sawtelle Place                                                  CRF        359      Fee               No
 146    Regency Apartments                                             MLML        360      Fee               No
 147    Kennestone Professional Bldg. (95)                             MLML         54      Fee               No
 148    Victorville Pavilion Shops                                      CRF          0      Fee               No
 149    Lakeside Apartments                                             CRF        292      Fee               No
 150    Edmonds Professional Center (95)                               MLML         25      Fee               No
 151    Off Broadway Plaza                                              CRF        359      Fee               No
 152    Meadow View Mobile Home Park                                    CRF        262      Fee               No

                                                                                       ARD             ENVIRONMENTAL    CROSS
LOAN #  PROPERTY NAME                                               ORIGINATOR       STEP UP             INSURANCE    DEFAULTED
------  ----------------------------------------------------------  ----------  ---------------------  -------------  ---------

  80    Sherman Square                                                 MLML                                  No          No
  81    Cambridge Quail                                                 CRF                                  No          No
  82    Kahana Gateway Professional Center - Office                    MLML                                  No          No
  83    Generations Medical Center                                      CRF                                  No          No
  84    17525 Ventura Blvd                                             MLML                                  No          No
  85    Junction Shoppes                                                CRF                                  No          No
  86    1963 Grand Concourse                                            CRF                                  No          No
  87    501 East Virginia Way                                           CRF                                  No          No
  88    San Leandro Medical Office                                      CRF                                  No          No
  89    Rainbow Diablo Medical Building                                 CRF                                  No          No
  90    Country Lakes Apartments                                        CRF                                  No          No
  91    McCar Homes                                                     CRF     Greater of: (i)              No          No
                                                                                Initial Interest
                                                                                Rate plus 5% or (ii)
                                                                                5yr Treasury Rate
                                                                                plus 6.19%.
  92    Cheyenne Fountains                                              CRF                                  No          No
  93    135 West 27th Street Commercial Corp                           MLML                                  No          No
  94    Times Square Retail Center                                      CRF                                  No          No
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF                                  No          No
95.01   Palmdale Meadows Apartments                                     CRF                                  No
95.02   12th Street Courtyard East                                      CRF                                  No
  96    North Main Center - Rockford                                    CRF                                  No          No
  97    Endicott Apartments                                            MLML                                  No          No
  98    Mesa K-Mart (95)                                               MLML                                  No          No
  99    Hunters Point Apartments                                        CRF                                  No          No
 100    Santee Galleria                                                 CRF                                  No          No
 101    Glendale Kmart (95)                                            MLML                                  No          No
 102    Clark Office Building                                           CRF                                  No          No
 103    Walgreen's - Chula Vista                                       MLML                                  No          No
 104    Hickory Hill Estates                                            CRF                                  No          No
 105    Keystone Center                                                MLML                                  No          No
 106    Casa Grande Gateway                                             CRF                                  No          No
 107    16812 Sherman Way                                               CRF                                  No          No
 108    Brookhurst Plaza                                               MLML                                  No          No
 109    Eastern Boulevard Plaza                                         CRF                                  No          No
 110    Norco Town & Country Business Center                            CRF                                  No          No
 111    Westlake Professional Center                                    CRF                                  No          No
 112    1318-1332 Wilshire                                              CRF                                  No          No
 113    Crestview Apartments                                           MLML                                  No          No
 114    Redmond Ridge Marketplace                                      MLML                                  No          No
 115    Walgreens 24th & Florin                                         CRF                                  No          No
 116    Ashby Apartments                                                CRF                                  No          No
 117    Summit Marketplace                                              CRF                                  No          No
 118    Alii Sunset Plaza                                               CRF                                  No          No
 119    Rancho Plaza - Thousand Oaks                                    CRF                                  No          No
 120    Woodley Towers                                                  CRF                                  No          No
 121    Sunnyside Town Center                                          MLML                                  No          No
 122    Walgreen's Fremont                                             MLML                                  No          No
 123    Watson Business Center (95)                                    MLML                                  No          No
 124    Northridge Plaza                                                CRF                                  No          No
 125    Canton Corners Shopping Center (95)                            MLML                                  No          No
 126    2823 Bristol                                                    CRF                                  No          No
 127    John R. Wood Realty                                            MLML                                  No          No
 128    Telegraph Avenue Medical Office Building                        CRF                                  No          No
 129    Beloit Mall                                                     CRF                                  No          No
 130    Dublin Corners                                                 MLML                                  No          No
 131    Super K-Mart Center (95)                                       MLML                                  No          No
 132    1638 Placentia Avenue                                           CRF                                  No          No
 133    Osco Drug Tucson - Sunrise                                      CRF                                  No          No
 134    Osco Drug Tucson - Broadway                                     CRF                                  No          No
 135    The Bluffs Of Burnsville (95)                                  MLML                                  No          No
 136    4120-4160 Kingsley Apartments                                   CRF                                  No          No
 137    861 South Catalina Street                                       CRF                                  No          No
 138    Storage Plus - Sandy                                            CRF                                  No          No
 139    Settlement Apartments (95)                                     MLML                                  No          No
 140    Cypresswood Center                                             MLML                                  No          No
 141    Walgreens Tomball                                               CRF                                  No          No
 142    Medical Specialties Center (95)                                MLML                                  No          No
 143    Harbor Side Apartments (95)                                    MLML                                  No          No
 144    Starbucks - Verizon                                             CRF                                  No          No
 145    Sawtelle Place                                                  CRF                                  No          No
 146    Regency Apartments                                             MLML                                  No          No
 147    Kennestone Professional Bldg. (95)                             MLML                                  No          No
 148    Victorville Pavilion Shops                                      CRF                                  No          No
 149    Lakeside Apartments                                             CRF                                  No          No
 150    Edmonds Professional Center (95)                               MLML                                  No          No
 151    Off Broadway Plaza                                              CRF                                  No          No
 152    Meadow View Mobile Home Park                                    CRF                                  No          No

                                                                                                PARTIAL
                                                                                CROSS           DEFEASANCE  LETTER OF  LOCKBOX IN
LOAN #  PROPERTY NAME                                               ORIGINATOR  COLLATERALIZED  ALLOWED     CREDIT     PLACE
------  ----------------------------------------------------------  ----------  --------------  ----------  ---------  ----------

  80    Sherman Square                                                 MLML     No              No          No         No
  81    Cambridge Quail                                                 CRF     No              No          No         No
  82    Kahana Gateway Professional Center - Office                    MLML     No              No          No         No
  83    Generations Medical Center                                      CRF     No              No          No         Yes
  84    17525 Ventura Blvd                                             MLML     No              No          No         No
  85    Junction Shoppes                                                CRF     No              No          No         No
  86    1963 Grand Concourse                                            CRF     No              No          No         Yes
  87    501 East Virginia Way                                           CRF     No              No          No         No
  88    San Leandro Medical Office                                      CRF     No              No          No         No
  89    Rainbow Diablo Medical Building                                 CRF     No              No          No         No
  90    Country Lakes Apartments                                        CRF     No              No          No         Yes
  91    McCar Homes                                                     CRF     No              No          No         Yes
  92    Cheyenne Fountains                                              CRF     No              No          No         No
  93    135 West 27th Street Commercial Corp                           MLML     No              No          No         No
  94    Times Square Retail Center                                      CRF     No              No          No         Yes
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF     No              No          No         No
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF     No              No          No         Yes
  97    Endicott Apartments                                            MLML     No              No          No         No
  98    Mesa K-Mart (95)                                               MLML     No              No          No         No
  99    Hunters Point Apartments                                        CRF     No              No          No         No
 100    Santee Galleria                                                 CRF     No              No          No         No
 101    Glendale Kmart (95)                                            MLML     No              No          No         No
 102    Clark Office Building                                           CRF     No              No          No         No
 103    Walgreen's - Chula Vista                                       MLML     No              No          No         Yes
 104    Hickory Hill Estates                                            CRF     No              No          Yes        No
 105    Keystone Center                                                MLML     No              No          Yes        No
 106    Casa Grande Gateway                                             CRF     No              No          No         No
 107    16812 Sherman Way                                               CRF     No              No          No         No
 108    Brookhurst Plaza                                               MLML     No              No          No         No
 109    Eastern Boulevard Plaza                                         CRF     No              No          No         Yes
 110    Norco Town & Country Business Center                            CRF     No              No          No         No
 111    Westlake Professional Center                                    CRF     No              No          No         No
 112    1318-1332 Wilshire                                              CRF     No              No          No         No
 113    Crestview Apartments                                           MLML     No              No          Yes        No
 114    Redmond Ridge Marketplace                                      MLML     No              No          No         No
 115    Walgreens 24th & Florin                                         CRF     No              No          No         Yes
 116    Ashby Apartments                                                CRF     No              No          No         No
 117    Summit Marketplace                                              CRF     No              No          No         No
 118    Alii Sunset Plaza                                               CRF     No              No          No         No
 119    Rancho Plaza - Thousand Oaks                                    CRF     No              No          No         No
 120    Woodley Towers                                                  CRF     No              No          No         No
 121    Sunnyside Town Center                                          MLML     No              No          No         No
 122    Walgreen's Fremont                                             MLML     No              No          No         Yes
 123    Watson Business Center (95)                                    MLML     No              No          No         No
 124    Northridge Plaza                                                CRF     No              No          No         No
 125    Canton Corners Shopping Center (95)                            MLML     No              No          No         No
 126    2823 Bristol                                                    CRF     No              No          No         No
 127    John R. Wood Realty                                            MLML     No              No          No         Yes
 128    Telegraph Avenue Medical Office Building                        CRF     No              No          No         No
 129    Beloit Mall                                                     CRF     No              No          No         No
 130    Dublin Corners                                                 MLML     No              No          No         Yes
 131    Super K-Mart Center (95)                                       MLML     No              No          No         No
 132    1638 Placentia Avenue                                           CRF     No              No          No         No
 133    Osco Drug Tucson - Sunrise                                      CRF     No              No          No         No
 134    Osco Drug Tucson - Broadway                                     CRF     No              No          No         Yes
 135    The Bluffs Of Burnsville (95)                                  MLML     No              No          No         No
 136    4120-4160 Kingsley Apartments                                   CRF     No              No          No         No
 137    861 South Catalina Street                                       CRF     No              No          No         No
 138    Storage Plus - Sandy                                            CRF     No              No          No         No
 139    Settlement Apartments (95)                                     MLML     No              No          No         No
 140    Cypresswood Center                                             MLML     No              No          No         No
 141    Walgreens Tomball                                               CRF     No              No          No         Yes
 142    Medical Specialties Center (95)                                MLML     No              No          No         No
 143    Harbor Side Apartments (95)                                    MLML     No              No          No         No
 144    Starbucks - Verizon                                             CRF     No              No          No         No
 145    Sawtelle Place                                                  CRF     No              No          No         No
 146    Regency Apartments                                             MLML     No              No          Yes        No
 147    Kennestone Professional Bldg. (95)                             MLML     No              No          No         No
 148    Victorville Pavilion Shops                                      CRF     No              No          No         No
 149    Lakeside Apartments                                             CRF     No              No          No         No
 150    Edmonds Professional Center (95)                               MLML     No              No          No         No
 151    Off Broadway Plaza                                              CRF     No              No          No         No
 152    Meadow View Mobile Home Park                                    CRF     No              Yes         No         Yes

                                                                                            UPFRONT      UPFRONT      UPFRONT
                                                                                HOLDBACK  ENGINEERING     CAPEX       ENVIR.
LOAN #  PROPERTY NAME                                               ORIGINATOR  AMOUNT    RESERVE ($)  RESERVE ($)  RESERVE ($)
------  ----------------------------------------------------------  ----------  --------  -----------  -----------  -----------

  80    Sherman Square                                                 MLML                 26,200
  81    Cambridge Quail                                                 CRF
  82    Kahana Gateway Professional Center - Office                    MLML                 19,219
  83    Generations Medical Center                                      CRF
  84    17525 Ventura Blvd                                             MLML
  85    Junction Shoppes                                                CRF                  6,875
  86    1963 Grand Concourse                                            CRF
  87    501 East Virginia Way                                           CRF
  88    San Leandro Medical Office                                      CRF
  89    Rainbow Diablo Medical Building                                 CRF
  90    Country Lakes Apartments                                        CRF                 14,474
  91    McCar Homes                                                     CRF
  92    Cheyenne Fountains                                              CRF                               90,000
  93    135 West 27th Street Commercial Corp                           MLML                 17,813
  94    Times Square Retail Center                                      CRF
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF                              103,665
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF
  97    Endicott Apartments                                            MLML
  98    Mesa K-Mart (95)                                               MLML
  99    Hunters Point Apartments                                        CRF                  9,113
 100    Santee Galleria                                                 CRF
 101    Glendale Kmart (95)                                            MLML
 102    Clark Office Building                                           CRF
 103    Walgreen's - Chula Vista                                       MLML
 104    Hickory Hill Estates                                            CRF
 105    Keystone Center                                                MLML
 106    Casa Grande Gateway                                             CRF
 107    16812 Sherman Way                                               CRF
 108    Brookhurst Plaza                                               MLML
 109    Eastern Boulevard Plaza                                         CRF
 110    Norco Town & Country Business Center                            CRF
 111    Westlake Professional Center                                    CRF                 35,625
 112    1318-1332 Wilshire                                              CRF
 113    Crestview Apartments                                           MLML
 114    Redmond Ridge Marketplace                                      MLML
 115    Walgreens 24th & Florin                                         CRF
 116    Ashby Apartments                                                CRF
 117    Summit Marketplace                                              CRF
 118    Alii Sunset Plaza                                               CRF                 18,750
 119    Rancho Plaza - Thousand Oaks                                    CRF
 120    Woodley Towers                                                  CRF                    869
 121    Sunnyside Town Center                                          MLML                               31,157      350,000
 122    Walgreen's Fremont                                             MLML
 123    Watson Business Center (95)                                    MLML
 124    Northridge Plaza                                                CRF                247,260
 125    Canton Corners Shopping Center (95)                            MLML
 126    2823 Bristol                                                    CRF                 65,000         7,500
 127    John R. Wood Realty                                            MLML
 128    Telegraph Avenue Medical Office Building                        CRF                                               625
 129    Beloit Mall                                                     CRF
 130    Dublin Corners                                                 MLML
 131    Super K-Mart Center (95)                                       MLML
 132    1638 Placentia Avenue                                           CRF                  4,375
 133    Osco Drug Tucson - Sunrise                                      CRF
 134    Osco Drug Tucson - Broadway                                     CRF
 135    The Bluffs Of Burnsville (95)                                  MLML
 136    4120-4160 Kingsley Apartments                                   CRF
 137    861 South Catalina Street                                       CRF                  7,516
 138    Storage Plus - Sandy                                            CRF
 139    Settlement Apartments (95)                                     MLML
 140    Cypresswood Center                                             MLML                 90,656                      4,500
 141    Walgreens Tomball                                               CRF
 142    Medical Specialties Center (95)                                MLML
 143    Harbor Side Apartments (95)                                    MLML
 144    Starbucks - Verizon                                             CRF
 145    Sawtelle Place                                                  CRF
 146    Regency Apartments                                             MLML
 147    Kennestone Professional Bldg. (95)                             MLML
 148    Victorville Pavilion Shops                                      CRF
 149    Lakeside Apartments                                             CRF                  6,563
 150    Edmonds Professional Center (95)                               MLML
 151    Off Broadway Plaza                                              CRF
 152    Meadow View Mobile Home Park                                    CRF                 11,250

                                                                                  UPFRONT      UPFRONT      UPFRONT      UPFRONT
                                                                                   TI/LC       RE TAX        INS.         OTHER
LOAN #  PROPERTY NAME                                               ORIGINATOR  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
------  ----------------------------------------------------------  ----------  -----------  -----------  -----------  -----------

  80    Sherman Square                                                 MLML                    23,536        5,631
  81    Cambridge Quail                                                 CRF        90,000       7,919                    150,000
  82    Kahana Gateway Professional Center - Office                    MLML       110,000      11,234        5,707
  83    Generations Medical Center                                      CRF                    20,778
  84    17525 Ventura Blvd                                             MLML       150,000
  85    Junction Shoppes                                                CRF        75,000      31,280
  86    1963 Grand Concourse                                            CRF                    38,292        4,885
  87    501 East Virginia Way                                           CRF                    12,390
  88    San Leandro Medical Office                                      CRF                     7,001          956       135,000
  89    Rainbow Diablo Medical Building                                 CRF       200,000       7,895
  90    Country Lakes Apartments                                        CRF                     5,884        4,764
  91    McCar Homes                                                     CRF                    14,601        4,245
  92    Cheyenne Fountains                                              CRF       125,000                      803
  93    135 West 27th Street Commercial Corp                           MLML                    76,878        3,861
  94    Times Square Retail Center                                      CRF                                 10,686
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF                                              500,000
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF                    17,515       18,815        40,000
  97    Endicott Apartments                                            MLML                                               70,196
  98    Mesa K-Mart (95)                                               MLML
  99    Hunters Point Apartments                                        CRF                    18,548        2,637
 100    Santee Galleria                                                 CRF                    12,538        9,414
 101    Glendale Kmart (95)                                            MLML
 102    Clark Office Building                                           CRF                   110,000       26,449
 103    Walgreen's - Chula Vista                                       MLML                                               26,357
 104    Hickory Hill Estates                                            CRF                    50,298       26,664
 105    Keystone Center                                                MLML                    19,538        4,870
 106    Casa Grande Gateway                                             CRF
 107    16812 Sherman Way                                               CRF                    21,106        6,250
 108    Brookhurst Plaza                                               MLML                     4,845          320
 109    Eastern Boulevard Plaza                                         CRF        50,000      36,122        3,350
 110    Norco Town & Country Business Center                            CRF                    12,508          923
 111    Westlake Professional Center                                    CRF       100,000       5,863        1,133
 112    1318-1332 Wilshire                                              CRF                     6,510
 113    Crestview Apartments                                           MLML                    24,662       14,998           250
 114    Redmond Ridge Marketplace                                      MLML        50,000       1,769
 115    Walgreens 24th & Florin                                         CRF                                               50,000
 116    Ashby Apartments                                                CRF                    12,143                    550,000
 117    Summit Marketplace                                              CRF                                    386
 118    Alii Sunset Plaza                                               CRF                    13,515
 119    Rancho Plaza - Thousand Oaks                                    CRF       100,000      14,802        1,282
 120    Woodley Towers                                                  CRF                    19,266        9,183
 121    Sunnyside Town Center                                          MLML       168,750       7,373          963
 122    Walgreen's Fremont                                             MLML                                               39,014
 123    Watson Business Center (95)                                    MLML                    85,788
 124    Northridge Plaza                                                CRF                    45,694        8,090       300,000
 125    Canton Corners Shopping Center (95)                            MLML                    10,252       10,259
 126    2823 Bristol                                                    CRF       150,000       4,720        8,535
 127    John R. Wood Realty                                            MLML                     2,231        9,685
 128    Telegraph Avenue Medical Office Building                        CRF       100,000      18,500        1,063
 129    Beloit Mall                                                     CRF        25,000                      177
 130    Dublin Corners                                                 MLML                                    386       192,745
 131    Super K-Mart Center (95)                                       MLML
 132    1638 Placentia Avenue                                           CRF                     6,743          761
 133    Osco Drug Tucson - Sunrise                                      CRF
 134    Osco Drug Tucson - Broadway                                     CRF
 135    The Bluffs Of Burnsville (95)                                  MLML
 136    4120-4160 Kingsley Apartments                                   CRF                    11,911        4,750
 137    861 South Catalina Street                                       CRF                     5,824        5,755
 138    Storage Plus - Sandy                                            CRF
 139    Settlement Apartments (95)                                     MLML                    54,800       28,673
 140    Cypresswood Center                                             MLML                     6,760                    400,000
 141    Walgreens Tomball                                               CRF
 142    Medical Specialties Center (95)                                MLML                    10,501        3,270
 143    Harbor Side Apartments (95)                                    MLML                    32,274
 144    Starbucks - Verizon                                             CRF                    17,500          401
 145    Sawtelle Place                                                  CRF                     3,341          467
 146    Regency Apartments                                             MLML                     8,524        6,508
 147    Kennestone Professional Bldg. (95)                             MLML                    30,160        5,290
 148    Victorville Pavilion Shops                                      CRF                    32,810        2,305
 149    Lakeside Apartments                                             CRF                     2,743        1,600
 150    Edmonds Professional Center (95)                               MLML                    25,254        2,054
 151    Off Broadway Plaza                                              CRF        50,000       3,293          727
 152    Meadow View Mobile Home Park                                    CRF                    27,222          621

                                                                                  MONTHLY        MONTHLY        MONTHLY
                                                                                   CAPEX          CAPEX          TI/LC
LOAN #  PROPERTY NAME                                               ORIGINATOR  RESERVE ($)  RESERVE CAP ($)  RESERVE ($)
------  ----------------------------------------------------------  ----------  -----------  ---------------  -----------

  80    Sherman Square                                                 MLML          393                           833
  81    Cambridge Quail                                                 CRF        1,080
  82    Kahana Gateway Professional Center - Office                    MLML          354         19,500
  83    Generations Medical Center                                      CRF          469
  84    17525 Ventura Blvd                                             MLML          803         29,000
  85    Junction Shoppes                                                CRF        4,222                         2,455
  86    1963 Grand Concourse                                            CRF          350                         3,938
  87    501 East Virginia Way                                           CRF        3,000
  88    San Leandro Medical Office                                      CRF          374                         2,665
  89    Rainbow Diablo Medical Building                                 CRF                                      2,528
  90    Country Lakes Apartments                                        CRF        2,750
  91    McCar Homes                                                     CRF          467
  92    Cheyenne Fountains                                              CRF                                      2,363
  93    135 West 27th Street Commercial Corp                           MLML        1,350
  94    Times Square Retail Center                                      CRF
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF        1,959         84,600
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF        3,453                         4,111
  97    Endicott Apartments                                            MLML
  98    Mesa K-Mart (95)                                               MLML
  99    Hunters Point Apartments                                        CRF        2,427
 100    Santee Galleria                                                 CRF
 101    Glendale Kmart (95)                                            MLML
 102    Clark Office Building                                           CRF          689                         3,443
 103    Walgreen's - Chula Vista                                       MLML
 104    Hickory Hill Estates                                            CRF        2,500         60,000
 105    Keystone Center                                                MLML          787
 106    Casa Grande Gateway                                             CRF          210                         2,500
 107    16812 Sherman Way                                               CRF        1,096
 108    Brookhurst Plaza                                               MLML          141                         1,368
 109    Eastern Boulevard Plaza                                         CRF          516
 110    Norco Town & Country Business Center                            CRF
 111    Westlake Professional Center                                    CRF          372                         3,015
 112    1318-1332 Wilshire                                              CRF
 113    Crestview Apartments                                           MLML        3,938
 114    Redmond Ridge Marketplace                                      MLML
 115    Walgreens 24th & Florin                                         CRF
 116    Ashby Apartments                                                CRF        1,021
 117    Summit Marketplace                                              CRF          239                           597
 118    Alii Sunset Plaza                                               CRF          381                           950
 119    Rancho Plaza - Thousand Oaks                                    CRF          331                         2,068
 120    Woodley Towers                                                  CRF
 121    Sunnyside Town Center                                          MLML          524                         1,987
 122    Walgreen's Fremont                                             MLML
 123    Watson Business Center (95)                                    MLML
 124    Northridge Plaza                                                CRF                                      2,000
 125    Canton Corners Shopping Center (95)                            MLML
 126    2823 Bristol                                                    CRF
 127    John R. Wood Realty                                            MLML          159
 128    Telegraph Avenue Medical Office Building                        CRF          263
 129    Beloit Mall                                                     CRF          267                         1,333
 130    Dublin Corners                                                 MLML           83                           555
 131    Super K-Mart Center (95)                                       MLML
 132    1638 Placentia Avenue                                           CRF
 133    Osco Drug Tucson - Sunrise                                      CRF          169
 134    Osco Drug Tucson - Broadway                                     CRF          169
 135    The Bluffs Of Burnsville (95)                                  MLML
 136    4120-4160 Kingsley Apartments                                   CRF
 137    861 South Catalina Street                                       CRF
 138    Storage Plus - Sandy                                            CRF          759
 139    Settlement Apartments (95)                                     MLML
 140    Cypresswood Center                                             MLML          322                         1,667
 141    Walgreens Tomball                                               CRF          166                           553
 142    Medical Specialties Center (95)                                MLML
 143    Harbor Side Apartments (95)                                    MLML
 144    Starbucks - Verizon                                             CRF          667                           513
 145    Sawtelle Place                                                  CRF
 146    Regency Apartments                                             MLML        1,815
 147    Kennestone Professional Bldg. (95)                             MLML
 148    Victorville Pavilion Shops                                      CRF
 149    Lakeside Apartments                                             CRF        1,333
 150    Edmonds Professional Center (95)                               MLML
 151    Off Broadway Plaza                                              CRF          237                           833
 152    Meadow View Mobile Home Park                                    CRF          208

                                                                                MONTHLY  MONTHLY  MONTHLY  MONTHLY
                                                                                 TI/LC   RE TAX    INS.     OTHER
                                                                                RESERVE  RESERVE  RESERVE  RESERVE   GRACE
LOAN #  PROPERTY NAME                                               ORIGINATOR  CAP ($)   ($)      ($)       ($)    PERIOD
------  ----------------------------------------------------------  ----------  -------  -------  -------  -------  ------

  80    Sherman Square                                                 MLML      50,000    5,884   1,021               5
  81    Cambridge Quail                                                 CRF      90,000    3,960                       0
  82    Kahana Gateway Professional Center - Office                    MLML                1,966   1,902               5
  83    Generations Medical Center                                      CRF                5,805     521               0
  84    17525 Ventura Blvd                                             MLML                3,818                       5
  85    Junction Shoppes                                                CRF     104,000    7,820     695               0
  86    1963 Grand Concourse                                            CRF     225,000    6,382   2,443               0
  87    501 East Virginia Way                                           CRF                4,130   2,554               0
  88    San Leandro Medical Office                                      CRF                7,001     956               0
  89    Rainbow Diablo Medical Building                                 CRF     200,000    3,947     733               0
  90    Country Lakes Apartments                                        CRF                5,884   4,764               0
  91    McCar Homes                                                     CRF                7,301   1,415               0
  92    Cheyenne Fountains                                              CRF     125,000    3,045     803               0
  93    135 West 27th Street Commercial Corp                           MLML               25,626   1,931               5
  94    Times Square Retail Center                                      CRF                5,705   1,527               0
  95    Palmdale Meadows and 12th Street Courtyard East Apartments      CRF                5,110   1,770               0
95.01   Palmdale Meadows Apartments                                     CRF
95.02   12th Street Courtyard East                                      CRF
  96    North Main Center - Rockford                                    CRF     410,000    8,758   1,882               0
  97    Endicott Apartments                                            MLML                                            5
  98    Mesa K-Mart (95)                                               MLML                                            0
  99    Hunters Point Apartments                                        CRF                9,274   2,637               0
 100    Santee Galleria                                                 CRF                6,269     941               0
 101    Glendale Kmart (95)                                            MLML                                            0
 102    Clark Office Building                                           CRF     123,933    5,417   3,778               0
 103    Walgreen's - Chula Vista                                       MLML                                            5
 104    Hickory Hill Estates                                            CRF               11,759   2,424               0
 105    Keystone Center                                                MLML                3,256     812               5
 106    Casa Grande Gateway                                             CRF      75,000                                0
 107    16812 Sherman Way                                               CRF                5,277   1,042               0
 108    Brookhurst Plaza                                               MLML      45,000    2,407     160               5
 109    Eastern Boulevard Plaza                                         CRF     200,000    5,216   1,675               0
 110    Norco Town & Country Business Center                            CRF                6,313     923               0
 111    Westlake Professional Center                                    CRF     225,000    2,931     618               0
 112    1318-1332 Wilshire                                              CRF                2,170     197               0
 113    Crestview Apartments                                           MLML                6,165   4,999               5
 114    Redmond Ridge Marketplace                                      MLML                  884     842               5
 115    Walgreens 24th & Florin                                         CRF                                            0
 116    Ashby Apartments                                                CRF                2,024   1,021               0
 117    Summit Marketplace                                              CRF      21,509    3,099     192               0
 118    Alii Sunset Plaza                                               CRF                3,379   1,506               0
 119    Rancho Plaza - Thousand Oaks                                    CRF      74,450    4,934     641               0
 120    Woodley Towers                                                  CRF                3,712   1,020               0
 121    Sunnyside Town Center                                          MLML                3,687     481               5
 122    Walgreen's Fremont                                             MLML                                            5
 123    Watson Business Center (95)                                    MLML               18,853                       3
 124    Northridge Plaza                                                CRF     350,000    5,712   1,011               0
 125    Canton Corners Shopping Center (95)                            MLML                4,026     545              10
 126    2823 Bristol                                                    CRF                1,573     711               0
 127    John R. Wood Realty                                            MLML                  744   1,937    3,166      5
 128    Telegraph Avenue Medical Office Building                        CRF                4,118     532               0
 129    Beloit Mall                                                     CRF      75,000    6,755     177               0
 130    Dublin Corners                                                 MLML      19,980    4,472     386               5
 131    Super K-Mart Center (95)                                       MLML                                            0
 132    1638 Placentia Avenue                                           CRF                4,440     761               0
 133    Osco Drug Tucson - Sunrise                                      CRF                                            0
 134    Osco Drug Tucson - Broadway                                     CRF                                            0
 135    The Bluffs Of Burnsville (95)                                  MLML                                            0
 136    4120-4160 Kingsley Apartments                                   CRF                1,702     948               0
 137    861 South Catalina Street                                       CRF                2,912   1,151               0
 138    Storage Plus - Sandy                                            CRF                2,856     416               0
 139    Settlement Apartments (95)                                     MLML               10,976   2,606               0
 140    Cypresswood Center                                             MLML      40,000    3,380     525               5
 141    Walgreens Tomball                                               CRF                                            0
 142    Medical Specialties Center (95)                                MLML                3,649     725               0
 143    Harbor Side Apartments (95)                                    MLML               13,873                       0
 144    Starbucks - Verizon                                             CRF                1,250     401               0
 145    Sawtelle Place                                                  CRF                1,670     233               0
 146    Regency Apartments                                             MLML                2,131   2,169               5
 147    Kennestone Professional Bldg. (95)                             MLML                6,876     761              10
 148    Victorville Pavilion Shops                                      CRF                4,102   1,152               0
 149    Lakeside Apartments                                             CRF                2,743   1,180               0
 150    Edmonds Professional Center (95)                               MLML                5,050     846              10
 151    Off Broadway Plaza                                              CRF      80,000    1,647     364               0
 152    Meadow View Mobile Home Park                                    CRF                2,269     311               0

                                   SCHEDULE II

           LIST OF MORTGAGE LOANS WITH SECURED CREDITOR ENVIRONMENTAL
                               INSURANCE POLICIES

                                     [None.]

                                      II-1

                                  SCHEDULE III

                                   [RESERVED.]

                                      III-1

                                   SCHEDULE IV

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                                      IV-1

                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

     DATE       PRINCIPAL BALANCE                DATE       PRINCIPAL BALANCE
--------------  -----------------           --------------  -----------------
   3/30/2006     121,000,000.00                1/12/2011     121,000,000.00
   4/12/2006     121,000,000.00                2/12/2011     121,000,000.00
   5/12/2006     121,000,000.00                3/12/2011     120,903,489.72
   6/12/2006     121,000,000.00                4/12/2011     119,263,153.59
   7/12/2006     121,000,000.00                5/12/2011     117,423,271.18
   8/12/2006     121,000,000.00                6/12/2011     115,765,529.75
   9/12/2006     121,000,000.00                7/12/2011     113,908,693.66
  10/12/2006     121,000,000.00                8/12/2011     112,233,372.50
  11/12/2006     121,000,000.00                9/12/2011     110,549,655.74
  12/12/2006     121,000,000.00               10/12/2011     108,667,517.33
   1/12/2007     121,000,000.00               11/12/2011     106,965,960.26
   2/12/2007     121,000,000.00               12/12/2011      93,234,012.06
   3/12/2007     121,000,000.00                1/12/2012      91,527,076.71
   4/12/2007     121,000,000.00                2/12/2012      89,811,585.42
   5/12/2007     121,000,000.00                3/12/2012      87,714,169.08
   6/12/2007     121,000,000.00                4/12/2012      85,981,054.08
   7/12/2007     121,000,000.00                5/12/2012      84,103,516.34
   8/12/2007     121,000,000.00                6/12/2012      82,402,760.59
   9/12/2007     121,000,000.00                7/12/2012      80,508,043.37
  10/12/2007     121,000,000.00                8/12/2012      78,789,476.74
  11/12/2007     121,000,000.00                9/12/2012      76,894,759.52
  12/12/2007     121,000,000.00               10/12/2012      75,000,042.30
   1/12/2008     121,000,000.00               11/12/2012      73,281,475.67
   2/12/2008     121,000,000.00               12/12/2012      71,562,909.04
   3/12/2008     121,000,000.00                1/12/2013      69,844,342.41
   4/12/2008     121,000,000.00                2/12/2013      68,125,775.78
   5/12/2008     121,000,000.00                3/12/2013      66,152,841.19
   6/12/2008     121,000,000.00                4/12/2013      64,365,749.69
   7/12/2008     121,000,000.00                5/12/2013      62,387,684.74
   8/12/2008     121,000,000.00                6/12/2013      60,581,928.38
   9/12/2008     121,000,000.00                7/12/2013      58,585,681.10
  10/12/2008     121,000,000.00                8/12/2013      56,761,074.89
  11/12/2008     121,000,000.00                9/12/2013      54,927,411.09
  12/12/2008     121,000,000.00               10/12/2013      52,903,976.82
   1/12/2009     121,000,000.00               11/12/2013      51,051,186.39
   2/12/2009     121,000,000.00               12/12/2013      49,009,119.60
   3/12/2009     121,000,000.00                1/12/2014      47,137,497.51
   4/12/2009     121,000,000.00                2/12/2014      45,282,269.33
   5/12/2009     121,000,000.00                3/12/2014      42,880,275.06
   6/12/2009     121,000,000.00                4/12/2014      41,004,074.41
   7/12/2009     121,000,000.00                5/12/2014      38,940,054.70
   8/12/2009     121,000,000.00                6/12/2014      37,044,410.29
   9/12/2009     121,000,000.00                7/12/2014      34,961,448.68
  10/12/2009     121,000,000.00                8/12/2014      33,046,168.97
  11/12/2009     121,000,000.00                9/12/2014      31,121,427.71
  12/12/2009     121,000,000.00               10/12/2014      29,010,119.22
   1/12/2010     121,000,000.00               11/12/2014      27,065,455.87
   2/12/2010     121,000,000.00               12/12/2014      24,934,739.11
   3/12/2010     121,000,000.00                1/12/2015      20,456,470.00
   4/12/2010     121,000,000.00                2/12/2015      18,486,190.38
   5/12/2010     121,000,000.00                3/12/2015      15,980,895.00
   6/12/2010     121,000,000.00                4/12/2015      13,988,556.22
   7/12/2010     121,000,000.00                5/12/2015      11,811,960.61
   8/12/2010     121,000,000.00                6/12/2015       9,799,040.04
   9/12/2010     121,000,000.00                7/12/2015       7,602,392.85
  10/12/2010     121,000,000.00                8/12/2015                --
  11/12/2010     121,000,000.00                9/12/2015                --
  12/12/2010     121,000,000.00

                                      IV-2

                                   SCHEDULE V

        SUB-SERVICERS AS TO WHICH SUB-SERVICING AGREEMENTS ARE IN EFFECT
                               ON THE CLOSING DATE

1.   GMAC Commercial Mortgage Corporation.

2.   ARCS Commercial Mortgage Co., LP.

3.   Columbia National Real Estate Finance, LLC.

                                       V-1

                                   SCHEDULE VI

                        LIST OF MORTGAGE LOANS REQUIRING
                        OPERATIONS AND MAINTENANCE PLANS

MORTGAGE LOAN SELLER                LOAN NAME
--------------------                ---------
Countrywide                         Lakewood Apartments
Countrywide                         25th Street Plaza
Countrywide                         Monroe Plaza
Countrywide                         Cloud Springs Plaza
Countrywide                         Kings Fairground Plaza
Countrywide                         Martintown Plaza
Countrywide                         New Smyrna Beach Shopping Center
Countrywide                         Mountainville Shopping Center
Countrywide                         Birney Mall
Countrywide                         Home Depot
Countrywide                         Dunmore Plaza
Countrywide                         Shillington Plaza
Countrywide                         Prince Georges Center II
Countrywide                         Osborn Medical Plaza
Countrywide                         Colonial Mall Glynn Place
Countrywide                         2740 West 79th Street
Countrywide                         1798 and 1800 Busse Highway
Countrywide                         Doubletree Club Hotel
Countrywide                         Storage I (CA)
Countrywide                         FNBA - Fountainhead Building
Countrywide                         Hilton Salt Lake City Airport
Countrywide                         Sunset View Apartments
Countrywide                         60 East Lake
Countrywide                         Meridian Business Center
Countrywide                         Crenshaw Medical Arts Center
Countrywide                         Bond Hotel Master Leases
Countrywide                         Baggett Office & Shaw #2 Warehouse
Countrywide                         R & R Plaza
Countrywide                         1963 Grand Concourse
Countrywide                         Moon Valley Plaza
Countrywide                         Rainbow Diablo Medical Building
Countrywide                         Country Lakes Apartments
Countrywide                         Santee Galleria
Countrywide                         16812 Sherman Way
Countrywide                         Ashby Apartments
Countrywide                         Woodley Towers
Countrywide                         2823 Bristol
MLML                                135 West 27th Street Commercial Corp
MLML                                San Dimas Plaza
MLML                                The Crossing at Fry Road
MLML                                Brice Park
MLML                                Fashion Corner
MLML                                Bristol Plaza
MLML                                McKinley Plaza
MLML                                Green River Plaza
MLML                                Hunting Hills
MLML                                Wisteria Village
MLML                                Kmart Plaza
MLML                                Packard Plaza
MLML                                University Mall
MLML                                60 State Street
MLML                                Radisson Indianapolis Downtown
MLML                                Hilton St. Peterburg
MLML                                Embassy Suites Palm Beach
MLML                                Hilton Nassau - Houston
MLML                                Crowne Plaza Beverly Hills
MLML                                Radisson Fort Worth
MLML                                1350 Duane Avenue
MLML                                Airport Square
MLML                                La Crosse Industrial
MLML                                Village Faire Shopping Center
MLML                                University Collection Shopping Center
MLML                                Phoenix Industrial Portfolio
MLML                                9602 West Buckeye Road
MLML                                Brookhollow Shopping Center
MLML                                Encino Valley Shopping Center
MLML                                GN Resound
MLML                                Cranberry Plaza
MLML                                6221 Wilshire Boulevard
MLML                                Tidewater Estates
MLML                                Porterwood Shopping Center
MLML                                10 Duff Road
MLML                                Parkway East Professional Center
MLML                                400 Seco Road
MLML                                119 North 4th Street
MLML                                The Bluffs Of Burnsville
MLML                                Settlement Apartments
MLML                                Harbor Side Apartments
MLML                                Regency Apartments
MLML                                Kennestone Professional Bldg.
MLML                                Kenwood Town Center

                                      VI-1

                                  SCHEDULE VII

                      LIST OF MERRILL TRUST MORTGAGE LOANS
                WITH LATE PAYMENT CHARGES DUE PRIOR TO EXPIRATION
                       OF THEIR PAYMENT DATE GRACE PERIODS

                                     [None.]

                                      VII-1

                                   EXHIBIT A-1

                       FORM OF CLASS A-1, A-2, A-3, A-3FL,
                      A-3B, A-SB, A-4 AND A-1A CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
         CLASS [A-1] [A-2] [A-3] [A-3FL] [A-3B] [A-SB] [A-4] AND [A-1A]
           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: April 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [A-1] [A-2] [A-3] [A-3FL] [A-3B] [A-SB] [A-4] [A-1A]

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$____________

Class Principal Balance of all the Class [A-1] [A-2] [A-3] [A-3FL] [A-3B] [A-SB]
[A-4] [A-1A] Certificates as of the Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.: ________

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

[EXCEPT FOR CLASS A-3FL CERTIFICATES: SOLELY FOR U.S. FEDERAL INCOME TAX
PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS A-3FL CERTIFICATES ONLY: SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR
TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT
AND A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A
"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.]

[FOR CLASS A-3FL CERTIFICATES ONLY: THE PASS-THROUGH RATE ON THIS CERTIFICATE IS
BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE

                                      A-1-2

OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH
RATE ON THIS CLASS A-3FL CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE
UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may

                                      A-1-3

be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          [FOR CLASS A-3FL CERTIFICATES ONLY:] For so long as a Class A-3FL
Distribution Conversion has not occurred and become permanent, any Transferee of this Certificate shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is eligible for the exemptive relief available under any of Prohibited Transaction Class Exemption
("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

                                      A-1-4

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B, Class
A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class B, Class C
and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class
R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any

                                      A-1-5

time by the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-3FL] [A-3B] [A-SB] [A-4]
[A-1A] Certificates referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-1-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

               I (we) further direct the issuance of a new Commercial Mortgage
               Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
               Mortgage Pass-Through Certificate to the following address: _____
               _________________________________________________________________
               _________________________________________________________________

Dated: __________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of
               distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________

               _________________________________________________________________
               for the account of ______________________________________________

               ________________________________________________________________.

               Distributions made by check (such check to be made payable to ___
               ______________________) and all applicable statements and notices should be mailed to _____________________________________________

               ________________________________________________________________.

               This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-1-8

                                   EXHIBIT A-2

                                   [RESERVED]

                                     A-2-1

                                   EXHIBIT A-3

                          FORM OF CLASS X CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: April 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. X -

Initial Certificate Notional Amount of this Certificate as of the Closing Date:
$____________

Original Class X Notional Amount of all the Class X Certificates as of the
Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

CUSIP No.: ____________

ISIN No.: ____________

                                       A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER

                                     A-3-2

HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO
DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS
CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As

                                     A-3-3

provided in the Agreement, withdrawals from the Collection Account, the
Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                                      A-3-4

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to

                                     A-3-5

have represented and warranted that all the certifications set forth in Exhibit
E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,

                                     A-3-6

Countrywide Securities Corporation, the Trustee, any Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of Fitch or S&P and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Fiscal Agent, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee, if a
Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or

                                     A-3-7

Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage

                                     A-3-8

Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B, Class
A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class B, Class C
and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class
R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION, as
                                        Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address:
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated: __________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-11

                                   EXHIBIT A-4

                  FORM OF CLASS AM, AJ, B, C AND D CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
          CLASS [AM] [AJ] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: April 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [AM] [AJ] [B] [C] [D] -___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$____________

Class Principal Balance of all the Class [AM] [AJ] [B] [C] [D] Certificates as
of the Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

CUSIP No.: _____________

ISIN No: _______________

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                      A-4-2

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                      A-4-3

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the

                                      A-4-4

Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B, Class
A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class B, Class C
and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class
R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-4-5

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [AM] [AJ] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                                      A-4-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address:

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

Dated: __________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          ______________________________________________________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to
          _____________________________________________________________) and
          all applicable statements and notices should be mailed to
          ______________________________________________________________________

          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-4-8

                                   EXHIBIT A-5

                 FORM OF CLASS AN-FL, E, F, G AND H CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
         CLASS [AN-FL] [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: April 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [AN-FL] [E] [F] [G] [H]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$____________

Class Principal Balance of all the Class [AN-FL] [E] [F] [G] [H] Certificates as
of the Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

CUSIP No.: _______

ISIN No.: ________

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[EXCEPT FOR CLASS AN-FL CERTIFICATES: SOLELY FOR U.S. FEDERAL INCOME TAX
PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE

                                      A-5-2

MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS AN-FL CERTIFICATES ONLY: SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR
TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT
AND A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A
"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.]

[FOR CLASS AN-FL CERTIFICATES ONLY: THE PASS-THROUGH RATE ON THIS CERTIFICATE IS
BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES
IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS AN-FL
CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE UNDER CERTAIN
CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in

                                      A-5-3

respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate

          issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-5-4

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect

                                      A-5-5

such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and

                                      A-5-6

in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, any Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to

                                      A-5-7

register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of Fitch or S&P, and this
Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Fiscal
Agent, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X)
and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

          [FOR CLASS AN-FL ONLY:] In addition to the certification required pursuant to clause (iii) of the foregoing paragraph if this certificate if rated in one of the four highest generic rating categories by either of Fitch or S&P and this certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, for so
long as a Class AN-FL Distribution Conversion has not occurred and become permanent, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective
Transferee a certification to the effect that the purchase and holding of this
Certificate or such interest herein by such Plan is eligible for the exemptive relief available under any of Prohibited Transaction Class Exemption ("PTCE")
84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption. If any Transferee of this Certificate or any interest herein does

                                      A-5-8

not, in connection with the subject Transfer, deliver to the Certificate
Registrar (if this Certificate constitutes a Definitive Certificate) or the
Transferor (if this Certificate constitutes a Global Certificate) a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that the purchase and holding of this Certificate or such interest herein by such Transferee is eligible for the exemptive relief available under any of PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE
95-60, PTCE 96-23 or a similar exemption.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage

                                      A-5-9

Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B, Class
A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class B, Class C
and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class
R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [AN-FL] [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-5-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated: __________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-12

                                   EXHIBIT A-6

                FORM OF CLASS J, K, L, M, N, P AND Q CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
       CLASS [J] [K] [L] [M] [N] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: April 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [J] [K] [L] [M] [N] [P] [Q]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$____________

Class Principal Balance of all the Class [J] [K] [L] [M] [N] [P] [Q]
Certificates as of the Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

CUSIP No.: ____________

ISIN No.:

                                      A-6-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-6-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense

                                      A-6-3

previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without

                                      A-6-4

registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special
Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of

                                      A-6-5

Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures

                                      A-6-6

of the Depository, shall reduce the denomination of the subject Global
Certificate by the denomination of the transferred interests in such Global
Certificate, and shall cause a Definitive Certificate of the same Class as such
Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, any Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any other federal, state, local or foreign law ("Similar Law") that is substantially similar to Section 405 or
407 of ERISA or Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a non-exempt violation of Section 406 or
407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this
Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce,
Fenner & Smith Incorporated or any of their respective Affiliates or, if this
Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of Fitch or S&P and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Fiscal
Agent, any Exemption-Favored Party or any Mortgagor with respect to Mortgage
Loans constituting more than 5% of the aggregate

                                      A-6-7

unamortized principal balance of all the Mortgage Loans determined as of the
Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance

                                      A-6-8

with respect thereto) on or other liquidation of the last Mortgage Loan or REO
Property remaining in the Trust, (ii) the purchase by the Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master
Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to
purchase from the Trust all Mortgage Loans and any REO Properties (or, if
specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class
A-1, Class A-2, Class A-3, Class A-3FL, Class A-3B, Class A-SB, Class A-4, Class
A-1A, Class AM, Class AJ, Class AN-FL, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [J] [K] [L] [M] [N] [P] [Q] Certificates
referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-6-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated: __________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-11

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: April 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [R-I] [R-II]-___

Percentage Interest evidenced by this Certificate in the related Class:  _____%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

                                      A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                      A-7-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                      A-7-3

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide
Securities Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or

                                      A-7-4

the Code or any other federal, state, local or foreign law that is substantially similar to Section 405 or 407 of ERISA or Section 4975 of the Code (each, a
"Plan"), or (B) any Person who is directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the
Transfer of this Certificate unless it has received from the prospective
Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate
Registrar shall not register the transfer of an Ownership Interest in this
Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax
Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC
Administrator

                                      A-7-5

written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership
Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC I or REMIC II to
(A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated

                                      A-7-6

thereunder and (y) such Transfer of such Residual Certificate will not be disregarded for United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the

                                      A-7-7

Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class
A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class AN-FL, Class
B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and
Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and
REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-7-8

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-7-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address:____________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated: __________

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-10

                                   EXHIBIT A-8

                          FORM OF CLASS Z CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement: March 1, 2006

Closing Date: March 30, 2006

First Distribution Date: January 12, 2006

Master Servicer: Wachovia Bank, National Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. Z-___

Percentage Interest evidenced by this Certificate in Class Z:  ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,141,833,152

Trustee: LaSalle Bank National Association

                                      A-8-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES
ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, MIDLAND
LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                                      A-8-2

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                                      A-8-3

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide
Securities Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the
Transfer of this Certificate unless it has received from the prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the

                                      A-8-4

reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition,

                                      A-8-5

following the date on which the total principal balance of the Class A-1, Class
A-2, Class A-3, Class A-3FL, Class A-3B, Class A-SB, Class A-4, Class A-1A,
Class AM, Class AJ, Class AN-FL, Class B, Class C and Class D Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-8-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated: March 30, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-8-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated: __________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          ______________________________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-8-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       B-1

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                         ABN AMRO ACCT: __________________         Record Date:    03/31/2006

Administrator:                          REPORTING PACKAGE TABLE OF CONTENTS        Analyst:

--------------------------------------------------------------------------------
---------------------------------
Issue Id:                 MLC0601
Monthly Data File Name:
---------------------------------

-------------------------------------------------------
                                                Page(s)
                                                -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
-------------------------------------------------------

----------------------------------------
Closing Date:
First Payment Date:           04/12/2006
Assumed Final Payment Date:
----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
                DEPOSITOR: MERRILL LYNCH MORTGAGE INVESTORS, INC.
      UNDERWRITERS: MERRILL LYNCH, PIERCE, FENNER & SMITH, INC./COUNTRYWIDE
                                SECURITIES CORP./
            EHY SECURITIES (USA), LLC/BANC OF AMERICA SECURITIES LLC/
                    GOLDMAN, SACHS & CO./MORGAN STANLEY & CO.
                      MASTER SERVICER: WACHOVIA BANK, N.A.
                     SPECIAL SERVICER: MIDLAND LOAN SERVICES
   RATING AGENCY: Dominion Bond Rating Services/Fitch, Inc./Standard & Poor's
--------------------------------------------------------------------------------

------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------
LaSalle Web Site                                  www.etrustee.net
Servicer Website
LaSalle Factor Line                                 (800) 246-5761
------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                         ABN AMRO ACCT: __________________         Record Date:    03/31/2006

Administrator:                                                                     Analyst:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------

                                                               -----------------
                                                               Total P&I Payment
                                                               -----------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO ACCT: _____________

Administrator:                                                                     Analyst:

                                            CASH RECONCILIATION SUMMARY

----------------------------------------
            INTEREST SUMMARY
----------------------------------------
Current Scheduled Interest          0.00
Less Deferred Interest              0.00
Less PPIS Reducing Scheduled Int    0.00
Plus Gross Advance Interest         0.00
Less ASER Interest Adv Reduction    0.00
Less Other Interest Not Advanced    0.00
Less Other Adjustment               0.00
----------------------------------------
Total                               0.00
----------------------------------------
UNSCHEDULED INTEREST:
----------------------------------------
Prepayment Penalties                0.00
Yield Maintenance Penalties         0.00
Other Interest Proceeds             0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Less Fee Paid To Servicer           0.00
Less Fee Strips Paid by Servicer    0.00
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees              0.00
Workout Fees                        0.00
Liquidation Fees                    0.00
Interest Due Serv on Advances       0.00
Non Recoverable Advances            0.00
Misc. Fees & Expenses               0.00
----------------------------------------

----------------------------------------
Total Unscheduled Fees & Expenses   0.00
----------------------------------------

----------------------------------------
Total Interest Due Trust            0.00
----------------------------------------

----------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------
Trustee Fee                         0.00
Fee Strips                          0.00
Misc. Fees                          0.00
Interest Reserve Withholding        0.00
Plus Interest Reserve Deposit       0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
            PRINCIPAL SUMMARY
----------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal         0.00
Advanced Scheduled Principal        0.00
----------------------------------------
Scheduled Principal                 0.00
----------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                        0.00
Prepayments in Full                 0.00
Liquidation Proceeds                0.00
Repurchase Proceeds                 0.00
Other Principal Proceeds            0.00
----------------------------------------
Total Unscheduled Principal         0.00
----------------------------------------
Remittance Principal                0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Trust            0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Certs            0.00
----------------------------------------

----------------------------------------
          POOL BALANCE SUMMARY
----------------------------------------
                         Balance   Count
----------------------------------------
Beginning Pool              0.01       0
Scheduled Principal         0.00       0
Unscheduled Principal       0.00       0
Deferred Interest           0.00
Liquidations                0.00       0
Repurchases                 0.00       0
----------------------------------------
Ending Pool                 0.00       0
----------------------------------------

----------------------------------------
        Servicing Advance Summary
----------------------------------------
                                  Amount
----------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
----------------------------------------

----------------------------------------
        SERVICING FEE SUMMARY
----------------------------------------
Current Servicing Fees              0.00
Plus Fees Advanced for PPIS         0.00
Less Reduction for PPIS             0.00
Plus Delinquent Servicing Fees      0.00
----------------------------------------
Total Servicing Fees                0.00
----------------------------------------

----------------------------------------
           CAP LEASE ACCRETION
----------------------------------------
Accretion Amt                       0.00
Distributable Interest              0.00
Distributable Principal             0.00
----------------------------------------

----------------------------------------
              PPIS SUMMARY
----------------------------------------
Gross PPIS                          0.00
Reduced by PPIE                     0.00
Reduced by Shortfalls in Fees       0.00
Reduced by Other Amounts            0.00
----------------------------------------
PPIS Reducing Scheduled Interest    0.00
----------------------------------------
PPIS Reducing Servicing Fee         0.00
----------------------------------------
PPIS Due Certificate                0.00
----------------------------------------

------------------------------------------
ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------
                      Principal   Interest
------------------------------------------
Prior Outstanding          0.00       0.00
Plus Current Period        0.00       0.00
Less Recovered             0.00       0.00
Less Non Recovered         0.00       0.00
Ending Outstanding         0.00       0.00
------------------------------------------

                                                                    PAGE 3 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                             ABN AMRO ACCT: __________             Record Date:    03/31/2006

Administrator:                          BOND INTEREST RECONCILIATION DETAIL        Analyst:

                     Prior   Current                                                                       Current   Remaining
              Pass Interest Interest   Accrual     Accrued      Total     Total   Distributable Interest   Period   Outstanding
      Opening Thru    Due      Due   ----------- Certificate  Interest   Interest  Certificate   Payment Shortfall/   Interest
Class Balance Rate   Date     Date   Method Days   Interest  Deductions Additions    Interest    Amount   Recovery   Shortfalls
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                 ------------------------------------------------------------------------------

                                                                    PAGE 4 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                             ABN AMRO ACCT: __________             Record Date:    03/31/2006

Administrator:                          BOND INTEREST RECONCILIATION DETAIL        Analyst:

                                         Deductions                                       Additions
                             ---------------------------------  ------------------------------------------------------------
                  Accrued               Deferred &              Prior Int  Int Accrual                              Other
       Opening  Certificate  Allocable   Accretion   Interest   Shortfall    on Prior   Prepayment     Yield       Interest
Class  Balance    Interest      PPIS     Interest   Loss / Exp     Due      Shortfall    Premiums   Maintenance  Proceeds(1)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                ------------------------------------------------------------------------------------------------------------

       Distributable  Interest     Credit Support
        Certificate    Payment  --------------------
Class     Interest     Amount   Original  Current(3)
----------------------------------------------------

----------------------------------------------------
       -----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable
Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 5 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                                           INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

    AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
------------------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                     Appraisal                    Realized
             Ending Pool (1)  Payoffs(2)  Penalties Reduct. (2) Liquidations (2) Losses (2) Remaining Term Curr Weighted Avg.
Distribution --------------- ----------- ---------- ----------- ---------------- ---------- -------------- ------------------
    Date        #  Balance    #  Balance  #  Amount  #  Balance     #  Balance    #  Amount   Life Amount     Coupon Remit
------------   --- -------   --- ------- --- ------ --- -------    --- -------   --- ------   ---- ------     ------ -----

                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO ACCT: _____________

Administrator:                                                                     Analyst:

                                           MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of      Scheduled    % of         Weighted Average
    Balance         Loans       Balance    Balance   ------------------------
                                                     Term   Coupon   PFY DSCR
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                      0                0      0.00%
-----------------------------------------------------------------------------
Average Schedule Balance              0
Maximum Schedule Balance (9,999,999,999)
Minimum Schedule Balance  9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing    # of   Scheduled     % of        Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage    # of   Scheduled     % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate  ,900.000%
Maximum Mortgage Interest Rate  ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

   Balloon          # of   Scheduled     % of        Weighted Average
Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                             ABN AMRO ACCT: _____________

Administrator:                                                                     Analyst:

                                           MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled   % of
Coverage Ratio   Loans   Balance     Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0             0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                   0         0        0.00%
----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                     0         0        0.00%
------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006          0         0        0.00%      0    0.00%    0.00
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
2017 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------

                                                                   PAGE 11 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and
------------------------------------------------------------------------------------------------------------------------------

(1) Legend: A. In Grace Period      1. Delinquent 1 month  3. Delinquent 3+ months       5. Non Performing Matured Ballon 9. REO
            B. Late Payment but < 1 2. Delinquent 2 months 4. Performing Matured Balloon 7. Foreclosure month delinq

                                                                   PAGE 13 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                           ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                                                       Realized Loss Detail

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Total
Cumulative
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                           ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest
                                                Prior                            (Shortages)
                     Beginning                Realized                            /Excesses
                      Balance    Aggregate      Loss        Amounts Covered by     applied
                       of the     Realized   Applied to   Overcollateralization  to Realized
Prospectus            Loan at       Loss    Certificates     and other Credit       Losses
    ID      Period  Liquidation   on Loans        A                 B                 C
--------------------------------------------------------------------------------------------

CUMULATIVE

                            Additional
            Modification  (Recoveries)/                                   (Recoveries)/
            Adjustments/     Expenses        Current                         Realized
              Appraisal     applied to      Realized                          Loss
              Reduction      Realized         Loss        Recoveries of     Applied to
Prospectus   Adjustment       Losses       Applied to    Realized Losses   Certificate
    ID            D             E        Certififcates*    paid as Cash      Interest
---------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D
+ E

Description
of Fields
-----------

     A        Prior Realized Loss Applied to Certificates
     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)
     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
     D        Adjustments that are based on principal haircut or future interest foregone due to modification
     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                                Appraisal
Disclosure  Appraisal  Scheduled   ARA    Current P&I  ASER  Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date  Balance    Amount     Advance         Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                            MATERIAL BREACHES DETAIL

               Ending    Material
Disclosure   Principal    Breach   Material Breach
 Control #    Balance      Date      Description
--------------------------------------------------

--------------------------------------------------

                                                                   PAGE 17 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Current

Cumulative

                                                                   PAGE 18 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                             ABN AMRO ACCT: ____________

Administrator:                                                                     Analyst:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                          Loan           Balance                         Remaining
Disclosure   Servicing    Status   -----------------   Note   Maturity   ---------   Property     Geo.                      NOI
Control #    Xfer Date   Code(1)   Schedule   Actual   Rate     Date     Life          Type     Location    NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Not     Not     Not
                                                                                                           Avail   Avail   Avail

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace  1. P&I Adv - delinquent 1  3. P&I Adv - delinquent 3+   5. Non Performing Mat.  9. REO
             Period                 month                      months                       Balloon
             B. P&I Adv - < one     2. P&I Adv - delinquent 2  4. Mat. Balloon/Assumed P&I  7. Foreclosure
             month delinq           months

                                                                   PAGE 19 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                             ABN AMRO ACCT: ____________

Administrator:                                                                     Analyst:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

                                                                   PAGE 20 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                             ABN AMRO ACCT: ____________

Administrator:                                                                     Analyst:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                  SERIES 2006-1                    Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                               RATING INFORMATION

                 ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                -------------------   ----------------------------
CLASS   CUSIP   DBRS   FITCHS   S&P        DBRS   FITCH   S&P
------------------------------------------------------------------

------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                  SERIES 2006-1                    Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada CH-143
Calabasas, California 91302

Eurohypo AG, New York Branch
1114 Avenue of the Americas
New York, New York 10036

Wachovia Bank, National Association
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075

Midland Loan Services, Inc.
10851 Mastin, Suite 300
Overland Park, Kansas 66210

     Re: ML-CFC Commercial Mortgage Trust 2006-1,
         Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

     LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v)
and (vii) of the definition of "Mortgage File", and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the
Trustee or the Custodian to be required or to the extent listed on the Mortgage
Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(B), (iv)(C),
(vi) and (viii) through (xii) of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage

                                       C-1

Loan by the applicable Mortgage Loan Seller constituting the related Mortgage
File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan
Schedule" is correct.

     None of the Trustee, the Master Servicer, the Special Servicer or any
Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing
Agreement.

                                        Respectfully,

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re: ML-CFC Commercial Mortgage Trust 2006-1,
         Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as
Trustee under a certain Pooling and Servicing Agreement dated as of March 1,
2006 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as
Master Servicer, Midland Loan Services, Inc., as Special Servicer, and you, as
Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

     The Mortgage File should be delivered to the following:

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Attn: __________________________________

                                        Phone: _________________________________

                                      D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____  1. Mortgage Loan paid in full.

          The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____  2. Other. (Describe)

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        as Master Servicer

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re:  ML-CFC Commercial Mortgage Trust 2006-1,
          Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of March
1, 2006 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as
Master Servicer, Midland Loan Services, Inc., as Special Servicer, and you, as
Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

             The Mortgage File should be delivered to the following:

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                             Attn: _____________________________

                                             Phone: ____________________________

                                      D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____  1. Mortgage Loan is being foreclosed.

_____  2. Other. (Describe)

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        MIDLAND LOAN SERVICES, INC.
                                        as Special Servicer

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                      D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re:  ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
          Pass-Through Certificates, Series 2006-1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of March 30, 2006 (the "Closing Date") of
          $____________________ ] [representing a _________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March
1, 2006, between Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia
Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as
Special Servicer, and LaSalle Bank National Association, as Trustee. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any

                                      E-1-1

interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities
Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                      E-1-2

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
         Pass-Through Certificates, Series 2006-1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of March 30, 2006 (the "Closing Date") of
         $___________________________ ] [representing a _______% Percentage
         Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_____________________ (the "Transferor") to ______________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of March 1, 2006, between Merrill Lynch
Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as
Master Servicer, Midland Loan Services, Inc., as Special Servicer, and LaSalle
Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                     E-2A-1

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ________________________________________
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     E-2A-2

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _________________ (the
"Transferor") and ______________________________, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
             Revenue Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
             substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-3

             similar institution, which is supervised and examined by a state or federal authority having supervision over any such
             institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _____   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _____   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _____   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
             subsection (a)(1) of Rule 144A pursuant to which it qualifies.
             Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________
             _________________________________________________________________
             _________________________________________________________________
             _________________________________________________________________
             ________________________________________________________________.

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     E-2A-4

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     _________ _________ Will the Transferee be purchasing the Transferred
        Yes       No     Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2A-5

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                     E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and __________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the
cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____   The Transferee owned and/or invested on a discretionary basis
             $___________________________ in securities (other than the excluded securities referred to below) as of the end of the
             Transferee's most recent fiscal year (such amount being
             calculated in accordance with Rule 144A).

     _____   The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________________________ in
             securities (other than the excluded securities referred to below)
             as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     _______ _______ Will the Transferee be purchasing the Transferred
       Yes      No   Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ________________________________________
                                        [Transferee][Adviser]

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2A-8

                                        IF AN ADVISER:

                                        ________________________________________
                                        (Transferee)

                                           Date:
                                                 _______________________________

                                     E-2A-9

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
         Pass-Through Certificates, Series 2006-1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of March 30, 2006 (the "Closing Date") of
         $_______________________ ]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to ___________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of March 1, 2006, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National
Association, as Master Servicer, Midland Loan Services, Inc., as Special
Servicer, and LaSalle Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c)
neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate
Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the
Pooling and Servicing

                                     E-2B-1

Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the
Pooling and Servicing Agreement or as Exhibit E-2B to the Pooling and Servicing
Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s)
from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS
OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
(A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred
Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) above) would constitute a distribution

                                     E-2B-2

of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the
Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d)
the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2B-3

                             Nominee Acknowledgement

     The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ________________________________________
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

____________________________________

____________________________________

____________________________________

____________________________________
(Name and Address of Transferor)

     Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
         Pass-Through Certificates, Series 2006-1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of March 30, 2006 (the "Closing Date") of
         $_________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of March 1, 2006, between Merrill Lynch Mortgage
Investors, Inc., as Depositor, Wachovia Bank, National Association, as Master
Servicer, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank
National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the

                                     E-2C-1

Transferred Certificates may be resold or transferred unless (i) such
Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing
Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
(A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                     E-2C-2

                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2C-3

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-4

             similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _____   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _____   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     _____   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _____   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the

                                     E-2C-5

basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                 Will the Transferee be acquiring interests in the
     _____ _____ Transferred Certificates only for the Transferee's own
      Yes    No  account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                     E-2C-6

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____   The Transferee owned and/or invested on a discretionary basis
             $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____   The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________________________ in securities
             (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

                 Will the Transferee be acquiring interests in the
     _____ _____ Transferred Certificates only for the Transferee's own
      Yes    No  account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                     E-2C-9

                                        ________________________________________
                                        (Transferee or Adviser)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ________________________________________

                                        Date:
                                              ----------------------------------

                                     E-2C-10

                                  EXHIBIT E-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
    Certificates, Series 2006-1, Class _______, having an initial aggregate
    [Certificate Principal Balance] [Certificate Notional Amount] as of March
    30, 2006 (the "Closing Date") of $_________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
__________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of March 1, 2006, between Merrill Lynch
Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as
Master Servicer, Midland Loan Services, Inc., as Special Servicer, and LaSalle
Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the
Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an

                                     E-2D-1

individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     E-2D-2

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
         Pass-Through Certificates, Series 2006-1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________ (the "Transferor") to _________________ (the "Transferee") of the
Class _____ Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of
March 30, 2006 (the "Closing Date") of $_________ ] [evidencing a ____% interest in the Classes to which they belong]. The Certificates were issued pursuant to a
Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and
Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Midland Loan
Services, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited
             transactions by Section 4975 of the

                                      F-1-1

             Code, by reason of Sections I and III of Prohibited Transaction
             Class Exemption 95-60.

     _____   The Transferred Certificates are Investment Grade Certificates and
             are being acquired by or on behalf of a Plan in reliance on
             Prohibited Transaction Exemption 90-29 or 2000-55; and such Plan
             (X) is an accredited investor as defined in Rule 501(a)(1) of
             Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
             Depositor, any Mortgage Loan Seller, the Master Servicer, the
             Special Servicer, any Fiscal Agent, any Sub-Servicer, any
             Exemption-Favored Party or any Mortgagor with respect to Mortgage
             Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) such Plan agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
             (Y).

             [FOR CLASS AN-FL ONLY SO LONG AS A CLASS AN-FL DISTRIBUTION
             CONVERSION HAS NOT BECOME PERMANENT:] The Transferred Certificates
             are Investment Grade Certificates and (X) the purchase and holding of the Transferred Certificates by the Plan is eligible for the exemptive relief available under ___________________ (identify applicable Prohibited Transaction Class Exemption: PTCE 84-14, PTCE
             90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                      F-1-2

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                      F-1-3

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

_____________________________________

_____________________________________

_____________________________________

_____________________________________
(Name and Address of Transferor)

     Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
         Pass-Through Certificates, Series 2006-1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________ (the "Transferor") to _________________ (the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust
Corporation ("DTC") and the Depository Participants) in Class _____ Certificates
(the "Transferred Certificates") [having an initial aggregate [Certificate
Principal Balance] [Certificate Notional Amount] as of March 30, 2006 (the
"Closing Date") of $ _____ ]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing
Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor,
Wachovia Bank, National Association, as master servicer, Midland Loan Services,
Inc., as special servicer, and LaSalle Bank National Association, as trustee
(the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise

                                      F-2-1

             taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction
             Class Exemption 95-60.

     _____   The Transferred Certificates are Investment Grade Certificates and
             are being acquired by or on behalf of a Plan in reliance on
             Prohibited Transaction Exemption 90-29 or 2000-55; and such Plan
             (X) is an accredited investor as defined in Rule 501(a)(1) of
             Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
             Depositor, any Mortgage Loan Seller, the Master Servicer, the
             Special Servicer, any Fiscal Agent, any Sub-Servicer, any
             Exemption-Favored Party or any Mortgagor with respect to Mortgage
             Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its
             Transferees that are Plans a written representation that such
             Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
             Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

             [FOR CLASS AN-FL ONLY SO LONG AS A CLASS AN-FL DISTRIBUTION
             CONVERSION HAS NOT BECOME PERMANENT:] The Transferred Certificates
             are Investment Grade Certificates and (X) the purchase and holding of the Transferred Certificates by the Plan is eligible for the exemptive relief available under ___________________ (identify applicable Prohibited Transaction Class Exemption: PTCE 84-14, PTCE
             90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                      F-2-2

                                        ________________________________________
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                      F-2-3

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
    Certificates,  Series 2006-1 (the "Certificates"),  issued pursuant to the
    Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
    dated as of March 1, 2006, between Merrill Lynch Mortgage Investors,  Inc., as Depositor,  Wachovia Bank, National Association,  as Master Servicer,
    Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National
    Association, as Trustee

STATE OF ___________________________)
                                    )   ss.: ___________________________________
COUNTY OF __________________________)

     The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

     1. ______________________________________________ (the "Purchaser"), is
acquiring Class [R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s]
([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section
860D of the Internal Revenue Code of 1986, as amended (the "Code").

     2. The Purchaser is not a "Disqualified Organization" (as
defined below), and the Purchaser is not acquiring the Class [R-I] [R-II]
Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a
Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi)
any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the
Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or
(viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax
(except for the Federal Home Loan Mortgage

                                      G-1-1

Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization"
shall have the meanings set forth in Section 7701 of the Code.

     3. The Purchaser acknowledges that Section 860E(e) of the
Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class [R-I] [R-II] Certificates to a Disqualified
Organization.

     4. The Purchaser will not transfer the Class [R-I] [R-II]
Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer)
satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

     5. The Purchaser agrees to such amendments of the Pooling
and Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified
Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

     6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to
Section 10.01(d) of the Pooling and Servicing Agreement.

     7. No purpose of the acquisition of the Class [R-I] [R-II]
Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

     8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class [R-I]
          [R-II] Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                                      G-1-2

     iv.  The Purchaser will not cause the income from the Class [R-I] [R-II]
          Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United
          States Tax Person.

     [CHECK THE STATEMENT THAT APPLIES]

[_]  v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_]  vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class [R-I] [R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
          Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

                                      G-1-3

[_]  9.   If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT
          APPLIES]

[_]  i)   The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

[_]  ii)  The Purchaser is not a United States person. However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class [R-I] [R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class [R-I]
          [R-II] Certificate;

          c) intends to pay the taxes associated with holding a Class [R-I]
          [R-II] Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

          e) has furnished the Transferor and the Trustee with an effective IRS
          Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      G-1-4

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
_______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        _________ day of ______________________,
                                        20_____.

                                        ----------------------------------------
                                        Notary Public

                                      G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re: ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
         Pass-Through Certificates, Series 2006-1 (the "Certificates"), Class
         [R-I] [R-II]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the above-captioned Certificates evidencing a ___% Percentage Interest in such
Class (the "Residual Certificates"). The Certificates, including the Residual
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National
Association, as Master Servicer, Midland Loan Services, Inc., as Special
Servicer, and LaSalle Bank National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the
     Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
     Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the

                                      G-2-1

     future. The Transferor understands that the transfer of the Residual
     Certificates may not be respected for United States income tax purposes
     (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        Name: __________________________________

                                        Title: _________________________________

                                      G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services
a Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of March 1, 2006 relating to ML-CFC Commercial
Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates, Series
2006-1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
[name of proposed special servicer] to serve as the Special Servicer under the
Agreement.

          The designation of [name of proposed special servicer] as Special
Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the
Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                      H-1-1

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

Moody's Investors Service, Inc.         Standard & Poor's Ratings Services

By:                                     By:
    ---------------------------------       ------------------------------------
    Name:                                   Name:
          ---------------------------             ------------------------------
    Title:                                  Title:
           --------------------------              -----------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                      H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-1

     Re:  ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage
          Pass-Through Certificates, Series 2006-1

Ladies & Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of March 1, 2006 relating to ML-CFC Commercial Mortgage Trust 2006-1,
Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.

                                        [Name of Proposed Special Servicer]

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                      H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                   ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group,
           ML-CFC Commercial Mortgage Trust 2006-1

Wachovia Bank, National Association
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

     Re:  ML-CFC Commercial Mortgage Trust 2006-1
          Commercial Mortgage Pass-Through Certificates, Series 2006-1

          In accordance with the Pooling and Servicing Agreement dated as of
March 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), Wachovia Bank,
National Association, as master servicer (the "Master Servicer"), Midland Loan
Services, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), with respect to the ML-CFC Commercial Mortgage Trust
2006-1, Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the
"Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

     1.   The Investor is a [holder] [beneficial owner] of [$__________
          aggregate [Certificate Principal Balance/Certificate Notional Amount]
          of] [a ___% Percentage Interest in] the Class ____ Certificates.

     2.   The Investor is requesting access to the following information (the
          "Information") solely for use in evaluating the Investor's investment in the Certificates:

          _____   The information available on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing
                  Agreement.

          _____   The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

                                      I-1-1

          _____   The information identified on Schedule I attached hereto
                  pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

     3.   In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the
          Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or the
          Trustee, as applicable, be disclosed by the Investor or by its
          Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the
          "Representatives") in any manner whatsoever, in whole or in part;
          provided, that the Investor may provide all or any part of the
          Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such
          Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the
          Information to its auditors, legal counsel and regulators; and
          provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

     4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
          Act of 1933, as amended (the "Securities Act"), or the Securities
          Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
          Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a)  Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b)  Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any
               information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c)  Any transmittal of any report, document or other information to the Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                                      I-1-2

               By receiving the information set forth herein, you hereby
               acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
               information regarding the Trust which issued Merrill Lynch
               Mortgage Investors, Inc., Commercial Mortgage Pass-Through
               Certificates, Series 2006-1, from purchasing or selling such
               Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being
               provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another
               Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

          (d)  When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any
               disclaimer it deems appropriate in its discretion and (ii)
               contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or
               Certificateholders or Certificate Owners.

     6.   The Investor agrees to indemnify and hold harmless the Master
          Servicer, the Special Servicer, the Depositor, the Trustee and the
          Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the
          Information by the Investor or any of its Representatives. The
          Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the
          Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

                                      I-1-3

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CERTIFICATEHOLDER] [BENEFICIAL
                                        OWNER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------
                                        Telephone No.:
                                                       -------------------------

                                      I-1-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-5

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                                   ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group,
           ML-CFC Commercial Mortgage Trust 2006-1

Wachovia Bank, National Association
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re: ML-CFC Commercial Mortgage Trust 2006-1 Commercial Mortgage Pass-Through
    Certificates, Series 2006-1 (the "Certificates")

     In accordance with the Pooling and Servicing Agreement dated as of March 1,
2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage
Investors, Inc., as depositor (the "Depositor"), Wachovia Bank, National
Association, as master servicer (the "Master Servicer"), Midland Loan Services,
Inc., as special servicer, and LaSalle Bank National Association, as trustee
(the "Trustee"), with respect to the ML-CFC Commercial Mortgage Trust 2006-1,
Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the
"Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

     1.   The Investor is contemplating an investment in the Class ____
          Certificates.

     2.   The Investor is requesting access to the following information (the
          "Information") solely for use in evaluating such possible investment:

          _____   The information available on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing
                  Agreement.

          _____   The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

          _____   The information identified on Schedule I attached hereto
                  pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

                                      I-2-1

     3.   In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the
          Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph
          1), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives
          (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and
          provided further, that the Investor may provide all or any part of the
          Information to its auditors, legal counsel and regulators; and
          provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

     4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
          Act of 1933, as amended (the "Securities Act"), or the Securities
          Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
          Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a)  Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b)  Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any
               information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c)  Any transmittal of any report, document or other information to the Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage

                                      I-2-2

                    Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2006-1, from purchasing or selling such
                    Certificates in circumstances where the other party to the transaction is not also in possession of such information.
                    You also acknowledge and agree that such information is
                    being provided to you for the purposes of, and such
                    information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or
                    prospective purchaser of such Certificates or beneficial
                    interest therein;

          (d)  When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any
               disclaimer it deems appropriate in its discretion and (ii)
               contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or
               Certificateholders or Certificate Owners.

     6.   The Investor agrees to indemnify and hold harmless the Master
          Servicer, the Special Servicer, the Depositor, the Trustee and the
          Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the
          Information by the Investor or any of its Representatives. The
          Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the
          Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER]

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------
                                            Telephone No.:
                                                           ---------------------

                                      I-2-3

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-2-4

                                    EXHIBIT J

               FORM OF EXCHANGE ACT REPORTABLE EVENT NOTIFICATION

VIA FAX:       _________________________
VIA EMAIL:     _________________________
VIA TELEPHONE: _________________________

VIA OVERNIGHT MAIL:

Merrill Lynch Mortgage Investors, Inc., as Depositor
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Attention:

          Re: Exchange Act Reportable Event Disclosure

Ladies and Gentlemen:

          In accordance with Section 8.16 of the Pooling and Servicing
Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"),
among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank,
National Association, as master servicer, Midland Loan Services, Inc., as special servicer, and LaSalle Bank National Association, as trustee, the undersigned, as [____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D]
[10-K] [8-K].

Description of Exchange Act Reportable Event:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

List of any Attachments hereto to be included in the Exchange Act Reportable
Event Disclosure:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                       J-1

          Any inquiries related to this notification should be directed to
[_______________], phone number: [_________]; email address: [_______________].

                                        [NAME OF PARTY],
                                        as [role]

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       J-2

                                    EXHIBIT K

                      FORM OF S&P DEFEASANCE CERTIFICATION

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: Wachovia Bank, National Association, in its capacity as Master Servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill
      Lynch Mortgage Investors, Inc., as depositor, the Master Servicer, Midland
      Loan Services, Inc., as special servicer, and LaSalle Bank National
      Association, as trustee.

Date: _________, 20___

Re:   ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-1 -- Mortgage Loan (the "Mortgage Loan")
      heretofore secured by real property known as _______.

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

      THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE
UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD
SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR
STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE
POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

      We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          1.   The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

                                       K-1

               ____   a full defeasance of the entire outstanding principal
                      balance ($___________) of the Mortgage Loan; or

               ____   a partial defeasance of a portion ($__________) of the
                      Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

          2.   The defeasance was consummated on __________, 20__.

          3.   The defeasance was completed in all material respects in
               accordance with the conditions for defeasance specified in the
               Mortgage Loan documents and in accordance with the Servicing
               Standard.

          4.   The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii)
               direct debt obligations of the Federal National Mortgage
               Association, (iii) direct debt obligations of the Federal Home
               Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such
               defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early
               redemption.

          5.   After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original
               Mortgagor, (ii) is a Single-Purpose Entity (as defined in the S&P
               Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the
               organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the
               Mortgage Loan pursuant to the terms of the Mortgage Loan
               documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance
               Obligor were previously approved by Standard & Poor's. The
               Defeasance Obligor owns no assets other than defeasance
               collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

          6.   If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent
               Distribution Date Statement received by the Master Servicer (the
               "Current Report").

          7.   The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P
               Criteria) that must

                                       K-2

               be maintained as a securities account by a securities
               intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted
               Investments (as defined in the Pooling and Servicing Agreement).

          8.   The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

          9.   The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in
               connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date),
               (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four
               (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early
               redemption, and (iv) interest income from the defeasance
               collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the
               Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the
               Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

          10.  The Master Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the
               Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first
               priority security interest in the defeasance collateral.

          11.  The agreements executed in connection with the defeasance (i)
               prohibit subordinate liens against the defeasance collateral,
               (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities
               intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus
               defeasance collateral and earnings on reinvestment to the
               Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include

                                       K-3

               representations and/or covenants of the Mortgagor and/or
               securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and
               (vi) do not permit waiver of such representations and covenants.

          12.  The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the
               Certificates as of the date of the Current Report. The Mortgage
               Loan is not one of the ten (10) largest loans in the Mortgage
               Pool.

          13.  Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be
               provided to you upon request.

          14.  The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

     IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        As Master Servicer

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                       K-4

                                    EXHIBIT L

                                                                                                           RELEVANT
                                                                                                           SERVICING
                                                   SERVICING CRITERIA                                      CRITERIA
-----------------------------------------------------------------------------------------------------------------------
    REFERENCE                                           CRITERIA
-----------------------------------------------------------------------------------------------------------------------

                                            GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance or other               Trustee
                   triggers and events of default in accordance with the transaction agreements.        Master Servicer
                                                                                                       Special Servicer

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies           Trustee
                   and procedures are instituted to monitor the third party's performance and           Master Servicer
                   compliance with such servicing activities.                                          Special Servicer

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for          N/A
                   the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party            Master Servicer
                   participating in the servicing function throughout the reporting period in the      Special Servicer
                   amount of coverage required by and otherwise in accordance with the terms of the       Custodian
                   transaction agreements.

                                           CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank             Trustee
                   accounts and related bank clearing accounts no more than two business days           Master Servicer
                   following receipt, or such other number of days specified in the transaction        Special Servicer
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor           Trustee
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or                 Master Servicer
                   distributions, and any interest or other fees charged for such advances, are        Special Servicer
                   made, reviewed and approved as specified in the transaction agreements.                  Trustee

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts or               Trustee
                   accounts established as a form of overcollateralization, are separately              Master Servicer
                   maintained (e.g., with respect to commingling of cash) as set forth in the          Special Servicer
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository                   Trustee
                   institution as set forth in the transaction agreements. For purposes of this         Master Servicer
                   criterion, "federally insured depository institution" with respect to a foreign     Special Servicer
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.                    Trustee
                                                                                                        Master Servicer
                                                                                                       Special Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed securities          Trustee
                   related bank accounts, including custodial accounts and related bank clearing        Master Servicer
                   accounts. These reconciliations are (A) mathematically accurate; (B) prepared       Special Servicer
                   within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within
                   90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                           INVESTOR REMITTANCES AND REPORTING

                                       L-1

                                                                                                           RELEVANT
                                                                                                           SERVICING
                                                   SERVICING CRITERIA                                      CRITERIA
-----------------------------------------------------------------------------------------------------------------------
    REFERENCE                                           CRITERIA
-----------------------------------------------------------------------------------------------------------------------

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission, are               Trustee
                   maintained in accordance with the transaction agreements and applicable
                   Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with                   Trustee
                   timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to the             Trustee
                   Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled              Trustee
                   checks, or other form of payment, or custodial bank statements.

                                               POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required by the                Trustee
                   transaction agreements or related mortgage loan documents.                           Master Servicer
                                                                                                       Special Servicer
                                                                                                          Custodian

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as required by the                   Trustee
                   transaction agreements                                                               Master Servicer
                                                                                                       Special Servicer
                                                                                                          Custodian

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and        Trustee
                   approved in accordance with any conditions or requirements in the transaction        Master Servicer
                   agreements.                                                                         Special Servicer

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the       Master Servicer
                   related mortgage loan documents are posted to the Servicer's obligor records        Special Servicer
                   maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Reporting Servicer's records regarding the mortgage loans agree with the         Master Servicer
                   Reporting Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g.,    Master Servicer
                   loan modifications or re-agings) are made, reviewed and approved by authorized      Special Servicer
                   personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and     Special Servicer
                   deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a            Master Servicer
                   mortgage loan is delinquent in accordance with the transaction agreements. Such     Special Servicer
                   records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary
                   (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable    Master Servicer
                   rates are computed based on the related mortgage loan documents.

                                       L-2

                                                                                                           RELEVANT
                                                                                                           SERVICING
                                                   SERVICING CRITERIA                                      CRITERIA
-----------------------------------------------------------------------------------------------------------------------
    REFERENCE                                           CRITERIA
-----------------------------------------------------------------------------------------------------------------------

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow accounts): (A)      Master Servicer
                   such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                   and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance payments) are        Master Servicer
                   made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of    Master Servicer
                   an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to    Master Servicer
                   the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are recognized and recorded    Master Servicer
                   in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114(a)(1) through           N/A
                   (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF REPORTING SERVICER]

Date:
      -------------------------------

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                       L-3

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

     Re: ML-CFC Commercial Mortgage Trust 2006-1
         Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

          You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section 3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement")
dated as of March 1, 2006, by and among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Midland
Loan Services, Inc., as special servicer, and LaSalle Bank National Association, as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _______, a copy of which is attached hereto, is effective. Pursuant to
Section 3.18 of the Pooling and Servicing Agreement and your Purchase Option
Notice, closing of [your] [______'s] acquisition of Mortgage Loan number ___
shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

          [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

          Upon payment of the Option Price, Mortgage Loan number and the related
Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [_______] or at [your] [_________'s] direction.

          Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [______] the ownership of Mortgage Loan number _____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [______] for review as soon as is practicable.

          [Provide Special Servicer contact information.]

          Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                      M-1-1

                                        Sincerely,
                                                   -----------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Purchase Option Holder's Acknowledgment

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

                                      M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

     THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Midland Loan Services, Inc. ("Assignor") and
[_______________] ("Assignee") in connection with (i) the Pooling and Servicing
Agreement dated as of March 1, 2006 (the "Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National
Association, as Master Servicer, Assignor as Special Servicer, and LaSalle Bank
National Association, as Trustee (the "Trustee"), with respect to the ML-CFC
Commercial Mortgage Trust 2006-1, Series 2006-1 (the "Series 2006-1
Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

     Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

     1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2006-1 Securitization and is secured by the Mortgaged Property commonly known as [__________________________]
(the "Loan"). The Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

     2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

     3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and
Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

     NOW THEREFORE, the parties agree as follows:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

     This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this
Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

                                      M-2-1

     IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                          MIDLAND LOAN SERVICES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE:                          [ASSIGNEE]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address: ___________________________
     ____________________________________
     ____________________________________
     Telephone No.: _____________________
     Facsimile: _________________________

                                      M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

     THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate Certificateholder(s)
("Assignor") and [_______________] ("Assignee") in connection with (i) the
Pooling and Servicing Agreement dated as of March 1, 2006 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank,
National Association, as Master Servicer, Midland Loan Services, Inc., as
Special Servicer, and LaSalle Bank National Association, as trustee (the
"Trustee"), with respect to the ML-CFC Commercial Mortgage Trust 2006-1,
Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the "Series 2006-1
Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

     Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

     1.   The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2006-1
          Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a Defaulted
          Mortgage Loan under the Agreement and is being serviced and administered by Midland Loan Services, Inc. in its capacity as Special
          Servicer.

     2.   Assignor (i) is the Plurality Subordinate Certificateholder under the
          Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a
          Purchase Option with respect to the Loan, (iii) pursuant to Section
          3.18 of the Agreement, has the unconditional right to assign the
          Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the
          Purchase Option and for the assignee thereof to exercise the Purchase
          Option and purchase the Loan pursuant thereto.

     3.   Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to
          Assignee, and Assignor desires to assign the Purchase Option to
          Assignee, pursuant to the terms and conditions of this Assignment.

     NOW THEREFORE, the parties agree as follows:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

     This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This

                                      M-3-1

Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                          PLURALITY SUBORDINATE
                                        CERTIFICATEHOLDER

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE:                          [ASSIGNEE]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address: __________________________
     ___________________________________
     ___________________________________
     Telephone No.: ____________________
     Facsimile: ________________________

                                      M-3-2

                                    EXHIBIT N

                                   [RESERVED]

                                       N-1